UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VIGIL NEUROSCIENCE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JUNE 16, 2025

VIGIL NEUROSCIENCE, INC.

VIGIL NEUROSCIENCE, INC.

100 FORGE ROAD, SUITE 700

WATERTOWN, MA 02472

[●], 2025

Dear Stockholders,

We cordially invite you to attend a special meeting of stockholders of Vigil Neuroscience, Inc., a Delaware corporation (the “Company”), to be held online on [●], 2025, at [●] a.m., Eastern Time (the “Special Meeting”). You will be able to attend the Special Meeting by registering at www.virtualshareholdermeeting.com/VIGL2025SM and entering your 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting.

On May 21, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi, a French société anonyme (“Parent”), and Vesper Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent.

If the Merger is completed, you will be entitled to receive, for each issued and outstanding share of common stock, par value $0.0001, of the Company (the “Company common stock”) that you own immediately prior to the effective time of the Merger (the “Effective Time”), (i) $8.00 in cash, without interest, less any applicable withholding taxes, plus (ii) one contractual contingent value right (“CVR”) representing the right to receive a contingent payment of $2.00, net to the holder in cash and without interest thereon and less any applicable withholding taxes, upon the terms and conditional upon the achievement of the Milestone (as defined below) set forth in the CVR Agreement (as defined below) ((i) and (ii) collectively, the “Merger Consideration”).

At or prior to the Effective Time, pursuant to the Merger Agreement, Parent will enter into a Contingent Value Rights Agreement with a rights agent (the “Rights Agent”), in substantially the form attached to the Merger Agreement (the “CVR Agreement”). Each CVR will represent the right to receive a contingent payment of $2.00, net to the holder in cash and without interest thereon, payable to the Rights Agent for the benefit of the holders of CVRs, if the First Commercial Sale (as defined in the CVR Agreement) of the Company’s clinical candidate VG-3927 (the “Milestone”) occurs between the Effective Time and December 31, 2035.

By unanimous vote, the Board of Directors of the Company (the “Board of Directors”), at a meeting held on May 21, 2025, (i) determined that the Merger Agreement and the Transactions (as defined below), including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for their adoption at the Special Meeting, (iv) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger (the “Transaction Proposal”) and (v) approved and declared advisable the Voting and Support Agreements (as defined below) and the transactions contemplated thereby. “Transactions” shall herein refer to (i) the execution and delivery of the Merger Agreement, the CVR Agreement and the Voting and Support Agreements and (ii) all of the transactions contemplated thereby, including the Merger.

At the Special Meeting, stockholders will also be asked to vote on a proposal to adjourn the Special Meeting, from time to time, if necessary or appropriate, to solicit additional votes for the approval of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”).

In connection with the Merger Agreement, Parent also entered into voting and support agreements (the “Voting and Support Agreements”) with Ivana Magovčević-Liebisch, the Company’s chief executive officer, Bruce Booth, Atlas Venture Fund XII, L.P. and Atlas Venture Opportunity Fund I, L.P. (the “Supporting Stockholders”) under which the Supporting Stockholders agreed, among other things, to vote, or cause to be voted, all of the shares of Company common stock beneficially owned by such Supporting Stockholder in favor of the adoption of the Merger Agreement. As of the record date, the Supporting Stockholders collectively beneficially owned approximately [●]% of the total voting power of the outstanding shares of Company common stock.

Approval of the Transaction Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Company common stock entitled to vote on the Transaction Proposal. Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Company common stock properly cast for and against the Adjournment Proposal at the Special Meeting and entitled to vote on the Adjournment Proposal. Holders of shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Company preferred stock”), do not have the right to vote their shares of Company preferred stock on the Transaction Proposal or the Adjournment Proposal.

The Board of Directors of the Company unanimously recommends that you vote “FOR” approval of the Transaction Proposal and “FOR” approval of the Adjournment Proposal.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the accompanying proxy card in the envelope provided, or submit your proxy by telephone or the Internet. If you attend the Special Meeting and vote via the virtual meeting website, your vote via the virtual meeting website will revoke any proxy previously submitted.

If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Company common stock at the Special Meeting without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee.

The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”).

Stockholders or beneficial owners who continuously hold their shares of Company common stock through the Effective Time, who do not vote in favor of nor consent to the Transaction Proposal, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the Transaction Proposal and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, Section 262 of the Delaware General Corporation Law as in effect at the time of the parties’ entry into the Merger Agreement (“Section 262”), the provisions of which are summarized in the section entitled “Appraisal

Rights” in the accompanying proxy statement and a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, will be entitled to appraisal rights to receive, in cash, the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery, subject to the terms of Section 262.

If your shares of Company common stock are registered directly in your name through our transfer agent, or you have stock certificates registered in your name, and you need additional copies of the accompanying proxy statement or the accompanying proxy card or voting instructions, please contact our proxy tabulator by email or by phone:

Email: info@okapipartners.com

Stockholders Call (toll-free): (877) 869-0171

Banks and Brokers Call: (212) 297-0720

If your shares of Company common stock are held in the name of a bank, broker, or other nominee, you will receive instructions from your bank, broker, or other nominee of record if you need additional copies of the accompanying proxy statement or the accompanying proxy card or voting instructions.

Thank you in advance for your support and prompt consideration of this matter.

Sincerely,

Ivana Magovčević-Liebisch, Ph.D., J.D.
President and Chief Executive Officer

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated [●], 2025 and, together with the accompanying form of proxy card, is first being mailed on or about [●], 2025.

VIGIL NEUROSCIENCE, INC.

100 FORGE ROAD, SUITE 700

WATERTOWN, MA 02472

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [●], 2025

Notice is hereby given that a special meeting of the stockholders of Vigil Neuroscience, Inc., a Delaware corporation (the “Company”), will be held online on [●], 2025 at [●] a.m., Eastern Time (the “Special Meeting”). You will be able to attend the Special Meeting virtually by registering at www.virtualshareholdermeeting.com/VIGL2025SM and entering your 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting. The Special Meeting will be held for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi, a French société anonyme (“Parent”) and Vesper Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. We refer to Proposal No. 1 as the “Transaction Proposal.”

2.

To consider and vote on a proposal to adjourn the Special Meeting, from time to time, if necessary or appropriate, to solicit additional votes for the approval of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. We refer to Proposal No. 2 as the “Adjournment Proposal.”

The Merger Agreement and the Transactions (as defined below), including the Merger, are described more fully in the accompanying proxy statement, and we urge you to read it carefully and in its entirety.

By unanimous vote, the Board of Directors of the Company (the “Board of Directors”), at a meeting held on May 21, 2025, (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for their adoption at the Special Meeting, (iv) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger and (v) approved and declared advisable the voting and support agreements (the “Voting and Support Agreements”) with Ivana Magovčević-Liebisch, the Company’s chief executive officer, Bruce Booth, Atlas Venture Fund XII, L.P. and Atlas Venture Opportunity Fund I, L.P. and the transactions contemplated thereby. “Transactions” shall herein refer to (i) the execution and delivery of the Merger Agreement, the Contingent Value Rights Agreement and the Voting and Support Agreements and (ii) all of the transactions contemplated thereby, including the Merger.

Approval of the Transaction Proposal requires the affirmative vote of holders of a majority of the outstanding shares of common stock, par value $0.0001, of the Company (the “Company common stock”) entitled to vote on the Transaction Proposal. Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Company common stock properly cast for and against the Adjournment Proposal at the Special Meeting and entitled to vote on the Adjournment Proposal. Holders of shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Company preferred stock”), do not have the right to vote their shares of Company preferred stock on the Transaction Proposal or the Adjournment Proposal.

Your vote is very important, regardless of the number of shares of Company common stock you own. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of holders of a majority of the outstanding shares of Company common stock entitled to vote on the Transaction Proposal. Even if you plan to attend the Special Meeting, we request that you complete, sign, date and return, as promptly as possible, the accompanying proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of Company common stock will be represented at the Special Meeting if you are unable to attend.

The Board of Directors has fixed the close of business on [●], 2025 as the record date (the “record date”) for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only stockholders of record of the shares of Company common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Special Meeting and at any adjournment or postponements thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for a period of at least ten (10) days prior to the date of the Special Meeting for any purpose germane to the Special Meeting for inspection (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is included with the notice of the Special Meeting or (ii) at our principal operating offices during ordinary business hours of the Company. The list of our stockholders of record entitled to vote at the Special Meeting will also be available electronically during the Special Meeting for inspection by any stockholder present at the Special Meeting for any purpose germane to the Special Meeting.

Only stockholders of record, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the Special Meeting.

Stockholders or beneficial owners who continuously hold their shares of Company common stock through the effective time of the Merger, who do not vote in favor of nor consent to the Transaction Proposal, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the Transaction Proposal and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, Section 262 of the Delaware General Corporation Law as in effect at the time of the parties’ entry into the Merger Agreement (“Section 262”), the provisions of which are summarized in the section entitled “Appraisal Rights” in the accompanying proxy statement and a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, will be entitled to appraisal rights to receive, in cash, the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery, subject to the terms of Section 262.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ACCOMPANYING PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE VIA THE VIRTUAL MEETING WEBSITE, YOUR VOTE VIA THE VIRTUAL MEETING WEBSITE WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Ivana Magovčević-Liebisch, Ph.D., J.D.
President and Chief Executive Officer

Watertown, Massachusetts

Dated: [●], 2025

i

ii

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to in this proxy statement in their entirety. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 118.

All references to “the Company,” “Vigil,” “we,” “us” or “our” in this proxy statement refer to Vigil Neuroscience, Inc., a Delaware corporation; all references to “Parent” or “Sanofi” refer to Sanofi, a French société anonyme; all references to “Merger Sub” refer to Vesper Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent; all references to “Company common stock” refer to the common stock, par value $0.0001 per share, of the Company; all references to “Company preferred stock” refer to the shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share; all references to the “Merger” refer to the acquisition by Parent of the Company, which will be accomplished by the merger of Merger Sub with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent; all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of May 21, 2025, as may be amended from time to time, by and among the Company, Parent and Merger Sub, a copy of which is attached as Annex A to this proxy statement; all references to the “Transactions” refer to (i) the execution and delivery of the Merger Agreement, the CVR Agreement and the Voting and Support Agreements and (ii) all of the transactions contemplated thereby, including the Merger. The Company, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

Parties to the Merger (page 30)

Vigil Neuroscience, Inc.

The Company, a Delaware corporation, is a clinical-stage biotechnology company dedicated to improving the lives of patients, caregivers and families affected by rare and common neurodegenerative diseases by pursuing the development of disease-modifying therapeutics to restore the vigilance of microglia. Microglia are the sentinel immune cells of the brain and play a critical role in maintaining central nervous system health and responding to damage caused by disease. Leveraging recent research implicating microglial dysfunction in neurodegenerative diseases, the Company utilizes a precision medicine approach to develop a pipeline of therapeutic candidates, initially addressing genetically defined patient subpopulations, that it believes will activate and restore microglial function. The Company’s first therapeutic candidates are designed to activate Triggering Receptor Expressed on Myeloid Cells 2 (“TREM2”), a key microglial receptor protein that mediates responses to environmental signals in order to maintain brain health and whose dysfunction is linked to neurodegeneration. The Company has two clinical programs that are designed to target TREM2. The Company’s first clinical candidate, iluzanebart (“VGL101”), is a fully human monoclonal antibody TREM2 agonist that recently completed a Phase 2 clinical trial in patients with adult-onset leukoencephalopathy with axonal spheroids and pigmented glia, a rare and fatal neurodegenerative disease. The Company’s second clinical candidate, VG-3927, is an orally bioavailable small molecule TREM2 agonist that is being developed for the potential treatment of Alzheimer’s disease.

The Company’s principal executive office is located at 100 Forge Road, Suite 700, Watertown, MA 02472. The Company’s telephone number is (857) 254-4445. The Company website address is www.vigilneuro.com/. The Company common stock is listed and trades on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “VIGL.”

The information provided on the Company’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference here or by any other reference to its website provided in this proxy statement. Additional information about the Company is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 118 of this proxy statement.

Sanofi

Parent is a société anonyme, a form of limited liability company, organized under the laws of France. Parent is a leading global healthcare company, focused on patient needs and engaged in the research, development, manufacture and marketing of therapeutic solutions. Parent’s principal executive office is located at 46, avenue de la Grande Armée, 75017 Paris, France.

Vesper Acquisition Sub, Inc.

Merger Sub was incorporated in Delaware on April 16, 2025, as a wholly owned subsidiary of Parent, solely for the purpose of engaging in the Transactions, including the Merger.

Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions. Upon completion of the Merger, Merger Sub will be merged with and into the Company, and Merger Sub will cease to exist.

The Special Meeting (page 31)

Date, Time and Place of the Special Meeting

The special meeting of the stockholders of Company will be held online at www.virtualshareholdermeeting.com/VIGL2025SM, on [●], 2025, at [●] a.m., Eastern Time, or at any postponement or adjournment thereof (the “Special Meeting”).

At the Special Meeting, stockholders of record as of the close of business on [●], 2025 (the “record date”) of Company common stock will be asked to consider and vote on:

•	a proposal to adopt the Merger Agreement (the “Transaction Proposal”); and

•

a proposal to adjourn the Special Meeting from time to time, if necessary or appropriate, to solicit votes for the approval to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (which we refer to as the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting. Only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

Record Date and Quorum

You are entitled to receive notice of, and to vote at, the Special Meeting and at any adjournment or postponements thereof if you owned Company common stock at the close of business on the record date. You will be entitled to one vote for each share of Company common stock that you owned on the record date at the close of business. As of the close of business on the record date, there were [●] shares of Company common stock outstanding and entitled to vote at the Special Meeting, held by [●] stockholders of record. Holders of a majority of the outstanding shares of Company common stock entitled to vote at the Special Meeting constitute a quorum for the purposes of the Special Meeting. Abstentions (as described in “Questions and Answers about the Special Meeting and the Merger” beginning on page 18) are counted as present for the purpose of determining whether a quorum is present.

Vote Required

Approval of the Transaction Proposal requires the affirmative vote of holders of a majority of the issued and outstanding shares of Company common stock entitled to vote on the Transaction Proposal. Abstentions will have the same effect as a vote “AGAINST” approval of the Transaction Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Company common stock properly cast for and against the Adjournment Proposal at the Special Meeting and entitled to vote on the Adjournment Proposal. Abstentions will have no effect on the outcome of the Adjournment Proposal and will not count as either a vote “FOR” or “AGAINST” the Adjournment Proposal. If you fail to submit a proxy or to vote, your failure to submit a proxy or to vote will have no impact on the Adjournment Proposal.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [●] shares of Company common stock representing approximately [●]% of the outstanding shares of Company common stock.

Appraisal Rights

Stockholders or beneficial owners who continuously hold their shares of Company common stock through the effective time of the Merger (the “Effective Time”), who do not vote in favor of nor consent to the Transaction Proposal, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the Transaction Proposal and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, Section 262 of the Delaware General Corporation Law (“DGCL”) as in effect at the time of the parties’ entry into the Merger Agreement (“Section 262”), the provisions of which are summarized in the section entitled “Appraisal Rights” in the accompanying proxy statement and a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, will be entitled to appraisal rights to receive, in cash, the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery, subject to the terms of Section 262.

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet or by returning the accompanying proxy card in the accompanying prepaid reply envelope, or by attending the Special Meeting via the virtual meeting website and voting at the Special Meeting (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote at the Special Meeting via the virtual meeting website). If your shares of Company common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote via the virtual meeting website at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of Company common stock will be treated as a vote “AGAINST” the proposal to approve the Transaction Proposal and have no effect on the proposal to adopt the Adjournment Proposal.

You have the right to revoke a proxy, whether submitted over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a proxy at a later date through any of the methods available to you, by giving written notice of revocation to the Company’s corporate secretary, which must be filed with the corporate secretary by 5:00 p.m. Eastern Time on the business day immediately prior to the date of the Special Meeting, or by virtually attending the Special Meeting and by voting via the virtual meeting website. Virtually attending the

Special Meeting alone, without voting at the Special Meeting, will not be sufficient to revoke your proxy. Written notice of revocation should be mailed to: Vigil Neuroscience, Inc., 100 Forge Road, Suite 700, Watertown, MA 02472, Attention: Corporate Secretary.

The Voting and Support Agreements (page 37)

In connection with the execution of the Merger Agreement, Ivana Magovčević-Liebisch, the Company’s chief executive officer, Bruce Booth, Atlas Venture Fund XII, L.P. and Atlas Venture Opportunity Fund I, L.P. (the “Supporting Stockholders”) entered into voting and support agreements (the “Voting and Support Agreements”) with Parent.

As of the close of business on the record date, the Supporting Stockholders collectively beneficially owned approximately [●]% of the total voting power of the outstanding shares of Company common stock. In the event any Supporting Stockholder acquires record ownership or beneficial ownership of shares of Company common stock after the execution of the Voting and Support Agreement, such additional shares will automatically become subject to the Voting and Support Agreement. The shares of Company common stock subject to the Voting and Support Agreement are referred to in this section as “Covered Shares.”

The Voting and Support Agreements will terminate automatically, without any notice or other action by any person, upon the earliest of (i) such date and time as the Merger Agreement shall have been validly terminated, (ii) the Effective Time, (iii) with respect to each Supporting Stockholder, the delivery of written notice of termination by such Supporting Stockholder to Parent following an adverse amendment to the Merger Agreement made without the consent of such Supporting Stockholder, or (iv) with respect to each Supporting Stockholder, mutual written agreement of such Supporting Stockholder and Parent to terminate the Voting and Support Agreement.

The Voting and Support Agreements are described in more detail in the section titled “The Voting and Support Agreements” beginning on page 37 of this proxy statement.

The Merger (page 40)

On May 21, 2025, the Company entered into the Merger Agreement with Parent and Merger Sub. If the Merger Agreement is adopted by our stockholders and the other conditions to the closing of the Merger (the “Closing”) are either satisfied or waived, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation and as wholly owned subsidiary of Parent.

Recommendation of the Board of Directors; Reasons for the Merger (page 51)

The Board of Directors, after careful review and consideration and consultation with its financial and legal advisors, and upon the unanimous recommendation of the Transaction Committee of the Board of Directors, unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for their adoption at the Special Meeting, (iv) recommended that the stockholders of the Company adopt the Merger Agreement and approve the Merger and (v) approved and declared advisable the Voting and Support Agreements and the transactions contemplated thereby. Accordingly, the Board of Directors unanimously recommends that the Company stockholders vote “FOR” the Transaction Proposal and “FOR” the Adjournment Proposal.

For a description of the factors considered by the Board of Directors in reaching this decision, including potentially negative factors against which the anticipated benefits of the Merger were weighed, and additional information on the recommendations of the Board of Directors, please see the section of this proxy statement titled “The Merger—Recommendation of the Board of Directors; Reasons for the Merger.”

Effect on the Company if the Merger is Not Completed

If the Merger Agreement is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company common stock in connection with the Merger. Instead, the Company will remain an independent public company and the Company common stock will continue to be listed and traded on Nasdaq. In addition, if the Merger is not completed, the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the industry in which the Company operates, the servicing of the Company’s debt, market volatility and adverse economic conditions.

Furthermore, if the Merger and is not completed, and depending on the circumstances that would have caused the Merger not to be completed, the price of Company common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Company common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock. If the Merger Agreement is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay to Parent a termination fee of $22,246,157 (the “Termination Fee”). In certain circumstances, Parent may be required to pay to Company a reverse termination fee of $31,144,620 (the “Reverse Termination Fee”). See the sections titled “The Merger Agreement—Termination Fee” and “The Merger Agreement—Reverse Termination Fee” beginning on page 101 of this proxy statement for a discussion of the circumstances under which the Termination Fee or the Reverse Termination Fee may be required to be paid.

Treatment of Company Common Stock and Company Preferred Stock (page 81)

At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

•

any shares of Company common stock held immediately prior to the Effective Time by the Company or any wholly owned subsidiary of the Company (or held in the Company’s treasury) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

•

each share of Company preferred stock, and each share of Company common stock issued upon conversion of any share of Company preferred stock prior to the Effective Time (if any), in each case issued and outstanding immediately prior to the Effective Time and held by Parent or any other direct or indirect wholly owned subsidiary of Parent shall automatically be converted into such number of shares of common stock, $0.0001 par value per share, of the Surviving Corporation (the “Surviving Corporation Stock”), such that each such holder of such shares shall own the same percentage of the outstanding shares of Surviving Corporation Stock immediately following the Effective Time as such holder owned of the Fully Converted Share Count (on an as-converted to Company common stock basis, without regard to any conversion limitations) immediately prior to the Effective Time;

•

except as provided in the two clauses above, each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be converted into the right to receive (i) $8.00 per share of Company common stock in cash, without interest (the “Closing Amount”) plus (ii) one contractual contingent value right (“CVR”) (the amounts referred to in clauses (i) and (ii), collectively, the “Merger Consideration”), in each case subject to any applicable withholding of taxes, and shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company common stock (other than any Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement and the CVR Agreement (as defined below), subject to any applicable withholding of taxes; and

•

all shares of the common stock, $0.0001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into such number of shares of Surviving Corporation Stock representing, in the aggregate, a percentage equal to (i) 100% less (ii) the percentage specified in the second clause above (it being understood that the total number of shares of Surviving Corporation Stock issued pursuant to this clause and the second clause above shall be equal to the total number of authorized shares of Surviving Corporation Stock).

Treatment of Company Equity Awards and the Company ESPP (page 82)

Company Options

As of the Effective Time, by virtue of the Merger and without any further action on the part of any holder of any option to purchase a share of Company common stock (a “Company Option”), Parent, Merger Sub, or the Company:

•

each Company Option that is outstanding as of immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time;

•

each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (after giving effect to the first clause above) having an exercise price per share of Company common stock that is less than the Closing Amount will be cancelled and converted into the right to receive (i) an amount, without interest, equal to the product of (a) the total number of shares of Company common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (b) the excess of (1) the Closing Amount over (2) the exercise price per share of Company common stock under such Company Option and (ii) one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, in each case subject to applicable tax withholdings;

•

each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (after giving effect to the first clause above) having an exercise price per share of Company common stock that is equal to or greater than the Closing Amount but less than $10.00 will be cancelled and converted into the right to receive one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, except that if the milestone is achieved in respect of the CVR, the cash amount to be paid to such option holder will be an amount equal to (i) $10.00 minus (ii) the exercise price per share of Company common stock subject to such Company Option, subject to applicable tax withholdings; and

•

each Company Option that is outstanding as of immediately prior to the Effective Time having an exercise price per share of Company common stock that is equal to or greater than $10.00 will be canceled for no consideration being payable in respect thereof, and have no further force or effect.

Company RSUs

As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any restricted stock unit award with respect to shares of Company common stock (a “Company RSU”), Parent, Merger Sub, or the Company:

•

each Company RSU that is outstanding as of immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested effective immediately prior to, and contingent upon, the Effective Time; and

•

each Company RSU that is outstanding as of immediately prior to the Effective Time (after giving effect to the first clause above) will be cancelled and converted into the right to receive (i) an amount, without interest, equal to the product of (a) the total number of shares of Company common stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (b) the Closing Amount and (b) one CVR for each share of Company common stock subject to such Company RSU immediately prior to the Effective Time, in each case subject to applicable tax withholdings.

Company ESPP

As soon as reasonably practicable following the date of the Merger Agreement, and in any event prior to the Effective Time, the Company will take all necessary actions, including obtaining any necessary determinations or resolutions of the Board of Directors (or a committee thereof), as may be necessary or required under the Company’s 2021 Employee Stock Purchase Plan (the “Company ESPP”) and applicable legal requirements, to (i) ensure that no offering period under the Company ESPP will be authorized or commenced on or after the date of the Merger Agreement; and (ii) ensure that no further rights are granted under the Company ESPP after the Effective Time. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Transactions), the Company will terminate the Company ESPP.

Treatment of Company Warrants (page 83)

Each pre-funded warrant to purchase shares of Company common stock (a “Company Warrant”) that is outstanding immediately prior to the Effective Time will be cancelled as of the Effective Time in exchange for the right to receive (i) cash in an amount equal to the product of (a) the total number of shares of Company common stock such Company Warrant holder would have received had such Company Warrant been exercised in full on a cashless basis in accordance with its terms immediately prior to the Effective Time (the “Warrant Shares”) and (b) the Closing Amount, and (ii) a number of CVRs equal to the total number of Warrant Shares as of immediately prior to the Effective Time.

No Solicitation; Alternative Proposals (page 92)

Subject to the exceptions set forth under the section titled “The Merger Agreement—Solicitation of Acquisition Proposals; Company Adverse Change Recommendation—Exceptions to Non-Solicitation Covenants” beginning on page 93 of this proxy statement, the Company and its representatives shall immediately cease any direct or indirect solicitation, encouragement, discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal (as defined below), and, except as permitted by the Merger Agreement, the Company shall not, and shall cause its affiliates and its and their respective directors and officers not to, and shall direct its other representatives not to:

•	continue any direct or indirect solicitation, knowing encouragement, knowing facilitation, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal;

•

directly or indirectly (i) solicit, initiate or knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or (iii) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

•

waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract, unless, in the case of this clause, the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements; or

•	resolve to do, or agree or announce an intention to do, any of the foregoing.

Change in Board Recommendation (page 51)

As described in the section of this proxy statement titled “The Merger—Recommendation of the Board of Directors; Reasons for the Merger,” and subject to the provisions described below, the Board of Directors has unanimously recommended that our stockholders vote “FOR” the proposal to adopt the Merger Agreement. During the period from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, neither the Board of Directors nor any committee thereof shall:

•

(i) (a) fail to make, withdraw, or publicly propose to fail to make, withdraw, the Company Board Recommendation (as defined in the Merger Agreement) or approve, recommend or declare advisable, or (b) publicly propose to approve, recommend, endorse or declare advisable, any Acquisition Proposal or (ii) fail to include the Company Board Recommendation in the proxy statement when disseminated to the Company’s stockholders ((i)-(ii) collectively, the “Company Adverse Change Recommendation”);

•	publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer; or

•

approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any letter of intent, agreement in principle, acquisition agreement or other contract with respect to any Acquisition Proposal requiring, or reasonably expected to require or cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Transactions.

At any time prior to the receipt of the approval of the Company stockholders (the “Company Stockholder Approval”), if the Company has received a written Acquisition Proposal from any person that has not been withdrawn, (i) the Board of Directors may make a Company Adverse Change Recommendation or (ii) the Company may terminate the Merger Agreement to enter into a Specified Agreement (as defined below) with respect to such Superior Offer (as defined below), if and only if:

•

the Board of Directors determines in good faith that such Acquisition Proposal is a Superior Offer, and the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors under applicable legal Requirements;

•

the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate the Merger Agreement pursuant to the Specified Agreement Termination Right (as defined below) at least four (4) business days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”); and

•

(i) the Company shall have provided to Parent a summary of the material terms and conditions of the Acquisition Proposal and provided to Parent the latest draft of any documentation with respect to such Acquisition Proposal, (ii) the Company shall have given Parent the four (4) business days after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer and shall have made its representatives reasonably available to negotiate in good faith with Parent (to the extent Parent desires to negotiate) with respect to such proposed revisions or other proposal, if any, and (iii) after considering the results of any such negotiations and giving effect to any proposals made in writing by Parent the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate the Merger Agreement pursuant to the Specified Agreement Termination Right would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements.

At any time prior to the receipt of the Company Stockholder Approval, other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Change Recommendation in response to a Change in Circumstance (as defined in the Merger Agreement), if and only if:

•	a Change in Circumstance has occurred;

•

the Board of Directors determines in good faith that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements;

•	the Company shall have given Parent a Determination Notice at least four (4) business days prior to making any such Company Adverse Change Recommendation; and

•

(i) the Company shall have specified the Change in Circumstance in reasonable detail, (ii) the Company shall have given Parent the four (4) business days after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal, and shall have made its representatives reasonably available to negotiate in good faith with Parent (to the extent Parent desires to do so) with respect to such proposed revisions or other proposal, if any, and (iii) after considering the results of any such negotiations and giving effect to any proposals made in writing by Parent, after consultation with outside legal counsel, the Board of Directors shall have determined, in good faith, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstance would be inconsistent with the fiduciary duties of the Company Board under applicable legal requirements. The provisions of the Merger Agreement shall also apply to any material change to the facts and circumstances relating to such Change in Circumstance, which shall require a new Determination Notice, except that the references to four (4) business days shall be deemed to be two (2) business days, during which time the Company and its representatives shall again comply with clause (iii) above.

For additional information, see the section titled “The Merger Agreement—Solicitation of Acquisition Proposals; Company Adverse Change Recommendation” beginning on page 92 of this proxy statement.

Conditions to the Merger (page 97)

The respective obligations of the Company, Parent, and Merger Sub to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•	The Company Stockholder Approval shall have been duly obtained at the Special Meeting (or any adjournment or postponement thereof);

•	There shall not have been issued by any court of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or which imposes a Burdensome Condition (as defined below) (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept), nor shall any legal requirement have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any governmental body which directly or indirectly prohibits, or makes illegal, the consummation of the Merger or which imposes a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept); and

•

(i) Any waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) applicable to the Merger shall have expired or been terminated without the imposition of a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept) and there shall not be in effect any voluntary agreement between Parent and the Company, on the one hand, and the Federal Trade Commission (the “FTC”) or the Department of Justice (the “DOJ”), on the other hand, pursuant to which Parent and the Company have agreed not to consummate the Merger and (ii) the approvals, clearances, consents or expiration of waiting or notification periods set forth on the Company disclosure schedule that the Company provided to Parent in connection with the Merger Agreement (the “Disclosure Schedule”) shall have been obtained as described in the Disclosure Schedule, in each case, without the imposition of a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept).

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of each of the following conditions:

•

the representations and warranties of the Company regarding the organization, good standing and qualifications of the Company, the Company’s capital structure (except as it relates to Company common stock, Company preferred stock, Company Options, Company Warrants and Company RSUs), the corporate authority and approval with regard to the Merger and the Merger Agreement by the Company, the opinion of the financial advisor, disclosure of broker’s and finder’s fees and the Company’s TID U.S. Business status (i) that are not qualified by the words “materially” or “material” or any qualifications based on the term “Material Adverse Effect” shall have been accurate in all material respects on and as of the date of the Merger Agreement and shall be accurate in all material respects on and as of the Closing as if made on and as of such date and (ii) that are qualified by the words “materially” or “material” or any qualifications based on the term “Material Adverse Effect” shall have been accurate in all respects on and as of the date of the Merger Agreement and shall be accurate in all respects on and as of the Closing as if made on and as of such date (it being understood, in each case, that the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause only as of such date));

•

the representations and warranties of the Company relating to absence of changes shall have been accurate in all respects on and as of the date of the Merger Agreement and shall be accurate in all respects on and as of the Closing as if made on and as of such date (in each case with respect to the time period covered therein);

•

the representations and warranties of the Company regarding its capital structure as it relates to Company common stock, Company preferred stock, Company Warrants, Company Options and Company RSUs shall have been accurate in all respects on and as of the date of the Merger Agreement and shall be accurate in all respects on and as of the Closing as if made on and as of such date, other than de minimis inaccuracies (it being understood that the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable de minimis standard as set forth in this clause only as of such date));

•

the representations and warranties of the Company set forth in the Merger Agreement (other than those described above) shall have been accurate in all respects on and as of the date of the Merger Agreement and shall be accurate in all respects on and as of the Closing as if made on and as of such date, other than inaccuracies that, individually or in the aggregate, do not constitute, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) the words “materially” or “material” or qualifications based on the term “Material Adverse Effect” contained in such representations and warranties shall be disregarded (except in the case of the standard for what constitutes a defined term hereunder and the use of such defined term herein) and (ii) the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause only as of such date));

•	the Company shall have complied with, or performed, in all material respects all of the Company’s covenants and agreements it is required to comply with or perform at or prior to the Closing;

•	after the date of the Merger Agreement, there shall not have occurred a Material Adverse Effect that is continuing;

•

Parent and Merger Sub shall have received a certificate executed on behalf of the Company by an executive officer of the Company confirming that the conditions set forth above have been duly satisfied;

•	there shall not be any legal proceeding pending brought by a governmental body under any Antitrust Law challenging the Merger or seeking the outcome described in the Merger Agreement; and

•

(i) the letter agreement, dated as of May 21, 2025, by and between Amgen Inc. (“Amgen”) and the Company (the “Amgen Consent”) shall be in full force and effect, and no amendment, termination, breach, recission or repudiation by Amgen or the Company under or relating to the Amgen Consent shall have occurred and (ii) (a) the Exclusive License Agreement, dated July 9, 2020 (including the related Letter Agreement, dated June 29, 2021) by and between the Company and Amgen shall have been validly terminated solely with respect to the MAB Program (it being understood that such termination shall be effective immediately prior to the Closing), (b) in the event of an Amgen Wind-Down Election (as defined in the Merger Agreement), the Wind-Down Activities (as defined in the Merger Agreement) shall have been completed (other than to the extent such Wind-Down Activities are, by their nature, automatically effective upon the Closing; provided that such Wind-Down Activities occur at the Closing) and (c) whether or not an Amgen Wind-Down Election has occurred, the transfer to Amgen of all regulatory filings pursuant to the terms of the Amgen Consent shall have occurred (other than to the extent such transfer is, by its nature, automatically effective upon the Closing; provided that such transfer occurs at the Closing), in each case, as provided in and in accordance with the Amgen Consent (the “Amgen Closing Condition”).

The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver in writing of each of the following conditions:

•

the representations and warranties of Parent and Merger Sub regarding the organization, good standing and qualifications of Parent and Merger Sub shall have been accurate in all material respects on and as of the date of the Merger Agreement and shall be accurate on and as of the Closing as if made on and as of such date (it being understood, in each case, that the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause only as of such date));

•	the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement (other than those described above) shall have been accurate on and as of the date of the Merger Agreement and shall be accurate on and as of the Closing as if made as of such date, other than inaccuracies that do not constitute, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in the Merger Agreement) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) the words “materially” or “material” or qualifications based on the term “Parent Material Adverse Effect” contained in such representations and warranties shall be disregarded and (ii) the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause only as of such date));

•

each of Parent and Merger Sub shall have complied with, or performed, in all material respects all of their respective covenants and agreements that each of them is required to comply with or perform at or prior to the Closing; and

•	the Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent confirming that the conditions set forth above have been duly satisfied.

Termination of the Merger Agreement (page 99)

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of Parent and the Company.

Termination by Either the Company or Parent

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement if:

•

if a court of competent jurisdiction shall have issued any order or a governmental body shall have promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger any legal requirement, in each case permanently preventing the consummation of the Merger, or making the consummation of the Merger illegal, or imposing a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept) and such order or legal requirement shall have become final and nonappealable; provided, that neither Parent nor the Company shall be permitted to terminate the Merger Agreement if such order or legal requirement is primarily attributable to a to a material breach by either Parent or the Company, as applicable, of any representation, warranty, covenant or obligation under the Merger Agreement;

•

the Effective Time shall not have occurred on or prior 11:59 p.m. Eastern Time on November 21, 2025 (such date and time, the “End Date”); provided that if on the End Date one or more Specified Regulatory Condition (as defined in the Merger Agreement) remains unsatisfied and has not been waived, but all other conditions set forth in the Merger Agreement shall have been satisfied or, to the extent permitted by applicable legal requirement, waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), then the End Date shall be automatically extended (and all references to the End Date herein shall be as so extended) as described under the section of this proxy statement titled “The Merger Agreement—Termination” beginning on page 99 of this proxy statement; or

•

the Company shall have failed to obtain the Company Stockholder Approval at the Special Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of the Merger Agreement and the approval of the Merger.

Termination by Parent

Parent may also terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement by written notice to the Company if:

•

whether or not permitted to do so: (i) the Board of Directors shall have failed to include the Company Board Recommendation in the proxy statement when mailed, or shall have effected a Company Adverse Change Recommendation; (ii) the Board of Directors shall have failed to publicly reaffirm its recommendation of the Merger Agreement within ten (10) business days after Parent so requests in writing (provided, that Parent may only make such request once every thirty (30) days); or (iii) in the case of a tender offer or exchange offer subject to Regulation 14D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer within ten (10) business days of the commencement of such tender offer or exchange offer or at any time recommends acceptance of such tender offer or exchange offer;

•

an inaccuracy in or breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of the Company shall have occurred such that the condition set forth the Merger Agreement would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured, shall not have been cured within thirty (30) days of the date Parent gives the Company notice of such breach or failure to perform; or

•	the Effective Time shall not have occurred on or prior to 11:59 p.m. Eastern Time on September 15, 2025 and Amgen Closing Condition remains unsatisfied and has not been waived by Parent.

Termination by the Company

The Company may also terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement by written notice to Parent if:

•

at any time prior to the receipt of the Company Stockholder Approval, in order to accept a Superior Offer and concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Offer (a “Specified Agreement”); provided, that the Company has complied in all material respects with the requirements of the Merger Agreement with respect to such Superior Offer and, concurrently with such termination, pays the fee specified in the Merger Agreement; or

•

by the Company, if an inaccuracy in or breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of Parent or Merger Sub shall have occurred, in each case if such breach or failure has prevented or would reasonably be expected to prevent Parent or Merger Sub from consummating the Transactions and such breach or failure cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or if capable of being cured, shall not have been cured within thirty (30) days of the date the Company gives Parent notice of such breach or failure to perform; ; provided, that Parent shall not have the right to terminate the Merger Agreement pursuant to this term if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation under the Merger Agreement.

For additional information, see the section titled “The Merger Agreement—Termination” beginning on page 99 of this proxy statement.

Termination Fees (page 101)

The Merger Agreement provides that the Company may will pay Parent the Termination Fee of $22,246,157 upon:

•	termination of the Merger Agreement by Parent pursuant to the Specified Agreement Termination Right (as defined below);

•	termination of the Merger Agreement by the Company pursuant to the Company Adverse Recommendation Termination Right (as defined below); or

•

termination of the Merger Agreement by Parent or the Company pursuant to the End Date Termination Right (as defined below) subject to the conditions described under the section titled “The Merger Agreement—Termination Fee” beginning on page 101 of this proxy statement.

The Merger Agreement provides that Parent will pay the Company the Reverse Termination Fee of $31,144,620 if the Merger Agreement is terminated. The Reverse Termination Fee would be payable to the Company if the Merger is not consummated due to the failure of certain conditions to be satisfied as a result of failure to obtain antitrust clearance.

For additional information, see the section titled “The Merger Agreement—Termination Fee” and “The Merger Agreement—Reverse Termination Fee” beginning on page 101 of this proxy statement.

Opinion of Centerview Partners LLC (page 58)

The Company retained Centerview Partners LLC (“Centerview”) as financial advisor to the Company in connection with the Merger. In connection with this engagement, the Board of Directors requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Company common stock (other than (i) shares of Company common stock then held by the Company or any wholly-owned subsidiary of the Company (or held in the Company’s treasury), (ii) shares of Company common stock then held by Parent or any wholly owned subsidiary of Parent, and (iii) dissenting shares of Company common stock (the shares referred to in clauses (i) through (iii), together with any shares of Company common stock held by any affiliate of the Company or Parent, which are collectively referred to as “Excluded Shares”)) of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On May 21, 2025, Centerview rendered to the Board of Directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 21, 2025, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated May 21, 2025, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter.

You should carefully read the full text of Centerview’s written opinion in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Interests of Company Executive Officers and Directors in the Transactions (page 66)

The Company’s executive officers and directors may have interests in the Transactions that may be different from, or in addition to, those of the Company’s stockholders generally. The members of the Board of Directors were aware of and considered these potential interests, among other matters, in reaching the determination to approve and adopt the Merger Agreement and other related agreements and recommend to the Company stockholders that they vote in favor of the Transaction Proposal. These interests include the following, among others:

•

The Company’s executive officers and directors hold equity-based awards that will be afforded accelerated vesting and cash out as described below under the section titled “The Merger—Interests of Company Executive Officers and Directors in the Transactions—Treatment of Company Equity Awards and the Company ESPP”;

•

The Company’s executive officers are party to pre-existing employment agreements with the Company that provide for eligibility for severance payments and benefits in the event of a termination of employment in certain circumstances in connection with a change in control of the Company (including the Merger), as described in more detail in the section of this proxy statement titled “The Merger—Interests of Company Executive Officers and Directors in the Transactions—Employment Agreements”;

•

The Company’s executive officers may be eligible to receive tax gross-up payments with respect to any excise taxes incurred by any such executive officer under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as described in more detail in the section of this proxy statement titled “The Merger—Interests of Company Executive Officers and Directors in the Transactions—Section 280G Payments”;

•

The Company’s executive officers and directors are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement, as described in more detail in the section of this proxy statement titled “The Merger Agreement—Indemnification.”

For additional information, see the section titled “The Merger—Interests of Company Executive Officers and Directors in the Transactions” beginning on page 66 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger (page 70)

The receipt of cash and CVRs by a U.S. holder (as defined under the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) pursuant to the Merger will be a taxable transaction to U.S. holders. The amount of gain or loss a U.S. holder will recognize, and the timing of such gain or loss, depend on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty.

Non-U.S. holders (as defined under the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the receipt of cash and CVRs in the Merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to the backup withholding rules described below unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Please carefully review the information under the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 70 for a more detailed discussion of the U.S. federal income tax consequences of the Merger.

Regulatory Approvals (page 76)

Under the terms of the Merger Agreement, the Company and Parent will use reasonable best efforts to obtain antitrust approvals, subject to certain limitations. The Merger cannot be completed until the applicable waiting period (and any extension thereof) under the HSR Act, applicable to the Merger or the Transactions has expired or been terminated. In addition to antitrust approval in the United States, the completion of the Merger may be subject to the receipt of certain regulatory approvals of other jurisdictions if in order to complete the Merger such approvals are required, or become required as a result of any regulatory authority asserting jurisdiction over the transaction.

On June 16, 2025, the Company and Parent filed notification of the proposed Merger with the FTC and the DOJ under the HSR Act. The applicable waiting period under the HSR Act expires at 11:59 p.m., Eastern Time, on July 16, 2025.

Contingent Value Rights Agreement (page 83)

At or prior to the Effective Time, Parent will enter into a Contingent Value Rights Agreement with a rights agent (the “Rights Agent”), in substantially the form attached as an exhibit to the Merger Agreement (the “CVR Agreement”). Each CVR will represent the contractual right to receive a contingent cash payment of $2.00, net to holder in cash and without interest thereon, payable to the Rights Agent for the benefit of the holder of such CVR, if the First Commercial Sale (as defined in the CVR Agreement) of the Company’s clinical candidate VG-3927 (the “Milestone”) occurs between the Effective Time and December 31, 2035 (the “Milestone Period”).

The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only. The CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement, will not be evidenced by certificate or other instrument and will not be registered for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent or the Company.

Under the CVR Agreement, during the Milestone Period, Parent is obligated to use Diligent Efforts (as defined in the CVR Agreement) to achieve the Milestone prior to the end of the Milestone Period. However, there can be no assurance that such First Commercial Sale will occur by December 31, 2035 and that the $2.00 CVR payment (or the Underwater Option CVR Payment (as defined in the CVR Agreement)) will be paid to CVR holders.

Appraisal Rights (page 109)

If the Merger is consummated, stockholders who continuously hold their shares of Company common stock through the Effective Time who do not vote in favor of the Transaction Proposal, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the Transaction Proposal and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under the applicable provisions of Delaware law are entitled to seek appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of Company common stock, as applicable, following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

To exercise appraisal rights, the Company’s stockholders must: (i) deliver a written demand for appraisal to the Company before the vote is taken on the Transaction Proposal; (ii) not submit a proxy or otherwise vote in favor of the Transaction Proposal; (iii) continue to hold shares of Company common stock of record through the Effective Time; and (iv) comply with all other procedures for exercising and perfecting appraisal rights under the DGCL. Failure to follow the procedures specified under the DGCL will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all persons who otherwise would be entitled to appraisal rights unless certain stock ownership conditions are satisfied by the Company’s stockholders who properly and timely demand appraisal in accordance with Section 262. The DGCL requirements for exercising and perfecting appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262. The relevant section of the DGCL regarding appraisal rights, as in effect at the time of the parties’ entry into the Merger Agreement, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

If you hold your shares of Company common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified listed required by Section 262(f). For more information, please see the section of this proxy statement titled “Appraisal Rights.”

Delisting and Deregistration of Company Common Stock (page 77)

Upon completion of the Merger, the shares of Company common stock currently listed on Nasdaq will cease to be listed on the Nasdaq and will subsequently be deregistered under the Exchange Act. The Company will also no longer file periodic reports with the U.S. Securities and Exchange Commission on account of the Company common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Agreement, the Merger and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 118.

Q. Why am I receiving this proxy statement and proxy card or voting instruction form?

A. You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for use at the Special Meeting (as defined below) because you have been identified as a holder of Company common stock as of the close of business on [●], 2025, the record date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company common stock with respect to such matters.

Q. What is a proxy?

A. A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.”

Q. When and where is the Special Meeting?

A. The Special Meeting of stockholders of the Company will be held online in a virtual format at www.virtualshareholdermeeting.com/VIGL2025SM, on [●], 2025, at [●] a.m., Eastern Time (the “Special Meeting”).

Q. What am I being asked to vote on at the Special Meeting?

A. You are being asked to consider and vote on:

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a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi, a French société anonyme (“Parent”) and Vesper Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. We refer to Proposal No. 1 as the “Transaction Proposal.”

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a proposal to adjourn the Special Meeting, if necessary, desirable or appropriate, to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of adopting the Merger Agreement. We refer to Proposal No. 2 as the “Adjournment Proposal.”

Q. What is the proposed transaction and what effects will it have on the Company?

A. The proposed transaction is the acquisition of the Company by Parent through the merger of the Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent. If the Transaction Proposal is approved by the affirmative vote of holders of a majority of the issued and outstanding shares of Company common stock entitled to vote thereon as of the close of business on [●], 2025 and the other closing conditions under the Merger Agreement are satisfied or waived, upon Closing, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent. The Merger Agreement, which governs the terms and conditions of the Merger, is attached as Annex A to this proxy statement. Your vote is required to approve the Merger Agreement.

Upon completion of the Merger, the shares of Company common stock currently listed on the Nasdaq Stock Market LLC (“Nasdaq”) will cease to be listed on the Nasdaq and will subsequently be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will also no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) on account of the Company common stock.

Q. What will holders of Company common stock receive if the Merger is completed?

A. Upon completion of the Merger, you will be entitled to receive, for each share of Company common stock that you own immediately prior to the effective time of the Merger (the “Effective Time”),(i) $8.00 in cash, without interest, less any applicable withholding taxes, plus (ii) one contractual contingent value right (“CVR”) representing the right to receive a contingent payment of $2.00 net to the holder in cash and without interest thereon and less any applicable withholding taxes (the amounts referred to in clauses (i) and (ii), collectively, the “Merger Consideration”), upon the terms and conditional upon the achievement of the Milestone (as defined below), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the Delaware General Corporation Law (“DGCL”) as in effect at the time of the parties’ entry into the Merger Agreement (“Section 262”). For additional information, see the section titled “The Merger Agreement—Treatment of Company Common Stock and Company Preferred Stock” beginning on page 81 of this proxy statement.

Q. What will holders of Company preferred stock receive if the Merger is completed?

A. Upon completion of the Merger, each share of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Company preferred stock”), and each share of Company common stock issued upon conversion of any share of Company preferred stock prior to the Effective Time (if any), in each case issued and outstanding immediately prior to the Effective Time and held by Parent or any other direct or indirect wholly owned subsidiary of Parent shall automatically be converted into such number of shares of common stock, $0.0001 par value per share, of the Surviving Corporation (“Surviving Corporation Stock”), such that each such holder of such shares shall own the same percentage of the outstanding shares of Surviving Corporation Stock immediately following the Effective Time as such holder owned of the Fully Converted Share Count (as defined in the Merger Agreement) (on an as-converted to Company common stock basis, without regard to any conversion limitations) immediately prior to the Effective Time. Parent holds all issued and outstanding Company preferred stock as of May 21, 2025.

Q. What will holders of the Company’s equity awards receive if the Merger is completed?

A. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any outstanding option to purchase a share of Company common stock (a “Company Option”), Parent, Merger Sub, or the Company, each Company Option will be treated as follows:

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each Company Option that is outstanding as of immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time;

•	each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (after giving effect to the first clause above) having an exercise price per share of Company common stock that is less than $8.00 (the “Closing Amount”) will be cancelled and converted into the right to receive (i) an amount, without interest equal to the product of (a) the total number of shares of Company common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (b) the excess of (1) the Closing Amount over (2) the exercise price per share of Company common stock under such Company Option and (ii) one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, in each case subject to applicable tax withholdings;

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each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (after giving effect to the first clause above) having an exercise price per share of Company common stock that is equal to or greater than the Closing Amount but less than $10.00 will be cancelled and converted into the right to receive one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, except that if the milestone is achieved in respect of the CVR, the cash amount to be paid to such option holder will be an amount equal to (i) $10.00 minus (ii) the exercise price per share of Company common stock subject to such Company Option, subject to applicable tax withholdings; and

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each Company Option that is outstanding as of immediately prior to the Effective Time having an exercise price per share of Company common stock that is equal to or greater than $10.00 will be canceled for no consideration being payable in respect thereof, and have no further force or effect.

As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any restricted stock unit award with respect to shares of Company common stock (a “Company RSU”), Parent, Merger Sub, or the Company, each outstanding Company RSU will be treated as follows:

•

each Company RSU that is outstanding as of immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested effective immediately prior to, and contingent upon, the Effective Time; and

•

each Company RSU that is outstanding as of immediately prior to the Effective Time (after giving effect to the first clause above) will be cancelled and converted into the right to receive (i) an amount, without interest, equal to the product of (a) the total number of shares of Company common stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (b) the Closing Amount and (b) one CVR for each share of Company common stock subject to such Company RSU immediately prior to the Effective Time, in each case subject to applicable tax withholdings.

For additional information, see the section titled “The Merger Agreement—Treatment of Company Equity Awards and the Company ESPP” beginning on page 82 of this proxy statement.

Q. How does the Merger Consideration compare to the market price of the Company common stock as of a recent trading date?

A. The Merger Consideration represents a premium of approximately 333% over the closing price of the Company common stock on Nasdaq of $2.31 on May 21, 2025, the last trading day before the date on which the Company publicly announced that it had entered into the Merger Agreement, and a premium of approximately 350% over the 30-day volume-weighted average price of the Company common stock as of May 21, 2025. On [●], the last practicable day before the printing of this proxy statement, the closing price of the Company common stock on Nasdaq was $[●] per share. You are encouraged to obtain current market quotations for the Company common stock.

Q. How does the Board of Directors recommend that I vote?

A. The Board of Directors unanimously recommends that you vote “FOR” approval of the Transaction Proposal and “FOR” approval of the Adjournment Proposal.

Q. When do you expect the Merger to be completed?

A. We are working towards completing the Merger as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by our stockholders of the Transaction Proposal, we anticipate that the Merger will be completed in the third quarter of 2025. However, it is possible, including as a result of factors outside the control of the Company and Parent, that the Merger will be consummated at a later time or not at all.

Q. What happens if the Merger is not completed?

A. If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding Company common stock entitled to vote on the Transaction Proposal or if the Merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of Company common stock in connection with the Merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq and the Company will continue to file periodic reports with the SEC.

Under specified circumstances in the Merger Agreement, the Company may be required to disburse or pay a termination fee with respect to the termination of the Merger Agreement, as described under the section titled “The Merger Agreement—Termination Fee” beginning on page 101 of this proxy statement.

Q. What conditions must be satisfied to complete the Merger?

A. Consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including: (i) the adoption and approval of the Merger Agreement by holders of a majority of the Company common stock issued and outstanding and entitled to vote on the Transaction Proposal at the Special Meeting; (ii) receipt of regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and other applicable antitrust laws; (iii) the absence of any legal prohibitions; (iv) the accuracy of representations and warranties of each party and the performance in all material respects by each party with its respective covenants and obligations under the Merger Agreement; (v) the satisfaction of the Amgen Closing Condition (as defined below); and (vi) the absence of any Material Adverse Effect (as defined in the Merger Agreement) that is continuing. For additional information, see the section titled “The Merger Agreement—Conditions to the Merger” beginning on page 97 of this proxy statement.

Q. What are the material U.S. federal income tax consequences of the Merger?

A. The receipt of cash and CVRs by a U.S. holder (as defined under the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) pursuant to the Merger will be a taxable transaction to U.S. holders. The amount of gain or loss a U.S. holder will recognize, and the timing of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty.

Non-U.S. holders (as defined under the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the receipt of cash and CVRs in the Merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to the backup withholding rules described below unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Please carefully review the information under the section titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 70 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the Merger.

Q. Do any of the Company’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A. In considering the recommendation of the Board of Directors that Company stockholders vote in favor of the Transaction Proposal, the Company stockholders should be aware that executive officers and directors of the Company may have certain interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The members of the Board of Directors were aware of and considered these potential interests, among other matters, in reaching the determination to approve and adopt the Merger Agreement and other related agreements and recommend to Company stockholders that they vote in favor of the Transaction Proposal as more fully discussed in the section titled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” beginning on page 51 of this proxy statement.

Q. What vote is required for the Company’s stockholders to approve the Transaction Proposal?

A. The adoption of the Transaction Proposal requires the affirmative vote of holders of a majority of the issued and outstanding shares of Company common stock entitled to vote on the Transaction Proposal.

Accordingly, abstentions will have the same effect as a vote “AGAINST” the Transaction Proposal. If you fail to submit a proxy or to vote, your shares of Company common stock will be treated as a vote “AGAINST” the proposal to approve the Transaction Proposal. The Transaction Proposal is a non-routine matter. As none of the proposals to be voted on at the Special Meeting are routine matters, the Company does not expect any broker non-votes with respect to the Transaction Proposal. See “—If my broker holds my shares in ‘street name,’ will my broker vote my shares for me?” below.

Q. What vote is required for the Company’s stockholders to approve the Adjournment Proposal?

A. Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Company common stock properly cast for and against the Adjournment Proposal at the Special Meeting and entitled to vote on the Adjournment Proposal.

Accordingly, abstentions will have no effect on the outcome of the Adjournment Proposal and will not count as either a vote “FOR” or “AGAINST” the Adjournment Proposal. If you fail to submit a proxy or to vote, your failure to submit a proxy or to vote will have no impact on the Adjournment Proposal. The Adjournment Proposal is a non-routine matter. As none of the proposals to be voted on at the Special Meeting are routine matters, the Company does not expect any broker non-votes with respect to the Adjournment Proposal. See “—If my broker holds my shares in ‘street name,’ will my broker vote my shares for me?” below.

Q. Who can vote at the Special Meeting?

A. Only stockholders of record of shares of Company common stock at the close of business on [●], 2025, (the “record date”) are entitled to receive notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof. On the record date, there were [●] shares of Company common stock issued and outstanding and entitled to vote at the Special Meeting, held by [●] stockholders of record. Holders of Company preferred stock do not have the right to vote their shares of Company preferred stock on the Transaction Proposal and the Adjournment Proposal.

Registered Stockholders. If shares of Company common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Special Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.” If you are a stockholder of record, you may vote via the virtual meeting website at the Special Meeting, by mail or over the Internet. Whether or not you plan to attend the Special

Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote via the virtual meeting website if you have already voted by proxy. Voting via the virtual meeting website at the Special Meeting will revoke your proxy.

Street Name Stockholders. If shares of Company common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of the Company common stock on your own behalf at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

Q. If my broker holds my shares in “street name,” will my broker vote my shares for me?

A. All brokers registered as members with The New York Stock Exchange (“NYSE”) are subject to NYSE rules and, accordingly, NYSE rules apply to the voting of all shares held in a brokerage account, including shares of a company listed on Nasdaq. Under the rules of NYSE, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the Transaction Proposal and the Adjournment Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters, which we refer to generally as “broker non-votes.” Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the Special Meeting.

Q. How many votes do I have?

A. Each holder of Company common stock is entitled to one vote on all matters properly brought before the Special Meeting for each share of Company common stock that such holder owned at the close of business on of the record date of [●], 2025. At the close of business on the record date, there were a total of [●] shares of Company common stock issued and outstanding and entitled to vote at the Special Meeting, held by [●] holders of record.

Q. What is the quorum requirement?

A. Our Amended and Restated Bylaws (“bylaws”) provide that the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. Holders of Company preferred stock are not entitled to vote such shares at the Special Meeting and such shares will not be counted for purposes of determining whether a quorum is present.

Abstentions and broker non-votes will be included in the calculation of the number of shares of Company common stock present at the Special Meeting for purposes of determining whether a quorum has been achieved. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the Special Meeting. If a quorum is not present, then under the bylaws, either (i) the holders of Company common stock representing a majority of the voting power present at the Special Meeting, or (ii) the presiding officer of the Special Meeting, may adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment or postponement is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which the holders of Company common stock and proxy holders may be deemed to be present and vote at such adjourned meeting. However, the bylaws provide that if any such adjournment is for more than 30 days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Q. How do I vote?

A. Stockholder of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

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By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your notice. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, on [●], 2025.

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By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your notice. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time, on [●], 2025.

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By Mail. If you requested and received a paper copy of the proxy materials you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the accompanying prepaid envelope. Votes submitted through the mail must be received by [●], 2025.

•	During the Special Meeting. You may vote during the Special Meeting by going to www.virtualshareholdermeeting.com/VIGL2025SM. You will need the 16-digit control number included on your proxy card.

If the Special Meeting is adjourned or postponed, the deadlines above may be extended.

Beneficial Owner. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If you hold your shares of Company common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

By Proxy. If you will not be attending the Special Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the accompanying proxy card. Proxies submitted by mail must be received before the start of the Special Meeting.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Special Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

Q. How can I change or revoke my proxy?

A. You may revoke your proxy by (i) following the voting instruction form and entering a new vote by mail that we receive before the start of the Special Meeting or over the Internet or by telephone by the cutoff time of 11:59 p.m. Eastern Time on the business day immediately prior to the date of the Special Meeting, (ii) attending and voting at the Special Meeting via the virtual meeting website (although attendance at the Special Meeting will not in and of itself revoke a proxy), or (iii) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary by 5:00 p.m. Eastern Time on the business day immediately prior to the date of the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Vigil Neuroscience, Inc., 100 Forge Road, Suite 700, Watertown, MA 02472, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

Q. If a stockholder gives a proxy, how are the shares of Company common stock voted?

A. Regardless of the method you choose to submit your proxy, the individuals named on the accompanying proxy card will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you own shares of Company common stock that are registered in your own name and return a signed proxy card or submit a proxy via the Internet or by telephone, but do not indicate how you wish your shares of Company common stock to be voted, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” approval of the Transaction Proposal and “FOR” approval of the Adjournment Proposal.

Q. How are votes counted?

A. For the Transaction Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as if you voted “AGAINST” approval of the Transaction Proposal.

For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have no effect, and will not count as either a vote “FOR” or “AGAINST” the approval of the Adjournment Proposal.

Q. What do I do if I receive more than one proxy or set of voting instructions?

A. If you received more than one proxy card, your shares of Company common stock are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares of Company common stock shown on each proxy card that you receive in order for all of your shares of Company common stock to be voted at the meeting.

Q. What is householding and how does it affect me?

A. The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements. If your family has multiple accounts holding Company common stock, you may have already received householding notification from your bank, broker or other nominee record holder. Please contact your bank, broker or other nominee record holder directly if you have any questions or require additional copies of this proxy statement. They will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. Alternatively, you may also contact the Company by written or oral request to Vigil Neuroscience, Inc., at 100 Forge Road, Suite 700, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: 857-254-4445. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q. What happens if I sell my shares of Company common stock before the Special Meeting?

A. The record date for stockholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Company common stock after the record date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of Company common stock and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares of Company common stock at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares of Company common stock. Even if you sell or otherwise transfer your Company common stock after the record date, we encourage you to complete, date, sign and return the accompanying proxy card or submit a proxy via the Internet or telephone.

Q. What happens if I sell my Company common stock after the Special Meeting but before the Effective Time?

A. If you transfer your shares of Company common stock after the Special Meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares of Company common stock. In order to receive the Merger Consideration, you must hold your shares of Company common stock through the completion of the Merger.

Q. Who is paying for this proxy solicitation?

A. The Company has engaged Okapi Partners LLC (“Okapi”) to assist in the distribution and tabulation of proxies for the Special Meeting. The Company estimates that it will pay Okapi a fee of approximately $25,000 and postage expenses. The Company has agreed to reimburse Okapi for certain fees and expenses and will also indemnify Okapi, its affiliates and their respective officers, directors, employees and agents against certain losses, claims, damages, costs, charges, counsel fees and expenses, payments, expenses and liabilities. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of shares of Company common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person, but they will not be paid any additional amounts for soliciting proxies.

Q. What do I need to do now?

A. Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please promptly submit your proxy to ensure that your shares of Company common stock are represented at the Special Meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of Company common stock voted at the Special Meeting in one of several ways: (i) using the Internet in accordance with the instructions set forth on the accompanying proxy card, (ii) calling toll-free at 1-800-690-6903 or (iii) completing, signing, dating and returning the accompanying proxy card in the accompanying prepaid reply envelope. If you decide to attend the Special Meeting and vote via the virtual meeting website, your vote via the virtual meeting website will revoke any proxy previously submitted. If you are a beneficial owner of Company common stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q. Should I surrender my shares now?

A. No. Any holder of Book-Entry Shares (as defined below) will not be required to deliver a certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration. For additional information, see the section titled “The Merger Agreement—Surrender and Payment Procedures” beginning on page 83 of this proxy statement.

Q. Am I entitled to exercise dissenters’ rights or rights of appraisal instead of receiving the Merger Consideration for my shares of Company common stock?

A. Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262. Under Delaware law, if the Merger is consummated and certain conditions are met, Company stockholders or beneficial owners who continuously hold their shares of Company common stock through the Effective Time, do not vote in favor of the Transaction Proposal, properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the Transaction Proposal and otherwise comply with, and do not validly withdraw or otherwise lose their appraisal rights under, the applicable provisions of Delaware law will be entitled to appraisal rights to receive, in cash, the “fair value” of their shares of Company common stock as determined by the Delaware Court of Chancery in accordance with Section 262, the provisions of which are summarized in this proxy statement. If the Merger is consummated and certain conditions are met, Company stockholders and beneficial owners who properly exercise their appraisal rights in compliance with Section 262 will be entitled to have the Delaware Court of Chancery determine, and to be paid, the “fair value” of their shares of Company common stock, exclusive of any element or value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” The appraisal amount could be more than, the same as or less than the amount a Company stockholder would be entitled to receive under the terms of the Merger Agreement. For additional information, see the section titled “Appraisal Rights.” The relevant section of the DGCL regarding appraisal rights, as in effect both at the time of the parties’ entry into the Merger Agreement, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. For additional information, see the section titled “The Special Meeting—Dissenters’ Rights” beginning on page 35 of this proxy statement.

Q. Who can help answer any other questions I might have?

A. If your shares are registered directly in your name through our transfer agent, or you have stock certificates registered in your name, and you need additional copies of this proxy statement or the accompanying proxy card or voting instructions, please contact our proxy tabulator by email or by phone:

Email: info@okapipartners.com

Stockholders Call (toll-free): (877) 869-0171

Banks and Brokers Call: (212) 297-0720

If your shares are held in the name of a bank, broker, or other nominee, you will receive instructions from your bank, broker, or other nominee of record if you need additional copies of this proxy statement or the accompanying proxy card or voting instructions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain express or implied forward-looking statements, which are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and other applicable law. Such express or implied forward-looking statements, include, without limitation, statements regarding: the Company’s strategy, business plans and focus; the potential therapeutic benefit of the Company’s product candidates, including iluzanebart (“VGL101”) and VG-3927; the return of the rights to VGL101 to Amgen, Inc. (“Amgen”), the original licensor, under the Amgen Consent (as defined below) (the “VGL101 Return”); the progress and timing of the clinical development of the Company’s product candidates and programs; beliefs about observations made analyzing preclinical study and clinical trial data to date; and the future operations and performance of Parent and the Company. All statements other than statements of historical fact contained in this proxy statement are forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “will,” “could,” “would,” “should,” “may,” “expect,” “plan,” “design,” “anticipate,” “intend,” “believe,” “contemplate,” “estimate,” “predict,” “project,” “potential,” “possible,” “continue,” “target,” “seek,” variations of such words, or the negative of these words, and similar expressions may identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied:

•

statements regarding the transaction and related matters, expected timelines for completing the transaction, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses;

•

statements of targets, plans, objectives or goals for future operations, including those related to Parent’s and the Company’s products, potential therapeutic benefit, product research, product development, product introductions and product approvals as well as cooperation in relation thereto;

•

statements containing projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures;

•	statements regarding future economic performance, future actions and outcomes of any potential future legal proceedings; and

•	statements regarding the assumptions underlying or relating to such statements.

These statements are based on current beliefs, judgments and assumptions based upon information currently available the Company’s management and utilized to develop plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. The Company cautions that a number of important factors, including those described in this document, could cause actual results to differ materially from those contemplated in any forward-looking statements.

Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations) or the receipt of the requisite approval of the Company’s stockholders; the possibility that the proposed transaction may not be completed in the time frame expected, or at all; the possibility that the VGL101 Return may not be completed in the anticipated time frame or at all; failure to realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the transaction on relationships with employees, other business partners or governmental entities; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; negative effects of this announcement on the market price of the Company’s common stock and/or Parent’s or the Company’s operating results; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks related to non-achievement of the CVR milestone and that holders of the CVRs will not receive payments in respect of the CVRs; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; potentially significant political, trade or regulatory developments and other circumstances beyond the Company’s control, including government shutdowns, layoffs, voluntary resignations and reorganizations, new legislation and executive orders, trade disputes and tariffs; transaction costs; actual or contingent liabilities; risk of litigation and/or regulatory actions related to the proposed transaction; the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction; adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks and their impact on Parent’s and the Company’s respective businesses, operations, supply chain, patient enrollment and retention, clinical trials, strategy, goals and anticipated milestone; government-mandated or market-driven price decreases for Parent’s or the Company’s products; introduction of competing products; reliance on information technology; Parent’s or the Company’s ability to successfully market current and new products; Parent’s, the Company’s and their collaborators’ ability to continue to conduct research and clinical programs; the Company’s ability to successfully demonstrate the efficacy and safety of its product candidates, the therapeutic potential of its product candidates and the preclinical or clinical results for its product candidates, which may not support further development of such product candidates; comments, feedback and actions of regulatory agencies; exposure to product liability and legal proceedings and investigations; and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the SEC and the Company’s other filings with the SEC.

Any forward-looking statements speak only as of the date of this proxy statement and are made based on the current beliefs, judgments and assumptions based upon information currently available to the Company’s management. Forward-looking statements contained in this proxy statement are made as of the date of this proxy statement, and the Company undertakes no duty to update publicly or revise such information except as required under applicable law. Readers should not rely upon the information on this page as current or accurate after its publication date. The Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for Company’s management to predict all risks, nor assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. You should read this proxy statement and the documents that the Company files with the SEC with the understanding that the Company’s actual future results, levels of activity, performance, and events and circumstances may be materially different from what the Company expects.

PARTIES TO THE MERGER

Vigil Neuroscience, Inc.

The Company, a Delaware corporation, is a clinical-stage biotechnology company dedicated to improving the lives of patients, caregivers and families affected by rare and common neurodegenerative diseases by pursuing the development of disease-modifying therapeutics to restore the vigilance of microglia. Microglia are the sentinel immune cells of the brain and play a critical role in maintaining central nervous system health and responding to damage caused by disease. Leveraging recent research implicating microglial dysfunction in neurodegenerative diseases, the Company utilizes a precision medicine approach to develop a pipeline of therapeutic candidates, initially addressing genetically defined patient subpopulations, that it believes will activate and restore microglial function. The Company’s first therapeutic candidates are designed to activate Triggering Receptor Expressed on Myeloid Cells 2 (“TREM2”), a key microglial receptor protein that mediates responses to environmental signals in order to maintain brain health and whose dysfunction is linked to neurodegeneration. The Company has two clinical programs that are designed to target TREM2. The Company’s first clinical candidate, iluzanebart (“VGL101”), is a fully human monoclonal antibody TREM2 agonist that recently completed a Phase 2 clinical trial in patients with adult-onset leukoencephalopathy with axonal spheroids and pigmented glia, a rare and fatal neurodegenerative disease. The Company’s second clinical candidate, VG-3927, is an orally bioavailable small molecule TREM2 agonist that is being developed for the potential treatment of Alzheimer’s disease.

The Company’s principal executive office is located at 100 Forge Road, Suite 700, Watertown, MA 02472. The Company’s telephone number is (857) 254-4445. The Company website address is www.vigilneuro.com/. The Company common stock is listed and trades on Nasdaq under the symbol “VIGL.”

The information provided on the Company’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference here or by any other reference to its website provided in this proxy statement. Additional information about the Company is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

Sanofi

Parent is a société anonyme, a form of limited liability company, organized under the laws of France. Parent is a leading global healthcare company, focused on patient needs and engaged in the research, development, manufacture and marketing of therapeutic solutions. Parent’s principal executive office is located at 46, avenue de la Grande Armée, 75017 Paris, France.

Vesper Acquisition Sub, Inc.

Merger Sub was incorporated in Delaware on April 16, 2025, as a wholly owned subsidiary of Parent, solely for the purpose of engaging in the Transactions (as defined below), including the Merger.

Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions. Upon completion of the Merger, Merger Sub will be merged with and into the Company, and Merger Sub will cease to exist.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of the Company as part of a solicitation of proxies by the Board of Directors for use at the special meeting to be held at the time specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides stockholders of the Company with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held online on [●], 2025, at [●] a.m., Eastern Time, or at any postponement or adjournment thereof. You will be able to attend the Special Meeting by registering at www.virtualshareholdermeeting.com/VIGL2025SM and entering your 16-digit control number included in your proxy materials.

Purpose of the Special Meeting

At the Special Meeting, holders of record as of the close of business on [●], 2025 of Company common stock will be asked to consider and vote on:

•	a proposal to adopt the Transaction Proposal; and

•	a proposal to adopt the Adjournment Proposal.

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the above proposals.

Our stockholders must approve the Transaction Proposal in order for the Merger to occur. If our stockholders fail to approve the Transaction Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety.

Record Date and Quorum

The Board of Directors has fixed the close of business on [●], 2025, as the record date for the Special Meeting, and only holders of record of shares of Company common stock on the record date are entitled to notice of, and to vote at (in person by proxy), the Special Meeting.

You are entitled to receive notice of, and to vote at, the Special Meeting and at any adjournment or postponements thereof if you owned Company common stock at the close of business on the record date. You will be entitled to one vote for each share of Company common stock that you owned at the close of business on the record date. As of the close of business on the record date, there were [●] shares of Company common stock outstanding and entitled to vote at the Special Meeting, held by [●] stockholders of record. You will be entitled to one vote on all matters properly coming before the Special Meeting for each share of Company common stock that you owned on the record date.

Holders of a majority of the outstanding shares of Company common stock entitled to vote constitute a quorum for the purposes of the Special Meeting. Shares of Company common stock represented at the Special Meeting but not voted, including shares of Company common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed to solicit additional proxies. Pursuant to the bylaws, approval of the adjournment of the Special Meeting in a situation in which a quorum is not present or represented at the Special Meeting requires the affirmative vote of holders of a majority of the shares of Company common stock present at the Special Meeting and entitled to vote on the proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present at the Special Meeting and entitled to vote on the proposal.

Attendance

Only stockholders of record as of the record date, their duly authorized proxy holders, beneficial stockholders with proof of ownership and our guests may attend the Special Meeting.

Vote Required

Approval of the Transaction Proposal requires the affirmative vote of holders of a majority of the issued and outstanding shares of Company common stock entitled to vote on the Transaction Proposal. For the Transaction Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” the Transaction Proposal. If your shares of Company common stock are registered directly in your name with our transfer agent, you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of shares of Company common stock properly cast for and against the Adjournment Proposal at the Special Meeting and entitled to vote on the Adjournment Proposal. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of the Adjournment Proposal, if you attend the Special Meeting and abstain on such proposal, or if you have submitted a proxy and abstained on such proposal, this will have no effect on the outcome of the Adjournment Proposal, and it will not be counted as either “FOR” or “AGAINST” the Adjournment Proposal.

If your shares of Company common stock are registered directly in your name with our transfer agent, you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of Company common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following their instructions for voting.

Banks, brokerage firms or other nominees who hold shares in street name for customers generally have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, including the Transaction Proposal and Adjournment Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters. Any broker non-votes would be counted for purposes of determining a quorum at the Special Meeting and as votes “AGAINST” the Transaction Proposal. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the Special Meeting.

If you are a stockholder of record, you may have your shares of Company common stock voted on matters presented at the Special Meeting in any of the following ways:

•

By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your notice. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, on [●], 2025.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your notice. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time, on [●], 2025.

•

By Mail. If you requested and received a paper copy of the proxy materials you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the accompanying prepaid envelope. Votes submitted through the mail must be received by [●], 2025.

•	During the Special Meeting. You may vote during the Special Meeting by going to www.virtualshareholdermeeting.com/VIGL2025SM. You will need the 16-digit control number included on your proxy card.

If you are a beneficial owner, you should receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company common stock voted. Please note that if you are a beneficial owner and wish to vote via the virtual meeting website at the Special Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the Special Meeting.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with our corporate secretary by the time the Special Meeting begins.

If you submit a proxy, regardless of the method you choose to submit such proxy, the individuals named on the accompanying proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” approval of the Transaction Proposal and “FOR” approval of the Adjournment Proposal.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ACCOMPANYING PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING VIA THE VIRTUAL MEETING WEBSITE.

As of the close of business on the record date, the Supporting Stockholders collectively beneficially owned approximately [●]% of the total voting power of the outstanding shares of Company common stock.

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet or by returning the accompanying proxy card in the envelope provided, or may vote via the virtual meeting website by attending the Special Meeting. If your shares of Company common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote via the virtual meeting website at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of Company common stock will be treated as a vote “AGAINST” the proposal to approve the Transaction Proposal and have no effect on the proposal to adopt the Adjournment Proposal.

You have the right to revoke a proxy, whether submitted over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a proxy at a later date through any of the methods available to you, by giving written notice of revocation to the Company’s corporate secretary, which must be filed with the corporate secretary by 5:00 p.m. Eastern Time on the business day immediately prior to the date of the Special Meeting, or by virtually attending the Special Meeting and by voting via the virtual meeting website. Virtually attending the Special Meeting alone, without voting at the Special Meeting, will not be sufficient to revoke your proxy. Written notice of revocation should be mailed to: Vigil Neuroscience, Inc., 100 Forge Road, Suite 700, Watertown, MA 02472, Attention: Corporate Secretary.

Adjournments

Although not currently expected, the Special Meeting may be adjourned, if necessary, desirable or appropriate, to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of adopting the Transaction Proposal. Pursuant to the bylaws, approval of the adjournment of the Special Meeting in a situation in which a quorum is not present or represented by proxy at the Special Meeting requires either (i) the affirmative vote of the holders of Company common stock representing a majority of the voting power present at the Special Meeting and entitled to vote on the Adjournment Proposal, or (ii) the presiding officer of the Special Meeting to adjourn the meeting. The Special Meeting may be held as adjourned without further notice other than an announcement at the Special Meeting at which the adjournment or postponement is taken of the hour, date and place, if any, to which the Special Meeting is adjourned and the means of remote communications, if any, by which the holders of Company common stock and proxy holders may be deemed to be present and vote at such adjourned Special Meeting. However, the bylaws provide that if any such adjournment is for more than 30 days, or if after an adjournment a new record date for determining stockholders entitled to vote is fixed for the adjourned Special Meeting, a notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned Special Meeting, shall be given to each stockholder of record entitled to vote at the adjourned Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Anticipated Date of Completion of the Merger

We are working towards completing the Merger as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by our stockholders of the Transaction Proposal, we anticipate that the Merger will be completed in the third quarter of 2025. If our stockholders vote to approve the Transaction Proposal, the Merger will become effective as soon as practicable following the satisfaction or waiver of the other conditions to the Merger, subject to the terms of the Merger Agreement. For additional information, see the section titled “The Merger Agreement—Closing and Effective Time of the Merger” beginning on page 80 on this proxy statement.

Dissenters’ Rights

If the Merger is consummated and certain conditions are met, the Company’s stockholders or beneficial owners who continuously hold their shares of Company common stock through the Effective Time, who do not vote in favor of nor consent to the Transaction Proposal, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the Transaction Proposal and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law will be entitled to appraisal rights to receive, in cash, the fair value of their shares as determined by the Delaware Court of Chancery under Section 262. This means that the Company’s stockholders or beneficial owners may be entitled to have their shares of Company common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be “fair value” (or in certain circumstances described in further detail in the section of this proxy statement titled “Appraisal Rights,” on the difference between the amount determined to be the “fair value” and the amount paid by the Surviving Corporation in the Merger to each Company stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, the Company’s stockholders or beneficial owners who wish to seek appraisal of their shares of Company common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

The Company’s stockholders or beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 could be more than, the same as, or less than the value of the Merger Consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Company common stock.

To exercise appraisal rights, the Company’s stockholders must: (i) deliver a written demand for appraisal to the Company before the vote is taken on the Transaction Proposal at the Special Meeting; (ii) not submit a proxy or otherwise vote in favor of the Transaction Proposal; (iii) continue to hold shares of Company common stock of record through the Effective Time; and (iv) comply with all other procedures for exercising and perfecting appraisal rights under the DGCL. Failure to follow the procedures specified under the DGCL will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all persons who otherwise would be entitled to appraisal rights unless certain stock ownership conditions are satisfied by the Company’s stockholders who properly and timely demand appraisal in accordance with Section 262. The DGCL requirements for exercising and perfecting appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262. The relevant section of the DGCL regarding appraisal rights, as in effect at the time of the parties’ entry into the Merger Agreement, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

If you hold your shares of Company common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified listed required by Section 262(f) of the DGCL. For additional information, see the section titled “Appraisal Rights” beginning on page 109 of this proxy statement.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Okapi to assist in the solicitation of proxies for the Special Meeting. The Company estimates that it will pay Okapi a fee of approximately $25,000 and postage expenses. The Company has agreed to reimburse Okapi for certain fees and expenses and will also indemnify Okapi, its affiliates and their respective officers, directors, employees and agents against certain losses, claims, damages, costs, charges, counsel fees and expenses, payments, expenses and liabilities. The Company may also reimburse banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of shares of Company common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person, but they will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If your shares are registered directly in your name through our transfer agent, or you have stock certificates registered in your name, and you need additional copies of this proxy statement or the accompanying proxy card or voting instructions, please contact our proxy tabulator by email or by phone:

Email: info@okapipartners.com

Stockholders Call (toll-free): (877) 869-0171

Banks and Brokers Call: (212) 297-0720

If your shares are held in the name of a bank, broker, or other nominee, you will receive instructions from your bank, broker, or other nominee of record if you need additional copies of this proxy statement or the accompanying proxy card or voting instructions.

THE VOTING AND SUPPORT AGREEMENTS

In connection with the execution of the Merger Agreement, Ivana Magovčević-Liebisch, the Company’s chief executive officer, Bruce Booth, Atlas Venture Fund XII, L.P. and Atlas Venture Opportunity Fund I, L.P. (the “Supporting Stockholders”) entered into voting and support agreements (the “Voting and Support Agreements”) with Parent. Each of the Voting and Support Agreements follows the same form. The following is a summary of the material provisions of the Voting Support Agreements, a copy of which is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference.

As of the close of business on the record date, the Supporting Stockholders collectively beneficially owned approximately [●]% of the total voting power of the outstanding shares of Company common stock. In the event any Supporting Stockholder acquires record ownership or beneficial ownership of shares of Company common stock after the execution of the Voting and Support Agreement, such additional shares will automatically become subject to the Voting and Support Agreement. The shares of Company common stock subject to the Voting and Support Agreement are referred to in this section as “Covered Shares.”

Voting Provisions

Under the Voting and Support Agreements, each Supporting Stockholder agreed to vote or cause to be voted all Covered Shares: (i) in favor of (a) the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related thereto; (b) without limitation of the preceding clause (a), the approval of any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held and (c) each of the transactions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement; (iii) against any of the following actions (other than those actions that relate to the approval of the Merger or any other transactions contemplated by the Merger Agreement) (a) merger, consolidation, statutory conversion, statutory domestication, statutory transfer, share exchange, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its subsidiaries, (b) sale, lease, exchange, transfer or other disposition of a material amount of the assets of the Company or any of its subsidiaries, (c) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries, (d) any material change in the capitalization of the Company or any of its subsidiaries, or the corporate structure of the Company or any of its subsidiaries or any amendment, modification, supplement or other change in the Company’s organizational documents, (e) any Transaction Proposal or (f) any other action, proposal, transaction or agreement that would reasonably be expected to materially prevent, nullify, impede, interfere with, delay, postpone, frustrate, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement; (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the applicable Supporting Stockholder contained in the Voting and Support Agreement; and (v) in favor of any other matter necessary or appropriate to the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

Each Supporting Stockholder also has agreed that at any meeting of the Company stockholders, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the Company stockholders is sought (including the Special Meeting), will appear (in person or by proxy) at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum.

Restrictions on Transfer

Pursuant to the Voting and Support Agreement, subject to certain limited exceptions, each Supporting Stockholder agreed that, during the term of the Voting and Support Agreement, it will not directly or indirectly sell, assign, transfer, pledge, encumber, grant a security interest in, hypothecate, gift, distribute, or otherwise dispose of (whether by sale, merger, consolidation, statutory conversion, statutory domestication, statutory transfer, share exchange, business combination transaction, by operation of law or otherwise), or enter into any Contract, option, put, call or other agreement arrangement or understanding with respect to such transfer.

Waiver of Appraisal Rights

Under the Voting and Support Agreement, the Supporting Stockholders irrevocably waived and agree not to exercise any and all rights of appraisal, dissenters’ rights or any similar rights, including pursuant to Section 262, in respect of such Covered Shares that the Supporting Stockholder may have or that may arise in connection with the Merger.

Termination

The Voting and Support Agreements will terminate automatically, without any notice or other action by any person, upon the earliest of (i) such date and time as the Merger Agreement shall have been validly terminated, (ii) the Effective Time, (iii) with respect to each Supporting Stockholder, the delivery of written notice of termination by such Supporting Stockholder to Parent following an adverse amendment to the Merger Agreement made without the consent of such Supporting Stockholder, or (iv) with respect to each Supporting Stockholder, mutual written agreement of such Supporting Stockholder and Parent to terminate the Voting and Support Agreement.

Stockholder Capacity Only

Each of the Supporting Stockholders has entered into a Voting and Support Agreement solely in such Supporting Stockholder’s capacity as a stockholder of the Company, and not in such Supporting Stockholder’s capacity as a director, officer or employee of the Company, as applicable. Nothing in the Voting and Support Agreement will be construed to prohibit the Supporting Stockholder from taking any action (or omitting to take any action) in his or her capacity as an officer or member of the Board of Directors or from taking any action with respect to any Transaction Proposal solely in his or her capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

THE TRANSACTION (PROPOSAL NO. 1)

The Company is requesting stockholders to adopt and approve the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections of this proxy statement entitled “The Merger” and “The Merger Agreement.” This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE TRANSACTION PROPOSAL.

THE MERGER

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board of Directors, the Transaction Committee (as defined below) or the representatives of Vigil, Sanofi and other parties.

Vigil is a clinical-stage biotechnology company dedicated to improving the lives of patients, caregivers, and families affected by rare and common neurodegenerative diseases by pursuing the development of disease-modifying therapeutics to restore the vigilance of microglia, which are the sentinel immune cells of the brain and play a critical role in maintaining central nervous system health and responding to damage caused by disease. Leveraging recent research implicating microglial dysfunction in neurodegenerative diseases, Vigil is utilizing a precision medicine approach to develop a pipeline of therapeutic candidates, initially addressing genetically defined patient subpopulations, that the Company believes will activate and restore microglial function. Vigil’s therapeutic candidates are designed to activate TREM2, a key microglial receptor protein that mediates responses to environmental signals in order to maintain brain health and whose dysfunction is linked to neurodegeneration. Vigil has two clinical programs that are designed to target TREM2: (i) VGL101, a fully human monoclonal antibody TREM2 agonist, which is being returned to Amgen, the original licensor, pursuant to the terms of the Amgen Consent; and (ii) VG-3927, an orally bioavailable small molecule TREM2 agonist that is being developed for the potential treatment of Alzheimer’s disease.

The Company’s senior management and the Board of Directors regularly review the Company’s performance and prospects in light of its business and developments in the biopharmaceutical industry and potential strategic opportunities to enhance stockholder value. As part of this process, from time to time, the Company’s senior management has engaged in business development and/or strategic partnering discussions with participants in the biopharmaceutical industry, including Sanofi, and has reported regularly to the Board of Directors on potential partnering and collaboration opportunities.

In addition, from time to time, the Company has received unsolicited inquiries or non-binding offers from various parties who have expressed a desire to discuss whether there would be mutual interest in a potential strategic transaction involving the Company, including strategic parties who have engaged or sought to engage in discussions with other companies within Vigil’s industry.

For example, following meetings at the 2024 J.P. Morgan Annual Healthcare Conference in San Francisco, California, in February 2024, a global, publicly-traded pharmaceutical company (“Party A”) sent the Company a written non-binding proposal to acquire the Company for upfront cash and non-tradable CVRs payable in cash (the “February 2024 Party A Proposal”). The February 2024 Party A Proposal indicated that it was subject to Party A’s completion of due diligence, including a review of an unredacted copy of the Exclusive License Agreement, dated July 9, 2020 (including the related Letter Agreement, dated June 29, 2021) by and between the Company and Amgen (“Amgen License”) and related documents, and the negotiation of a definitive agreement.

Following receipt of the February 2024 Party A Proposal, from February 2024 through June 2024, as directed by the Board of Directors, the Company’s senior management and representatives of Centerview Partners LLC (“Centerview”), which, given its relationship and knowledge of Vigil was requested by Vigil’s senior management to provide initial guidance and support to the Company, contacted six large pharmaceutical companies (not including Sanofi), including two additional global, publicly-traded pharmaceutical companies (referred to as “Party B” and “Party C”), regarding interest in a potential acquisition of the Company. Each of Party A and Party B entered into a new confidentiality agreement or amended existing confidentiality agreements with the Company to facilitate further discussions. These confidentiality agreements included customary non-disclosure and non-use provisions, but no express standstill provisions. Party A and Party B were each given access to due diligence information regarding the Company, and Vigil senior management engaged in discussions with, and responded to due diligence requests from, such parties from time to time.

In March 2024, Party B sent the Company a written non-binding proposal to acquire the Company for upfront cash and CVRs payable in cash, the closing of which would be conditioned upon a concurrent spin-off of the VGL101 business to the Company’s stockholders (the “March 2024 Party B Proposal”). The March 2024 Party B Proposal indicated that it was subject to Party B’s completion of due diligence and satisfactory treatment of the intellectual property licensed from Amgen. None of the other five parties which were contacted by the Company’s senior management and representatives of Centerview, including Party C, expressed an interest in pursuing a potential acquisition of the Company and discussions did not progress beyond the preliminary phase.

Between March 2024 and June 2024, members of the Company’s senior management and representatives of Centerview, as directed by the Board of Directors, discussed a potential transaction with representatives of Party A and Party B and a potential increase to the value offered. Although Party B did increase its offer price modestly, neither Party A nor Party B were willing to increase their offer prices in any meaningful way before the Company’s anticipated release of incremental data and therefore, the Board of Directors determined to discontinue discussions with Party A and Party B with respect to a potential sale transaction at that time.

In March 2024, senior representatives of Sanofi contacted the Company to discuss a potential licensing transaction involving VG-3927. In connection with such discussions, on April 12, 2024, the Company and Sanofi entered into a confidentiality agreement, which did not include an express standstill provision. In March 2024 and April 2024, senior representatives of Sanofi had calls with Vigil management during which the Company indicated that the Company may be amenable to discussing a transaction involving an investment by Sanofi in the Company in return for the issuance of preferred stock in the Company and the granting of a limited exclusive right of first negotiation with respect to VG-3927.

On April 30, 2024, Sanofi sent Vigil a non-binding written proposal, which proposed a $40.0 million strategic investment by Sanofi in the Company for the purchase of non-voting preferred shares of the Company, as well as the receipt of an exclusive right of first negotiation for an exclusive worldwide license to develop and commercialize the Company’s TREM2 small molecule program, including VG-3927. Between April and June 2024, Sanofi conducted diligence on the Company and the Company and Sanofi negotiated the terms for such transaction.

On June 26, 2024, the Board of Directors held a meeting at which members of management and representatives from Goodwin Procter LLP (“Goodwin”), the Company’s outside counsel, were present. At this meeting, Ivana Magovčević-Liebisch, PhD, JD, Chief Executive Officer of the Company, summarized the key transaction terms of the securities purchase agreement with Aventis Inc., a subsidiary of Sanofi, pursuant to which Sanofi would make a $40.0 million strategic investment in the Company through the purchase of 537,634 of the Company’s Series A non-voting preferred shares (the “Series A Preferred Stock Transaction”). In connection with the Series A Preferred Stock Transaction, Vigil would grant Sanofi the exclusive right of first negotiation (the “ROFN Agreement”) for a license, grant or transfer of rights to research, develop, manufacture and commercialize the Company’s small molecule TREM2 agonist program, including its clinical candidate, VG-3927 (the “Exclusive VG-3927 License”), which would allow the Company to continue to develop VG-3927 independently and potentially increase the value of the asset while allowing the Company to pursue other strategic transactions, as the exclusive right did not include for example, transactions involving VGL101 or a transaction providing for the sale of the entire Company. Following discussion, the Board of Directors approved the Series A Preferred Stock Transaction, and on June 27, 2024, the Company entered into and publicly announced the Series A Preferred Stock Transaction.

During late 2024 and early 2025, Party A, Party B, Party C and Sanofi contacted Vigil to inquire as to whether Vigil would be interested in meeting with such parties at the 2025 J.P. Morgan Annual Healthcare Conference in San Francisco, California (the “2025 J.P. Morgan Conference”) to discuss recent updates to the Company’s business and have preliminary discussions regarding pursuing a potential strategic transaction with the Company, which, in the case of Party A, Party B, and Party C, would be a continuation of the conversations the parties had between March 2024 and June 2024 regarding a transaction providing for the sale of the

Company. Each of Party A, Party B and Party C entered into amendments to existing confidentiality agreements with Vigil to facilitate those discussions, which amended agreements included customary non-disclosure and non-use provisions, but no express standstill provisions. During the same period, Vigil contacted or was contacted by multiple biotech and pharmaceutical companies, including a privately-held pharmaceutical company (“Party D”), to inquire as to whether the parties would be interested in meeting with the Company at the 2025 J.P. Morgan Conference to discuss recent updates to the Company’s business and have preliminary discussions regarding pursuing a potential partnering relationship with respect to VGL101. Eight parties, including Party D, entered into a confidentiality agreement or an amendment to an existing confidentiality agreement with Vigil to facilitate further discussion. These confidentiality agreements included customary non-disclosure and non-use provisions, but no express standstill provisions.

From August 2024 to March 2025, pursuant to and in compliance with the ROFN Agreement, members of Vigil management engaged in discussions with Sanofi regarding the Exclusive VG-3927 License, and Sanofi conducted due diligence and reviewed certain Vigil materials in a virtual data room maintained for purposes of the ROFN Agreement.

In January 2025, while in attendance at the 2025 J.P. Morgan Conference, pursuant to and in compliance with the ROFN Agreement, representatives of Vigil, including Dr. Magovčević-Liebisch, met with representatives of each of Party A, Party B, and Party C regarding a potential strategic transaction providing for the sale of the Company, met with representatives of Sanofi regarding VG-3927, and met with representatives of 17 biotech and pharmaceutical companies, including Party D, and engaged in exploratory conversations with respect to the possibility of a potential partnering relationship with respect to VGL101.

On January 23, 2025, the Company issued a press release announcing positive data from its completed Phase 1 clinical trial evaluating VG-3927 in healthy adults and study subjects with Alzheimer’s disease.

Following the release of the positive data from the Company’s completed Phase 1 clinical trial evaluating VG-3927 on January 23, 2025, and the delivery of a data package regarding such clinical trial to Sanofi pursuant to the ROFN Agreement, beginning on February 25, 2025, representatives of Vigil and Sanofi exchanged drafts of a concept sheet for the key terms of the Exclusive VG-3927 License.

On March 17, 2025, Sanofi sent Vigil a notice of interest pursuant to the ROFN Agreement confirming that Sanofi desired to enter into exclusive negotiations with Vigil with respect to a transaction covered by the ROFN Agreement.

On March 18, 2025, Party A sent Vigil an unsolicited, written and non-binding proposal to acquire all of the outstanding shares of the Company for $8.00 per share in cash in upfront consideration and an additional $2.00 in cash per share in the form of CVRs, $1.00 of which would be payable upon submission to the U.S. Food and Drug Administration (“FDA”) of a Biologics License Application for VGL101 and $1.00 of which would be payable upon the first patient first dose of a Phase 3 study for VG-3927 (the “March 18 Party A Proposal”). The March 18 Party A Proposal specified that it was contingent upon Vigil and Amgen’s agreement to amend the Amgen License in a way that was suitable to Party A.

Also on March 18, 2025, the Board of Directors held a meeting at which members of Vigil management and representatives of Centerview and Goodwin were present. At this meeting, the meeting participants (without representatives of Centerview present) discussed the selection of financial advisors to assist the Board of Directors in a review of strategic alternatives based on, among other factors, the advisor’s qualifications, professional reputation and industry expertise. Based on those factors, along with its understanding of the Company and its business, the Board of Directors selected Centerview to assist with this review and directed Vigil management to negotiate the terms of Centerview’s engagement. Members of Vigil management and representatives of Centerview then reviewed the March 18 Party A Proposal with the Board of Directors. Goodwin provided an overview of the Board of Directors’ fiduciary duties in the context of evaluating a potential sale of the Company for cash and Centerview provided an overview of its preliminary financial analyses of Vigil.

Dr. Magovčević-Liebisch led a discussion regarding the current macro-economic conditions and financial trends, and the fundraising that would be needed to support the Company’s operations as a standalone entity in the near future. The Board of Directors had a discussion regarding whether any other pharmaceutical and biotechnology companies might have interest in a potential strategic transaction with Vigil, including weighing the potential benefits of outreach to other potential counterparties against the potential risks, such as the risk of leaks inherent in such a process and the potential impact on Vigil’s business of such leaks. As part of this discussion, the Board of Directors considered the prior interactions between Vigil management and other industry participants, including the results of the recent review of potential licensing opportunities. At the conclusion of this discussion, the Board of Directors determined that any outreach should include those parties that would be most likely to have interest in Vigil, be able to move decisively and have the ability to consummate a transaction of this size and nature. Accordingly, based on this criteria, the Board of Directors determined that Centerview should contact Party B and Party C with respect to their potential interest in an acquisition of Vigil, and that management should notify Sanofi that Vigil had received an unsolicited proposal from Party A as required under the ROFN Agreement. The Board of Directors then discussed Party A’s request for access to the Company’s virtual data room and authorized management to provide Party A with such access. Also during this meeting, the Board of Directors directed Vigil management to prepare long-range financial projections for Vigil as a standalone entity (without completing a strategic transaction with Party A or any other party) and related underlying assumptions.

On March 19, 2025, as directed by the Board of Directors, representatives of Centerview contacted representatives of Party B and Party C regarding their respective potential interest in an acquisition of the Company. Following these conversations, Party B conveyed to representatives of Centerview that Party B was not interested in an acquisition of Vigil at that time as Party B was not interested in acquiring VGL101, but Party B would be interested in a licensing transaction or an asset acquisition, and Party C conveyed to representatives of Centerview that Party C was not interested in pursuing a strategic transaction with Vigil at that time for various reasons, including that Party C was not interested in acquiring VGL101.

On March 20, 2025, Party D sent Vigil an unsolicited, written and non-binding proposal to acquire an exclusive, sublicensable, license from the Company to import, use, distribute, promote, and sell VGL101 in all member states of the European Union and the European Economic Area for $35.0 million paid upon execution of the license agreement, up to $295.0 million payable upon the occurrence of eight specified milestones, and annual royalty payments, which proposal was subject to the completion of Party D’s diligence, as Party D had only reviewed publicly available information regarding the Company, and assumed that the data from the ongoing Phase 2 IGNITE open-label clinical trial study would be sufficient for filing to and obtaining a Marketing Authorization from European authorities.

On March 21, 2025, Vigil provided representatives of Party A and its advisors access to a virtual data room to facilitate Party A’s corporate due diligence with respect to Vigil.

Also on March 21, 2025, as instructed by the Board of Directors, Dr. Magovčević-Liebisch contacted a senior representative of Sanofi during which Dr. Magovčević-Liebisch notified Sanofi, as required by the ROFN Agreement, that Vigil was engaging in discussions with a third party regarding a transaction pursuant to which Vigil would undergo a change of control, which notice was confirmed in writing in a letter delivered by Vigil to Sanofi on March 24, 2025.

On March 30, 2025, Vigil sent Party D a revised written and non-binding term sheet for Party D to acquire an exclusive, sublicensable, license from the Company to import, use, distribute, promote, and sell VGL101 in all member states of the European Union and the European Economic Area for $50.0 million paid upon execution of the license agreement, up to $305.0 million payable upon the occurrence of eight specified milestones, and annual royalty payments.

On April 2, 2025, Sanofi sent Vigil an unsolicited, written and non-binding proposal to acquire all of the outstanding shares of the Company for $6.00 in cash per share in upfront consideration and an additional $4.00 in cash per share in the form of a CVR, which would be 100% payable upon the first commercial sale of VGL101 in the United States, provided that such sale occur no later than December 31, 2032 (the “April 2 Sanofi Proposal”).

On April 3, 2025, the Board of Directors held a meeting at which members of Vigil management and representatives of Centerview and Goodwin were present. At this meeting, members of Vigil management and representatives of Centerview reviewed the April 2 Sanofi Proposal, which, unlike the March 18 Party A Proposal, was not conditioned on any actions related to the Amgen License. The representatives of Centerview reported on the recent conversation with Party A’s senior representative regarding Party A’s potential interest in an acquisition of Vigil, including that Party A reiterated that the March 18 Party A Proposal was contingent upon Vigil and Amgen’s agreement to amend the Amgen License in a way that was suitable to Party A. The participants discussed that such amendment was not likely to be agreed upon by Amgen, and that the execution risk of a deal with Party A was therefore high. The representatives of Centerview provided feedback received from the various parties contacted, noting that Party B indicated it was only interested in a potential licensing or asset purchase transaction with the Company, and Party C indicated it was not interested in pursuing a potential transaction with the Company. The participants discussed that, for the same reasons discussed at the March 18 meeting (such as macro-economic conditions and financial trends, financing requirements, potential risks and benefits of outreach to counterparties and execution risks), they believed that a strategic transaction would be in the best interest of Company stockholders as compared to a licensing or asset purchase transaction. The representatives of Centerview then reviewed certain preliminary financial analyses related to the March 18 Party A Proposal and the April 2 Sanofi Proposal. The Board of Directors then discussed potential responses to Sanofi regarding the April 2 Sanofi Proposal and related process considerations. The participants discussed the expected timing for announcing the upcoming data read-out for the Phase 2 IGNITE open-label clinical trial, the low likelihood of finding a third party to finance or partner around VGL101 ahead of such read-out and the recent discussions with Party D. Following this discussion, the Board of Directors authorized Centerview to make a counteroffer to Sanofi of $8.00 per share in cash in upfront consideration and an additional $4.00 per share in cash in the form of CVRs, $2.00 of which would be payable upon the first commercial sale of VGL101 in the United States and $2.00 of which would be payable upon the initiation of a Phase 3 study for VG-3927.

Following this discussion, representatives of Goodwin again reviewed with the directors their fiduciary duties under Delaware law, and the process by which potentially conflicted board members, if any, would be recused from certain discussions and decisions to approve a final strategic transaction counterparty in the event that an actual or perceived conflict was determined to exist. Representatives of Goodwin also discussed the potential formation of a committee of the Board of Directors in order to facilitate the process in connection with any such transaction, and the scope of authority that the Board of Directors should consider granting to any such committee. Following this discussion, the Board of Directors resolved to establish, as a matter of convenience and efficiency (and not because of any actual or perceived conflicts of interests), a transaction committee of the Board of Directors (the “Transaction Committee”), consisting of Bruce Booth, DPhil, Cheryl Blanchard, PhD, Mary Thistle, and Stefan Vitorovic. The Board of Directors authorized the Transaction Committee to (i) oversee and provide direction to management and the Company’s advisors between meetings of the Board of Directors with respect to any potential transaction and any alternatives to any such transaction, including not engaging in a transaction, (ii) review, consider and evaluate all proposals that might be received by the Company in connection with any transaction, (iii) participate in and direct the negotiation of the terms and conditions of any transaction, and authorize, monitor and exercise general oversight on behalf of the Company of any and all agreements, proceedings and activities of the Company involving, responding to or relating to any transaction, (iv) consider, review and evaluate any other alternatives, (v) consult with and make such regular reports to the Board of Directors regarding the Transaction Committee’s deliberations or any other developments with respect to any transaction or other alternative, (vi) provide to the Board of Directors a recommendation as to whether the Board of Directors should pursue or abandon pursuit of any transaction or other alternative, or authorize any transaction or other alternative, in each case subject to applicable law, and as to the advisability of any definitive agreements related thereto and (vii) perform such other roles as may be requested by the Board of Directors from time to time.

Throughout the Transaction Committee’s evaluation of a potential strategic transaction, the Transaction Committee conducted formal meetings and provided feedback to transaction terms and documents, and its members also engaged in regular informal discussions with the Company’s management and legal and financial advisors, and with each other.

Following the conclusion of the April 3, 2025 meeting of the Board of Directors, and as authorized by the Board of Directors, a representative of Centerview contacted a senior representative of Sanofi and communicated the counteroffer of $8.00 per share in cash in upfront consideration and an additional $4.00 per share in cash in the form of CVRs.

On April 7, 2025, Sanofi sent Vigil a revised written non-binding proposal to acquire all of the outstanding shares of the Company for $8.00 per share in cash in upfront consideration and an additional $4.00 in cash per share in the form of CVRs, $2.00 of which would be payable upon the fifth patient dosed in the first Phase 3 study of VG-3927 for the treatment of Alzheimer’s disease, so long as such dosing occurred by December 31, 2031, and $2.00 of which would be payable upon the full approval by the FDA of VGL101 so long as such approval occurred by December 31, 2032 (the “April 7 Sanofi Proposal”).

Also on April 7, 2025, a senior representative of Sanofi contacted a representative of Centerview and communicated a request for the parties to agree to an exclusivity period that would provide for exclusive negotiations between the parties and categorized the April 7 Sanofi Proposal as Sanofi’s last, best and final offer.

Later on April 7, 2025, the Transaction Committee held a meeting at which other members of the Board of Directors, members of Vigil management, and representatives of Centerview and Goodwin were present. At this meeting, members of Vigil management and representatives of Centerview reviewed the April 7 Sanofi Proposal, which, unlike the March 18 Party A Proposal, was not conditioned on any actions related to the Amgen License, as well as the feedback Centerview received from a senior representative of Sanofi categorizing the April 7 Sanofi Proposal as Sanofi’s last, best and final offer and that Sanofi was only willing to proceed with further discussions on an exclusive basis. The representatives of Centerview then reviewed certain preliminary financial analyses related to the April 7 Sanofi Proposal. Following discussion, the Transaction Committee determined that the April 7 Sanofi Proposal would maximize value for the Vigil stockholders, offered less execution risk than the Proposal from Party A and directed Vigil’s management and its advisors to negotiate an exclusivity agreement with an exclusivity period ending no later than April 23, 2025, and to communicate to Party A that the parties needed to pause discussions and negotiations. Representatives of Goodwin then reviewed with the Transaction Committee the terms of Centerview’s engagement agreement. The Transaction Committee, pursuant to their delegated authority from the Board of Directors, thereafter authorized Vigil to finalize and execute the engagement letter with Centerview on substantially the terms presented at the meeting. On April 10, 2025, Vigil and Centerview entered into the related engagement letter.

On April 8, 2025, Vigil provided representatives of Sanofi and its advisors access to a virtual data room to facilitate Sanofi’s corporate due diligence with respect to Vigil. Thereafter, Sanofi sent a further list of requested due diligence items to Vigil. In addition to its review of the data room, during the days that followed, Sanofi and its advisors participated in multiple conference calls with senior management and representatives of Vigil as part of their due diligence investigation on topics including intellectual property, research and development, regulatory, commercial, manufacturing, human resources, tax, finance and accounting, and legal due diligence. Sanofi and its advisors continued to perform due diligence through the execution of the Merger Agreement.

Also on April 8, 2025, the Company entered into an amendment to a confidentiality agreement, dated October 11, 2024 with Sanofi, which confidentiality agreement was initially entered into by the Company and Sanofi for the purpose of evaluating a potential licensing or other partnering transaction between the parties, which confidentiality agreement was further amended on April 10, 2025, for the purpose of providing the protocols by which certain highly sensitive information of Vigil would be accessible to a specified subset of Sanofi’s advisors. The confidentiality agreement and amendments did not include a standstill provision.

Later on April 8, 2025, Freshfields US LLP, outside counsel to Sanofi (“Freshfields”), sent an initial draft of an exclusivity agreement to Goodwin, which provided for an exclusivity period terminable upon the earlier of two weeks from the date of execution of the exclusivity agreement or the execution and delivery of a definitive transaction agreement. Representatives of Goodwin sent Freshfields a revised draft of the exclusivity agreement that night, which provided that the exclusivity period would terminate upon the earliest of (i) 11:59 p.m. ET on the date that is 14 days from the date of the Company’s execution of the exclusivity agreement, (ii) Sanofi’s written (a) reduction of the purchase price in the April 7 Sanofi Proposal or (b) change in form of consideration in the April 7 Sanofi Proposal in a manner adverse to the Company or the Company’s equityholders, (iii) Sanofi’s notification that it is no longer interested in pursuing a strategic transaction with the Company, (iv) Sanofi’s public announcement or commencement of a public offer to acquire the Company’s securities or assets or (v) the execution and delivery of a definitive transaction agreement. On April 9, 2025, Sanofi and the Company executed the exclusivity agreement, which provided that the exclusivity period would expire as set forth above.

Also on April 9, 2025, at the direction of the Transaction Committee, representatives of Centerview had a call with a senior representative of Party A, during which representatives of Centerview informed the senior representative of Party A that the parties needed to pause discussions and negotiations.

On April 10, 2025, Party D sent Vigil a revised term sheet for Party D to acquire an exclusive, sublicensable, license from the Company to import, use, distribute, promote, and sell VGL101 in all member states of the European Union and the European Economic Area for $40.0 million paid upon execution of the license agreement, up to $300.0 million payable upon the occurrence of nine specified milestones, and annual royalty payments, which Vigil did not respond to at that time to in accordance with the exclusivity agreement between the Company and Sanofi.

On April 11, 2025, representatives of Freshfields provided Goodwin with an initial draft of the Merger Agreement for the proposed transaction, which provided for the transaction to be structured as a cash tender offer followed immediately by a back-end merger, and included, among other things, (i) a definition of “Material Adverse Effect,” which generally defines the standard for closing risk, without exceptions for regulatory, clinical or similar events or developments, (ii) the treatment of outstanding Company equity awards in connection with the Transactions, (iii) limitations on the efforts and obligations of Sanofi to obtain required antitrust approvals, (iv) the right of the Company to accept a Superior Offer after providing Sanofi with a right to match such proposal, (v) a termination fee equal to 4.5% of the equity value of the Company at the offered price (including the maximum value of the CVRs) payable by the Company in certain circumstances, (vi) a reverse termination fee of 4.5% of the equity value of the Company at the offered price (including the maximum value of the CVRs) payable by Sanofi in the event the Merger Agreement is terminated due to an order prohibiting the transaction that arises under the HSR Act equal to the value of the termination fee payable by the Company and (vii) the request for Dr. Booth, Atlas Venture, and an additional significant stockholder of the Company to execute a tender and support agreement in favor of Sanofi.

On April 14, 2025, the Transaction Committee held a meeting at which other members of the Board of Directors, members of Vigil management, and representatives of Centerview and Goodwin were present. Members of senior management updated the Board of Directors on the due diligence process, timing considerations and transaction status generally.

Also on April 14, 2025, representatives of Goodwin sent to representatives of Freshfields a revised Merger Agreement which provided, among other things, (i) a Termination Fee of 3.0%, (ii) a Reverse Termination Fee of 6.0%, (iii) revisions to the definition of Material Adverse Effect, and (iv) that Dr. Booth, Atlas Venture and Dr. Magovčević-Liebisch would execute a tender and support agreement in favor of Sanofi.

Also on April 14, 2025, representatives of Freshfields provided Goodwin with an initial draft of the form of tender and support agreement, which provided, among other things, that the signatories agree to tender the shares of Company common stock beneficially owned by them to the purchaser in the tender offer.

On April 15, 2025, representatives of Freshfields provided Goodwin with an initial draft of the CVR Agreement which provided, among other things, payment of additional $4.00 in cash per share in the form of CVRs, $2.00 of which would be payable upon the fifth patient dosed in the first Phase 3 study of VG-3927 for the treatment of Alzheimer’s disease, so long as such dosing occurred by December 31, 2031, and $2.00 of which would be payable upon the full approval by the FDA of VGL101 so long as such approval occurred by December 31, 2032.

On April 17, 2025, representatives of Freshfields provided Goodwin with a revised draft of the Merger Agreement which provided, among other things, (i) a Termination Fee of 4.0%, (ii) a Reverse Termination Fee of 5.0%, and (iii) revisions to the definition of Material Adverse Effect.

On April 18, 2025, representatives of Goodwin provided Freshfields with a revised draft of the Merger Agreement which provided, among other things, (i) a Termination Fee of 3.25%, (ii) a Reverse Termination Fee of 6.0%, and (iii) revisions to the definition of Material Adverse Effect.

Also on April 18, 2025, a senior representative of Sanofi called a representative of Centerview and informed Centerview that as a result of Sanofi’s due diligence exercise, Sanofi was not interested in acquiring VGL101, but reaffirmed the offered price per share in the April 7 Sanofi Proposal for Vigil and its small molecule TREM2 agonist platform, including VG-3927 (the “April 18 Proposal”).

Between April 18, 2025 and April 23, 2025, several meetings were held between members of Vigil management, representatives from Centerview and Goodwin, senior representatives from Sanofi, and representatives from Freshfields to discuss a potential path forward given the feedback Sanofi conveyed on April 18, 2025 that Sanofi was not interested in acquiring VGL101.

On April 22, 2025, the Board of Directors held a meeting at which representatives of Centerview and Goodwin were present. Dr. Magovčević-Liebisch provided an update regarding the April 18 Proposal and the possible solutions that had been discussed between the representatives and advisors of the Company and Sanofi on how to divest VGL101 from the transaction with Sanofi. The participants discussed the fact that the exclusivity period with Sanofi would expire on April 23, 2025 and noted that the March 18 Party A Proposal was conditioned upon Vigil’s and Amgen’s agreement to amend the Amgen License in a way that was suitable to Party A but which the Board of Directors believed might not be amenable to Amgen, which would present more execution risk than returning VGL101 to Amgen under the Amgen License. The participants also noted that the other parties that would most likely to be interested in and capable of pursuing a strategic transaction with the Company, Party B and Party C, had each indicated in March 2025 that they were not interested in pursuing a potential transaction to acquire the Company and that delaying the discussions with Sanofi to reengage with Party B and Party C could jeopardize the potential transaction with Sanofi, which the Board of Directors viewed as a significant risk given the low likelihood that Party B or Party C would have a renewed interest in a potential strategic transaction with the Company. The Board of Directors also discussed the meaningful premium being offered by Sanofi and how the challenging market conditions would make fundraising as a standalone company on acceptable terms, in the near term or at all particularly difficult if the transaction with Sanofi did not proceed. The Board of Directors also discussed the feedback Vigil and Centerview had received from potential strategic parties around VGL101, the expected timing for announcing the upcoming data read-out for the Phase 2 IGNITE open-label clinical trial, the low likelihood of finding a third party to finance or partner around VGL101 ahead of such read-out and that a return of the platform to Amgen would be the most prudent course of action for Vigil, its stockholders and for the VGL101 assets. Following discussion, the Board of Directors determined to continue to pursue a sale transaction with Sanofi, but on a non-exclusive basis, and directed the Company’s advisors to prepare a draft letter agreement to be signed by the Company and Amgen pursuant to which the rights to VGL101 would be returned to Amgen, and to contact Amgen to see whether Amgen would be amenable to executing such a letter agreement.

Also on April 22, 2025, as directed by the Board of Directors, Goodwin sent Freshfields a proposal of the terms by which the rights to VGL101 would be returned to Amgen. On April 23, 2025, Freshfields sent Goodwin comments to such terms.

On April 24, 2025, as directed by the Board of Directors, Dr. Magovčević-Liebisch had a call with a senior representative of Amgen, during which Dr. Magovčević-Liebisch asked the senior representative of Amgen whether Amgen would be amenable to discussing entering into a letter agreement to be signed by the Company and Amgen pursuant to which the rights to VGL101 would be returned to Amgen. The senior representative of Amgen confirmed that Amgen would be open to such discussions.

Between April 24, 2025 and May 21, 2025, Vigil and Goodwin conducted multiple conference calls and exchanged drafts of the Amgen Consent with Amgen, on the one hand, and with Sanofi and Freshfields, on the other hand, to finalize the terms by which VGL101 would be returned to Amgen prior to the closing of the transaction between Vigil and Sanofi. Among other items, the parties negotiated the scope of the intellectual property rights to be transferred and/or licensed to Amgen, timing considerations relative to the closing of the transaction between Vigil and Sanofi, and the process for the delivery of the Phase 2 data related to VGL101, the transfer of regulatory files for VGL101, and the process by which Amgen could elect to have the Company wind-down clinical studies of VGL101.

On April 26, 2025, Freshfields sent a revised draft of the Merger Agreement to Goodwin, which provided for the transaction to be structured as a single-step merger, rather than a cash tender offer followed immediately by a back-end merger, which change in structure Freshfields indicated was due to the additional time that would likely be needed to finalize the return of VGL101 to Amgen, which was included as a closing condition in the revised draft of the Merger Agreement. The draft Merger Agreement also provided, among other things, (i) a Termination Fee of 3.9%, (ii) a Reverse Termination Fee of 5.1%, and (iii) revisions to the definition of Material Adverse Effect.

Also on April 26, 2025, Freshfields sent a revised draft of the CVR Agreement to Goodwin, which reflected different payment milestones with respect to the CVRs than were included in the April 7 Sanofi Proposal, including changes to remove the milestone with respect to the full approval by the FDA of VGL101 by December, 2032 and to replace it with a milestone with respect to the first commercial sale of VG-3927.

On April 28, 2025, Goodwin sent a revised draft of the Merger Agreement to Freshfields. Thereafter, between April 28, 2025 and May 14, 2025, Goodwin, on behalf of Vigil, and Freshfields, on behalf of Sanofi, conducted a number of conference calls and exchanged drafts of the Merger Agreement. Among other items, the parties negotiated (i) the amounts of the Termination Fee and the Reverse Termination Fee, (ii) the definition of “Company Material Adverse Effect,” (iii) Vigil’s representations, warranties and interim operating covenants, (iv) the provisions relating to the rights of the Board of Directors to change its recommendation to stockholders with respect to the transaction with Sanofi and to accept a “Superior Offer,” and (v) the covenants regarding employee benefit matters applicable to Vigil employees generally. In addition, Vigil reached out to Sanofi regarding initial proposals for transaction bonus and severance programs for Vigil employees as authorized by the Compensation Committee of the Board of Directors, which included a transaction bonus pool and severance guidelines for non-executive employees to be honored by Sanofi for one year following the Closing.

Also on April 28, 2025, the Transaction Committee held a meeting at which other members of the Board of Directors, members of Vigil management, and representatives of Centerview and Goodwin were present. Dr. Magovčević-Liebisch and representatives of Goodwin provided an update to the Transaction Committee regarding the status of the transaction documents, including the proposed changes to the payment milestones for the CVRs and the status of the negotiations with each of Amgen and Sanofi regarding the Amgen Consent. The participants then discussed the fact that the exclusivity period with Sanofi expired on April 23, 2025 and discussed that the March 18 Party A Proposal was conditioned upon Vigil’s and Amgen’s agreement to amend the Amgen License in a way that was suitable to Party A (but that the Board of Directors believed may not be amendable to Amgen), and that the other parties that would most likely to be interested in pursuing a strategic transaction with the Company, Party B and Party C, each indicated in March 2025 that they were not interested in acquiring the Company, and that Party B and Party C had each previously noted that they were not interested in acquiring VGL101. The participants also discussed the risk that Sanofi would discontinue negotiations if Sanofi believed the Company re-engaged other parties in discussions regarding a potential strategic transaction. Following discussion, the Transaction Committee determined to continue negotiations with Sanofi, as a sale transaction was in the best interest of Vigil’s stockholders given the current macro-economic conditions and financial trends and the fundraising that would be needed to support the Company’s operations as a standalone entity in the near future, and a sale transaction with Sanofi presented a lower execution risk than a sale transaction with the other most likely buyers.

Also on April 28, 2025, Goodwin sent Freshfields a revised draft of the form of voting and support agreement, which, among other things, reflected the change in structure from a two-step tender offer to a one-step merger with a stockholder vote.

On May 13, 2025, Vigil sent Party D a revised term sheet for Party D to acquire an exclusive, sublicensable, license from the Company to import, use, distribute, promote, and sell VGL101 in all member states of the European Union and the European Economic Area for $45.0 million paid upon execution of the license agreement, up to $300.0 million payable upon the occurrence of nine specified milestones, and annual royalty payments.

On May 14, 2025, a senior representative of Sanofi had a call with representatives of Centerview, during which the senior representative of Sanofi indicated that, although Sanofi was ascribing no value to the VGL101 assets, the complexities around the return of VGL101 to Amgen and the duration of the negotiation of the Amgen Consent were having a negative impact on the value that Sanofi was willing to pay to acquire Vigil, and the senior representative of Sanofi noted that Sanofi was considering terminating discussions with Vigil. The senior representative of Sanofi communicated that Sanofi would continue discussions with Vigil, but that the revised offer from Sanofi was still $8.00 per share in cash in upfront consideration but with only $2.00 in cash per share in the form of a CVR, which would be payable upon the approval of the first commercial sale of VG-3927 (the “May 14 Sanofi Proposal”). The senior representative of Sanofi further indicated that the May 14 Sanofi Proposal was contingent on the Company not making any material changes to the revised draft of the Merger Agreement that would be sent by Freshfields to Goodwin later that day, which would include a termination right in favor of Sanofi that would allow Sanofi to terminate the Merger Agreement if the Wind-Down Activities were not completed by a to be specified date.

Also on May 14, 2025, Freshfields sent a revised draft of the Merger Agreement to Goodwin, which provided for, among other things, (i) a termination right in favor of Sanofi that would allow Sanofi to terminate the Merger Agreement if, in the event of an Amgen Wind-Down Election, the Wind-Down Activities were not completed by a to be specified date, (ii) a closing condition in favor of Sanofi that would allow Sanofi to not close the Merger if, in the event of an Amgen Wind-Down Election, the Wind-Down Activities were not completed or whether or not an Amgen Wind-Down Election is made, the transfer to Amgen of all regulatory filings pursuant to the terms of the Amgen Consent did not occur, (iii) a Termination Fee of 3.75%, and (iv) a Reverse Termination Fee of 5.25%.

On May 15, 2025, the Transaction Committee held a meeting at which other members of the Board of Directors, members of Vigil management and representatives of Centerview and Goodwin were present. At this meeting, Dr. Magovčević-Liebisch and representatives of Centerview provided an update regarding the discussions between Sanofi and Vigil, including the feedback received that the decrease in the value of the CVRs in the offer price from a maximum of $4.00 per share of Company common stock to $2.00 per share of Company common stock was driven by the negative impact on the value that Sanofi was willing to pay to acquire Vigil due to the complexities around the return of VGL101 to Amgen and the duration of the negotiation of the Amgen Consent. Representatives from Centerview also reported on their conversation with Sanofi regarding the May 14

Sanofi Proposal, including that the representative from Sanofi noted that Sanofi considered terminating discussions with the Company, and that the May 14 Sanofi Proposal was contingent on the Company not making any material changes to the revised draft of the Merger Agreement that was sent by Freshfields to Goodwin on May 14, 2025, which included a termination right in favor of Sanofi that would allow Sanofi to terminate the Merger Agreement if the Amgen Wind-Down Activities were not completed by a to be specified date. Dr. Magovčević-Liebisch provided an update regarding Vigil management’s expected timing considerations to complete the Wind-Down Activities. Following discussion, representatives of Goodwin provided an update regarding the status of the negotiation of the Amgen Consent. The Transaction Committee then discussed potential responses to Sanofi regarding the May 14 Sanofi Proposal and related process considerations, including that (i) Sanofi had decreased the maximum value of the CVRs from up to $4.00 per share of Company common stock in the April 7 Sanofi Proposal, which, along with the $8.00 per share in cash in upfront consideration, Sanofi had previously characterized as the highest price that it was able to pay to acquire Vigil, to an offer of $2.00 per share of Company common stock in a CVR in the March 8th Proposal, which CVR decrease Sanofi had communicated was related to the Amgen Consent and the complexities around returning VGL101, (ii) Sanofi had substantially completed its due diligence and the Merger Agreement was substantially negotiated on terms reasonably acceptable to Vigil, (iii) Sanofi’s proposal was fully financed, (iv) there was a risk of Sanofi terminating discussions if the Board of Directors did not make a decision to proceed with a transaction at that time, (v) the low likelihood of finding a third party to finance or partner around VGL101, (vi) the partnering or fundraising that would be required if the Company continued as a standalone entity, and (vi) that a return of the platform to Amgen would be the most prudent course of action for Vigil, its stockholders and for the VGL101 assets. After discussion, the Transaction Committee determined that it was in the best interests of Vigil and its stockholders to proceed with a transaction with Sanofi at the price proposed in the May 14 Sanofi Proposal.

Also on May 15, 2025, Goodwin sent a revised draft of the Merger Agreement to Freshfields. Thereafter, between May 15, 2025 and May 21, 2025, Goodwin, on behalf of Vigil, and Freshfields, on behalf of Sanofi, conducted multiple conference calls and exchanged drafts of the Merger Agreement.

On May 16, 2025, Party D sent the Company a revised term sheet for Party D to acquire an exclusive, sublicensable, license from the Company to import, use, distribute, promote, and sell VGL101 in all member states of the European Union and the European Economic Area for $45.0 million paid upon execution of the license agreement, up to $300.0 million payable upon the occurrence of nine specified milestones, and annual royalty payments VGL101.

On May 17, 2025, the Board of Directors held a meeting at which members of Vigil management and representatives of Centerview and Goodwin were present. Dr. Magovčević-Liebisch provided an update on the status of the transaction documents, including the Amgen Consent. Representatives of Goodwin reminded the Board of Directors of its fiduciary duties under Delaware law in connection with a sale of the company for cash, which had been discussed with the Board of Directors throughout the process. Representatives of Goodwin then communicated that the Merger Agreement, the voting and support agreement and the CVR Agreement were near final form, but the Amgen Consent was still being negotiated. Representatives of Goodwin then reviewed the current terms of the transaction documents. Representatives of Centerview then reviewed with the Board of Directors Centerview’s preliminary financial analysis of the Merger Consideration.

Also at this meeting, the Board of Directors reviewed and discussed Vigil management’s standalone, long-range financial projections for 2025 through 2043, including the underlying assumptions and related risks (see the “Projections” in the section of this proxy statement titled “The Merger—Certain Unaudited Prospective Financial Information”). Following discussion of these matters, the Board of Directors approved the Projections for the reliance and use by Centerview in connection with providing its financial analysis and preparing any opinion as requested by the Board of Directors.

On May 20, 2025, representatives of Vigil and Goodwin had a call with representatives of Party D to discuss the proposal sent by Party D to Vigil on May 16, 2025. During the call, the parties noted that there remained a number of material outstanding items regarding the potential license. Based on the call, and due to the conditions and assumptions included in Party D’s proposal, including that Party D’s proposal was subject to Party D’s diligence as Party D had only reviewed publicly available information and that Party D’s proposal assumed that the data from the ongoing Phase 2 IGNITE open-label clinical trial study would be sufficient for filing to and obtaining a Marketing Authorization from European authorities, the Company viewed the execution risk of a transaction with Party D as high.

During the day on May 21, 2025, representatives of Goodwin, on behalf of Vigil, and Freshfields, on behalf of Sanofi, finalized the open items in the Merger Agreement and the other transaction documents related to the Merger. Vigil, Goodwin, Amgen, Sanofi, and Freshfields also finalized the open items in the Amgen Consent.

Later on May 21, 2025, the Board of Directors, the Compensation Committee of the Board of Directors and the Transaction Committee held a joint meeting at which all members of the Board of Directors, members of Vigil management, as well as representatives of Centerview and Goodwin were in attendance. Dr. Magovčević-Liebisch provided a status update regarding negotiations with Sanofi. Representatives of Goodwin summarized the changes to the transaction documents, including the Merger Agreement, a proposed execution version of which was provided to and reviewed by the Board of Directors prior to the meeting, and the Amgen Consent since the May 17, 2025 meeting of the Board of Directors. Representatives of Goodwin also reviewed the relationship disclosure letter provided by Centerview regarding relationship between Centerview and Sanofi. Following review of this information, the Board of Directors determined that none of the matters set forth in the disclosure letter would limit Centerview’s ability to act effectively as financial advisor to Vigil. In addition, at the request of the Board of Directors, representatives of Centerview reviewed with the Board of Directors Centerview’s financial analysis of the Merger Consideration, and rendered to the Board of Directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 21, 2025, to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion as set forth therein, the Merger Consideration to be paid to the holders of shares of Company common stock (other than (i) any shares of Company common stock held by the Company or any wholly-owned subsidiary of the Company (or held in the Company’s treasury), (ii) any shares of Company common stock held by Sanofi or any direct or indirect wholly owned subsidiary of Sanofi, (iii) any dissenting shares, and (iv) any shares of Company common stock held by any affiliate of the Company or Sanofi) pursuant to the Merger Agreement was fair from a financial point of view to such holders (for a detailed discussion of Centerview’s opinion, please see the section of this proxy statement titled “Opinion of Centerview Partners LLC”). Following additional discussion and consideration of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (including the factors described under the heading “Recommendation of the Board of Directors; Reasons for the Merger”), the Board of Directors unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for their adoption at the Special Meeting, (iv) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and approve the Merger and (v) approved and declared advisable the Voting and Support Agreement and the transactions contemplated thereby.

Thereafter, in the evening of May 21, 2025, Vigil, Sanofi, and Merger Sub executed the Merger Agreement.

Thereafter, later in the evening of May 21, 2025, Vigil and Sanofi each issued a press release announcing the execution of the Merger Agreement.

Recommendation of the Board of Directors; Reasons for the Merger

The Board of Directors, after careful review and consideration and consultation with its financial and legal advisors, and upon the unanimous recommendation of the Transaction Committee, unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for their adoption at the Special Meeting, (iv) recommended that the stockholders of the Company adopt the Merger Agreement and approve the Merger and (v) approved and declared advisable the Voting and Support Agreements and the transactions contemplated thereby. Accordingly, the Board of Directors unanimously recommends that the Company stockholders vote “FOR” the Transaction Proposal and “FOR” the Adjournment Proposal.

In evaluating the Merger Agreement and the Transactions, including the Merger, each of the Transaction Committee and the Board of Directors consulted with the Company’s management and legal and financial advisors. In the course of reaching its determination that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable and fair to the Company’s stockholders, and in the best interests of, the Company and its stockholders and to recommend that the Company’s stockholders vote in favor of the Transaction Proposal, each of the Transaction Committee and the Board of Directors reviewed, evaluated, and considered a significant amount of information and numerous factors and benefits of the Merger, each of which the Transaction Committee and the Board of Directors believed supported its determination and recommendation. As a result, for the reasons set forth below, the Board of Directors unanimously recommends, upon the unanimous recommendation of the Transaction Committee, that the stockholders of the Company vote in favor of the Transaction Proposal:

Premium to Market Price. Each of the Transaction Committee and the Board of Directors considered:

•	the historical market prices, volatility and trading information with respect to the Company common stock; and

•	the recent historical trading prices of the Company common stock on Nasdaq, as compared to the Merger Consideration, including the fact that:

•	(1) the upfront cash consideration of $8.00 per share of Company common stock represents:

•	a 246% premium to the closing price of $2.31 on May 21, 2025, the last trading day before the public announcement of the Merger;

•	a 260% premium to the trailing volume-weighted average price of $2.22 for the 30-day period ended on May 21, 2025; and

•	a 243% premium to the trailing volume-weighted average price of $2.33 for the 90-day period ended on May 21, 2025;

•	(2) the aggregate potential Merger Consideration of $10.00 per share of Company common stock represents:

•	a 333% premium to the closing price of $2.31 on May 21, 2025, the last trading day before the public announcement of the Merger;

•	a 350% premium to the trailing volume-weighted average price of $2.22 for the 30-day period ended on May 21, 2025; and

•	a 329% premium to the trailing volume-weighted average price of $2.33 for the 90-day period ended on May 21, 2025.

Certainty of Upfront Value. Each of the Transaction Committee and the Board of Directors considered that the consideration to be paid in the Merger will consist primarily of upfront cash, which provides liquidity and certainty of value to the Company’s stockholders. Taking into account the various risks that the Company would face by continuing to pursue its current business and financial plans, each of the Transaction Committee and the

Board of Directors believed that this certainty of value was compelling compared to the uncertain long-term value creation potential of the Company’s business.

Opportunity to Realize Additional Value. Each of the Transaction Committee and the Board of Directors considered the fact that, in addition to the upfront cash consideration of $8.00, holders of Company common stock have an opportunity to realize additional value if the Milestone (as defined below) set forth in the CVR Agreement (as defined below) is achieved within the time period prescribed therein, through an additional cash payment of $2.00, net to the holder and without interest thereon, per CVR. Each of the Transaction Committee and the Board of Directors considered that Parent and its affiliates (i) are obligated to use Diligent Efforts (as defined in the CVR Agreement) to achieve the Milestone by December 31, 2035 and (ii) have extensive resources, capabilities and experience in biopharmaceutical product development and commercialization, particularly as such experience, capabilities and resources relate to the potential achievement of the Milestone compared to the Company’s stand-alone capabilities.

The Company’s Operating and Financial Condition and Prospects. Each of the Transaction Committee and the Board of Directors considered the Company’s operating and financial performance and its prospects, including certain financial projections for the Company prepared by Company’s management, which reflect an application of various assumptions of management, as further discussed in the section titled “The Merger—Certain Unaudited Prospective Financial Information.” Each of the Transaction Committee and the Board of Directors considered the Company’s business and financial plans, including the risks and uncertainties associated with achieving and executing on Company’s business and financial plans in the short- and long-term, as well as the general risks of market conditions that could reduce the price of the Company common stock. Among the potential risks and uncertainties identified by the Transaction Committee and the Board of Directors were:

•

the challenges associated with the Company’s need for additional capital to support the development and commercialization of its product candidates and programs, taking into account the current macro-economic conditions and financial trends, the challenging financing environment for biopharmaceutical and biotechnology companies, the likelihood of securing sufficient financing on acceptable terms, timing or at all, the uncertainty that the Company would be able to raise sufficient cash to fund its business through to positive cash flow and the significant associated dilution that would be experienced by the Company’s stockholders if the Company were to sell significant additional Company common stock;

•	the fact that the Company may not be able to achieve profitability;

•

the significant risks, challenges and uncertainties associated with continued development and regulatory approval efforts with respect to the Company’s product candidates, including the challenges associated with designing and conducting future clinical trials, the outcome of which is inherently uncertain and may not support regulatory approval and the challenges associated with obtaining approvals from regulatory authorities, which can take years to complete and the receipt of which are not guaranteed;

•

the challenges faced by the biopharmaceutical and biotechnology industry, which could impact the Company, including macroeconomic trends and the fact that the industry is subject to complex regulatory and political regimes and evolving pricing environment, particularly with respect to generating revenue and profitability in light of the increasing scrutiny of pharmaceutical pricing and proposals to address the perceived high cost of pharmaceuticals;

•

achieving the Company’s growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the biopharmaceutical and biotechnology industry generally;

•

assuming the Company was successful in commercializing any product candidate, the Company’s ability to achieve revenue growth in the future and improve profitability and the execution risks of achieving those goals; and

•	other risks and uncertainties discussed in the Company’s public filings with the SEC.

Potential Strategic Alternatives. Each of the Transaction Committee and the Board of Directors reviewed the possible alternatives to the Merger, including the possibility of continuing to operate the Company as an independent company, the potential benefits and risks of these alternatives to the Company and its stockholders and the timing and likelihood of effecting such alternatives. Taking into account the risks of execution as well as business, competitive, industry and market risks, each of the Transaction Committee and the Board of Directors considered that none of the possible alternatives were reasonably likely to present superior opportunities for the Company to create greater value for the Company’s stockholders.

VGL101 Development Risks. Each of the Transaction Committee and the Board of Directors considered the status and prospects for the Company’s current product candidates, programs and pipeline, in particular, VGL101. Each of the Transaction Committee and the Board of Directors considered the risk that future development of VGL101 may be limited or may not be possible at all. Each of the Transaction Committee and the Board of Directors further considered (i) the low likelihood of finding a third party to finance or partner around VGL101 ahead of the Phase 2 IGNITE data read-out, which was expected in the second quarter of 2025, particularly in light of feedback received from potential strategic parties, (ii) the terms of the Amgen Consent (as defined below) and (iii) the Company’s ability to, pursuant to the terms of the Amgen Consent, return VGL101 to Amgen as the original licensor.

Negotiation Process. Each of the Transaction Committee and the Board of Directors considered the fact that the terms of the Merger Agreement were the result of robust arm’s-length negotiations conducted by the Company with the knowledge and at the direction of the Board of Directors (including through the Transaction Committee) and with the assistance of its financial and legal advisors. Each of the Transaction Committee and the Board of Directors also considered the enhancements that the Company and its advisors were able to obtain as a result of robust arm’s-length negotiations with Parent, including the increase in the upfront cash consideration offered by Parent from the time of its initial expression of interest to the end of the negotiations and the inclusion of provisions in the Merger Agreement that increase the likelihood of completing the Transaction. Each of the Transaction Committee and the Board of Directors believes, based on the Company’s negotiations with Parent and input from the Company’s management, that the Merger Consideration was the highest amount of consideration per share of Company common stock that Parent was willing to pay and that the Merger Agreement contained the most favorable terms on significant points to the Company to which Parent was willing to agree.

Potentially Interested Counterparties. Each of the Transaction Committee and the Board of Directors considered the process conducted by the Company, with the assistance of representatives of Centerview, to identify potential buyers taking into account the expected interest of such parties in neurological pharmaceuticals generally, their financial capability to consummate a transaction of this size and nature, regulatory considerations and their ability to move quickly, decisively and efficiently in a process. In particular, each of the Transaction Committee and the Board of Directors considered the recent discussions conducted by the Company with other industry participants and the outcome of those discussions, including the proposal by a potential strategic counterparty with terms contingent upon an amendment to the Amgen License that was not likely to be agreed upon by Amgen and potential counterparties who were only interested in pursuing potential licensing or asset purchase transactions. Each of the Transaction Committee and the Board of Directors also considered that should any potential counterparty be interested in pursuing a transaction on terms more favorable to the Company and its stockholders than those contemplated by the Merger Agreement, such counterparty would be able to pursue such an offer for the Company despite the Company’s entry into an Merger Agreement with Parent.

Business Reputation of Parent. Each of the Transaction Committee and the Board of Directors considered the business reputation and capabilities of Parent and its management and the substantial financial resources of Parent, which the Transaction Committee and the Board of Directors believed supported the conclusion that a transaction with Parent was likely to be completed in a timely and orderly manner.

Voting and Support Agreements. Each of the Transaction Committee and the Board of Directors considered that the Supporting Stockholders that held, in the aggregate, approximately 16.2% of the total voting power of the outstanding shares of Company common stock as of May 21, 2025, entered into Voting and Support Agreements obligating each of them during the term of such agreement, among other things, to vote their shares of Company common stock in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and, subject to certain exceptions, not to transfer any of their shares of Company common stock that are subject to the Voting and Support Agreements. Each of the Transaction Committee and the Board of Directors further considered that the Voting and Support Agreements would terminate in certain circumstances, including upon a valid termination of the Merger Agreement or with notice following an adverse amendment to the Merger Agreement made without consent of the Supporting Stockholder.

Opinion of Financial Advisor. The Board of Directors considered the oral opinion of Centerview rendered to the Board of Directors, including all members of the Transaction Committee, on May 21, 2025, which was subsequently confirmed by delivery of a written opinion dated such date, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement titled “The Merger—Opinion of Centerview Partners LLC.”

The Merger Agreement; Ability to Consider, Receive and Respond to Unsolicited Proposals; Receive a Reverse Termination Fee in the Event the Merger Agreement is Terminated Under Certain Circumstances. Each of the Transaction Committee and the Board of Directors considered the provisions of the Merger Agreement, including (i) the ability of the Company under certain circumstances to entertain unsolicited proposals for an acquisition that constitute or could reasonably be expected to lead to an offer that is superior to the Merger prior to the approval of the Company stockholders, (ii) the ability of the Board of Directors under certain circumstances to withdraw or modify its recommendation that the Company’s stockholders vote in favor of the Transaction Proposal and to terminate the Merger Agreement in order to accept a Superior Offer (as defined below) and enter into a definitive agreement with respect to such Superior Offer, (iii) the $22,246,157 Termination Fee payable by the Company under certain circumstances, which the Transaction Committee and the Board of Directors believed was reasonable relative to termination fees in transactions of a similar size, would not likely preclude competing bids and (iv) the $31,144,620 Reverse Termination Fee payable by Parent in the event the Merger Agreement is terminated as a result of certain conditions related to antitrust laws not being satisfied.

Conditions to the Consummation of the Merger; Likelihood of Completion. Each of the Transaction Committee and the Board of Directors considered the likelihood of completing the Merger, particularly in light of the terms of the Merger Agreement, including (i) the conditions to the Merger being specific and limited, (ii) the exceptions contained within the “Material Adverse Effect” definition, which generally defines the standard for closing risk, (iii) the likelihood of obtaining regulatory approvals and (iv) the End Date (as defined below) under the Merger Agreement, which is anticipated to allow for sufficient time to consummate the Merger. Each of the Transaction Committee and the Board of Directors also considered the fact that there is no financing condition to the completion of the Merger.

Dissenters’ Rights. Each of the Transaction Committee and the Board of Directors considered the availability of statutory dissenters’ rights to the Company’s stockholders who object to the Merger and otherwise comply with all required procedures under Section 262.

Product Development and Commercialization Risks. Each of the Transaction Committee and the Board of Directors assessed the Company’s ability to develop and commercialize products as a standalone company in order to create stockholder value in excess of the Merger Consideration, given the risks and uncertainties in the Company’s business, including that:

•	the Company has never commercialized a product;

•

the status and the prospects for the Company’s product candidates in the Company’s current pipeline, including the fact that the Company is heavily dependent on the success of (i) VG-3927, which still requires completion of Phase 2 and Phase 3 clinical studies before the Company may seek regulatory approval and begin commercialization, and (ii) VG101, which the Company would only have been able to support as a standalone company upon a positive Phase 2 IGNITE data readout and securing sufficient financing or partnership arrangements;

•

the significant risks and challenges associated with commercializing the Company’s existing programs, platform technologies and future product candidates, including product development and pre-commercial operations, the costs associated with successfully scaling commercial operations globally, the possible failure or delays of current or future preclinical studies or clinical trials and, even if successfully developed and approved, the risk that the Company is unable to generate adequate product revenue or achieve profitability;

•	the outcome, timing and costs of seeking regulatory approval and marketing approvals for the Company’s product candidates and other product development programs;

•

the risk of the Company being able to successfully enter into and monetize its assets through license, collaboration or co-promotion agreements or partnerships with industry members with comparable resources, commitment to research and development and track record of successfully commercializing product candidates, and the risks associated with any such agreements or partnerships;

•	the reliance on third parties or partners to conduct clinical trials and the risks and costs of hiring additional personnel as the Company’s pre-commercial and clinical activities increases;

•

the risk that adverse side effects or other safety risks associated with the Company’s product candidates could delay or preclude approval, result in the suspension or discontinuation of clinical trials or the abandonment of further development of such product candidates, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any; and

•

the risks inherent in obtaining regulatory approvals from regulatory authorities and in obtaining adequate reimbursement from regulatory authorities and other third-party payors to be able to any product candidates.

Independence. The Transaction Committee consists solely of independent and disinterested directors of the Board of Directors. None of members of the Transaction Committee were or are officers or employees of the Company.

Stockholder Approval. Each of the Transaction Committee and the Board of Directors considered that approval of the Transaction Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the Transaction Proposal.

In the course of its deliberations, the Board also considered a variety of material risks and other countervailing factors related to entering into the Merger Agreement, including, but not limited to, the following (which are not necessarily presented in order of relative importance):

•	the risk that the closing conditions to the Merger may not be satisfied or waived or a risk of delay in satisfaction of any closing conditions;

•	the risk that if the Amgen Closing Condition is not satisfied or waived by Parent by the deadline set forth in the Merger Agreement, Parent will have the right to terminate the Merger Agreement;

•

the possibility that the Merger might not be consummated, and the fact that if the Merger is not consummated, the Company’s directors, management and other employees will have expended extensive time and effort and experienced significant distractions from their work during the pendency of the Merger, the Company will have incurred significant transaction costs, and the Company’s relationships with its partners, employees and other third parties may be adversely affected;

•

risk of the pendency of the Merger and certain restrictions on the conduct of the Company’s business imposed by pre-closing covenants in the Merger Agreement which may cause disruptions to the Company’s business operations;

•

the interests that certain directors and executive officers of the Company may have with respect to the Merger that may be different from, or in addition to, their interests as stockholders generally, as described in the section of this proxy statement titled “The Merger—Interests of Company Executive Officers and Directors in the Transactions”;

•

the fact that the Merger Agreement prevents the Company from actively soliciting alternative acquisition proposals and requires payment by the Company of the $22,246,157 termination fee to Parent under certain circumstances, including in the event that the Merger Agreement is terminated by the Company to accept a Superior Offer;

•

potential adverse reactions or effects of the Transactions on relationships with employees, other business partners or governmental entities, as well as adverse changes to business relationships resulting from the announcement or completion of the Merger;

•	potential difficulties in employee retention as a result of the announcement and pendency of the Merger;

•	significant or unexpected costs, charges or expenses resulting from the proposed Transactions;

•	the risk that the gains from the Merger Consideration may be taxable;

•	the difficulty of predicting the timing or outcome of regulatory approvals or actions;

•

the risk of litigation and/or regulatory actions related to the proposed Transactions, including the Merger, as well as a potential negative outcome of any legal proceedings that may be instituted against the parties and others related to the proposed Transactions;

•	the risks related to non-achievement of the Milestone by December 31, 2035 and that, as a result, holders of the CVRs will not receive payments in respect of the CVRs; and

•

the Merger Consideration, while providing relative certainty of value, would not allow the Company stockholders to participate in the possible growth and potential future appreciation in the value or earnings of the Company following the completion of the Merger, except to the extent the $2.00 CVR payment (or the Underwater Option CVR Payment) will be paid to CVR holders pursuant to the CVR Agreement.

The foregoing discussion of the information and factors considered by the Transaction Committee and the Board of Directors in reaching its conclusions and recommendations is not intended to be exhaustive but includes the material reasons and factors considered by the Transaction Committee and the Board of Directors. In view of the wide variety of reasons and factors considered, each of the Transaction Committee and the Board of Directors did not find it practicable to, and did not, quantify, rank or otherwise assign any relative or specific weights to the various specific factors considered in reaching its determination and making its recommendation. In addition, each of the Transaction Committee and the Board of Directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, each of the Transaction Committee and the Board of Directors conducted an overall review of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of the Merger.

The foregoing discussion of the reasoning of the Board of Directors (including the Transaction Committee) and certain information presented in this section is forward-looking in nature and, therefore, the information should be read in light of the factors discussed in the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements.” For the reasons described above, and in light of other factors that the Transaction Committee and the Board of Directors believed were appropriate to consider, the Board of Directors approved the Merger Agreement and the Transactions, including the Merger, and recommends that the Company’s stockholders vote in favor of the Transaction Proposal.

Opinion of Centerview Partners LLC

The Company retained Centerview as financial advisor to the Company in connection with the Merger. In connection with this engagement, the Board of Directors requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Company common stock (other than Excluded Shares) of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On May 21, 2025, Centerview rendered to the Board of Directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 21, 2025, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated May 21, 2025, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex B to this proxy statement. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Company common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter.

You should carefully read the full text of Centerview’s written opinion in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	an execution version of the Merger Agreement and a final form of the CVR Agreement attached thereto;

•	Annual Reports on Form 10-K of the Company for the years ended December 31, 2024, December 31, 2023, and December 31, 2022;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain publicly available research analyst reports for the Company;

•	certain other communications from the Company to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections and probabilities of success relating to the Company and the probability of realizing the Milestone under the CVR Agreement prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis (the “Projections,” as defined and summarized under the section of this proxy statement titled “The Merger—Certain Unaudited Prospective Financial Information”) and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data, and conducted such financial studies and analyses and took into account such information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the consent of the Board of Directors, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Board of Directors’ direction, that the Internal Data (including, without limitation, the Projections) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the direction of the Board of Directors, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Company’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the direction of the Board of Directors, that the final executed Merger Agreement and the final executed CVR Agreement would not differ in any respect material to Centerview’s analysis or opinion from the execution version of the Merger Agreement and the final form of CVR Agreement attached thereto reviewed by Centerview. Centerview also assumed, at the direction of the Board of Directors, that the Merger will be consummated on the terms set forth in the Merger Agreement and the CVR Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expresses no opinion as to any legal, regulatory, tax or accounting matters.

Centerview expressed no view as to, and its opinion did not address, the Company’s underlying business decision to proceed with or effect the Merger, or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Company common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview was not asked to, and Centerview did not express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement, the CVR Agreement, or the Merger, including, without limitation, the structure or form of the Merger, the form or terms of the CVR with respect to transferability, illiquidity or otherwise or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Merger, including, without limitation, the Amgen Consent (as defined in the Merger Agreement) and all transactions, arrangements, and actions contemplated thereby, the fairness of the Merger or any other term or aspect of the Merger to, or any consideration to be received in connection therewith by, or the impact of the Merger on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders of shares of Company common stock pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter. Centerview’s financial advisory services and its opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Board of Directors in connection with Centerview’s opinion, dated May 21, 2025. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Merger. None of the Company, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 20, 2025 (the last trading day before the date on which the transaction was publicly announced) and is not necessarily indicative of current market conditions.

Analysis of Merger Consideration

Centerview conducted an analysis of the Merger Consideration to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the Merger Agreement and the CVR Agreement. Such Merger Consideration is equal, on a per share of Company common stock basis, to an amount in cash equal to $8.00, without interest, taken together (and not separately) with one CVR representing the right to receive $2.00, without interest, upon achievement, if any, of the Milestone in accordance with the terms and conditions of the CVR Agreement as described more fully in the section of this proxy statement titled “The Merger Agreement—Contingent Value Rights Agreement.”

For analytical purposes, assuming that for one CVR, the holder thereof receives a payment equal to $2.00 upon the achievement of the Milestone, based solely on the assessments of the Company’s management as to the probability of realizing the Milestone Payment (as defined in the CVR Agreement) and the estimated timing of achievement of the Milestone, and discounting the probability-adjusted Milestone Payment under the CVR Agreement back to the valuation date of June 30, 2025 using the midpoint of a range of discount rates from

15.0% to 16.5% based on Centerview’s analysis of the Company’s weighted average cost of capital, Centerview calculated an illustrative risk-adjusted net present value for one CVR of $0.14.

Solely for purposes of the financial analyses summarized in this section below, the term “Implied Consideration Value” refers to an aggregate assumed implied per share value of $8.14 per share of Company common stock, equal, on a per share basis, to $8.00 upfront consideration plus the illustrative risk-adjusted net present value of the CVR of $0.14, based on the midpoint of the range of discount rates, as set forth above. However, there is no guarantee that any of the conditions for the Milestone Payment pursuant to the CVR Agreement will be satisfied, and if satisfied, when such conditions will be satisfied.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of the Company based on the Projections, which reflect certain assumptions and projected future financing needs of the Company. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of equity values for the shares of Company common stock by (a) discounting to present value, as of June 30, 2025, using discount rates ranging from 15.0% to 16.5% (based on Centerview’s analysis of the Company’s weighted average cost of capital) and using a mid-year convention: (i) the forecasted risk-adjusted, after-tax unlevered free cash flows of the Company over the period beginning on July 1, 2025 and ending on December 31, 2043, as set forth in the Projections, (ii) an implied terminal value of the Company, calculated by Centerview by assuming that (as directed by Company management) the Company’s unlevered free cash flows would decline in perpetuity after December 31, 2043 at a rate of free cash flow decline of 50% year over year, (iii) tax savings from usage of the Company’s estimated federal net operating losses, as set forth in the Projections, and (iv) the net impact of assumed equity raises in 2025 and the period from 2026 through 2030, as set forth in the Projections, and (b) adding to the foregoing results the Company’s cash balance of $67 million (including investments) as of June 30, 2025, as set forth in the Internal Data.

Centerview then calculated a range of implied equity values per share of Company common stock by dividing the result of the foregoing calculations by the Company’s fully diluted outstanding shares of Company common stock of approximately 91.8 million to 92.8 million calculated on a treasury stock method basis (taking into account outstanding stock options, restricted stock units, pre-funded warrants and near-term equity financing and the impact of equity raises in 2025) as of May 20, 2025 (the last trading day before the date on which the transaction was publicly announced) and as set forth in the Internal Data. The resulting range of implied equity values per share of Company common stock was $4.40 to $5.40, rounded to the nearest $0.05. Centerview then compared this range to the Implied Consideration Value of $8.14 per share to be paid to the holders of shares of Company common stock (other than Excluded Shares) pursuant to the Merger Agreement and the CVR Agreement.

Other Factors

Centerview noted for the Board of Directors certain additional factors solely for reference and informational purposes only, including, among other things, the following:

•

Historical Stock Trading Price Analysis. Centerview reviewed historical closing trading prices of the shares of Company common stock during the 52-week period ended May 20, 2025 (the last trading day before the date on which the transaction was publicly announced), which reflected low and high stock closing prices for the Company during such period of approximately $1.40 to $4.66 per share of Company common stock.

•

Analyst Price Target Analysis. Centerview reviewed stock price targets for the shares of Company common stock in publicly available Wall Street research analyst reports, which indicated low and high stock price targets for the Company ranging from $11.00 to $22.00 per share of Company common stock.

•

Precedent Premiums Paid Analysis. Centerview performed an analysis of premiums paid in selected transactions involving publicly traded biopharmaceutical companies for which premium data were available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 80% to 200% to the closing stock price of the Company’s common stock on May 20, 2025 (the last trading day before the date on which the transaction was publicly announced) of $2.48, which resulted in an implied price range of approximately $4.45 to $7.45 per share of Company common stock, rounded to the nearest $0.05.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board of Directors in its evaluation of the Merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Board of Directors or management of the Company with respect to the Merger Consideration or as to whether the Board of Directors would have been willing to determine that a different consideration was fair. The consideration for the Merger was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board of Directors. Centerview provided advice to the Company during these negotiations. Centerview did not, however, recommend any specific amount of consideration to the Company or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement, Centerview had not been engaged to provide financial advisory or other services to the Company, and Centerview did not receive any compensation from the Company during such period. In the two years prior to the date of Centerview’s written opinion, Centerview’s UK affiliate, Centerview Partners UK LLP (“Centerview UK”), provided, and is currently providing, financial advisory services unrelated to the Company to Parent, in connection with certain strategic matters, including the sale of its autoimmune drug, Enjaymo, to Recordati in 2024, and Centerview UK received between $10 million and $15 million in compensation from Parent for the financial advisory services that it provided in connection with the Enjaymo transaction. Centerview UK has not signed an engagement agreement with Parent relating to the other financial services that it is currently providing to Parent, but may do so in the future. Accordingly, it is uncertain whether Centerview UK will receive any fees in relation to such other financial services that it is currently providing to Parent and any fees that might be received in connection with such services cannot be quantified at this time. Centerview may provide financial advisory and other services to or with respect to the Company, Parent or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Merger.

The Company selected Centerview as its financial advisor in connection with the Merger based on Centerview’s reputation and experience in the biopharmaceutical industry and expertise and qualifications in transactions of this nature. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

In connection with Centerview’s services as the financial advisor to the Company, the Company has agreed to pay Centerview an aggregate fee of approximately $14.3 million, $1 million of which was payable upon the rendering of Centerview’s opinion and $13.3 million of which is payable contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Certain Unaudited Prospective Financial Information

The Company does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other financial results due to the inherent unpredictability of projections and their underlying assumptions and estimates and the inherent difficulty of accurately predicting financial performance for future periods. However, in connection with its strategic planning process and at the direction of the Board of Directors, the Company’s management prepared long-range projections, reflecting the best currently available estimates and judgments of the Company management’s on a risk-adjusted basis for the third and fourth quarters of fiscal year 2025 through fiscal year 2043 of the Company on a stand-alone basis and without giving effect to the Transactions, including the Merger (the “Projections”). These Projections reflect a risk- and probability-adjusted outlook and were based on certain internal assumptions about the probability of commercial success of certain of the Company’s product candidates and programs, including with respect to VGL101 and VG-3927, potential licensing arrangements and strategic partnerships with respect to the Company’s product candidates and programs, epidemiology, sales ramp, market size, market share, market penetration, pricing, reimbursement, duration of therapy, competition, market exclusivity, estimated costs and expenses, effective tax rate and utilization of net operating losses, ability to raise future capital, and other relevant factors, all of which are difficult to predict and many of which are beyond the Company’s control, relating to the Company and its product candidates. The Projections were developed solely using the information available to the Company’s management at the time the Projections were created and are based on estimates, assumptions and judgments made by the Company’s management at the time of their preparation and speak only as of such time.

The Projections were provided to and considered by the Board of Directors and the Transaction Committee in connection with their respective evaluations of the Merger in comparison to the Company’s other strategic alternatives. The Projections also were provided to Centerview, and the Board of Directors directed Centerview to use the Projections for purposes of rendering of its opinion to the Board of Directors and in performing the related financial analysis as described in the section of this proxy statement titled “The Merger—Opinion of Centerview Partners LLC”. The Projections were not provided to Parent. The Projections were the only financial projections with respect to the Company used by Centerview in performing its financial analysis.

Cautionary Note About the Projections

The Projections, while necessarily presented with numerical specificity, are necessarily based on numerous variables and assumptions that are inherently uncertain, including as a result of the Company not currently having any marketed products, and many of which are beyond the Company’s control. The Projections are based on estimates, assumptions and judgments made by the Company’s management, based on information available at the time the Projections were developed, with respect to industry performance and competition, regulatory conditions, general business, economic, market and financial conditions, and matters specific to the Company’s product candidates, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the Projections accurately reflect future trends or accurately estimate the future market for any of the Company’s product candidates. The Projections also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to: (i) the success of clinical trials (including the funding therefor, anticipated patient enrollment, clinical outcomes, timing or associated costs); (ii) the prevailing treatment algorithm, (iii) regulatory approvals and related timelines; (iv) market size and market acceptance of the Company’s products; (v) the Company’s research, pre-clinical and clinical development of potential products and product candidates for different indications; (vi) risks related to the Company’s efforts to scale up its global supply chains and impact on gross margins; (vii) the impact of competitive products and pricing; (viii) the effect of regulatory actions; (ix) the availability of partnering arrangements on favorable terms or at all; (x) the effect of global economic conditions; (xi) conditions in the financing markets and access to sufficient capital; (xii) changes in applicable laws, rules and regulations; (xiii) accuracy of certain accounting assumptions; (xiv) changes in actual or projected cash flows; (xv) changes in applicable laws, rules and regulations; and (xvi) other risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports filed on Form 10-Q and Current Reports on Form 8-K, as well as the section of this proxy statement titled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement. In addition, the Projections may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. Further, the Projections cover multiple years and, by their nature, become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the Projections will be realized, and actual results may vary materially from those shown.

Modeling and forecasting the future development and commercialization of drug candidates by a clinical-stage company is a highly speculative endeavor. In addition to the various limitations described above, there can be no assurance of the approval, or timing of approval, of any of the Company’s product candidates, and it is possible that other therapeutic scenarios will be preferable. There also can be no assurance that the Company will obtain the approvals necessary for the commercialization of its product candidates, or that the Company’s competitors will not commercialize products that are safer, more effective, or more successfully marketed and sold than any product that the Company may market or commercialize. Since the Projections cover a long period of time, the Projections by their nature are unlikely to anticipate each circumstance that will have an effect on the Company. The Projections were not prepared with a view toward complying with the United States generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm nor any other independent accountant, has audited, reviewed, compiled or performed any procedures with respect to the Projections or expressed any opinion or any form of assurance related thereto.

The Projections were not prepared with a view toward public disclosure. The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such or construed as financial guidance. Neither the Company nor any of its affiliates assumes any responsibility for the accuracy of the Projections. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation or warranty to any stockholder of the Company regarding the ultimate performance of the Company compared to the information contained in the Projections, the likelihood that the Projections will be achieved, the results of the Company’s clinical trials, the timing and approval of commercial launch of any of the Company’s products, the effectiveness or marketability of the Company’s product candidates, or the overall future performance of the Company. The Projections were prepared based on the Company’s continued operation as a stand-alone company and do not take into account the Transactions, or the effect of any business or strategic decision or action that has been or will be taken as a result of the execution of the Merger Agreement. The Projections are subjective in many respects and, thus, are subject to interpretation.

Certain of the measures included in the Projections, including unlevered free cash flow, are financial measures that are not calculated in accordance with GAAP. Such non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the proposed Merger. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to or relied upon by the Board of Directors in connection with its evaluation of the Merger or Centerview in connection with its financial analysis and opinion. Accordingly, the Company has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures.

The summary of the information below is included solely to give Company stockholders access to the information that was made available to Centerview and the Board of Directors, as described above, and is not included in this proxy statement in order to influence any Company stockholder to make any investment decision with respect to the Merger. In light of the foregoing factors and uncertainties inherent in the Projections, Company stockholders are cautioned not to place undue, if any, reliance on the summary of the Projections set forth below.

	Calendar Year Ending December 31,
($ in millions)	‘3Q-‘4Q 2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	TV
Total Net Revenue	$125	—	$24	$7	$19	$80	$114	$181	$307	$469	$596	$772	$940	$1,118	$960	$697	$724	$362	$181	$181
Gross Profit	$116	($6)	$20	$1	$14	$72	$96	$160	$264	$415	$514	$692	$845	$1,008	$869	$637	$667	$333	$167
(-) SG&A	($17)	($44)	($38)	($39)	($43)	($132)	($66)	($69)	($72)	($75)	($79)	($82)	($85)	($70)	($68)	($68)	($58)	($29)	($14)
(-) R&D	($25)	($44)	($30)	($29)	($29)	($50)	($33)	($30)	($27)	($24)	($23)	($24)	($25)	($26)	($22)	($21)	($14)	($7)	($3)
EBIT(1)	$74	($94)	($48)	($68)	($58)	($110)	($3)	$62	$164	$316	$412	$586	$735	$913	$779	$548	$595	$297	$149	$149

(1)	“EBIT” is a non-GAAP financial measure defined as earnings before interest and taxes.

At the direction of the Board of Directors, the Company’s management calculated unlevered free cash flow as set forth below, which calculation has been reviewed and approved by the Board of Directors for reliance upon and use by Centerview in connection with the rendering of its opinion to the Board of Directors and in performing the related financial analyses as described in the section of this proxy statement titled “The Merger—Opinion of Centerview Partners LLC.” For purposes of calculating the discounted cash flow, the Projections assumed (i) estimated federal net operating losses of $319 million as of June 30, 2025 and estimated future losses and (ii) the net impact of assumed equity raises of $80 million in the third and fourth quarters of fiscal year 2025 and $1,300,000,000 in fiscal years 2026 through 2030 including a 10% discount and a 5% spread.

	Calendar Year Ending December 31,
($ in millions)	‘3Q-‘4Q 2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	TV
EBIT	$74	($94)	($48)	($68)	($58)	($110)	($3)	$62	$164	$316	$412	$586	$735	$913	$779	$548	$595	$297	$149	$149
% of Total Net Revenue	59%	n.m.	n.m.	n.m.	n.m.	n.m.	n.m.	34%	54%	67%	69%	76%	78%	82%	81%	79%	82%	82%	82%	82%
(Less): Taxes if Profitable	(4)	—	—	—	—	—	—	(3)	(8)	(16)	(51)	(146)	(184)	(228)	(195)	(137)	(149)	(74)	(37)	(37)

	Calendar Year Ending December 31,
($ in millions)	‘3Q-‘4Q 2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	TV
Add: Depreciation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(Less): Capital Expenditure	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
(Less): Change in Net Working Capital	—	—	(0)	(1)	(1)	(3)	(6)	(8)	(11)	(14)	(16)	(14)	(14)	(14)	12	29	(0)	30	15	—
Unlevered Free Cash Flow	$70	($94)	($48)	($68)	($60)	($113)	($9)	$51	$145	$286	$345	$425	$537	$671	$596	$440	$446	$253	$126	$112
Impact from Net Operating Losses	15	—	—	—	—	—	—	12	33	63	52	—	—	—	—	—	—	—	—
Impact of Financings	—	(32)	(40)	(40)	(48)	(48)	—	—	—	—	—	—	—	—	—	—	—	—	—

On the same basis as the Projections, the Company’s management also estimated the probability of success for achieving the Milestone set forth in the CVR Agreement to be a 16% probability of achieving the Milestone in advance of the end date of the Milestone Period (as defined below). The Board of Directors directed Centerview to use such estimated probability of success in Centerview’s analyses of the Merger Consideration in connection with and for purposes of rendering its opinion to the Board of Directors and in performing the related financial analysis as described in the section of this proxy statement titled “The Merger—Opinion of Centerview Partners LLC.” There can be no assurance that the Milestone will be achieved or that any payment with respect to the Milestone will be made.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE PROJECTIONS WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE SHOWN TO BE IN ERROR.

Interests of Company Executive Officers and Directors in the Transactions

In considering the recommendation of the Board of Directors that Company stockholders vote in favor of the Transaction Proposal, the Company stockholders should be aware that executive officers and directors of the Company may have certain interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The members of the Board of Directors were aware of and considered these potential interests, among other matters, in reaching the determination to approve and adopt the Merger Agreement and other related agreements and recommend to Company stockholders that they vote in favor of the Transaction Proposal as more fully discussed in the section of this proxy statement titled “The Merger—Recommendation of the Board of Directors; Reasons for the Merger.”

The Company’s current executive officers and non-employee directors and their respective positions are as follows:

Name	Position
Executive Officers
Ivana Magovčević-Liebisch, Ph.D., J.D.	Chief Executive Officer and Director
Petra Kaufmann, M.D., F.A.A.N.	Chief Medical Officer
Jennifer Ziolkowski, CPA	Chief Financial Officer
David Gray, Ph.D.	Chief Science Officer

Non-Employee Directors
Bruce Booth, D.Phil	Chairman
Cheryl Renee Blanchard, Ph.D.	Director
Suzanne Bruhn, Ph.D.	Director
Samantha Budd Haeberlein, Ph.D.	Director
Gerhard Koenig, Ph.D.	Director
Mary Thistle	Director
Stefan Vitorovic, M.S., MBA	Director

Treatment of Company Equity Awards

Treatment of Company Options

The Merger Agreement provides that, as of the Effective Time, by virtue of the Merger and without any further action on the part of any holder of any Company Options, Parent, Merger Sub, or the Company:

•

each Company Option that is outstanding as of immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time;

•

each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (after giving effect to the first clause above) having an exercise price per share of Company common stock that is less than the Closing Amount will be cancelled and converted into the right to receive (i) an amount, without interest, equal to the product of (a) the total number of shares of Company common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (b) the excess of (1) the Closing Amount over (2) the exercise price per share of Company common stock under such Company Option and (ii) one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, in each case subject to applicable tax withholdings;

•

each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (after giving effect to the first clause) having an exercise price per share of Company common stock that is equal to or greater than the Closing Amount but less than $10.00 will be cancelled and converted into the right to receive one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, except that if the milestone is achieved in respect of the CVR, the cash amount to be paid to such option holder will be an amount equal to (i) $10.00 minus (ii) the exercise price per share of Company common stock subject to such Company Option, subject to applicable tax withholdings; and

•

each Company Option that is outstanding as of immediately prior to the Effective Time having an exercise price per share of Company common stock that is equal to or greater than $10.00 will be canceled for no consideration being payable in respect thereof, and have no further force or effect.

The following table sets forth, for each of the Company’s executive officers and non-employee directors, (i) the aggregate number of shares of Company common stock underlying vested Company Options held by such individual as of June 11, 2025, (ii) the aggregate number of shares of Company common stock underlying unvested Company Options held by such individual as of June 11, 2025 and (iii) the estimated value that the executive officers and non-employee directors will receive in respect of such Company Options in connection with the Merger. Company Options held by the Company’s executive officers and directors with an exercise price that is equal to or greater than $10.00 per share will be cancelled for no consideration and are therefore not included in the table below. The following table assumes that no Company Options will be exercised between June 11, 2025 and the closing of the Merger. For each individual, the estimated aggregate value set forth below equals the product of (a) the Closing Amount plus the maximum amount payable for one CVR (i.e., a maximum total amount of $10.00 per share), less the weighted average exercise price of such individual’s unvested and vested Company Options that have an exercise price that is less than $10.00 per share, multiplied by (b) the total number of shares of Company common stock subject to such Company Options. Any differences in the value totals shown below relative to the component amounts are due to rounding adjustments and use of the weighted average exercise price to calculate the estimated aggregate payouts.

Name	Unvested Company Options (#)	Value of Unvested Company Options ($)	Vested Company Options (#)	Value of Vested Company Options ($)
Executive Officers
Ivana Magovčević-Liebisch, Ph.D., J.D.	1,017,603	7,254,777	1,611,142	10,474,053
Petra Kaufmann, M.D., F.A.A.N.	368,750	2,657,875	105,250	730,565
Jennifer Ziolkowski, CPA	341,446	2,431,426	503,131	2,974,053
David Gray, Ph.D.	319,939	2,297,475	197,061	1,366,015

Non-Employee Directors
Bruce Booth, D.Phil	36,295	283,464	108,151	745,191
Cheryl Renee Blanchard, Ph.D.	2,294	9,130	139,741	884,395
Suzanne Bruhn, Ph.D.	26,758	207,845	93,731	645,428
Samantha Budd Haeberlein, Ph.D.	9,379	65,372	53,311	365,254
Gerhard Koenig, Ph.D.	2,294	9,130	107,881	671,243
Mary Thistle	—	—	68,460	470,842
Stefan Vitorovic, M.S., MBA	—	—	44,151	301,409

Treatment of Company RSUs

The Merger Agreement provides that, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company RSUs, Parent, Merger Sub, or the Company:

•

each Company RSU that is outstanding as of immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested effective immediately prior to, and contingent upon, the Effective Time; and

•

each Company RSU that is outstanding as of immediately prior to the Effective Time (after giving effect to the first clause above) will be cancelled and converted into the right to receive (i) an amount, without interest, equal to the product of (a) the total number of shares of Company common stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (b) the Closing Amount and (ii) one CVR for each share of Company common stock subject to such Company RSU immediately prior to the Effective Time, in each case subject to applicable tax withholdings.

The following table sets forth, for each of the Company’s executive officers and non-employee directors, (i) the aggregate number of share of Company common stock underlying Company RSUs held by such individual as of June 11, 2025, and (ii) the estimated value that the executive officers and non-employee directors will receive in respect of such Company RSUs in connection with the Merger. The estimated aggregate values set forth below are based on the Closing Amount plus the maximum amount payable for one CVR (i.e., a maximum total amount of $10.00 per share), multiplied by the total number of shares of Company common stock subject to each applicable Company RSU award.

Name	Company RSUs (#)	Value of Company RSUs ($)
Executive Officers
Ivana Magovčević-Liebisch, Ph.D., J.D.	—	—
Petra Kaufmann, M.D., F.A.A.N.	—	—
Jennifer Ziolkowski, CPA	—	—
David Gray, Ph.D.	—	—

Non-Employee Directors
Bruce Booth, D.Phil	5,000	50,000
Cheryl Renee Blanchard, Ph.D.	5,000	50,000

Name	Company RSUs (#)	Value of Company RSUs ($)
Suzanne Bruhn, Ph.D.	5,000	50,000
Samantha Budd Haeberlein, Ph.D.	5,000	50,000
Gerhard Koenig, Ph.D.	5,000	50,000
Mary Thistle	5,000	50,000
Stefan Vitorovic, M.S., MBA	5,000	50,000

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers (each, an “Employment Agreement”) that provide for specified payments and benefits in connection with a termination of employment in certain circumstances. Each Employment Agreement provides for certain payments and benefits if the executive’s employment with the Company is terminated by the Company without “cause,” or by the executive officer for “good reason,” in each case, upon or within twelve (12) months following a “change in control” (as defined in the applicable Employment Agreement) (any such termination, a “CIC Termination”). The Merger will qualify as a change in control under the Employment Agreements.

Upon a CIC Termination, each executive officer is entitled to receive the following payments and benefits:

•

a lump sum cash payment equal to 1.0 times (or, for Dr. Magovčević-Liebisch, 1.5 times) the sum of (i) the executive officer’s then-current base salary (or the executive officer’s base salary in effect immediately prior to the change in control, if higher) plus (ii) the executive officer’s target bonus (or the executive officer’s target bonus in effect immediately prior to the change in control, if higher), less any amounts paid to the executive officer pursuant to the terms of the employee confidential information and inventions assignment agreement by and between the Company and the executive officer;

•

full accelerated vesting of all stock options and other stock-based awards subject solely to time-based vesting (however, as described above, all stock options and other stock-based awards will accelerate and become fully vested effective immediately prior to, and contingent upon, the Effective Time pursuant to the terms of the Merger Agreement so this provision is not applicable with respect to a CIC Termination in connection with the Merger); and

•

subject to the executive officer’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premiums equal to the amount that the Company would have paid to provide health insurance to the executive officer had the executive officer remained employed with the Company until the earliest of (i) twelve (12) months (or, for Dr. Magovčević-Liebisch, eighteen (18) months) following the termination of employment, (ii) the executive officer’s eligibility for group medical benefits under any other employer’s group medical plan and (iii) the expiration of the executive officer’s COBRA health continuation period.

All of the severance payments and benefits payable pursuant to the Employment Agreements in the event of a CIC Termination in connection with the Merger are subject to, among other things, the executive officer’s timely execution and non-revocation of a general release of claims in favor of the Company and related parties. The Employment Agreements also provide that if payments and benefits payable to each executive officer in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the executive officer.

The following table sets forth the potential amounts payable to the Company’s executive officers upon a CIC Termination under the Employment Agreements, other than the value of accelerated Company Options and Company RSUs, which are set forth above.

Name	Cash Severance ($)	Value of COBRA Benefits ($)
Ivana Magovčević-Liebisch, Ph.D., J.D.	1,484,745	48,000
Petra Kaufmann, M.D., F.A.A.N.	692,160	32,000
Jennifer Ziolkowski, CPA	667,660	22,943
David Gray, Ph.D.	658,980	32,000

Section 280G Payments

In connection with the Merger, the Company may enter into gross-up agreements, on terms reasonably acceptable to Parent, with certain individuals, including the executive officers, who would otherwise be subject to an excise tax pursuant to the provisions of Sections 280G and 4999 of the Code, with the aggregate amount of all such tax gross-ups not to exceed $2,430,000. The tax gross-up payments, if any, would generally be paid to the relevant taxing authorities to place the executive officers in the same after-tax position as if the excise tax did not apply to them.

Potential Future Parent Arrangements

Certain of the Company’s executive officers may continue to provide employment or other services to Parent after the Effective Time and may enter into new agreements, arrangements or understandings with Parent to set forth the terms and compensation of such post-Effective Time service. As of the date of this proxy statement, no such agreements, arrangements or understandings with Parent exist.

Continuing Employee Benefits

The Merger Agreement provides that, for a period of one year following the Effective Time, Parent will provide, or cause to be provided, to each employee of the Company who is employed by the Company as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any affiliate thereof) during such one-year period (each, a “Continuing Employee”) (i) a base salary (or base wages, as the case may be) and a target annual cash incentive compensation opportunity that are, for each component, no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time, and (ii) broad-based employee benefits (excluding equity and equity-based awards (including with respect to the Company ESPP), severance, defined benefit pension benefits, retiree medical benefits and nonqualified deferred compensation, retention, transaction and change in control plans, programs, perquisites and arrangements)) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time. In addition, for a period of one year following the Effective Time, Parent will provide, or cause to be provided, to each Continuing Employee who suffers a termination of employment under circumstances that would have given the Continuing Employee a right to severance payments and benefits under certain agreements and arrangements in effect immediately prior to the Closing with severance payments and benefits no less favorable than those that would have been provided to such Continuing Employee under the applicable agreement or arrangement.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, the Company’s executive officers and directors will be entitled to certain ongoing indemnification. See the section of this proxy statement titled “The Merger Agreement—Indemnification of Officers and Directors” beginning on page 103 for a description of such ongoing indemnification and coverage obligations.

Material U.S. Federal Income Tax Consequences of the Merger

This section describes the material U.S. federal income tax consequences of the Merger.

This section applies solely to persons that hold shares of Company common stock as capital assets for tax purposes. This section addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to a holder in light of such holder’s individual circumstances, including non-U.S., state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not address tax considerations applicable to holders subject to special rules, including:

•	a dealer or broker in stocks, securities, commodities or foreign currencies,

•	a regulated investment company or real estate investment trust,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a bank, financial institution, mutual fund or insurance company,

•	a person that directly, indirectly or constructively owns 5% or more of the combined voting power of Company, or of the total value of the shares of the Company’s common stock,

•	a person that directly, indirectly or constructively owns shares of Parent or its affiliates,

•	a person that holds shares of the Company’s common stock as part of a straddle or a hedging, conversion, or other risk reduction transaction for U.S. federal income tax purposes,

•	partnerships, S corporations or other pass-through entities (or investors in partnerships, S corporations or other pass-through entities),

•	a person that acquires or sells shares of the Company’s common stock as a part of wash sale for U.S. federal income tax purposes,

•	a person that acquired shares of the Company’s common stock pursuant to the exercise of employee share options, through a tax qualified retirement plan or otherwise as compensation, or

•	a person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as of the date of this proxy statement. These laws are subject to change, possibly on a retroactive basis. Any such change could alter the tax consequences to the holders as described herein.

This discussion is intended to provide only a general summary of the material U.S. federal income tax consequences of the Merger to holders of shares of the Company’s common stock. It is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger. The U.S. federal income tax laws are complex and subject to varying interpretations. Accordingly, the Internal Revenue Service (the “IRS”) may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. Holders that are partners of a partnership holding shares of Company common stock should consult their own tax advisors.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL (INCLUDING THE ALTERNATIVE MINIMUM TAX), STATE, LOCAL OR NON-U.S. AND OTHER TAX LAWS AND OF CHANGES IN THOSE LAWS.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “Non-U.S. holder” is a beneficial owner (other than a partnership) of shares of Company common stock that is not a U.S. holder.

U.S. Holders

Tax Consequences of the Merger

The receipt of cash and CVRs by a U.S. holder in exchange for shares of Company common stock will be a taxable transaction for U.S. federal income tax purposes.

The amount of gain or loss a U.S. holder recognizes, and the timing and potential character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is a significant amount of uncertainty. The installment method of reporting any gain attributable to receipt of a CVR generally will not be available with respect to the disposition of shares of Company common stock pursuant to the Merger because the shares of Company common stock are traded on an established securities market.

There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs in connection with the Merger. The receipt of the CVRs as part of the Merger Consideration might be treated as a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes.

Pursuant to U.S. Treasury Regulations dealing with contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is “reasonably ascertainable,” a U.S. holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the Merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. holder should treat the transaction as an “open transaction” for purposes of determining gain or loss. These U.S. Treasury Regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. The following paragraphs discuss the U.S. federal income tax consequences of the receipt of cash and CVRs in exchange for shares of Company common stock in the event it is treated as an “open transaction” and, alternatively, in the event it is treated as a “closed transaction.” There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. The CVRs also may be treated as debt instruments for U.S. federal income tax purposes. However, as such treatment is unlikely, the discussion below does not address the tax consequences of such a characterization.

It is possible that either Parent or the Company may be required to take a position for income tax, withholding, and/or information reporting purposes that the Merger, including the receipt of the CVRs as part of the Merger, is either a “closed transaction” or an “open transaction.” U.S. holders are urged to consult their tax advisors regarding the proper characterization, method of tax accounting and tax reporting with respect to receipt of a CVR under the “closed transaction” method or “open transaction” method, as applicable to their respective case.

Treatment as Open Transactions

If the transaction is treated as an “open transaction” for U.S. federal income tax purposes, the fair market value of the CVRs would not be treated as additional consideration received for the shares of Company common stock at the time the CVRs are received, and the U.S. holder would have no tax basis in the CVRs. As such, a U.S. holder would generally recognize capital gains upon consummation of the Merger if, and to the extent, the cash received exceeds such U.S. holder’s basis in the shares of Company common stock surrendered with respect thereto.

The U.S. holder would then take payments under the CVRs into account when made or deemed made in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. A portion of any payments made more than one year after the Merger would be treated as interest income under Section 483 of the Code (as discussed below under the section titled “—U.S. Holders—Imputed Interest”) and the balance, in general, as additional consideration for the disposition of the shares of Company common stock.

Payments of cash pursuant to the CVRs that are not treated as imputed interest will generally result in capital gain to the U.S. holder if, and to the extent, such amounts (plus the cash received) exceed the U.S. holder’s adjusted tax basis in the shares of Company common stock. A U.S. holder may recognize capital loss if the amounts received do not equal or exceed the U.S. holder’s adjusted basis in the shares of Company common stock, although it is possible that such holder may not be able to recognize such loss until the resolution of all contingencies under the CVRs or possibly until such holder’s abandonment of the holder’s CVRs. Capital gain or loss recognized in the transaction must be determined separately for each identifiable block of shares of Company common stock (i.e., shares of Company common stock acquired at the same cost in a single transaction). Any such capital gain or loss will be long-term if the shares of Company common stock were held for more than one year prior to such disposition. The deductibility of capital losses is subject to certain limitations.

Treatment as Closed Transaction

If the receipt of the CVRs is treated as, or determined to be, part of a “closed transaction” for U.S. federal income tax purposes, then a U.S. holder of shares of Company common stock generally would recognize capital gain or loss, taking into account the “reasonably ascertainable” fair market value of the CVR determined on the date of the consummation of the Merger, as applicable, as an additional amount realized. It is possible that the trading value of Company’s common stock would be considered along with other factors in determining whether the value of the CVR is reasonably ascertainable. A U.S. holder’s initial tax basis in a CVR received in the Merger would equal the fair market value of such CVR as determined for U.S. federal income tax purposes. The holding period for a CVR would begin on the day following the date of the Effective Time.

The character of any gain, income or loss recognized with respect to a payment on a CVR is uncertain. Such payments may be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income, including in part as imputed interest, as described more fully below. Parent intends to treat any payment received by a U.S. holder in respect of a CVR (except to the extent any portion of such payment is required to be treated as imputed interest, as discussed below under the section titled “—U.S. Holders—Imputed Interest”) as an amount realized on the disposition of the applicable CVR by the U.S. holder. Under this method of reporting, a U.S. holder should recognize gain equal to the difference between such payment (less any portion of such payment required to be treated as imputed interest, as described above) and the U.S. holder’s adjusted tax basis in the applicable CVR and, if the CVR expires without the Milestone being achieved, loss equal to the U.S. holder’s adjusted tax basis in the applicable CVR. A U.S. holder’s adjusted basis in a CVR generally will equal the CVR’s fair market value when the CVR was received pursuant to the Merger. The gain or loss will be long-term capital gain or loss if the U.S. holder has held the applicable CVR (or possibly the share of Company common stock in respect of which such CVR was received) for more than one year at the time of such payment or expiry. The deductibility of capital losses is subject to limitations.

Imputed Interest

Under either the “closed transaction” or “open transaction” treatment, if any payment with respect to a CVR is made more than one year after the Effective Time, a portion of any such payments made more than six (6) months after the Effective Date may be treated as imputed interest that is ordinary income to a U.S. holder under Section 483 of the Code. The portion of any payment made with respect to a CVR treated as imputed interest will be determined at the time such payment is made and generally should equal the excess of (1) the amount of the CVR payment over (2) the present value of such amount as of the Effective Time, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. A U.S. holder must include in its taxable income interest imputed pursuant to Section 483 of the Code using such holder’s regular method of accounting for U.S. federal income tax purposes.

Non-U.S. Holders

Tax Consequences of the Merger

Any gain recognized on the receipt of the Merger Consideration pursuant to the Merger by a Non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

the shares of Company common stock constitute a U.S. real property interest, or “USRPI,” by reason of the Company’s status as a U.S. real property holding corporation, or “USRPHC,” for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, the Company does not expect that it is, or anticipate becoming, a USRPHC. Even if the Company were a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. holder of shares of Company common stock will not be subject to U.S. federal income tax if such stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market, and such Non-U.S. holder owned, actually and constructively, 5% or less of such stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. holder’s holding period, or if another exception from these rules under the Code applies.

Generally, any portion of a payment made to a Non-U.S. holder with respect to a CVR that is treated as imputed interest (as discussed above under the section titled “—U.S. Holders—Imputed Interest”) may be subject to withholding at a rate of 30%, unless such Non-U.S. holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable income tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agents.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting, Backup Withholding and FATCA Withholding

U.S. Holders

A U.S. holder may be subject to information reporting and backup withholding when such holder receives proceeds from the sale or other taxable disposition of the shares of Company common stock in the Merger. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

Proceeds from the sale or other taxable disposition of the shares of Company common stock in the Merger within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds from a sale or other taxable disposition of the shares of Company common stock in the Merger conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes.

Under currently proposed Treasury Regulations, FATCA withholding would no longer apply to payments of gross proceeds from the sale or other disposition of property of a type that can generate U.S. source interest or dividends, including the Company common stock. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Non-U.S. holders should consult their tax advisors regarding the possible implications of the FATCA rules on their receipt of, and payments with respect to, the CVRs.

Regulatory Approvals

Under the terms of the Merger Agreement, the Company and Parent will use reasonable best efforts to obtain antitrust approvals, subject to certain limitations. The Merger cannot be completed until the waiting period (and any extension thereof) under the HSR Act applicable to the Merger or the Transactions has expired or been terminated. In addition to antitrust approval in the United States, the completion of the Merger may be subject to the receipt of certain regulatory approvals of other jurisdictions if in order to complete the Merger such approvals are required, or become required as a result of any regulatory authority asserting jurisdiction over the transaction.

On June 16, 2025, the Company and Parent filed notification of the proposed Merger with the Federal Trade Commission (the “FTC”) and the Department of Justice (the “DOJ”) under the HSR Act. The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern Time, on July 16, 2025.

Completion of the Merger may also be subject to the receipt of certain antitrust or competition approvals of other jurisdictions if in order to complete the Merger such approvals are required, or become required as a result of any regulatory authority asserting jurisdiction over the Merger.

At any time before or after consummation of the Merger, the DOJ or the FTC (notwithstanding the termination of the waiting period under the HSR Act) could take such action under antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger and seeking divestiture of substantial assets of the Company or Parent. At any time before or after the completion of the Merger (and notwithstanding the termination of the waiting period under the HSR Act), any state or non-U.S. governmental entity could take such action under antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger and seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

There can be no assurance that all of the regulatory approvals described above, or any other regulatory approvals that might be required to consummate the Merger, will be sought or obtained and, if obtained, there can be no assurance as to the timing of any approvals, ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the Merger on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result. For a description of the parties’ obligations with respect to regulatory approvals related to the Merger, see the section titled “The Merger Agreement—Filings; Other Actions; Notification” beginning on page 95 of this proxy statement.

Legal Proceedings

As of the date of this proxy statement, there are no legal proceedings pending challenging the Merger.

Delisting and Deregistration of the Company Common Stock

Upon completion of the Merger, the shares of Company common stock currently listed on the Nasdaq will cease to be listed on the Nasdaq and will subsequently be deregistered under the Exchange Act. The Company will also no longer file periodic reports with the SEC on account of the Company common stock.

Appraisal Rights

If the Merger is consummated, holders of record or beneficial owners of shares of Company common stock who (i) do not vote in favor of the Transaction Proposal, (ii) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Company common stock through the Effective Time, (iii) properly demand appraisal of their applicable shares, (iv) meet certain statutory requirements described in this proxy statement and (v) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement titled “Appraisal Rights,” which description is qualified in its entirety by Section 262, which is the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Holders of record and beneficial owners of shares of Company common stock who are entitled to have their shares appraised by the Delaware Court of Chancery may receive payment in cash of the “fair value” of their shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the Effective Time through the date of payment of the judgment at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section titled “Appraisal Rights—Determination of Fair Value” beginning on page 113 of this proxy statement.

To exercise appraisal rights, a holder of record or a beneficial owner of shares of Company common stock must (i) submit a written demand for appraisal of such holder’s shares or such beneficial owner’s shares of

Company common stock to Company before the vote is taken on the Transaction Proposal, (ii) not vote, in person or by proxy, in favor of the Transaction Proposal (whether by voting against the Transaction Proposal, abstaining or otherwise not voting with respect to the Transaction Proposal), (iii) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of Company common stock through the Effective Time and (iv) strictly comply with all other procedures for exercising appraisal rights under the DGCL. If you are a beneficial owner of shares of Company common stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (i) reasonably identify the holder of record of the shares of Company common stock for which the demand is made, (ii) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement titled “Appraisal Rights,” which description is qualified in its entirety by Section 262, which is the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

VOTE ON ADJOURNMENT (PROPOSAL NO. 2)

The Company is requesting stockholders to approve a proposal to, as permitted under the terms of the Merger Agreement, adjourn the Special Meeting, from time to time, if necessary or appropriate, to solicit additional votes for the approval of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

If the Adjournment Proposal is approved, the Special Meeting may be adjourned by the Company as permitted under the terms of the Merger Agreement to any date, except that the Company will not adjourn the meeting for more than ten (10) business days past the originally scheduled date without Parent’s prior consent. Under the terms of the Merger Agreement, if this Adjournment Proposal is approved, the Company will reconvene the Special Meeting on the earliest practicable date on which the Board of Directors reasonably expects to have sufficient affirmative votes to adopt the Transaction Proposal. If the Special Meeting is adjourned for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of such proposal. The Company does not intend to call a vote on this proposal if the Transaction Proposal has been approved at a Special Meeting.

The Special Meeting may be adjourned to another place, date or time with the affirmative vote of the holders of a majority of the shares of Company common stock properly cast for and against the Adjournment Proposal at the Special Meeting and entitled to vote on the Adjournment Proposal. Approval of the Adjournment Proposal in a situation in which a quorum is not present or represented at the Special Meeting requires the affirmative vote of the holders of a majority of the shares of Company common stock present at the Special Meeting and entitled to vote on the Adjournment Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

This section describes the material terms of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. Capitalized terms used but not defined in this proxy statement have the meanings ascribed to them in the Merger Agreement.

The Merger Agreement and this summary of its terms are included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub were made solely to the parties to, and solely for the purposes of, the Merger Agreement and as of specific dates and were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the Disclosure Schedule, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in our filings with the SEC regarding the Company and our business. See the section of this proxy statement titled “Where You Can Find Additional Information.” In addition, you should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Effects of the Merger

The Merger Agreement provides that upon the terms and subject to the conditions of the Merger Agreement at the Effective Time, Merger Sub will be merged with and into the Company and the separate corporate existence of Merger Sub will cease. At the Effective Time, the Company will continue as the Surviving Corporation in the Merger and a wholly owned subsidiary of Parent.

In addition, after the Effective Time, Company common stock will be delisted from Nasdaq and will be deregistered under the Exchange Act.

Closing and Effective Time of the Merger

Unless otherwise mutually agreed in writing by the parties to the Merger Agreement, the closing of the Merger (the “Closing”) will take place at 8:00 a.m. Eastern Time on the second business day following the day on which all of the conditions to the Closing (as described under the section titled “The Merger Agreement—Conditions to the Merger” beginning on page 97 of this proxy statement) are satisfied or waived in accordance with the Merger Agreement (other than conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of those conditions at or prior to the Closing). The date upon which the Closing actually occurs is referred to herein as the “Closing Date.” On the Closing Date, the parties will file a execute and deliver a certificate of merger with the Secretary of State for the State of Delaware for filing as provided under the DGCL. The Merger will become effective upon the filing and acceptance for record of the certificate of merger, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger.

Directors and Officers; Certificate of Incorporation; Bylaws

At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, respectively, in each case until their respective successors have been duly elected or appointed and qualified, or until their earlier death, disqualification, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. At the Effective Time, (i) the certificate of incorporation of the Company will be amended and restated in its entirety to read as set forth in Exhibit B to the Merger Agreement and (ii) the bylaws of the Company will be amended and restated in their entirety to be in the form of the bylaws of Merger Sub, as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation will be “Vigil Neuroscience, Inc.”).

Treatment of Company common stock and Company preferred stock

At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

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any shares of Company common stock held immediately prior to the Effective Time by the Company or any wholly owned subsidiary of the Company (or held in the Company’s treasury) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

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each share of Company preferred stock, and each share of Company common stock issued upon conversion of any share of Company preferred stock prior to the Effective Time (if any), in each case issued and outstanding immediately prior to the Effective Time and held by Parent or any other direct or indirect wholly owned subsidiary of Parent shall automatically be converted into such number of shares of Surviving Corporation Stock, such that each such holder of such shares shall own the same percentage of the outstanding shares of Surviving Corporation Stock immediately following the Effective Time as such holder owned of the Fully Converted Share Count (on an as-converted to Company common stock basis, without regard to any conversion limitations) immediately prior to the Effective Time;

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except as provided in the two clauses above, each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares ) shall be converted into the right to receive Merger Consideration, subject to any applicable withholding of taxes, and shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company common stock (other than any Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement and the CVR Agreement, subject to any applicable withholding of taxes; and

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all shares of the common stock, $0.0001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into such number of shares of Surviving Corporation Stock representing, in the aggregate, a percentage equal to (a) 100% less (b) the percentage specified in clause the second clause above (it being understood that the total number of shares of Surviving Corporation Stock issued pursuant to this clause and the second clause above shall be equal to the total number of authorized shares of Surviving Corporation Stock).

Treatment of Company Equity Awards and the Company ESPP

Treatment of Company Options

As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Options, Parent, Merger Sub, or the Company, each outstanding Company Option will be treated as follows:

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each Company Option that is outstanding as of immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time;

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each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (after giving effect to the first clause above) having an exercise price per share of Company common stock that is less than the Closing Amount will be cancelled and converted into the right to receive (i) an amount, without interest, equal to the product of (a) the total number of shares of Company common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (b) the excess of (1) the Closing Amount over (2) the exercise price per share of Company common stock under such Company Option and (ii) one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, in each case subject to applicable tax withholdings;

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each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (after giving effect to the first clause above) having an exercise price per share of Company common stock that is equal to or greater than the Closing Amount but less than $10.00 will be cancelled and converted into the right to receive one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, except that if the milestone is achieved in respect of the CVR, the cash amount to be paid to such option holder will be an amount equal to (i) $10.00 minus (ii) the exercise price per share of Company common stock subject to such Company Option, subject to applicable tax withholdings; and

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each Company Option that is outstanding as of immediately prior to the Effective Time having an exercise price per share of Company common stock that is equal to or greater than $10.00 will be canceled for no consideration being payable in respect thereof, and have no further force or effect.

Treatment of Company RSUs

As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company RSUs, Parent, Merger Sub, or the Company, each outstanding Company RSU will be treated as follows:

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each Company RSU that is outstanding as of immediately prior to the Effective Time, to the extent unvested, will accelerate and become fully vested effective immediately prior to, and contingent upon, the Effective Time; and

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each Company RSU that is outstanding as of immediately prior to the Effective Time (after giving effect to the first clause above) will be cancelled and converted into the right to receive (i) an amount, without interest, equal to the product of (a) the total number of shares of Company common stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (b) the Closing Amount and (ii) one CVR for each share of Company common stock subject to such Company RSU immediately prior to the Effective Time, in each case subject to applicable tax withholdings.

Treatment of the Company ESPP

As soon as reasonably practicable following the date of the Merger Agreement, and in any event prior to the Effective Time, the Company will take all necessary actions, including obtaining any necessary determinations or resolutions of the Board of Directors (or a committee thereof), as may be necessary or required under the Company ESPP and applicable legal requirements, to (i) ensure that no offering period under the Company ESPP will be authorized or commenced on or after the date of the Merger Agreement; and (ii) ensure that no further rights are granted under the Company ESPP after the Effective Time. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Transactions), the Company will terminate the Company ESPP.

Treatment of Company Warrants

Each Company Warrant that is outstanding immediately prior to the Effective Time will be cancelled as of the Effective Time in exchange for the right to receive (i) cash in an amount equal to the product of (a) the Warrant Shares and (b) the Closing Amount, and (ii) a number of CVRs equal to the total number of Warrant Shares as of immediately prior to the Effective Time.

Surrender and Payment Procedures

Prior to the Effective Time, Parent will designate Computershare Trust Company, N.A. (or another nationally recognized bank or trust company agreed to between Parent and Company) to act as paying agent (the “Paying Agent”) for the holders of shares of Company common stock in connection with the Merger and to receive the funds to which holders of shares of Company common stock will become entitled in accordance with the Merger Agreement. At or promptly following the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent cash sufficient to make payment of the aggregate Closing Amount.

Promptly after the Effective Time (but in no event later than three (3) business days thereafter), the Surviving Corporation will cause to be mailed to each holder of record of shares of Company common stock entitled to receive Merger Consideration (i) a letter of transmittal and (ii) instructions describing how such holder may surrender his, her or its Certificates or non-certificated shares represented by book-entry (“Book-Entry Share”) in exchange for payment of the Merger Consideration.

Upon surrender of the certificates evidencing such shares of Company common stock (the “Certificate”) (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent in accordance with the terms of the letter of transmittal, duly executed and properly completed and such other documents as may be reasonably requested by the Paying Agent, the holder of such Certificates or Book-Entry Shares will be entitled to receive in exchange therefor the Merger Consideration for each share of Company common stock formerly evidenced by such Certificates or Book-Entry Shares, and such the Certificates and Book-Entry Shares will forthwith be cancelled.

Any portion of the funds (including any interest received with respect thereto) that remains not disbursed or pending disbursement as of the date that is twelve (12) months after the Effective Time may be delivered to the Company upon demand, and any such holder of shares of the Company common stock who has not exchanged shares of the Company common stock for the Merger Consideration will thereafter look only to the Surviving Corporation for payment of the Merger Consideration (subject to applicable abandoned property, escheat and other similar law). No interest will be paid or accrued on the Merger Consideration payable upon due surrender of the Certificates or Book-Entry Shares.

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent will enter into a Contingent Value Rights Agreement with the a rights agent (the “Rights Agent”), in substantially the form attached as an exhibit to the Merger Agreement (the “CVR Agreement”). Pursuant to the Merger Agreement and the CVR Agreement, each CVR represents the contractual right of Holders (as defined in the CVR Agreement) to receive a contingent cash payment of $2.00 in cash, without interest, payable to the Rights Agent for the benefit of the holders of CVRs, if the First Commercial Sale (as defined in the CVR Agreement) of the Company’s clinical candidate VG-3927 (the “Milestone”) occurs between the Effective Time and December 31, 2035 (the “Milestone Period”).

If the Milestone occurs at any time prior to the expiration of the Milestone Period, then, at least ten (10) business days prior to the Milestone Payment Date (as defined in the CVR Agreement), Parent will deliver or cause to be delivered to the Rights Agent a written notice (the “Milestone Achievement Notice”) certifying the date of the satisfaction of the Milestone and that each Holder is entitled to receive the Milestone Payment Amount (as defined in the CVR Agreement) applicable to such Holder. The Rights Agent will promptly, and in any event within five (5) Business Days of receipt of the Milestone Achievement Notice and any letter of instruction reasonably required by the Rights Agent, send each Holder at its registered address a copy of such Milestone Achievement Notice and pay the Milestone Payment Amount, subject to any amounts deducted or withheld pursuant to Section 2.4(d) of the CVR Agreement, to each Holder that is not an Equity Award Holder. If the Milestone is achieved prior to the end of the Milestone Period, the Milestone Payment (as defined in the CVR Agreement) shall be paid to the Holders on a date selected by Parent, but in no event later than thirty (30) business days after the date on which the Milestone was achieved.

Any portion of the aggregate Milestone Payment Amounts that remain undistributed to the Holders on the date that is twelve (12) months after the date of the Milestone Achievement Notice shall be delivered by the Rights Agent to Parent and any Holder shall thereafter look only to Parent for payment of such Holder’s applicable Milestone Payment Amount, without interest, but such Holder shall have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Legal Requirements.

The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only. The CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement, will not be evidenced by certificate or other instrument and will not be registered for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent or the Company.

Under the CVR Agreement, during the Milestone Period, Parent is obligated to use Diligent Efforts (as defined in the CVR Agreement) to achieve the Milestone prior to the end of the Milestone. However, there can be no assurance that such First Commercial Sale will occur by December 31, 2035 and that the $2.00 CVR payment (or the Underwater Option CVR Payment (as defined in the CVR Agreement)) will be paid to CVR holders.

The CVR Agreement will terminate and be of no force or effect upon the earlier to occur (i) the payment by Parent of the Milestone Payment Amount required to be paid under the terms of the CVR Agreement and (ii) the expiration of the Milestone Period. For the avoidance of doubt (A) the termination of the CVR Agreement will not affect or limit the right to receive the Milestone Payment under Section 2.4 of the CVR Agreement to the extent earned but not paid prior to termination of the CVR Agreement and (B) the right of any Holder to receive the Milestone Payment, and all covenants and obligations of Parent and its affiliates with respect to the Milestone Payment, shall be irrevocably terminated and extinguished if the Milestone is not achieved prior to the expiration of the Milestone Period.

The CVR Agreement is subject to changes reasonably requested by the Rights Agent to which Parent and the Company consent in writing. Parent and the Company will cooperate, including by making changes to the form of CVR Agreement, as necessary and appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any applicable state securities or “blue sky” laws.

Representations and Warranties

Representations and Warranties of the Company

We have made customary representations and warranties in the Merger Agreement that are subject to exceptions and disclosures set forth in the Disclosure Schedule and disclosures contained certain documents filed with or furnished to the SEC by the Company prior to the date of the Merger Agreement. These representations and warranties relate to, among other things:

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the Company’s and its subsidiaries’ due formation, valid existence and good standing under their respective jurisdictions of organization, and their respective corporate power and authority to carry out their respective businesses as conducted at the date of the Merger Agreement;

•	the Company’s ownership of its subsidiaries and their respective ownership interests in any other person;

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the Company’s capital structure in respect of, among other things, the number of shares of Company common stock and preferred nonstock, the number of shares of Company common stock issuable upon exercise of outstanding Company Warrants, the number of shares of Company common stock issuable upon the exercise of outstanding Company Options and outstanding Company Options and Company RSUs;

•	the Company’s SEC filings since January 10, 2022, the financial statements included therein and the Company’s disclosure controls and procedures over financial reporting;

•	the Company’s compliance with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002;

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the absence of any outstanding or unresolved comments in comment letters received from the SEC and the absence of pending or threatened inquiries or investigations by the SEC or any internal investigations regarding any accounting practices of the Company;

•	the accuracy of the information supplied by the Company in this proxy statement;

•	the absence of a material adverse effect (as described below) since December 31, 2024;

•	The Company’s operation in the ordinary course of business (other than discussions and negotiations related to the Merger Agreement or other potential strategic transactions) since December 31, 2024;

•	the Company’s and its subsidiaries’ title, leasehold in or license to certain material assets;

•	real property of the Company and its subsidiaries;

•	intellectual property of the Company and its subsidiaries;

•	certain matters pertaining to data privacy and information security;

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certain material contracts to which the Company or its subsidiaries is party, the validity, binding nature and effectiveness of such material contracts and the absence of default by the Company or its subsidiaries under any such contract;

•	the absence of undisclosed liabilities;

•	the Company’s and its subsidiaries’ compliance with applicable legal requirements;

•	certain regulatory matters, including licenses of the FDA and compliance with health laws;

•	the Company’s and its subsidiaries’ compliance with applicable anti-bribery, anti-corruption, anti-money laundering laws and global trade control laws;

•	required governmental filings, approvals, notices, reports, consents, registrations, approvals, permits or authorizations;

•	tax matters of the Company and its subsidiaries;

•	employee benefits and compensation plans, contracts, policies, programs and arrangements of the Company and its subsidiaries;

•	certain employment and labor matters of the Company and its subsidiaries;

•	environmental matters of the Company and its subsidiaries;

•	insurance policies of the Company and its subsidiaries;

•	the absence of certain legal proceedings pending;

•	the Company’s corporate power and authority related to the Merger Agreement;

•	the inapplicability of certain anti-takeover statutes or regulations or any anti-takeover provision in the Company’s governance documents to the Company, shares of Company common stock or the Merger;

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the absence of violations of, or conflicts with, the Company’s or its subsidiaries’ governing documents, certain contracts and applicable legal requirements as a result of the Company’s entry into and performance under the Merger Agreement;

•	the Board of Directors’ receipt of a fairness opinion from Centerview; and

•	the absence of any undisclosed broker’s or finder’s fees;

Material Adverse Effect

Some of our representations and warranties are qualified to be, among other things, “materiality” or “Material Adverse Effect,” which means any event, change, occurrence, circumstance, development or effect (each, a “Change”) that, individually or in the aggregate, either (i) has had or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) would prevent or materially delay the consummation by the Company of the Merger and the other transactions contemplated within the Merger Agreement. However, none of the following will be taken into account in determining whether is, or would reasonably likely to be, a Material Adverse Effect:

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any Change in the Company’s market price or trading volume (it being understood that the underlying causes of any such change may be considered in determining whether a material adverse effect has occurred, or would be reasonably be expected to occur, to the extent not otherwise excluded by another exception herein);

•	subject to certain exceptions, any Change resulting from the execution, announcement, pendency or consummation of the Transactions;

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any Change generally affecting the industries in which the Company or any of its subsidiaries operate or the economy generally or other general business, financial or market conditions, including due to the issuance of any executive orders by the President of the United States;

•	any Change arising directly or indirectly from fluctuations in the value of any currency;

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any Change arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity, pandemic or epidemic (including COVID 19) or other outbreaks of diseases or quarantine restrictions, or any other similar event;

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the failure of the Company to meet internal or analysts’ expectations or projections or the results of operations of the Company (it being understood that the underlying causes of any such failure may be considered in determining whether a material adverse effect has occurred, or would be reasonably be expected to occur, to the extent not otherwise excluded by another exception herein);

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any adverse effect arising directly from or otherwise directly relating to any action taken by the Company at the written direction of Parent or any action specifically required by the terms of Merger Agreement to be taken by the Company, or the failure of the Company to take any action that the Company is specifically prohibited by the terms of the Merger Agreement from taking to the extent Parent unreasonably fails to give its consent thereto after a written request therefor pursuant to the Merger Agreement;

•	any Change to the extent resulting or arising from Parent’s or Merger Sub’s breach of the Merger Agreement;

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any Change arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with, any applicable legal requirements or GAAP (or interpretations of any applicable legal requirements or GAAP);

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any regulatory, clinical or manufacturing events, occurrences, circumstances, changes, effects or developments relating to any Company product or with respect to any product of Parent or any of its subsidiaries or any competitor of the Company (including, for the avoidance of doubt, with respect to any pre-clinical or clinical studies, tests or results or announcements thereof, any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of new side effects, adverse events or safety observations), in each case to the extent not resulting from fraud or willful misconduct by (or fraud or willful misconduct undertaken at the direction of) the Company or any of its subsidiaries; or

•	regulatory, legislative or political conditions in the United States or any other country or region in the world, or changes therein.

Except that, with respect to bullets 3, 4, 5, 9 and 11 above, any Change may be taken into account in determining whether there has been, or would be reasonably expected to be, a Material Adverse Effect to the extent such Change disproportionately affects the Company and its Subsidiaries relative to other participants in the industries in which they operate.

Representations and Warranties of Parent and Merger Sub

The Merger Agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:

•	their valid existence and good standing under their respective jurisdictions of organization and their respective qualification and licensing to carry out their respective businesses;

•	the capitalization, ownership and conduct of business of Merger Sub;

•	their corporate power and authority related to the Merger Agreement;

•	the absence of any conflicts with organizational documents, law or contracts caused by the Transactions contemplated by the Merger Agreement or compliance with the Merger Agreement;

•	required governmental filings, approvals, notices, reports, consents, registrations, approvals, permits or authorizations;

•	the accuracy of the information supplied by Parent or Merger Sub, as applicable, in this proxy statement;

•	the absence of certain legal proceedings pending or to the knowledge of Parent except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

•	Parent and Merger Sub not being or having been during the prior three years an “interested stockholder” of the Company under the DGCL;

•	Parent having sufficient funds necessary for the payment of amounts contemplated by the Merger Agreement; and

•	the absence of any undisclosed broker’s or finder’s fees.

Conduct of Our Business Pending the Merger

Under the Merger Agreement, the Company has agreed that from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement (the “Pre-Closing Period”), except

(i) as required or otherwise expressly contemplated by the Merger Agreement or as required by applicable legal requirements, (ii) with the written consent of Parent which will not unreasonably withheld, conditioned or delayed or (iii) as set forth in the Disclosure Schedule, the Company will and will cause its subsidiaries to:

•	conduct their respective businesses in all material respects in the ordinary course and in compliance in all material respects with all applicable legal requirements;

•	use commercially reasonable efforts to preserve intact in all material respects the material components of the Company’s and each such subsidiary’s current business organization; and

•	use commercially reasonable efforts to maintain its relations and goodwill with all material suppliers, material customers, governmental bodies and other material business partners.

In addition, during the Pre-Closing Period, except as (i) as required or otherwise expressly contemplated by the Merger Agreement or as required by applicable legal requirements, (ii) with the written consent of Parent which will not unreasonably withheld, conditioned or delayed or (iii) as set forth in the Disclosure Schedule, the Company will not, and will cause its subsidiaries not to:

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(i) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Company common stock) or (ii) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including the Company common stock), or any rights, warrants or options to acquire any shares of its capital stock, other than in connection with (a) withholding to satisfy the exercise price with respect to Company Options and/or (b) tax obligations with respect to Company Options and Company RSUs, in each case, outstanding as of the date of the Merger Agreement pursuant to the terms of any such Company Option and Company RSU (as in effect on the date of the Merger Agreement);

•	split, exchange, combine, subdivide or reclassify any shares of its capital stock (including the Company common stock) or other equity interests;

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sell, issue, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, delivery, pledge, transfer, encumbrance or grant by the Company or any of its subsidiaries of (i) any capital stock, equity interest or other security of the Company or any of its subsidiaries, (ii) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security of the Company or any of its subsidiaries or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Company or any of its subsidiaries (except on the exercise of Company Options or settlement of Company RSUs, in each case, outstanding as of the date of the Merger Agreement or pursuant to purchase rights under the Company ESPP, in each case, in accordance with the terms of such Company Options, Company RSUs and the Company ESPP as in effect on the date of the Merger Agreement);

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except as otherwise required by any Employee Plan as in effect on the date of the Merger Agreement, (i) establish, adopt, terminate or amend any Employee Plan or collective bargaining agreement or other labor union contract, or any plan, program, policy, practice, agreement or other arrangement that would be an Employee Plan if it had been in existence on the date of the Merger Agreement, other than offer letters entered into with any newly hired officer, employee, independent contractor, consultant or director (“Company Associate”) as permitted pursuant to the Merger Agreement in the ordinary course of business consistent with past practice on the Company’s standard form of offer letter as provided or made available to Parent prior to the date of the Merger Agreement for any Company Associate with an annual base salary or base wage rate of less than $175,000 that are terminable “at will” (or following a notice period not greater than the period imposed by applicable legal requirements) without any contractual obligation on the part of the Company or any subsidiary of the Company to make any severance, termination, change in control, or similar payment, except that such offer letters shall not grant, or promise to grant, Company Options, Company RSUs, or any other equity interests or securities in the Company or any of its subsidiaries, (ii) amend or waive any of its rights under any provision of any Employee Plan, (iii) take any action to accelerate the vesting, funding or payment of, any compensation or benefit under, any provision of any Employee Plan, (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Plan (or any plan, program, policy, practice, agreement or other arrangement that would be an Employee Plan if it had been in existence on the date of the Merger Agreement), (v) grant any loan to, increase the compensation or other benefits of, or pay any bonus to, any Company Associate, other than increases to annual base salaries or base wage rates in the ordinary course of business consistent with past practice for any Company Associate with an annual base salary or base wage rate that is less than $175,000, (vi) grant or pay (or otherwise increase) any change in control, retention, severance, termination or similar pay to any Company Associate, or (vii) take any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), or require notice to employees, or trigger any other obligations or liabilities, under the WARN Act or any similar state, local or foreign law;

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(i) terminate (other than for cause, as determined by the Company in the ordinary course of business) or layoff (or give notice of any such actions to) any Company Associate, other than in the ordinary course of business with respect to any Company Associate with an annual base salary or base wage rate that is less than $175,000, (ii) hire or make an offer to hire any employee, other than an employee hired in the ordinary course of business with an annual base salary or base wage rate that is less than $175,000 in a research and development role consistent with the Company’s 2025 hiring plan as set forth in Disclosure Schedule or (iii) engage any individual independent contractor or enter into a consulting agreement, other than the engagement of an individual independent contractor on an at-will basis or pursuant to a consulting agreement that is terminable at will or upon no more than thirty (30) days’ notice with no liability (other than any liability for fees owed for services rendered prior to the date of such termination);

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alter, amend, modify or repeal or permit the adoption of any alteration, amendment, modification or repeal of its or any of its subsidiaries’ certificate of incorporation or bylaws or equivalent organizational documents or any provision thereof;

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form any subsidiary, acquire any equity interest in any other Entity (as defined in the Merger Agreement) or enter into any joint venture, partnership, limited liability corporation or similar arrangement;

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make or authorize any capital expenditure other than any capital expenditure that (i) is provided for in the Company’s capital expense budget either delivered or made available to Parent or Parent’s representatives prior to the date of the Merger Agreement, which expenditures shall be in accordance with the categories set forth in such budget; or (ii) when added to all other capital expenditures made on behalf of the Company since the date of the Merger Agreement but not provided for in the Company’s capital expense budget either delivered or made available to Parent or Parent’s representatives prior to the date of the Merger Agreement, does not exceed $250,000 individually or $1,000,000 in the aggregate during any fiscal quarter;

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acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, cancel, abandon, waive, relinquish or fail to renew, permit to lapse (other than any Intellectual Property Right expiring at the end of its statutory term for which an extension or renewal cannot be obtained), fail to diligently prosecute or use reasonable best efforts to enforce, transfer, assign, guarantee, exchange or swap, mortgage or otherwise encumber (including pursuant to a sale-leaseback transaction or securitization) or subject to any material encumbrance (other than permitted encumbrances) any material right or other material asset or property, including any material Company IP or other material Intellectual Property Rights (except, in the case of any of the foregoing (i) in the ordinary course of business, (ii) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful for the conduct of the business of the Company and (iii) as provided for in the Merger Agreement);

•

make any submissions or filings, or submit any other material correspondence, to the U.S. Patent and Trademark Office or any non-U.S. equivalent related to any Patent included in the Company Registered Owned IP or Company Registered Licensed IP for which the Company has responsibility for prosecution and maintenance activities, in each case, without providing Parent an opportunity to review and comment on such submissions, filings or other correspondence and using good faith efforts to incorporate Parent’s reasonable comments that are received in a timely fashion;

•

make any written claims to any governmental body or third party alleging that a third party has been, is, or would be infringing, misappropriating, or otherwise violating any Company IP, including sending any letter or other written communication asserting such infringement, misappropriation or violation or threatening litigation, or offering that such third party obtain a license to any Company IP, in each case, without cooperating with Parent and providing Parent a reasonable opportunity to review and comment on such written communication, and giving good faith consideration to incorporate any of Parent’s reasonable and prompt comments;

•

receive, collect, compile, use, store, process, share, safeguard, secure (technically, physically or administratively), dispose of, destroy, disclose, or transfer (including cross-border) any personal information (or fail to do any of the foregoing, as applicable) in violation in any material respect of any (i) applicable privacy laws, (ii) privacy policies or notices of the Company or any of its subsidiaries, or (iii) contractual obligations of the Company or any of its subsidiaries with respect to any personal information;

•

lend money or make capital contributions or advances to, or material investments in, any person (other than between the Company and its wholly owned subsidiaries), or incur or guarantee any indebtedness (except for advances to employees and consultants for travel and other business related expenses in the ordinary course of business);

•

(i) amend or modify in any material respect, waive any rights under, terminate, replace or release, settle or compromise any material claim, liability or obligation under any Material Contract, other than (a) renewals in the ordinary course of business or (b) amendments that are not adverse to the Company or its subsidiaries or (ii) enter into any Material Contract, other than Material Contracts described in the Merger Agreement entered into in the ordinary course of business so long as the subject matter of such Contracts is not otherwise restricted by other subsections of the Merger Agreement; but also provided that the Merger Agreement shall not restrict any action that is expressly permitted by any other clause of the Merger Agreement; provided, further, that, notwithstanding the foregoing, in no event shall the Company or any of its subsidiaries be permitted to enter into or renew (other than automatic renewals that do not require any action of the parties thereto) any Material Contract (including a Material Contract as set forth in the Merger Agreement) containing terms described in the Merger Agreement;

•

commence any legal proceeding, except with respect to: (i) routine matters in the ordinary course of business; (ii) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided, that the Company consults with Parent and considers in good faith the views and comments of Parent with respect to any such legal proceeding prior to commencement thereof); or (iii) in connection with a breach of the Merger Agreement or any other agreements contemplated hereby;

•

settle, release, waive or compromise any legal proceeding or other claim (or threatened legal proceeding or other claim), other than any legal proceeding relating to a breach of the Merger Agreement or any other agreements contemplated hereby or pursuant to a settlement that does not relate to any of the Transactions and (i) that results solely in a monetary obligation involving only the payment of monies by the Company of not more than $250,000 in the aggregate; (ii) that results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company and the payment of monies by the Company that together with any settlement made under clause (i) are not more than $250,000 in the aggregate (not funded by an indemnity obligation or through insurance policies); or (iii) that results solely in a monetary obligation involving payment by the Company of an amount not greater than the amount specifically reserved in accordance with GAAP with respect to such legal proceedings or claim on the balance sheet;

•	purchase or otherwise acquire any real property;

•

make any material changes in financial accounting methods, principles or practices, except as required (i) by GAAP, (ii) by Regulation S-X under the Securities Act, or (iii) by any governmental body or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

•	enter into any collective bargaining agreement or other agreement with any labor organization (except to the extent required by applicable legal requirements);

•	adopt or implement any stockholder rights plan or similar arrangement;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

•

enter into any new material line of business (it being understood that commencement of preclinical or clinical studies in compliance with the Merger Agreement shall not be deemed to constitute a new line of business) or enter into any contract that materially limits or otherwise materially restricts the Company or its affiliates (including following the Effective Time, Parent and its affiliates (other than, in the case of Parent and its affiliates, due to the operation of Parent’s or its affiliates’ own contracts)) following the Closing, from engaging or competing in any line of business or in any geographic area or otherwise imposes material restrictions on the Company’s assets, operations or business;

•

(i) commence any clinical study of which Parent has not been informed prior to the date of the Merger Agreement, (ii) unless mandated by any regulatory authority or governmental body, discontinue, terminate or suspend any ongoing clinical study or (iii) except as required by applicable legal requirement, as determined in good faith by the Company, discontinue, terminate or suspend any ongoing IND-enabling preclinical study, in each case with respect to clauses (i) through (ii), without first consulting with Parent in good faith;

•

(i) make, change or rescind any material tax election; (ii) settle or compromise any material tax claim, audit, assessment or dispute; (iii) change (or request to change) any material method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any such extension that arises solely as a result of an extension of time to file a tax return obtained in the ordinary course of business); (vi) surrender any claim for a material refund of taxes; or (vii) enter into any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. tax legal requirements) with any governmental body;

•

incur, create, assume or otherwise become liable or responsible for any advisor fee or commission in connection with the Merger Agreement, the Merger or Transactions (including with respect to any analysis undertaken in connection with Sections 280G and 4999 of the Code) to any person not listed on the Disclosure Schedule or in excess of the amounts set forth on the Disclosure Schedule; or

•	authorize any of, or agree or commit to take, any of the foregoing actions.

Notwithstanding the foregoing, the Merger Agreement is not intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct our or our subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

Solicitation of Acquisition Proposals; Company Adverse Change Recommendation

Non-Solicitation Covenants

Subject to the terms of the Merger Agreement, the Company has agreed that the and its representatives will immediately cease any direct or indirect solicitation, encouragement, discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal (as defined below), and, except as permitted by the Merger Agreement, the Company will not, and will cause its affiliates and its and their respective directors and officers not to, and shall direct its other representatives not to:

•

continue any direct or indirect solicitation, knowing encouragement, knowing facilitation (including by way of providing non-public information), discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal;

•

directly or indirectly (i) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or (iii) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

•

waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract, unless, in the case of this clause, the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements; or

•	resolve to do, or agree or announce an intention to do, any of the foregoing.

As soon as reasonably practicable after the execution of the Merger Agreement (any in any event within twenty-four (24) hours), the Company shall (i) deliver a written notice to each person that entered into a confidentiality agreement in anticipation of potentially making an Acquisition Proposal within the last 180 days requesting the prompt return or destruction of all confidential information previously furnished to any person and (ii) discontinue any electronic or physical data room access granted to any such person.

For purposes of the Merger Agreement:

•

an “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions (other than standstill provisions) that are no less favorable in the aggregate to the Company than those contained in the amended and restated confidentiality agreement between the Company and Parent, dated October 11, 2024 and amended on April 8, 2025 and (ii) does not prohibit the Company from providing any information to Parent in accordance with the Merger Agreement or otherwise prohibit the Company from complying with its obligations under the Merger Agreement.

•

an “Acquisition Proposal” means any proposal or offer from any person (other than Parent and its affiliates) or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (i) acquisition or license of assets of the Company equal to 20% or more of the Company’s assets or to which 20% or more of the Company’s revenues or earnings are attributable, (ii) issuance or acquisition of 20% or more of the outstanding shares of Company common stock, (iii) recapitalization, tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of Company common stock or (iv) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of Company common stock, in each case other than the Transactions.

•

a “Superior Offer” means a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with its outside legal counsel and its financial advisor(s), is reasonably likely to be consummated in accordance with its terms and, taking into account all legal, regulatory and financing aspects (including certainty of Closing) of the proposal and the person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Merger Agreement; provided, that for purposes of the definition of “Superior Offer,” the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%.”

Exceptions to Non-Solicitation Covenants

Notwithstanding the restrictions described above, if at any time on or after the date of the Merger Agreement and prior to the approval of the Company stockholders (the “Company Stockholder Approval”), the Companyor any of its representatives receives a written Acquisition Proposal from any person or group of persons, which Acquisition Proposal was made or renewed on or after the date of the Merger Agreement and did not result from a breach in any material respect of the Merger Agreement, (i) the Company and its representatives may contact such person or group of persons solely to clarify the terms and conditions thereof or inform such person or group of persons of the terms of the Merger Agreement and (ii) if the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that (a) such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer and (b) the failure to take any such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable legal requirements, then the Company and its representatives may:

•

furnish, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company to the Person or group of Persons who has made such Acquisition Proposal; provided, that the Company shall substantially concurrently provide to Parent any non-public information concerning the Company that is provided to any such Person given such access which was not previously provided to Parent or its Representatives; and

•	engage in or otherwise participate in discussions or negotiations with respect to such Acquisition Proposal with the Person or group of Persons making such Acquisition Proposal.

The Company is required to (i) promptly (and in any event within twenty-four (24) hours) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, are received by the Company or any of its representatives, including the identity of the Person or group of Persons making such Acquisition Proposal, (ii) promptly (and in any event within thirty-six (36) hours) provide Parent with unredacted copies of (a) any Acquisition Proposal and any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto and (b) all other documents proposing any financial or other material terms of such Acquisition Proposal, (iii) keep Parent reasonably informed of any material developments regarding any Acquisition Proposal on a prompt basis (and in any event within thirty-six (36) hours) and (iv) upon the request of Parent, reasonably inform Parent of the status of such Acquisition Proposal.

Company Adverse Change Recommendation

As described in the section of this proxy statement titled “The Merger—Recommendation of the Board of Directors; Reasons for the Merger,” and subject to the provisions described below, the Board of Directors has unanimously recommended that our stockholders vote “FOR” the proposal to adopt and approve the Merger

Agreement. During the period from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, neither the Board of Directors nor any committee thereof shall:

•

(i) (a) fail to make, withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to fail to make, withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation or (b) approve, recommend or declare advisable or publicly propose to approve, recommend, endorse or declare advisable, any Acquisition Proposal or (ii) fail to include the Company Board Recommendation in the proxy statement when disseminated to the Company’s stockholders ((i)-(ii) collectively, the “Company Adverse Change Recommendation”);

•	publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer; or

•

approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any letter of intent, agreement in principle, acquisition agreement or other Contract (other than an Acceptable Confidentiality Agreement) with respect to any Acquisition Proposal requiring, or reasonably expected to require or cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Transactions.

At any time prior to the receipt of the Company Stockholder Approval, if the Company has received a written Acquisition Proposal (which Acquisition Proposal did not result from a breach in any material respect of the Merger Agreement) from any person that has not been withdrawn, (i) the Board of Directors may make a Company Adverse Change Recommendation or (ii) the Company may terminate the Merger Agreement to enter into a Specified Agreement (as defined below) with respect to such Superior Offer, if and only if:

•

the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that such Acquisition Proposal is a Superior Offer, and the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors under applicable legal Requirements;

•

the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate the Merger Agreement pursuant to the Specified Agreement Termination Right (as defined at least four (4) business days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation)); and

•

(x) the Company shall have provided to Parent a summary of the material terms and conditions of the Acquisition Proposal and provided to Parent the latest draft of any documentation with respect to such Acquisition Proposal, (y) the Company shall have given Parent the four (4) business days after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer and shall have made its representatives reasonably available to negotiate in good faith with Parent (to the extent Parent desires to negotiate) with respect to such proposed revisions or other proposal, if any, and (z) after considering the results of any such negotiations and giving effect to any proposals made in writing by Parent, after consultation with outside legal counsel and financial advisors, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate the Merger Agreement pursuant to the Specified Agreement Termination Right (as defined below) would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements.

Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) shall not be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this section to the extent that any such communication expressly reaffirms the Company Board Recommendation. The provisions of this section shall also apply to any material amendment to any Acquisition Proposal (it being understood that any change to the financial terms or form of consideration (or material terms relating to conditionality, termination and termination fees, regulatory efforts or financing) of such proposal shall be deemed a material amendment), which shall require a new Determination Notice, except that the references to four (4) business days shall be deemed to be two (2) business days, during which time the Company and its representatives shall again comply with the third bullet above.

At any time prior to the receipt of the Company Stockholder Approval, other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Change Recommendation in response to a Change in Circumstance, if and only if:

•	a Change in Circumstance has occurred;

•

the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors under applicable legal requirements;

•	the Company shall have given Parent a Determination Notice at least four (4) business days prior to making any such Company Adverse Change Recommendation; and

•

(i) the Company shall have specified the Change in Circumstance in reasonable detail, (ii) the Company shall have given Parent the four (4) business days after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal, and shall have made its representatives reasonably available to negotiate in good faith with Parent (to the extent Parent desires to do so) with respect to such proposed revisions or other proposal, if any, and (iii) after considering the results of any such negotiations and giving effect to any proposals made in writing by Parent, after consultation with outside legal counsel, the Board of Directors shall have determined, in good faith, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstance would be inconsistent with the fiduciary duties of the Company Board under applicable legal requirements. The provisions of this section shall also apply to any material change to the facts and circumstances relating to such Change in Circumstance, which shall require a new Determination Notice, except that the references to four (4) business days shall be deemed to be two (2) business days, during which time the Company and its representatives shall again comply with clause (iii) above.

Special Meeting

Under the Merger Agreement, the Company has agreed to take all actions necessary in accordance with the DGCL and the Company’s certificate of incorporation and bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the stockholder approval as promptly as practicable, and in any event within thirty-five (35) days following the initial mailing of the definite proxy statement. Subject to the provisions of the Merger Agreement summarized in the section of this proxy statement titled “The Merger Agreement—Solicitation of Acquisition Proposals; Company Adverse Change Recommendation,” the Company will use its reasonable best efforts to obtain the stockholder approval. The Company has agreed not to adjourn or postpone the Special Meeting without the prior written consent of Parent, except in certain circumstances set forth in the Merger Agreement.

Filings; Other Actions; Notification

Cooperation of the Parties

The Company, Parent and Merger Sub (each a “party”) have agreed that each party will and will cause their respective subsidiaries to use their respective reasonable best efforts to take, or cause to be taken, all actions to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under the HSR Act and other applicable antitrust laws to consummate and make effective the Transactions as soon as reasonably practicable.

Each party will (and will cause their respective affiliates, if applicable, to) make an appropriate filing of all notification and report forms as required by the HSR Act as promptly as reasonably practicable, and, in any event, within fifteen (15) business days of the date of the Merger Agreement (unless Parent and Company agree to a later date) and cooperate with each other in determining whether, and promptly preparing and making, any other filings or notifications or other consents required to be made with, or obtained from, any other governmental bodies in connection with the Transactions.

Parent will determine and have the principal authority to devise and implement the strategy for obtaining any necessary antitrust or competition clearances and shall take the lead in joint meetings with any governmental body in connection with obtaining any necessary antitrust or competition clearances. Parent and the Company must consult in advance with each other, and consider in good faith each other’s views prior to taking any material substantive position in any written submissions, to the extent practicable, or discussions with governmental bodies, including under the HSR Act or pulling and refiling any filing made under the HSR Act. The Company agrees to consult with Parent prior to taking any material substantive position with respect to the filings under the HSR Act or required by any other governmental body.

Undertakings Regarding Antitrust Clearance

In connection with the efforts to obtain all requisite approvals and authorizations for the Transactions under the HSR Act or any other antitrust law, the Company and Parent have agreed to take or cause to be taken the following actions:

•

each party will supply as promptly as practicable and advisable such information, documentation, other material or testimony that may be reasonably requested by any governmental body, including any “second request” under the HSR Act, received by any party or any of their respective subsidiaries from any governmental body in connection with such applications or filings for the Transactions; and

•	all filing fees under the HSR Act and for any filing required under other antitrust laws will be paid by Merger Sub.

Notwithstanding the foregoing, Parent or any of its affiliates will not be required to (and the Company and its subsidiaries will not, unless otherwise directed in writing by Parent), offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets, or the imposition of any limitation or regulation on the ability to freely conduct the business of, (i) the Company or any of its subsidiaries, except as would not reasonably be expected to be material to the business, assets or financial condition of the Company and its subsidiaries, taken as a whole or (ii) Parent, Merger Sub or any of their respective affiliates (any of the foregoing, a “Burdensome Condition”).

Prior to the Closing, Parent agreed that it will not, and will cause its affiliates not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity interests of, or by any other manner, any person or business or division thereof, or otherwise acquire or agree to acquire any pharmaceutical product or compound that binds to TREM2, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any governmental body that constitute a condition to Closing or (ii) materially increase the risk of any governmental body entering an order prohibiting the consummation of the Merger.

Status

Subject to applicable legal requirements and the instructions of any governmental body, the Company, on the one hand, and Parent and Merger Sub, on the other hand, will (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding brought by a governmental body or brought by a third party before any governmental body, (iii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding, (iv) promptly inform the other parties of any material communication to or from the FTC, DOJ or any other governmental body in connection with any such request, inquiry, investigation, action or legal proceeding, (v) on request, promptly furnish to the other party a copy of such communications, subject to a confidentiality agreement limiting disclosure to outside counsel and consultants retained by such counsel, and subject to redaction or withholding of documents as necessary, (vi) to the extent reasonably practicable, consult in advance and cooperate with the other parties and consider in good faith the views of the other parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and (vii) except as may be prohibited by any governmental body and to the extent practicable, permit authorized representatives of the other parties to be present at each meeting and telephone or video conference relating to such request, inquiry, investigation, action or legal proceeding.

Legal Proceedings

The Company will promptly notify Parent of any litigation against the Company and/or its directors or officers relating to the Transactions.

In addition, the Company will give Parent the right to participate in, and review and comment on all material filings or responses to be made by the Company in connection with, such litigation, and the right to consult on any settlement or mooting disclosure with respect to such litigation, and the Company shall in good faith take such comments into account.

The Company will not offer a settlement or mooting disclose with respect to any such litigation without Parent’s written consent (not to be unreasonably withheld, conditioned or delayed), except to the extent that the settlement is fully covered by the Company’s insurance policies (other than any applicable deductible), but only if such settlement would not result in the imposition of any restriction on the business or operations of the Company.

Conditions to the Merger

The respective obligations of the Company, Parent, and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver, if permissible under law, by the party entitled to the benefit of such condition) as of the Effective Time of the following conditions:

•	The Company Stockholder Approval shall have been duly obtained at the Special Meeting (or any adjournment or postponement thereof);

•

There shall not have been issued by any court of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or which imposes a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept), nor shall any legal requirement have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any governmental body which directly or indirectly prohibits, or makes illegal, the consummation of the Merger or which imposes a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept); and

•	(i) Any waiting period (or any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated without the imposition of a Burdensome Condition (other than a

Burdensome Condition that Parent, in its sole discretion, has determined to accept) and there shall not be in effect any voluntary agreement between Parent and the Company, on the one hand, and the FTC or the DOJ, on the other hand, pursuant to which Parent and the Company have agreed not to consummate the Merger and (ii) the approvals, clearances, consents or expiration of waiting or notification periods set forth on the Disclosure Schedule shall have been obtained as described in the Disclosure Schedule, in each case, without the imposition of a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept).

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) in writing of each of the following conditions:

•

the representations and warranties of the Company regarding the organization, good standing and qualifications of the Company, the Company’s capital structure (except as it relates to Company common stock, Company preferred stock, Company Options and Company Warrants), the corporate authority and approval with regard to the Merger and the Merger Agreement by the Company, the opinion of the financial advisor, disclosure of broker’s and finder’s fees and the Company’s TID U.S. Business status (i) that are not qualified by the words “materially” or “material” or any qualifications based on the term “Material Adverse Effect” being accurate in all material respects on and as of the date of the Merger Agreement and being accurate in all material respects on and as of the Closing as if made on and as of such date and (ii) that are qualified by the words “materially” or “material” or any qualifications based on the term “Material Adverse Effect” being accurate in all respects on and as of the date of the Merger Agreement and being accurate in all respects on and as of the Closing as if made on and as of such date (it being understood, in each case, that the accuracy of those representations or warranties that address matters only as of a specific date will be measured (subject to the applicable materiality standard as set forth in hereinonly as of such date));

•

the representations and warranties of the Company relating to absence of changes being accurate in all respects on and as of the date of the Merger Agreement and being accurate in all respects on and as of the Closing as if made on and as of such date (in each case with respect to the time period covered therein);

•

the representations and warranties of the Company regarding its capital structure as it relates to Company common stock, Company preferred stock, Company Warrants and Company Options being accurate in all respects on and as of the date of the Merger Agreement and being accurate in all respects on and as of the Closing as if made on and as of such date, other than de minimis inaccuracies (it being understood that the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable de minimis standard as set forth herein only as of such date));

•

the representations and warranties of the Company set forth in the Merger Agreement (other than those described above) being accurate in all respects on and as of the date of the Merger Agreement and being accurate in all respects on and as of the Closing as if made on and as of such date, other than inaccuracies that, individually or in the aggregate, do not constitute, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) the words “materially” or “material” or qualifications based on the term “Material Adverse Effect” contained in such representations and warranties will be disregarded (except in the case of the standard for what constitutes a defined term hereunder and the use of such defined term herein) and (ii) the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth herein only as of such date));

•	the Company having complied with, or performed, in all material respects all of the Company’s covenants and agreements it is required to comply with or perform at or prior to the Closing;

•	no there shall not have occurred a Material Adverse Effect that is continuing;

•

Parent and Merger Sub shall have received a certificate executed on behalf of the Company by an executive officer of the Company confirming that the conditions set forth above have been duly satisfied;

•	no be any legal proceeding pending brought by a governmental body under any Antitrust Law challenging the Merger or seeking the outcome described in the Merger Agreement; and

•

(i) the letter agreement, dated as of May 21, 2025, by and between Amgen and the Company (the “Amgen Consent”) being in full force and effect, and no amendment, termination, breach, recission or repudiation by Amgen or the Company under or relating to the Amgen Consent shall have occurred and (ii) (a) valid termination of the Amgen License (it being understood that such termination shall be effective immediately prior to the Closing), (b) in the event of an Amgen Wind-Down Election, completion of the Wind-Down Activities (other than to the extent such Wind-Down Activities are, by their nature, automatically effective upon the Closing; provided that such Wind-Down Activities occur at the Closing) and (c) whether or not an Amgen Wind-Down Election has occurred, the transfer to Amgen of all regulatory filings pursuant to the terms of the Amgen Consent shall have occurred (other than to the extent such transfer is, by its nature, automatically effective upon the Closing; provided that such transfer occurs at the Closing), in each case, as provided in and in accordance with the Amgen Consent (the “Amgen Closing Condition”).

The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver (where permissible) in writing of each of the following conditions:

•

the representations and warranties of Parent and Merger Sub regarding the organization, good standing and qualifications of Parent and Merger Sub being accurate in all material respects on and as of the date of the Merger Agreement and being accurate on and as of the Closing as if made on and as of such date (it being understood, in each case, that the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause only as of such date));

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement (other than those described above) being accurate on and as of the date of the Merger Agreement and being accurate on and as of the Closing as if made as of such date, other than inaccuracies that do not constitute, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) the words “materially” or “material” or qualifications based on the term “Parent Material Adverse Effect” contained in such representations and warranties shall be disregarded and (ii) the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause only as of such date));

•

each of Parent and Merger Sub having complied with, or performed, in all material respects all of their respective covenants and agreements that each of them is required to comply with or perform at or prior to the Closing; and

•	the Company having received a certificate executed on behalf of Parent by an executive officer of Parent confirming that the conditions set forth above have been duly satisfied.

Termination

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval, as follows:

•	by mutual written consent of Parent and the Company;

•

by either Parent or the Company if a court of competent jurisdiction shall have issued any order or a governmental body shall have promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger any legal requirement, in each case permanently preventing the consummation of the Merger, or making the consummation of the Merger illegal, or imposing a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept) and such order or legal requirement shall have become final and nonappealable; provided, that a party shall not be permitted to terminate the Merger Agreement if such order or legal requirement is primarily attributable to a to a material breach by such party of any representation, warranty, covenant or obligation hereunder (the “Final Termination Right”);

•

by Parent, if, whether or not permitted to do so: (i) the Board of Directors shall have failed to include the Company Board Recommendation in the proxy statement when mailed, or shall have effected a Company Adverse Change Recommendation; (ii) the Board of Directors shall have failed to publicly reaffirm its recommendation of the Merger Agreement within ten (10) business days after Parent so requests in writing (provided, that Parent may only make such request once every thirty (30) days); or (iii) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer within ten (10) business days of the commencement of such tender offer or exchange offer or at any time recommends acceptance of such tender offer or exchange offer (the “Company Adverse Change Recommendation Termination Right”);

•

by either Parent or the Company if the Effective Time shall not have occurred on or prior 11:59 p.m. Eastern Time on November 21, 2025 (such date and time, the “End Date”); provided that if on the End Date one or more Specified Regulatory Condition remains unsatisfied and has not been waived, but all other conditions set forth in the Merger Agreement shall have been satisfied or, to the extent permitted by applicable legal requirement, waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), then the End Date shall be automatically extended to 11:59 p.m. Eastern Time on February 21, 2026 (and all references to the End Date herein shall be as so extended); provided, further, that if, as of such date one or more Specified Regulatory Conditions remains unsatisfied and has not been waived, but all other conditions set forth in the Merger Agreement shall have been satisfied or, to the extent permitted by applicable legal requirement, waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), then the End Date shall be automatically further extended to 11:59 p.m. Eastern Time on May 21, 2026 (and all references to the End Date herein shall be as so extended); provided, further, that a party shall not be permitted to terminate the Merger Agreement if the failure of the Effective Time to occur prior to the End Date is primarily attributable to a material breach by such party of any representation, warranty, covenant or obligation (the “End Date Termination Right”);

•

by the Company, at any time prior to the receipt of the Company Stockholder Approval, in order to accept a Superior Offer and concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Offer (a “Specified Agreement”); provided, that the Company has complied in all material respects with the requirements of the Merger Agreement with respect to such Superior Offer and, concurrently with such termination, pays the fee specified in the Merger Agreement (the “Specified Agreement Termination Right”);

•

by Parent, if an inaccuracy in or breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of the Company shall have occurred such that the condition set forth the Merger Agreement would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured, shall not have been cured within thirty (30) days of the date Parent gives the Company notice of such breach or failure to perform; provided, that Parent shall not have the right to terminate the Merger Agreement if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation (the “Company Breach Termination Right”);

•

by the Company, if an inaccuracy in or breach of any representation or warranty contained in the Merger Agreement or failure to perform any covenant or obligation in the Merger Agreement on the part of Parent or Merger Sub shall have occurred, in each case if such breach or failure has prevented or would reasonably be expected to prevent Parent or Merger Sub from consummating the Transactions and such breach or failure cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or if capable of being cured, shall not have been cured within thirty (30) days of the date the Company gives Parent notice of such breach or failure to perform; provided, that the Company shall not have the right to terminate the Merger Agreement if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder;

•

by either Parent or the Company, if the Company shall have failed to obtain the Company Stockholder Approval at the Special Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of the Merger Agreement and the approval of the Merger (the “Stockholder Approval Termination Right”); or

•	by Parent, if the Effective Time shall not have occurred on or prior to 11:59 p.m. Eastern Time on September 15, 2025 and Amgen Closing Condition remains unsatisfied and has not been waived by Parent.

Termination Fee

The Merger Agreement provides that the Company will pay Parent a termination fee of $22,246,157 (the “Termination Fee”) if:

•	the Merger Agreement is terminated by the Company pursuant to the Specified Agreement Termination Right;

•	the Merger Agreement is terminated by Parent pursuant to the Company Adverse Change Recommendation Termination Right; or

•

(i) the Merger Agreement is terminated pursuant to the End Date Termination Right (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating the Merger Agreement pursuant to the End Date Termination Right, the Company Breach Termination Right or the Stockholder Approval Termination Right), (ii) any person shall have publicly disclosed a bona fide Acquisition Proposal after the date hereof and shall not have publicly withdrawn such Acquisition Proposal prior to (a) in the case of the Merger Agreement being subsequently terminated pursuant to the End Date Termination Right, the date that is two (2) business days prior to the End Date, (b) in the case of the Merger Agreement being subsequently terminated pursuant to the Company Breach Termination Right, the time of the breach or failure to perform giving rise to such termination or (c) in the case of the Merger Agreement being subsequently terminated pursuant to the Stockholder Approval Termination Right, the date that is at least ten (10) days before the date on which the Special Meeting is held, at which a vote is taken on the adoption of the Merger Agreement and the approval of the Merger and (iii) within twelve (12) months of such termination the Company shall have consummated an Acquisition Proposal or entered into a definitive agreement with respect to an Acquisition Proposal (provided, that for purposes of this clause (iii) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”).

In any such event, the Company shall pay to Parent or its designee the Termination Fee by wire transfer of same day funds (i) in the case of the Specified Agreement Termination Right on the date that the Specified Agreement is executed (or if the Specified Agreement is executed on a day that is not a business day, the next business day), (ii) in the case of the Company Adverse Change Recommendation Termination Right, within two (2) business days after such termination or (iii) in the case of the End Date Termination Right, within two (2) business days after the earlier of consummating or entering into the definitive agreement with respect to the Acquisition Proposal referred to above. In no event shall the Company be required to pay the Termination Fee on more than one (1) occasion.

Reverse Termination Fee

The Merger Agreement provides that Parent will pay the Company a reverse termination fee of $31,144,620 (the “Reverse Termination Fee”) if the Merger Agreement is terminated pursuant to a (i) Final Order Termination Right solely as a result of an order that arises under the HSR Act or (ii) End Date Termination Right and (iii) at the time of termination, (a) one or more Specified Regulatory Condition remains unsatisfied and has not been waived and (b) all of the other mutual closing conditions and closing conditions of Parent and Merger Sub described in the section of this proxy statement titled “The Merger Agreement—Conditions to the Merger” are satisfied or have been waived (other than conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied). In no event shall Parent be required to pay the Reverse Termination Fee on more than one (1) occasion.

Expenses

Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses, whether or not the Merger is consummated.

Remedies

The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of the Merger Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties acknowledge and agree that (i) the parties will be entitled to an injunction or injunctions, specific performance, or other non-monetary equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the Merger Agreement, (ii) the Termination Fee and Reverse Termination Fee are not intended to and do not adequately compensate for the harm that would result from a breach of the Merger Agreement; and will not be construed to diminish or otherwise impair in any respect any party’s right to specific performance except if Parent has been paid the Termination Fee or the Company has been paid the Reverse Termination Fee, as applicable, and (iii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into the Merger Agreement. Except if the Termination Fee or the Reverse Termination Fee, as applicable has been paid, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties so have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in accordance with the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

Employee Matters

The Merger Agreement provides that, for a period of one year following the Effective Time, Parent will provide, or cause to be provided, to each Continuing Employee (i) a base salary (or base wages, as the case may be) and a target annual cash incentive compensation opportunity that are, for each component, no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time, and (ii) broad-based employee benefits (excluding equity and equity-based awards (including with respect to the Company ESPP), severance, defined benefit pension benefits, retiree medical benefits and nonqualified deferred compensation, retention, transaction and change in control plans, programs, perquisites and arrangements) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time. In addition, for a period of one year following the Effective Time, Parent will provide, or cause to be provided, to each Continuing Employee who suffers a termination of employment under circumstances that would have given the Continuing Employee a right to severance payments and benefits under certain agreements and arrangements in effect immediately prior to the Closing Date (as defined in the Merger Agreement) with severance payments and benefits no less favorable than those that would have been provided to such Continuing Employee under the applicable agreement or arrangement.

Each Continuing Employee will be given service credit for purposes of (i) eligibility to participate and eligibility for vesting (excluding Parent’s Post-65 Retiree Medical benefits that were eliminated for new hires as of January 1, 2020, and any Parent subsidies such as retiree medical benefits), and (ii) only under Parent’s and/or Surviving Corporation’s vacation, sick and/or paid-time-off policies, levels of benefits, in each case under Parent’s and/or the Surviving Corporation’s employee benefit plans and arrangements to the extent such Continuing Employee is eligible to participate in such plans and arrangements and coverage under such plans and arrangements replaces coverage under a comparable Company benefit plan in which such Continuing Employee participates immediately prior to the Closing Date, with respect to his or her length of service with the Company (and its predecessors) prior to the Closing Date; provided, that the foregoing will not result in the duplication of benefits under any such employee benefit plans and arrangements or under any defined benefit pension plan.

Parent will (i) use reasonable best efforts to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees, to the extent that such conditions, exclusions and waiting periods would not apply under a similar Company benefit plan in which such employees participated immediately prior to the Effective Time and (ii) use reasonable best efforts to ensure that any health or welfare benefit plan of Parent and/or the Surviving Corporation will, for purposes of deductibles, co-payments and out-of-pocket maximums and allowances, credit Continuing Employees for amounts paid prior to the Effective Time for the calendar year in which the Effective Time occurs to the same extent that such amounts paid were recognized immediately prior to the Effective Time under the corresponding Company benefit plan, in each case, to the extent that Parent receives the information reasonably necessary to implement such actions.

Termination of the 401(k) Plan

Effective as of no later than the day immediately preceding the Closing Date, if requested by Parent in writing at least ten (10) business days prior to the Closing Date, the Company will cause the Vigil Neuroscience, Inc. 401(k) Plan (the “401(k) Plan”) to be terminated. If Parent provides such written notice to the Company, the Company will provide Parent with evidence that the 401(k) Plan has been terminated (effective as of no later than the day immediately preceding the Closing Date), and the Company will have taken all steps necessary to terminate the 401(k) Plan as Parent may reasonably require. To the extent that the 401(k) Plan is terminated pursuant to Parent’s request, Continuing Employees will be eligible to participate in a 401(k) plan maintained by Parent or the Surviving Corporation as soon as reasonably practicable following the Closing Date, and Parent or the Surviving Corporation will use reasonable best efforts to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including any outstanding loans, to such 401(k) plan maintained by Parent or the Surviving Corporation with respect to each such Continuing Employee.

Indemnification of Officers and Directors

All rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of directors or officers of the Company as of the date of the Merger Agreement or have been directors or officers of the Company in the past (the “Indemnified Persons”) for their acts and omissions occurring at or prior to the Effective Time, as provided in the certificate of incorporation and bylaws of the Company (as in effect as of the date of the Merger Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons in the forms made available by the Company to Parent or Parent’s Representatives prior to the date of the Merger Agreement, will survive the Merger and will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons, and will be observed by the Surviving Corporation and its subsidiaries, and Parent will cause the Surviving Corporation and its subsidiaries to so observe, to the fullest extent available under Delaware or other applicable legal requirements from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, and any claim made pursuant to such rights within such six (6)-year period will continue to be subject to the rights provided under the Merger Agreement until disposition of such claim.

From the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, to the fullest extent permitted under applicable legal requirements, indemnify and hold harmless each Indemnified Person in his or her capacity as a current or former officer or director of the Company against all losses, claims, damages, liabilities, fees, expenses, amounts paid in settlement, judgments or fines incurred by such Indemnified Person as an officer or director of the Company in connection with any pending or threatened legal proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer of the Company at or prior to the Effective Time, or arising out of or pertaining to such Indemnified Person’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan) and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the Transactions. Without limiting the foregoing, from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Corporation will, and Parent shall cause the Surviving Corporation to, also, to the fullest extent permitted under applicable legal requirements, advance reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified, subject to the execution by such Indemnified Persons of written undertakings in favor of Parent and the Surviving Corporation to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified. Such undertaking will be unsecured, made without reference to the Indemnified Person’s ability to repay such advances or ultimate entitlement to indemnification and no other form of indemnification will be required. Without otherwise limiting the Indemnified Persons’ rights with regards to counsel, following the Effective Time, the Indemnified Persons will be entitled to continue to retain Goodwin Procter LLP, or such other counsel selected by the Indemnified Persons. If Parent or the Surviving Corporation fails to comply with their obligations in this section and an Indemnified Person commences a suit which results in a determination that the Company or the Surviving Corporation failed to comply with such obligation, the Company and the Surviving Corporation will pay such Indemnified Person his or her costs and expenses (including reasonable fees and expenses of legal counsel) in connection with such suit, together with interest thereon at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).

Amendments and Waivers

Prior to the Effective Time, the Merger Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, under the DGCL, requires further approval by the Company’s stockholders without such approval.

No failure on the part of any party to exercise any power, right, privilege or remedy under the Merger Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under the Merget Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of the Merger Agreement, or any power, right, privilege or remedy under the Merger Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Governing Law

The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Jurisdiction

With respect to any action or proceeding arising out of or relating to the Merger Agreement or any of the Transactions, each party irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the state and federal courts in the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of June 11, 2025 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially owner of greater than 5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 47,676,561 shares of our common stock outstanding as of June 11, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC, based on information obtained from Company records and filings with the SEC on or before June 11, 2025, and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of June 11, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Vigil Neuroscience, Inc., 100 Forge Rd, Suite 700, Watertown, MA 02472.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater-than-five Percent Stockholders:
Entities affiliated with Atlas Venture(1)	5,836,874	12.24%
Entities affiliated with Beryl Capital(2)	4,606,267	9.66%
Amgen Inc.(3)	3,206,281	6.73%
Entities affiliated with Glazer Capital, LLC(4)	2,513,462	5.27%
Named Executive Officers and Directors:
Ivana Magovčević-Liebisch, Ph.D., J.D., Chief Executive Officer and Director(5)	1,919,194	3.89%
Jennifer Ziolkowski, CPA, Chief Financial Officer(6)	535,242	1.11%
Petra Kaufmann, M.D., F.A.A.N., Chief Medical Officer (7)	125,000	*
Bruce Booth, D.Phil, Chairman(1)(8)	5,957,123	12.46%
Cheryl Renee Blanchard, Ph.D., Director(9)	141,270	*
Gerhard Koenig, Ph.D., Director(10)	109,410	*
Stefan Vitorovic, MS, MBA, Director(11)	44,151	*
Suzanne Bruhn, Ph.D.(12)	103,551	*
Mary Thistle(13)	68,460	*
Samantha Budd Haeberlein, Ph.D.(14)	67,016	*

All executive officers and directors as a group (11 persons)(15)	9,289,019	18.25%

*	Represents beneficial ownership of less than one percent.
(1)	Information herein is based on a Form 4 filed with the SEC on January 11, 2022 by Atlas Venture Opportunity Fund I, L.P., Atlas Venture Associates Opportunity I, L.P., Atlas Venture Associates

Opportunity I, LLC, Atlas Venture Fund XII, L.P. and Atlas Venture Associates XII, LLC. Consists of (i) 4,808,896 shares of common stock held by Atlas Venture Fund XII, L.P., or Atlas Fund XII, and (ii) 1,027,978 shares of common stock held by Atlas Venture Opportunity Fund I, L.P., or AVAO I. Atlas Venture Associates XII, L.P., or AVA XII LP, is the general partner of Atlas Fund XII. Atlas Venture Associates XII, LLC, or AVA XII LLC, is the general partner of AVA XII LP. Bruce Booth is a member of AVA XII LLC. Each of AVA XII LP, AVA XII LLC and Dr. Booth may be deemed to beneficially own the shares held by Atlas Fund XII. Each of AVA XII LP, AVA XII LLC and Dr. Booth expressly disclaim beneficial ownership of the securities owned by Atlas Fund XII, except to the extent of its pecuniary interest therein, if any. Atlas Venture Associates Opportunity I, L.P., or AVAO LP, is the general partner of AVAO I. Atlas Venture Associates Opportunity I, LLC, or AVAO LLC, is the general partner of AVAO LP. Dr. Booth is a member of AVAO LLC. Each of AVAO LP, AVAO LLC and Dr. Booth may be deemed to beneficially own the shares held by AVAO I. Each of AVAO LP, AVAO LLC and Dr. Booth expressly disclaim beneficial ownership of the securities owned by AVAO I, except to the extent of its or his pecuniary interest therein, if any. The address for each of these entities and individuals is 300 Technology Square, 8th Floor, Cambridge, MA 02139.
(2)

Information herein is based on a Schedule 13G filed with the SEC on May 30, 2025 by Beryl Capital Management LLC (“Beryl”), Beryl Capital Management LP (“Beryl GP”), Beryl Capital Partners II LP (the “Beryl Partnership” and David A. Witkin (together with Beryl, Beryl GP, and Beryl Partnership the “Beryl Reporting Entities”)). Total holdings represent 4,606,267 shares of common stock, as to which each filer disclaims beneficial ownership except to the extent of its pecuniary interest therein with Beryl and Beryl GP each reporting shared dispositive power with respect to 4,606,267 shares of common stock, sole dispositive power with respect to 0 shares of common stock, shared voting power with respect to 4,606,267 shares of common stock, and sole voting power with respect to 0 shares of common stock; Beryl Partnership reporting shared dispositive power with respect to 3,711,724 shares of common stock, sole dispositive power with respect to 0 shares of common stock, shared voting power with respect to 3,711,724 shares of common stock, and sole voting power with respect to 0 shares of common stock; with David A. Witkin reporting shared dispositive power with respect to 4,606,267 shares of common stock, sole dispositive power with respect to 0 shares of common stock, shared voting power with respect to 4,606,267 shares of common stock, and sole voting power with respect to 0 shares of common stock. The address for each of these entities and individuals is 225 Avenue I, Suite 205, Redondo Beach, CA 90277.

(3)

Information herein is based on a Form 4 filed with the SEC on January 11, 2022 by Amgen, Inc. Consists of 3,206,281 shares of common stock held by Amgen Inc. The address of Amgen Inc. is One Amgen Center Drive, Thousand Oaks, CA 91320.

(4)

Information herein is based on a Schedule 13G filed with the SEC on June 4, 2025 by Glazer Capital, LLC (“Glazer Capital”) a Delaware limited liability company with respect to the shares of common stock held by certain funds and managed accounts to which Glazer Capital serves as investment manager (collectively, the “Glazer Funds”) and Mr. Paul J. Glazer, who serves as the managing member of Glazer Capital, with respect to the shares of common stock held by the Glazer Funds. Consists of 2,513,462 shares of common stock held by Glazer Funds. The address for each of these entities and individuals is 250 West 55th Street, Suite 30A, New York, New York 10019.

(5)	Consists of (i) 222,687 shares of common stock held by Dr. Magovčević-Liebisch and (ii) 1,696,507 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025.
(6)	Consists of (i) 4,000 shares of common stock held by Ms. Ziolkowski and (ii) 531,242 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025.
(7)	Consists of 125,000 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025.
(8)

Consists of 120,249 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025. Dr. Booth is a member of Atlas Venture Associates XII, LLC and is obligated to transfer the economic benefit, if any, received upon the sale of the shares issuable upon exercise of these options to Atlas Venture Life Science Advisors, LLC. Also consists of: (i) 4,808,896 shares of common stock held by Atlas Venture Fund XII, L.P., or Atlas Fund XII, and (ii) 1,027,978 shares of common stock held by Atlas Venture Opportunity Fund I, L.P., or AVAO I.

(9)	Consists of 141,270 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025.
(10)	Consists of 109,410 are shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025.
(11)	Consists of 44,151 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025.
(12)	Consists of 103,551 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025.
(13)	Consists of 68,460 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025.
(14)	Consists of (i) 12,000 shares of common stock held by Dr. Budd Haeberlein and (ii) 55,016 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025.
(15)

See notes (6) through (14) above; also includes 218,602 shares of common stock subject to underlying options exercisable within 60 days of June 11, 2025 held by David Gray, Ph.D., the Company’s Chief Science Officer.

APPRAISAL RIGHTS

If the Merger is consummated, the Company’s stockholders or beneficial owners who (i) continuously hold their shares of Company common stock through the Effective Time, (ii) do not vote in favor of the Transaction Proposal (whether by voting against the Transaction Proposal, abstaining or otherwise not voting with respect to the Transaction Proposal), (iii) properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the Transaction Proposal and (iv) otherwise comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law will be entitled to appraisal rights to receive, in cash, the fair value of their shares as determined by the Delaware Court of Chancery under Section 262. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website, https://delcode.delaware.gov/title8/c001/sc09/index.html#262, and is incorporated herein by reference.

The following summary does not constitute any legal or other advice and does not constitute a recommendation that the Company’s stockholders exercise their appraisal rights under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to (i) a “stockholder” are to the record holder of shares of Company common stock unless otherwise expressly noted herein, (ii) all such references to a “beneficial owner” mean a person who is the beneficial owner of shares of Company common stock held either in voting trust or by a nominee on behalf of such person, and (iii) all such references to a “person” mean any individual, corporation, partnership, unincorporated association or other entity.

Under Section 262, if the Merger is completed, the Company’s stockholders and beneficial owners who: (i) deliver a written demand for appraisal of their shares to the Company prior to the taking of the vote on the Transaction Proposal; (ii) do not vote in favor of the Transaction Proposal; (iii) continuously hold of record (or, in the case of a demand by a beneficial owner, beneficially own) such shares of Company common stock through the Effective Time; and (iv) otherwise comply with, and do not validly withdraw their demands or otherwise lose, waive or fail to perfect their appraisal rights under, the applicable provisions set forth in Section 262, may be entitled to have their shares appraised by the Delaware Court of Chancery if certain conditions set forth in Section 262(g) of the DGCL are satisfied and to receive payment of the “fair value” of their shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be “fair value.” However, assuming shares of Company common stock remain listed on a national securities exchange immediately before the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all of the Company’s stockholders and beneficial owners otherwise entitled to appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Company common stock (as measured in accordance with subsection (g) of Section 262) or (b) the value of the consideration provided in the Merger for such total number of shares exceeds $1,000,000 (conditions (a) and (b), and the assumption that shares of Company common stock remain listed on a national securities exchange immediately before the Merger, are referred to in this summary as the “ownership thresholds”).

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to the Company’s stockholders that appraisal rights are available in connection with the Merger, which may be accessed without subscription or cost at the following publicly available website, https://delcode.delaware.gov/title8/c001/sc09/index.html#262, and is incorporated herein by reference, which is the version of Section 262 applicable to the exercise of appraisal rights in connection with the Merger. In connection with the Merger, any Company stockholder or beneficial owner who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review

Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement, without interest and less any applicable withholding taxes. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company common stock, the Company believes that, if a person is considering exercising such rights, such person should seek the advice of legal counsel.

A Company stockholder or beneficial owner wishing to exercise the right to seek an appraisal of that person’s shares of Company common stock must do ALL of the following:

•	the person must not vote in favor of the Transaction Proposal;

•

the person must deliver to the Company a written demand for appraisal before the vote is taken on the Transaction Proposal, which demand must reasonably inform the Company of the identity of the person demanding appraisal and that the person is demanding appraisal (and which demand, if made by a beneficial owner of shares of Company common stock in its own name, must also (i) reasonably identify the holder of record of shares of Company common stock for which demand is made, (ii) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of shares of Company common stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (iii) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by Section 262(f) of the DGCL;

•

the person must continuously hold or beneficially own, as applicable, the shares of Company common stock from the date of making the demand through the Effective Time (if a person transfers the shares of Company common stock before the Effective Time, such person will lose appraisal rights with respect to the shares so transferred);

•

the person (or another person entitled to appraisal or the Surviving Corporation) must file a petition in the Delaware Court of Chancery demanding a determination of the “fair value” of the shares of all such persons within one hundred and twenty (120) days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so; and

•	the person must otherwise comply with Section 262.

In addition, one of the ownership thresholds must be met.

Making a Written Demand

A person wishing to exercise appraisal rights must deliver to the Company, before the vote is taken on the Transaction Proposal, a written demand for the appraisal of such person’s shares of Company common stock. The person making the written demand must be a stockholder of record or a beneficial owner, as applicable, on the date the written demand for appraisal is made, and such person must continue to hold (if a record holder) or continue to beneficially own (if a beneficial owner), respectively, the shares of Company common stock as to which such demand relates through the Effective Time.

A person wishing to exercise appraisal rights must not vote or submit a proxy to vote in favor of the approval and adoption of the Transaction Proposal. In the case of a holder of record of Company common stock, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the approval and adoption of the Merger Agreement, and it will be deemed to constitute a waiver of the Company stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a Company stockholder who submits a proxy and who wishes to exercise appraisal rights must ensure that the proxy submitted contains instructions to vote against the approval and adoption of the Merger Agreement or to abstain from voting on that proposal. In the case of a beneficial owner, brokers, banks and other nominees that hold shares of common stock in “street name” for their customers do not have discretionary authority to vote those shares on the Transaction Proposal without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the Transaction Proposal, and does not revoke such instruction prior to the vote on the Transaction Proposal, then such shares will be voted in favor of the approval and adoption of the Merger Agreement, and it will be deemed to constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal.

Therefore, a beneficial owner who wishes to exercise appraisal rights must either not provide any instructions to such person’s broker, bank or other nominee how to vote on the Transaction Proposal or must instruct such broker, bank or other nominee to vote against the approval and adoption of the Merger Agreement or to abstain from voting on such proposal.

Neither voting against the Transaction Proposal nor abstaining from voting on such proposal (or, in the case of a beneficial owner, providing instructions to the record owner of the shares beneficially owned to vote against or to abstain from voting on such proposal) will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Transaction Proposal. A Company stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Transaction Proposal will constitute a waiver of appraisal rights.

A demand for appraisal made by a Company stockholder or beneficial owner must be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform the Company of the identity of such stockholder or beneficial owner. In addition, in the case of a demand for appraisal made by a Company beneficial owner, the demand must also reasonably identify the holder of record of the shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262 (discussed further below).

Whether made by a Company stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are held of record or beneficially owned in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of such holder of record or beneficial owner, and if the shares are held of record or beneficially owned by more than one (1) person, as in a joint tenancy and tenancy-in-common, the demand should be executed by or on behalf of all such joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and should expressly disclose that, in executing the demand, the agent is acting as agent for such record holder or holders or beneficial owner or owners, as applicable.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Vigil Neuroscience, Inc.

100 Forge Road, Suite 700

Watertown, MA 02472

Attention: Corporate Secretary

Any Company stockholder or beneficial owner who has delivered a written demand to the Company and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in respect of some or all of such person’s shares and accept the Merger Consideration offered pursuant to the Merger Agreement with respect to the shares subject to the withdrawal by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal in respect of some or all of such person’s shares and to accept the Merger Consideration with respect to the shares subject to the withdrawal within sixty (60) days after the Effective Time.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the Effective Time, the Surviving Corporation will notify each stockholder and beneficial owner of the Company who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Transaction Proposal, that the Merger has become effective and the Effective Date thereof.

Filing a Petition for Appraisal

Within one hundred and twenty (120) days after the Effective Time, the Surviving Corporation or any person who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a Company stockholder or beneficial owner, demanding a determination of the “fair value” of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation and has no present intention to file a petition, and the Company’s stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the “fair value” of the shares of Company common stock. Accordingly, any Company stockholder or beneficial owner who desires to have their shares appraised by the Delaware Court of Chancery should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company common stock within the time and in the manner prescribed in Section 262. The failure of a Company stockholder or beneficial owner to file such a petition within the period specified in Section 262 could nullify the person’s previous written demand for appraisal.

Within one hundred and twenty (120) days after the Effective Time, any person who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which the Company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement must be given by the Surviving Corporation to the requesting person within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the Surviving Corporation, service of a copy thereof must be made upon the Surviving Corporation, which will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to in this summary as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation. After notice to the Company’s stockholders and beneficial owners as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded an appraisal for their shares to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and, if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person. The Delaware Court of Chancery will dismiss appraisal proceedings as to all of the Company’s stockholders and beneficial owners who are otherwise entitled to appraisal rights if neither of the ownership thresholds is met. If a petition for appraisal is not timely filed, then all of the Company’s stockholders’ and beneficial owners’ right to an appraisal will cease.

Determination of “Fair Value”

After determining the persons entitled to an appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” Unless the court, in its discretion, determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will compound quarterly and accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date on which the judgment is paid. Notwithstanding the foregoing, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in the immediately preceding sentence only upon the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares of Company common stock as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at such time. The Company and Surviving Corporation have made no determination as to whether such payment will be made if the Merger is consummated, and the Surviving Corporation reserves the right to make such a payment, if at all, at such time as it determines to be advisable. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

In determining “fair value,” the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Supreme Court of Delaware stated that, in making this determination of “fair value,” the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that, absent deficiencies in the sale process, the transaction price should be given “considerable weight.” Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the “fair value” of their shares of Company common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Company common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view, of the consideration payable in a merger, such as the Merger Consideration and the Merger, is not an opinion as to, and does not in any manner address, “fair value” under Section 262. No representation is made as to the outcome of the appraisal of “fair value” as determined by the Delaware Court of Chancery, and the Company’s stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any person exercising appraisal rights, and each of the Company and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company common stock is less than the Merger Consideration.

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. When the fair value of the shares of Company common stock is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares of Company common stock, with interest thereon, if any, to the persons entitled thereto and upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares of Company common stock entitled to an appraisal not dismissed by the Delaware Court of Chancery pursuant to Section 262(k). In the absence of such determination or assessment, each party bears its own expenses. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares will be entitled to vote such shares of Company common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Company common stock, if any, payable to the Company’s stockholders as of a time prior to the Effective Time. If any Company stockholder or beneficial owner who demands appraisal of his, her or its shares of Company common stock under Section 262 validly withdraws, fails to perfect, or otherwise loses, such holder’s or beneficial owner’s right to appraisal, such person’s shares of Company common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A person will fail to perfect, or effectively lose, his, her or its right to appraisal if no petition for appraisal is filed within one hundred and twenty (120) days after the Effective Time or if neither of the ownership thresholds is met. As described above, a person may validly withdraw such person’s demand for appraisal if the person delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal in respect of some or all of such person’s shares in accordance with Section 262.

From and after the Effective Time, any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares of Company common stock subject to such demand or to receive payment of dividends or other distributions on such shares of Company common stock, except for dividends or distributions payable to the Company’s stockholders of record at a date prior to the Effective Time.

No appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under Section 262(j); provided, however, that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the Effective Time. If no petition for appraisal is filed with the Delaware Court of Chancery within one hundred and twenty (120) days after the Effective Time, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of statutory appraisal rights. Consequently, any Company stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

STOCKHOLDERS WHO VOTE SHARES IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.

The foregoing summary of the rights of the Company’s stockholders and beneficial owners to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by such persons to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262, which may be accessed without subscription or cost at the following publicly available website, https://delcode.delaware.gov/title8/c001/sc09/index.html#262, and is incorporated herein by reference. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL.

OTHER MATTERS

Other Matters

As of the date of this proxy statement, the Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements. This means that only one copy of our documents, including the proxy statement, may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of the proxy statement to you upon written or oral request to Vigil Neuroscience, Inc., 100 Forge Road, Suite 700, Watertown, Massachusetts 02472, Attention: Corporate Secretary, telephone: 857-254-4445. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

Submission of Stockholder Proposals

If the Merger is consummated, the Company will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not consummated, the Company expects to hold an annual meeting of stockholders in 2026 (referred to as the “2026 Annual Meeting”).

A stockholder who would like to have a proposal considered for inclusion in our proxy statement for our 2026 Annual Meeting must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 1, 2025. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline for submission of such proposal will be a reasonable time before the Company begins to print and send the proxy statement for the 2026 Annual Meeting. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Vigil Neuroscience, Inc., 100 Forge Road, Suite 700, Watertown, Massachusetts 02472, Attention: Corporate Secretary. The Company also encourages you to submit any such proposals via email to investors@vigilneuro.com.

If a stockholder wishes to propose a nomination of persons for election to the Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to the Company’s corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by the Company’s corporate secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the

2026 Annual Meeting, the required notice must be received by the Company’s corporate secretary at our principal executive offices no earlier than January 22, 2026 and no later than February 21, 2026. Stockholder proposals and the required notice should be addressed to Vigil Neuroscience, Inc., 100 Forge Road, Suite 700, Watertown, Massachusetts 02472, Attention: Corporate Secretary.

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination for the 2026 annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. The Company’s public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You can also review the Company’s SEC filings on its website at www.vigilneuro.com. Information included on the Company’s website is not a part of, and is not incorporated in, this proxy statement.

The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that the Company has previously filed with the SEC, as well as the annexes to this proxy statement. These documents contain important information about the Company and its financial condition.

The following documents listed below that the Company has previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;

•	Quarterly Report on Form 10-Q, filed with the SEC on May 7, 2025;

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2025; and

•	Current Reports on Form 8-K, filed with the SEC on March 13, 2025, May 7, 2025, May 22, 2025 and May 23, 2025.

The Company will amend this proxy statement to incorporate by reference any additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the Special Meeting to the extent required to fulfill the Company’s obligations under the Exchange Act. Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may obtain any of the documents incorporated by reference from the SEC’s website described above. Documents incorporated by reference in this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the Company at the following address:

Vigil Neuroscience, Inc.

100 Forge Road, Suite 700

Watertown, MA 02472

Telephone: (857) 254-4445

Attention: Corporate Secretary

If you would like to request documents, please do so by [●], 2025 to receive them before the Special Meeting. If you request any incorporated documents, the Company will strive to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares of Company common stock at the

Special Meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated [●], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

among:

SANOFI,

VESPER ACQUISITION SUB INC.

and

VIGIL NEUROSCIENCE, INC.

Dated as of May 21, 2025

A-i

A-ii

EXHIBIT

Exhibit A	Definitions	A-1
Exhibit B	Certificate of Incorporation	B-1
Exhibit C	CVR Agreement	C-1

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made and entered into as of May 21, 2025, by and among: Sanofi, a French société anonyme (“Parent”); Vesper Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”); and Vigil Neuroscience, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. The Parties to this Agreement intend that Merger Sub shall be merged with and into the Company (the “Merger”) in accordance with the DGCL, with the Company continuing as the surviving corporation in the Merger and as a wholly owned Subsidiary of Parent (the “Surviving Corporation”), on the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 1.5, each issued and outstanding Share as of immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration, without interest and subject to any applicable withholding of Taxes.

B. The board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company for their adoption at the Stockholders Meeting, (iv) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger (such recommendation, the “Company Board Recommendation”) and (v) approved and declared advisable the Voting and Support Agreement and the transactions contemplated thereby.

C. The board of directors of each of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and consummate the Transactions.

D. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent and Merger Sub to enter into this Agreement, each of Bruce Booth, Atlas Venture Fund XII, L.P., Atlas Venture Opportunity Fund I, L.P., and Ivana Magovčević-Liebisch have entered into and delivered to Parent a voting and support agreement in connection with the Merger (the “Voting and Support Agreement”).

E. Concurrently with the consummation of the Merger, Parent and the Rights Agent will execute and deliver the CVR Agreement, upon the terms of and subject to the conditions of this Agreement.

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company will continue as the Surviving Corporation.

Section 1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.3 Closing; Effective Time.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place remotely via the electronic exchange of documents at 8:00 a.m. Eastern Time, on the second (2nd) business day following the satisfaction or waiver (to the extent permitted by applicable Legal Requirement) of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), unless another date, time or place is agreed to in writing by the Parties hereto. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company shall file a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the DGCL, and Merger Sub shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (such date and time, the “Effective Time”).

Section 1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a) subject to Section 5.7, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated as of the Effective Time to read in its entirety as set forth in Exhibit B attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable Legal Requirements;

(b) subject to Section 5.7, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated as of the Effective Time to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation) and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Legal Requirements;

(c) the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation; and

(d) the officers of Merger Sub as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

In furtherance of the foregoing, prior to the Closing Date, the Company shall cause each of the directors and officers of the Company to execute and deliver resignation letters in customary form effecting the applicable director’s and/or officer’s resignation as a director and/or officer of the Company, to be effective as of, and contingent upon the occurrence of, the Effective Time, to cause the number of directors constituting the Company Board to be equal to the number of directors of Merger Sub as of immediately prior to the Effective Time, and to appoint the directors and officers of Merger Sub as of immediately prior to the Effective Time as the directors and officers, respectively, of the Surviving Corporation.

Section 1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i) any Shares held immediately prior to the Effective Time by the Company or any wholly-owned Subsidiary of the Company (or held in the Company’s treasury) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) each Preferred Share, and each Share issued upon conversion of any Preferred Share prior to the Effective Time (if any), in each case issued and outstanding immediately prior to the Effective Time and held by Parent or any other direct or indirect wholly owned Subsidiary of Parent shall automatically be converted into such number of shares of Surviving Corporation Stock, such that each such holder of such shares shall own the same percentage of the outstanding shares of Surviving Corporation Stock immediately following the Effective Time as such holder owned of the Fully Converted Share Count (on an as-converted to Company Common Stock basis, without regard to any conversion limitations) immediately prior to the Effective Time;

(iii) except as provided in clauses (i) and (ii) above and subject to Section 1.5(b), each Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be converted into the right to receive (1) $8.00 per Share in cash, without interest (the “Closing Amount”) plus (2) one CVR (the amounts referred to in clauses (1) and (2), collectively, the “Merger Consideration”), subject to any applicable withholding of Taxes, and shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Shares (other than any Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 1.6 and the CVR Agreement, subject to any applicable withholding of Taxes; and

(iv) all shares of the common stock, $0.0001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into such number of shares of Surviving Corporation Stock representing, in the aggregate, a percentage equal to (A) 100% less (B) the percentage specified in clause (ii) above (it being understood that the total number of shares of Surviving Corporation Stock issued pursuant to this clause (iv) and clause (ii) above shall be equal to the total number of authorized shares of Surviving Corporation Stock).

(b) If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such event and to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; it being understood that nothing in this Section 1.5(b) shall be construed to permit the Company to take any action that is expressly prohibited by the terms of this Agreement.

Section 1.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall designate Computershare Trust Company, N.A. (or such other nationally recognized paying agent agreed to between Parent and the Company) to act as paying agent (the “Paying Agent”) for the holders of Shares to receive the funds to which holders of such Shares shall become entitled pursuant to Section 1.5. The agreement pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. At or promptly following the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to make payment of the aggregate Closing Amount in respect of all the Shares (other than Dissenting Shares) outstanding immediately prior to the Closing that are entitled to receive the Merger Consideration pursuant to Section 1.5 and the Warrant Shares (together, the “Payment Fund”). For the avoidance of doubt, none of Parent or Merger Sub shall be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the terms of the CVR Agreement. The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent.

(b) Promptly (but in no event later than three (3) business days) after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of the Shares entitled to receive the Merger Consideration pursuant to Section 1.5 a form of letter of transmittal (which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent) and instructions for use in effecting the surrender of the Certificates or Book-Entry Shares pursuant to such letter of transmittal. Upon surrender to the Paying Agent of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6(b), each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Shares theretofore represented by such Certificate or Book-Entry Shares have been converted pursuant to Section 1.5.

(c) At any time following the date that is twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them. Neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for the Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(d) At the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable Legal Requirements.

(e) Each of the Paying Agent, Rights Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement or the CVR Agreement or any other ancillary agreement hereto or thereto to any holder of Shares, Company Options, Company RSUs or Company Warrants such amounts as it is required to deduct or withhold therefrom under applicable Legal Requirements. Any such amounts deducted or withheld and remitted to the appropriate Governmental Body in accordance with applicable Legal Requirements shall be treated for all purposes under this Agreement, the CVR Agreement or any other ancillary agreement hereto or thereto as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Paying Agent shall pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Article I.

Section 1.7 Dissenters’ Rights. Shares outstanding immediately prior to the Effective Time, and held of record or beneficially owned by holders or beneficial owners, as applicable, who are entitled to demand appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive Merger Consideration, but shall, by virtue of the Merger, be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, that if any such holder or beneficial owner shall have failed to perfect or shall have effectively withdrawn or lost such holder’s or beneficial owner’s right to appraisal and payment under the DGCL, such holder’s or beneficial owner’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (without interest and less any applicable Tax withholding) upon surrender of the Certificate formerly representing such Shares (or effective affidavits of loss in lieu thereof) or Book-Entry shares, as the case may be, together with the letter of transmittal, in accordance with Section 1.6, and such Shares shall not be deemed to be Dissenting Shares. The Company shall give prompt written notice to Parent of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL, and Parent shall have the right to participate in, and direct, all negotiations and Legal Proceedings with respect to such demands, withdrawals or other instruments. The Company shall not, without the prior written consent of Parent, make or offer to make, or authorize, any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 1.8 Treatment of Company Equity Awards.

(a) As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Options, Parent, Merger Sub, or the Company (other than as set out in Section 5.5), each outstanding Company Option shall be treated as follows:

(i) each Company Option that is outstanding as of immediately prior to the Effective Time, to the extent unvested, shall accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time;

(ii) each Company Option that is then outstanding and unexercised as of immediately before the Effective Time (after giving effect to Section 1.8(a)(i)) having an exercise price payable per Share that is less than the Closing Amount shall be cancelled and converted into the right to receive (A) an amount, without interest, equal to the product of (1) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (2) the excess of (x) the Closing Amount over (y) the exercise price payable per Share under such Company Option, which amount shall be paid in accordance with Section 1.8(c) (the “Option Closing Amount”), and (B) one CVR for each Share subject to such Company Option immediately prior to the Effective Time (the “Option CVR Consideration”), in each case subject to applicable Tax withholdings pursuant to Section 1.6(e);

(iii) each Company Option that is then outstanding and unexercised as of immediately before the Effective Time (after giving effect to Section 1.8(a)(i)) having an exercise price payable per Share that is equal to or greater than the Closing Amount but less than the Maximum Amount shall be cancelled and converted into the right to receive the Option CVR Consideration, except that if the Milestone is achieved in respect of a CVR, the cash amount to be paid in respect of the Milestone shall be the Underwater Option Milestone Payment (rather than the Milestone Payment), which amount shall be paid pursuant to and in accordance with the terms of the CVR Agreement subject to applicable Tax withholdings pursuant to Section 1.6(e); and

(iv) each Company Option outstanding immediately prior to the Effective Time having an exercise price payable per Share that is equal to or greater than the Maximum Amount shall be canceled for no consideration being payable in respect thereof, and have no further force or effect.

(b) As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company RSUs, Parent, Merger Sub, or the Company (other than as set out in Section 5.5), each outstanding Company RSU shall be treated as follows:

(i) each Company RSU that is outstanding as of immediately prior to the Effective Time, to the extent unvested, shall accelerate and become fully vested effective immediately prior to, and contingent upon, the Effective Time;

(ii) each Company RSU that is then outstanding as of immediately before the Effective Time (after giving effect to Section 1.8(b)(i)) shall be cancelled and converted into the right to receive (A) an amount, without interest, equal to the product of (1) the total number of Shares subject to such Company RSU immediately prior to the Effective Time, multiplied by (2) the Closing Amount, which amount shall be paid in accordance with Section 1.8(c) (the “RSU Closing Amount”), and (B) one CVR for each Share subject to such Company RSU immediately prior to the Effective Time, in each case subject to applicable Tax withholdings pursuant to Section 1.6(e).

(c) On the Surviving Corporation’s next regularly scheduled payroll date following the Effective Time (but in no event later than ten (10) business days after the Effective Time), Parent shall, or shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to, pay through the Surviving Corporation’s or the applicable Subsidiary’s payroll the aggregate Option Closing Amount and aggregate RSU Closing Amount payable with respect to Company Equity Awards held by current or former employees of the Company (net of any withholding Taxes required to be deducted and withheld by applicable Legal Requirements in accordance with Section 1.6(e)); provided, that to the extent the holder of a Company Equity Award is not, and was not at any time during the vesting period of the applicable Company Equity Award, an employee of the Company for employment Tax purposes, the Option Closing Amount or RSU Closing Amount payable pursuant to this Section 1.8 with respect to such Company Equity Award shall be deposited in the Payment Fund and paid by the Paying Agent in the manner described in Section 1.6. The terms of the CVRs to be issued to any holder of Company Equity Awards pursuant to Section 1.8(a) or Section 1.8(b) and the circumstances in which any payment is made in respect thereof, shall be governed solely by the CVR Agreement. As of the Effective Time, no Person will retain any rights with respect to any previously outstanding Company Equity Awards other than the rights of a holder to receive the payment contemplated by Section 1.8(a) and Section 1.8(b), in each case in the manner set forth in this Section 1.8(c), and/or under the CVR Agreement, as applicable.

Section 1.9 Treatment of Company Warrants.

(a) Each Company Warrant that is outstanding immediately prior to the Effective Time will be cancelled as of the Effective Time in exchange for the right to receive (i) cash in an amount equal to the product of (A) the total number of Shares such Company Warrant holder would have received had such Company Warrant been exercised in full on a cashless basis in accordance with its terms immediately prior to the Effective Time (the “Warrant Shares”) and (B) the Closing Amount, which amount shall be paid in accordance with Section 1.6, mutatis mutandis, and (ii) a number of CVRs equal to the total number of Warrant Shares as of immediately prior to the Effective Time.

(b) As of the Effective Time, each holder of Company Warrants shall cease to have any other rights in and to the Company and the Surviving Corporation, and each Company Warrant shall thereafter represent only the right to receive the applicable consideration set forth above in this Section 1.9.

Section 1.10 CVR Agreement. At or prior to the Effective Time, Parent shall duly execute and deliver, and cause the Rights Agent to duly execute and deliver, the CVR Agreement.

Section 1.11 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in Article II is subject to (a) exceptions and disclosures set forth in the Company Disclosure Schedule and (b) disclosure in the Company SEC Documents filed prior to the date of this Agreement (other than any cautionary or forward-looking information contained in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Documents, in each case, except to the extent such disclosures were statements of historical fact at the time made):

Section 2.1 Due Organization; Subsidiaries, Etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. The Company is qualified or licensed to do business as a foreign Entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company does not own any capital stock of, or any other equity interest of, or any equity interest of any nature in, any other Entity other than its Subsidiaries. The Company has not agreed and is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(c) Section 2.1(c) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization, types and number of outstanding equity interests thereof and the record and beneficial owners of such equity interests. Each such Subsidiary of the Company is a corporation or other business Entity duly incorporated or organized (as applicable), validly existing and in good standing (to the extent a concept of “good standing” is applicable) under the laws of its jurisdiction of incorporation or organization and has full corporate or other organizational power and authority required to own, lease and operate the assets and properties that it purports to own, lease and operate and to carry on its business as now conducted, except where any failure thereof has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary of the Company is duly qualified to do business as a foreign Entity and is in good standing (to the extent a concept of “good standing” is applicable) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.2 Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of its and its Subsidiaries’ certificate of incorporation and bylaws (or equivalent organizational documents, as applicable), in each case as in effect on the date hereof. Neither the Company nor any of its Subsidiaries is in material violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents, as applicable).

Section 2.3 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 150,000,000 Shares, of which 46,671,534 Shares have been issued or are outstanding as of the close of business on May 16, 2025 (the “Reference Date”); and (ii) 10,000,000 shares of Company Preferred Stock, of which (A) 537,634 shares have been designated as Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”), all of which are issued and outstanding as of the close of business on the Reference Date and (B) no other shares of Company Preferred Stock are issued and outstanding as of the close of business on the Reference Date. Each share of Series A Preferred Stock (a “Preferred Share”) is convertible into ten (10) Shares. No Shares or Preferred Shares are held by the Company in its treasury or by any of its Subsidiaries. From the close of business on the Reference Date to the execution of this Agreement, the Company has not issued any shares of its capital stock other than the issuance of Shares upon the exercise of Company Options or Company Warrants or settlement of Company RSUs, in each case, that were outstanding as of the close of business on the Reference Date in accordance with the terms thereof. All of the shares of the capital stock of the Company and its Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable.

(b) (i) None of the outstanding shares of capital stock of the Company or any of its Subsidiaries are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, (ii) none of the outstanding shares of capital stock of the Company or any of its Subsidiaries are subject to any right of first refusal, (iii) there are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries having a right to vote on any matters on which the stockholders of the Company or any of its Subsidiaries have a right to vote and (iv) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Company and its Subsidiaries. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company and its Subsidiaries. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries. The Company Common Stock constitutes the only outstanding class of securities of the Company registered under the Securities Act.

(c) As of the close of business on the Reference Date: (i) 926,094 Shares were subject to issuance pursuant to Company Warrants (which have an exercise price of $0.0001 per Share); (ii) 9,390,309 Shares were subject to issuance pursuant to Company Options (which have a weighted average exercise price of $3.24 per Share); (iii) no Shares were subject to issuance pursuant to Company RSUs; and (iv) no Shares were subject to outstanding purchase rights under the ESPP and no Shares have previously been purchased under the ESPP. The Company has delivered or made available to Parent or Parent’s Representatives copies of all Company Equity Plans covering the Company Options and Company RSUs outstanding as of the date of this Agreement and the forms of all stock option agreements and forms of restricted stock unit agreements evidencing such Company Options and Company RSUs, respectively, and no Company Option award agreement or Company RSU award agreement materially deviates from such forms. Other than as set forth in this Section 2.3(c), there are no issued, reserved for issuance, outstanding or authorized stock options, restricted stock unit awards, restricted stock awards, stock appreciation, phantom stock, profit participation or similar rights or equity or equity-based awards with respect to the Company to which the Company is a party or by which the Company is bound.

(d) Section 2.3(d) of the Company Disclosure Schedule sets forth, as of the close of business on the Reference Date, each outstanding Company Option and Company RSU and, to the extent applicable, (i) the name (or employee identification number) of the holder thereof, (ii) the number of Shares issuable upon exercise, (iii) the exercise price per Share, (iv) the “date of grant” (as defined under Treasury Regulation 1.409A-1(b)(5)(vi)(B)), (v) the vesting commencement date, (vi) the vesting schedule, including any performance conditions (and the terms of any acceleration thereof) and the extent to which the Company Equity Award is vested and unvested as of the Reference Date, (vii) the Tax status of such Company Option under Section 422 of the Code (or any applicable foreign Tax law providing favorable Tax treatment), (viii) the expiration date of each Company Equity Award, (ix) the Company Equity Plan under which such Company Equity Award was granted (if any), and (xi) the country and state of residence of such Company Equity Award holder. Each grant of a Company Equity Award was duly authorized no later than the date on which the grant of such Company Equity Award was by its terms to be effective (the “Company Equity Award Grant Date”) by all necessary corporate action. No Company Option has been granted with a per share exercise price less than the fair market value of a Share on the applicable Company Equity Award Grant Date (or date of repricing, if applicable). Each Company Equity Award (A) was issued in all material respects in accordance with the terms of the plan under which it was granted and all applicable Legal Requirements, including any applicable listing and governance rules and regulations of Nasdaq, and (B) is not subject to Section 409A of the Code.

(e) Except as set forth in this Section 2.3 there were no: (i) outstanding shares of capital stock, or other equity interest in the Company or any of its Subsidiaries; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock, restricted stock units, stock-based performance units or any other rights that are linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of the Company or any of its Subsidiaries; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries; or (iv) stockholder rights plans (or similar plan commonly referred to as a “poison pill”), Contracts or other plans or arrangements under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

Section 2.4 SEC Filings; Financial Statements.

(a) Since January 10, 2022, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (the “Company SEC Documents”). As of their respective dates (or if amended, as of the date of such amendment and, in the case of registration statements, as of the date of effectiveness), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form, registration statement, proxy statement, certification or other document with, or make any other filing with, or furnish any other material to, the SEC.

(b) The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the financial position of the Company and its Subsidiaries and as of the respective dates thereof and the results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not, individually or in the aggregate, material).

(c) The Company maintains, and at all times, to the extent required, has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. To the knowledge of the Company, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, during the relevant reporting periods, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company; or (C) any claim or allegation regarding any of the foregoing.

(d) The Company maintains, and at all times, to the extent required, has maintained disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) Neither the Company nor any of its Subsidiaries is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company’s Subsidiaries in the Company’s published financial statements or other Company SEC Documents.

(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.

(g) The proxy statement relating to the adoption of this Agreement and approval of the Merger to be provided to the Company’s stockholders in connection with the Stockholders Meeting (the “Proxy Statement”), and any amendments or supplements thereto, at the time that the Proxy Statement or such supplement or amendment thereto is filed with the SEC, mailed, distributed or disseminated to the Company’s stockholders and at the time of the Stockholders Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(h) For clarity, the representations and warranties in Section 2.4(g) will not apply to statements or omissions included or incorporated by reference in the Proxy Statement or any amendment or supplement thereto based on information supplied to the Company by Parent, Merger Sub or any of its Representatives on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

Section 2.5 Absence of Changes.

(a) Since the date of the Balance Sheet through the date of this Agreement, there has not occurred any event, change, action, failure to act or transaction that, individually or in the aggregate, has had or would be reasonably expected to have, a Material Adverse Effect.

(b) Since the date of the Balance Sheet through the date of this Agreement, the Company and its Subsidiaries have operated their respective businesses in all material respects in the ordinary course of business (except for discussions, negotiations and transactions related to this Agreement or other potential strategic transactions) and during such period there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the Pre-Closing Period, would constitute a breach of, or require written consent of Parent under Section 4.2(b)(viii), (ix), (xiii), (xviii), (xxi), (xxii), (xxiii) and (xxiv), and, to the extent relating to the foregoing, (xxvi).

Section 2.6 Title to Assets. Each of the Company and its Subsidiaries has good and valid title to or, in the case of leased or licensed assets, a valid and enforceable leasehold interest in or license to, all material assets (excluding intellectual property, which is covered under Section 2.8 and the Leased Real Property, which is covered under Section 2.7(b)) owned, leased or licensed by it as of the date of this Agreement, including all material assets reflected on the Company’s balance sheet in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Balance Sheet”) and not sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet.

Section 2.7 Real Property.

(a) The Company and its Subsidiaries do not own any real property, have never owned any real property, and are not party to any Contract to purchase or sell any real property.

(b) Section 2.7(b) of the Company Disclosure Schedule sets forth an accurate and complete list, as of the date of this Agreement, of all material real property currently leased, subleased or licensed by or from the Company or any of its Subsidiaries or otherwise used or occupied by the Company or any of its Subsidiaries (the “Leased Real Property”) and each Company Lease pertaining thereto. The Company and each of its Subsidiaries each holds a valid and existing leasehold interest the Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances described in the leases, subleases or sub-subleases with respect to real property to which the Company is a party. Since January 10, 2022, neither the Company nor any of its Subsidiaries has received any written notice, or to the knowledge of the Company, oral notice regarding pending or threatened condemnation of any portion of the Leased Real Property or building, fire or zoning code violations with respect to the Leased Real Property.

Section 2.8 Intellectual Property; Data Privacy.

(a) Section 2.8(a) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of all Company Registered IP and identifies for each such item: (i) the name of the owner(s), (ii) the jurisdiction of application/registration, (iii) the applicable application, registration or serial number; (iv) the applicable application, registration and grant date, if applicable, and (v) for any such asset that constitutes Company Registered Licensed IP, the In-bound License under which the Company or any of its Subsidiaries has such license, right, or immunity. Each of the Patents and Patent applications, which are included in the Company Registered IP, properly identifies (or, in the case of any such Patents and Patent applications included in the Company Registered Licensed IP, to the knowledge of the Company, properly identifies) by name each and every inventor of the inventions claimed therein as determined in accordance with applicable Legal Requirements of the United States of America or the applicable foreign jurisdiction. All Company Registered Owned IP is subsisting, valid, enforceable, and in full force and effect and, to the knowledge of the Company, all Company Registered Licensed IP is subsisting, valid, enforceable, and in full force and effect. With respect to (x) the Company Registered Owned IP, (y) Company Registered Licensed IP for which the Company has responsibility for prosecution and maintenance activities, and, (z) to the knowledge of the Company, all other Company Registered IP, (1) all necessary registration, maintenance, renewal and other relevant filing fees due through the Closing Date have been timely paid, (2) all necessary documents and certificates in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, Internet domain name or other authorities in the United States of America or the applicable foreign jurisdiction, as the case may be, for the purpose of maintaining such Company Registered IP in full force and effect and, (3) except as set forth on Section 2.8(a) of the Company Disclosure Schedule, there are no such filings, payments or other actions that must be made or taken on or before the three (3)-month anniversary of the Closing Date. As of the date of this Agreement, no interference, opposition, reissue, reexamination, litigation or other proceeding of any nature (other than pre-issuance patent prosecution activities being conducted before a Governmental Body in the ordinary course of business) is pending or, to the knowledge of the Company, threatened, in which the use, scope, validity, enforceability or ownership of (A) any Company Registered Owned IP, or (B) to the knowledge of the Company, any Company Registered Licensed IP, is being or has been contested or challenged. The Company and its Subsidiaries have complied with all Legal Requirements regarding the duty of disclosure, candor and good faith in connection with each Patent included in the Company Registered Owned IP and all other Company Registered IP for which the Company has responsibility for prosecution and maintenance activities.

(b) The Company or one of its Subsidiaries, as the case may be, (i) is the sole and exclusive owner of all right, title and interest in and to all Company Registered Owned IP and all other Company Owned IP, in each case, free and clear of all Encumbrances other than non-exclusive licenses granted to service providers in the ordinary course of business and (ii) has a valid license or otherwise has continuing rights, pursuant to valid written agreements, to use and otherwise exploit, or contemplate exploiting, all other Intellectual Property Rights as the same are used in or necessary for the business of the Company and its Subsidiaries as presently conducted and as proposed by the Company, as of the date of this Agreement, to be conducted. The Company Registered Owned IP and, to the knowledge of the Company, the Company Registered Licensed IP is currently, and since January 10, 2022 has been, in compliance in all material respects with all Legal Requirements necessary to record and perfect the Company’s or the applicable third party’s interest in, and the chain of title of, the Company Registered IP and to ensure the ability to claim priority in all jurisdictions. The Company IP and all other Intellectual Property Rights licensed to the Company and its Subsidiaries (when used within the scope of the applicable license agreement), constitutes all of the material Intellectual Property Rights necessary and sufficient to enable the Company and its Subsidiaries to conduct the business of the Company and its Subsidiaries as currently conducted, and as proposed by the Company, as of the date of this Agreement, to be conducted. The Company or one of its Subsidiaries and, to the knowledge of the Company, all third party licensors of any Company Licensed IP, has executed valid and enforceable written agreements with each of its former and current directors, officers, employees, consultants and independent contractors who were or are, as applicable, engaged in creating or developing any material Company IP, pursuant to which each such Person has: (x) agreed to hold all Know-How and confidential information of the Company and its Subsidiaries or third party licensors in confidence both during and after such Person’s employment or retention, as applicable; and (y) presently assigned to the Company or one of its Subsidiaries, as applicable, all of such Person’s rights, title and interest in and to all material Intellectual Property Rights created or developed for the Company or its

Subsidiaries in the course of such Person’s employment or retention thereby and the Company has maintained copies of each such executed written agreement to which the Company or its Subsidiaries are party. To the knowledge of the Company, no party thereto is in default or breach of any such agreements. All assignments and transfers of ownership with respect to (A) Company Registered Owned IP and (B) Company Registered Licensed IP for which the Company has responsibility for prosecution and maintenance activities have been duly executed and properly recorded with the United States Patent and Trademark Office in accordance with applicable Legal Requirements.

(c) No funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution has been or is being used to create, in whole or in part, any Company IP, except for any such funding or use of facilities or personnel that (i) does not result in such Governmental Body or institution obtaining ownership or other rights to such Company IP, (ii) does not require or otherwise obligate the Company or its Subsidiaries to grant or offer to any such Governmental Body or educational institution any license or other right to such Company IP (except for use rights during the term of the applicable agreement between the Company or one of its Subsidiaries and such Governmental Body or educational institution), including the right to receive royalties for the practice of such Company IP (other than pursuant to any In-bound License disclosed on Section 2.8(e) of the Company Disclosure Schedule), and (iii) does not require or otherwise obligate the Company or its Subsidiaries to substantially manufacture any Company Product, or any other product embodying any Company IP, in the United States. No current or former employee, consultant or, to the knowledge of the Company, independent contractor of the Company, in each case, who was involved in, or who contributed to the creation, conception, or development of any Company IP or Company Products has performed services for a Governmental Body or any university, college, research institute or other educational institution related to the Company’s or its Subsidiaries’ business as presently conducted in a manner that would affect the Company’s right in such Company IP or any Company Product that would affect the Company’s ownership or other rights in Intellectual Property Rights that are, or would otherwise constitute, Company IP.

(d) The Company and its Subsidiaries and, to the knowledge of the Company, all third party licensors of any material Company Licensed IP, have complied in all material respects with any and all obligations pursuant to the Patent and Trademark Law Amendments Act, 35 U.S.C. § 200 et seq., the Bayh-Dole Act, and/or other similar applicable obligations under the Legal Requirements of any applicable jurisdiction, including with respect to any Patents that are part of the Company IP.

(e) Section 2.8(e) of the Company Disclosure Schedule sets forth each agreement pursuant to which the Company or one of its Subsidiaries (i) is granted a license or covenant not to sue or is assigned, granted, or provided or otherwise receives or is conveyed any right (including a right or option to receive a license or be free from suit), under any Intellectual Property Right owned by any third party, other than (A) any material transfer agreements, clinical trial agreements, nondisclosure agreements, services agreements, commercially available Software-as-a-Service offerings or off-the-shelf software licenses, in each case, with an annual cost of no more than $1,000,000 and which do not transfer ownership of Company IP from the Company or any of its Subsidiaries to any third party or impose restrictions or non-assertion covenants with respect to any Company IP, and (B) any such agreements where the only Intellectual Property Rights granted to the Company or any of its Subsidiaries are non-exclusive rights granted solely for the purpose of enabling Company’s use or exploitation of the services or deliverables provided to Company pursuant to such agreements, (each such agreement covered by clause (i), an “In-bound License”), or (ii) grants to any third party a license or covenant not to sue or assigns, grants, or otherwise provides or conveys any right (including a right or option to receive a license or be free from a suit) under any Company IP, other than (A) any material transfer agreements, clinical trial agreements, nondisclosure agreements or services agreements or non-exclusive outbound licenses entered into in the ordinary course of business, in each case, (I) which do not transfer ownership of Intellectual Property Rights from the Company or any of its Subsidiaries to a third party or grant rights or impose restrictions or non-assertion covenants with respect to any Company IP (except for non-exclusive rights granted solely for the purpose of providing services or conducting activities within the scope of such agreements) and (II) with an annual cost of no more than $1,000,000, or (B) any such agreement granting non-exclusive rights granted solely for the purpose of providing services or conducting activities within the scope of such agreements (each such agreement covered by clause (ii), an “Out-bound License”).

(f) (i) The operation of the business of the Company and its Subsidiaries as currently conducted and as currently contemplated to be conducted according to the Company’s development strategy described in the Company SEC Documents or as otherwise made available to Merger Sub, including the research, development, manufacture and commercialization of the Company Products (including, for the avoidance of doubt, the Company Product designated as VG-3927), has not infringed any valid and enforceable Intellectual Property Rights of any Person, or misappropriated or otherwise violated any Intellectual Property Rights owned by any Person, and does not and, to the knowledge of the Company, will not infringe any valid and enforceable Intellectual Property Rights of any Person, or misappropriate or otherwise violate any Intellectual Property Rights owned by any other Person as of the date hereof; and (ii) to the knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, or is infringing, misappropriating or otherwise violating any Company IP. As of the date of this Agreement, no Legal Proceeding is pending (or, to the knowledge of the Company, is threatened) (A) against the Company or its Subsidiaries alleging that the operation of the businesses of the Company and its Subsidiaries, including the use of the Company IP and the development of the Company Products, infringes or constitutes the misappropriation or other violation of any Intellectual Property Rights of another Person (B) by the Company or its Subsidiaries that another Person has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating any Company IP. Neither the Company nor any of its Subsidiaries has received any written notice or other written communication alleging that the operation of the business of the Company and its Subsidiaries, including the use of the Company IP and the development of the Company Products, has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating any Intellectual Property Right of another Person. Notwithstanding anything to the contrary herein, the representations and warranties in this Section 2.8(f) constitute the only representations and warranties hereunder with respect to infringement, misappropriation, or other violation of any Intellectual Property Rights.

(g) The Company and its Subsidiaries have taken reasonable security and other measures, including measures against unauthorized disclosure, to protect and maintain the secrecy, confidentiality, and value of the Know-How and other confidential information included in the Company IP, including requiring each Person with access to such Know-How and other confidential information to execute a binding confidentiality agreement to the extent such Person is not otherwise bound by substantially similar confidentiality obligations by virtue of such Person’s role or status. No trade secret, Know-How, or proprietary information material to the business of the Company and its Subsidiaries as presently conducted or as proposed by the Company, as of the date of this Agreement, to be conducted has been authorized to be disclosed or, to the knowledge of the Company, has been actually disclosed by the Company to any Person other than pursuant to a non-disclosure agreement or other agreement adequately restricting the disclosure and use of such Intellectual Property Rights or information, and excluding any Know-How or proprietary information disclosed by the Company in publications or public filings, including as required under applicable securities laws. To the knowledge of the Company, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing.

(h) None of the Company Owned IP or, to the knowledge of the Company, any Company Licensed IP, is subject to any pending or outstanding Order or other disposition of a dispute that adversely and materially restricts the use, transfer, registration or licensing of, or adversely and materially affects the validity or enforceability of, any such Company IP.

(i) (i) The computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by the Company and its Subsidiaries (collectively, the “Company Systems”) are sufficient in all material respects for the conduct of its business as presently conducted by Company and its Subsidiaries, (ii) in the twelve (12) months immediately prior to the date of this Agreement, there have been no failures, breakdowns or other adverse events materially affecting any such Company Systems that have caused a material disruption or interruption to the conduct of the business of the Company and its

Subsidiaries as presently conducted, and (iii) to the knowledge of the Company, in the twelve (12) months immediately prior to the date of this Agreement, there have not been any material incidents of unauthorized access or other security breaches of the Company Systems.

(j) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the execution and delivery of this Agreement by the Company and the consummation of the Transactions will not (i) result in the breach of, or create on behalf of any third party the right to terminate or modify any In-bound License or Out-bound License, (ii) result in or require the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP or (iii) cause a material loss or impairment of any Company IP or any other Intellectual Property Rights licensed to the Company or any of its Subsidiaries.

(k) The Company and the Company’s Subsidiaries have at all times since January 10, 2022, in all material respects, complied with (i) all applicable Privacy Laws, (ii) all of the Company’s and its Subsidiaries’ published and externally communicated policies and notices regarding Personal Information, and (iii) all of the Company’s and its Subsidiaries’ contractual obligations with respect to Personal Information. The Company and each of its Subsidiaries have implemented and since January 10, 2022 have maintained commercially reasonable procedures for receiving and appropriately responding to requests from individuals concerning their Personal Information. None of the Company’s or any of its Subsidiaries’ privacy policies or notices have contained any material omissions or been materially misleading or deceptive in any material respect.

(l) The Company and each of its Subsidiaries have implemented and at all times since January 10, 2022 maintained commercially reasonable and appropriate technical, physical, administrative, and organizational safeguards designed to protect Personal Information and other confidential data in its and their possession or under its or their control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure, including reasonable backup, security and disaster recovery technology and procedures, and have timely and reasonably remediated any material, critical, or high audit findings relating to its security safeguards. The Company and each of its Subsidiaries have taken commercially reasonable steps to require that any third party accessing or processing Personal Information or other confidential data collected by or on behalf of the Company or any of its Subsidiaries has implemented and maintained appropriate measures designed to protect the security of Personal Information or other confidential data.

(m) Since January 10, 2022, to the knowledge of the Company, the Company has not suffered any material security incidents, leading to the accidental or unlawful destruction, misuse, loss, alteration or unauthorized access to or disclosure of any Personal Information or other confidential data in the possession or control of the Company or any of its Subsidiaries, including any incident that has resulted in a legal obligation to notify any Person or Governmental Body (a “Security Incident”), and to the knowledge of the Company, since January 10, 2022, no Company service provider has provided written notice to Company indicating that such party has suffered a Security Incident affecting Personal Information or confidential data collected, used or processed by or on behalf of the Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has provided or been legally required to provide any notices to any Person in connection with a Security Incident. Neither the Company nor any of its Subsidiaries has received any written notice of any claims (including notice from third parties acting on its behalf) of or investigations related to, or been charged with, the violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions will result in any material violation of Privacy Laws.

Section 2.9 Contracts.

(a) Section 2.9(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, other than any Company Contract (1) that is a standalone nondisclosure agreement entered into (x) in the ordinary course of business consistent with past practice or (y) in connection with discussions, negotiations and transactions related to this Agreement or other Acquisition Proposals or (2) that is an Employee Plan, each of the following Company Contracts shall be deemed to constitute a “Material Contract”:

(i) any Company Contract (A) limiting the freedom or right of the Company or its Subsidiaries to engage in any activity or line of business, to compete with any other Person, or to practice or otherwise exploit any Intellectual Property Right or otherwise research, develop, use, sell, distribute or manufacture any products or services or any technology or other assets, in each case in any location or line of business or to solicit customers or to solicit or hire any employees or other service providers or (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by the Company or any of its Subsidiaries or exclusive engagement obligations;

(ii) any Company Contract that requires by its terms or is reasonably likely to require the payment or delivery of cash or other consideration by or to the Company in an amount having a value in excess of $1,000,000 in the fiscal year ending December 31, 2024 or in any single fiscal year thereafter;

(iii) any In-bound License or Out-bound License;

(iv) any Company Contract relating to Indebtedness in excess of $250,000 (whether incurred, assumed, guaranteed or secured by any asset) of the Company or any of its Subsidiaries;

(v) any Company Contract constituting a joint venture, partnership or limited liability company;

(vi) any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, the pledging of the capital stock or other equity interests of the Company or any of its Subsidiaries or prohibits the issuance of any guaranty by the Company or any of its Subsidiaries;

(vii) any other Company Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(viii) any Company Contract with any Affiliate, director, executive officer (as such term is defined in the Exchange Act), holder of 5% or more of Shares or, to the knowledge of the Company, any of their Affiliates (other than the Company) or immediate family members (other than offer letters that can be terminated at will without severance obligations and Company Contracts pursuant to Company Equity Awards);

(ix) any Company Lease;

(x) any material Company Contract with any suppliers of materials or services necessary for the manufacture of Company Products or any component thereof;

(xi) any Company Contract since January 10, 2022 that relates to (A) the acquisition of any material business, a material amount of stock or assets of any Person or any real property (whether by merger, sale of stock, sale of assets, exclusive license or otherwise) or (B) the disposition of any material assets or business of the Company or any of its Subsidiaries;

(xii) any Company Contract that contains a put, call, option, right of first negotiation, right of first refusal, right of first offer or similar right;

(xiii) any Company Contract with any Governmental Body or any university, college, research institute or other educational institution, including grants and similar funding arrangement, under which payments in excess of $500,000 were received by the Company in the fiscal year ending December 31, 2024;

(xiv) any Company Contract to which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries has continuing guarantee, “earn-out” or similar contingent payment obligations (other than indemnification or performance guarantee obligations provided for in the ordinary course of business), including (A) milestone or similar payments, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company and its Subsidiaries, in each case that could result in payments in excess of $250,000;

(xv) any Company Contract, the primary purpose of which is to provide for indemnification or guarantee of the obligations of any other Person that would be material to the Company, other than any such Company Contracts entered into in the ordinary course of business;

(xvi) any hedging, swap, derivative or similar Company Contract;

(xvii) any collective bargaining agreement or other Company Contract with any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(xviii) any Contract that is a settlement, conciliation or similar agreement and pursuant to which (A) the Company or its Subsidiaries will be required after the date of this Agreement to pay any monetary obligations or (B) that contains material obligations or limitations on the Company or such Subsidiary’s conduct;

(xix) any Contract that by its express terms requires the Company or any of its Subsidiaries, or any successor to, or acquirer of, the Company or any of its Subsidiaries, to make any payment to another Person or incur any other obligation as a direct result of a change of control of the Company or such Subsidiary;

(xx) each Contract requiring the Company or any of its Subsidiaries to use commercially reasonable (or similar) efforts to achieve specific milestones with respect to, or otherwise related to the research, development or sale of, any Company Products;

(xxi) any indemnification or other similar Contract that provides rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) in favor of any current or former director, officer or employee of the Company or any of its Subsidiaries;

(xxii) any Company Contract that constitutes an agreement with a professional employer organization, co-employer organization or an employer of record (collectively, a “PEO”); and

(xxiii) the Amgen Consent.

(b) As of the date of this Agreement, the Company has either delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of each Material Contract, including all amendments and waivers thereto. Except as would not, individually or in the aggregate, reasonably be expected to be material of the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Material Contract is in breach of or default under any Material Contract and, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Material Contract has taken or failed to take any action that with or without notice, lapse of time or both would constitute a breach of or default under any Material Contract; (ii) each Material Contract is, with respect to the Company and its Subsidiaries and, to the knowledge of the Company, the other party to a Material Contract, a valid agreement, binding, and in full force and effect; and (iii) each Material Contract is enforceable by the Company in accordance with its terms, subject to the Enforceability Exceptions. Since January 10, 2022 through the date of this Agreement, the Company and its Subsidiaries have not received any written notice, or to the knowledge of the Company, any oral notice, regarding any violation or breach or default under any Material Contract that has not since been cured, except for violations or breaches that would not, individually or in the aggregate, reasonably be expected to be material of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have not waived in writing any rights under any Material Contract, the waiver of which would, individually or in the aggregate, reasonably be expected to be material of the Company and its Subsidiaries, taken as a whole.

Section 2.10 Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of the type required to be reflected, reserved against or disclosed in the liabilities column of a consolidated balance sheet (including the notes thereto) prepared in accordance with GAAP, except for: (a) liabilities disclosed on the Balance Sheet contained in the Company SEC Documents filed prior to the date of this Agreement; (b) liabilities or obligations incurred pursuant to the terms of this Agreement; (c) liabilities for performance of obligations of the Company or any of its Subsidiaries under Contracts binding upon the Company or any of its Subsidiaries (other than resulting from any breach or acceleration thereof) either made available to Parent prior to the date of this Agreement or entered into in the ordinary course of business and not in violation of this Agreement; (d) liabilities incurred in the ordinary course of business since the date of the Balance Sheet; and (e) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Section 2.11 Compliance with Legal Requirements. The Company and each of its Subsidiaries are, and since January 10, 2022, have been, in compliance with all applicable Legal Requirements, except where the failure to be in compliance has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole and, since January 10, 2022, neither the Company nor any of its Subsidiaries have been given written notice of, or to the knowledge of the Company, any oral notice of, or been charged with, any unresolved violation of, any Legal Requirement, except, in each case, for any such violation that has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

Section 2.12 Regulatory Matters.

(a) The Company and each of its Subsidiaries possesses all material approvals, authorizations, certificates, registrations, licenses, exemptions, permits, clearances, and consents (“Regulatory Authorizations”) from the U.S. Food and Drug Administration (the “FDA”) and all other applicable Governmental Bodies necessary for the Company’s and each of its Subsidiaries’ development activities for its products and product candidates (“Company Products”) or that are necessary for the Company or any of its Subsidiaries to conduct its business in all material respects as presently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all such Regulatory Authorizations are, and since January 10, 2022 have been, (A) in full force and effect, (B) validly registered and on file with applicable Governmental Bodies and (C) in compliance with all formal filing and maintenance requirements and (ii) the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Regulatory Authorizations, and no action has been taken or failed to be taken by the Company or its Subsidiaries or, to the knowledge of the Company, no other event has occurred, in each case, which allows, or after notice or lapse of time would allow, revocation or termination thereof. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, (1) the Company and each of its Subsidiaries has filed, maintained or furnished to FDA or other applicable Governmental Bodies all required filings, declarations, listings, registrations, submissions, amendments, modifications, notices and responses to notices, applications and supplemental applications, reports (including all adverse event/experience reports), (2) all such submissions were complete and accurate and in compliance with applicable Legal Requirements when filed (or were corrected or completed in a subsequent filing), and (3) the Company has made available to Parent true, complete, and accurate copies of all such submissions and material correspondence with Governmental Bodies relating to such submissions.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, all preclinical and clinical investigations for the Company Products sponsored by the Company or any of its Subsidiaries or Collaboration Partners are being conducted in material compliance with applicable Legal Requirements, rules, regulations and guidance, including Good Clinical Practices. Neither the FDA nor any other Governmental Body performing functions similar to those performed by the FDA has sent any written notices or other correspondence to the Company or any of its Subsidiaries and, to the knowledge of the Company, any Collaboration Partners, with respect to any ongoing clinical or pre-clinical studies or tests for the Company Products requiring the termination, suspension or material modification of such studies or tests. Neither the Company nor any of its Subsidiaries and, to the knowledge of the Company, any Collaboration Partners, has received any written notifications from any institutional review board, ethics committee or safety monitoring committee raising any material issues that require or would require the termination, suspension or investigation of, or seeking to place a clinical hold order on or otherwise delay or materially restrict any, clinical studies proposed or currently conducted by, or on behalf of, the Company or any of its Subsidiaries or Collaboration Partners, with respect to the Company Products, and, to knowledge of the Company, no such action has been threatened. With respect to each Company Product, the Company has made available to Parent complete and accurate copies of all material clinical and preclinical data, including material information about adverse events, safety, efficacy, potency, and manufacturing in the possession of and reasonably available to the Company or any of its Subsidiaries and all material written correspondence that exists as of the date of this Agreement between the Company or any of its Subsidiaries and the applicable Governmental Bodies, in each case with respect to any clinical studies proposed or currently conducted by, or on behalf of, the Company or any of its Subsidiaries for the Company Products, and such data has not been falsified or otherwise materially manipulated by or on behalf of the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any Collaboration Partner, has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Body, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. As of the date of this Agreement, neither the Company nor any of its Subsidiaries, or to the knowledge of the Company, any Collaboration Partner, is the subject of any pending or, to the Company’s knowledge, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any Collaboration Partner or any officers, employees, agents or clinical investigators of the Company, any of its Subsidiaries or any Collaboration Partner with respect to the Company Products, has been suspended or debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. Section 335a or any similar Legal Requirement or (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar Legal Requirement.

(d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries and, to the knowledge of the Company and to the extent relating to the research, development or manufacture of Company Products, each Collaboration Partner, are, and since January 10, 2022, have been in compliance in all material respects, with all healthcare laws applicable to the operation of its business as currently conducted, including (i) any and all federal, state and local fraud and abuse laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.); (ii) the Federal Food, Drug, and Cosmetic Act (“FDCA”); (iii) the Health Insurance Portability and Accountability Act of 1996 and the Health Information and Technology for Economic and Clinical Health Act (collectively “HIPAA”); (iv) Legal Requirements which are cause for exclusion from any federal health care program; and (v) Legal Requirements relating to the billing or submission of claims, collection of accounts receivable, underwriting the cost of, or provision of management or administrative services in connection with, any and all of the foregoing, by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries, nor to the knowledge of Company, any Collaboration Partner, is subject to any enforcement, regulatory or administrative proceedings regarding compliance with healthcare laws and, to the knowledge of the Company, no such enforcement, regulatory or administrative proceeding has been threatened. Neither the Company nor any of its Subsidiaries, nor to the knowledge of Company, any Collaboration Partner, has had any unauthorized use or disclosure of “protected health information” (as such term is used under HIPAA) that would constitute a security incident or breach that would require the Company to provide notice under HIPAA.

(e) To the extent required by applicable Legal Requirements, all manufacturing operations conducted for the benefit of the Company with respect to any Company Product used in human clinical trials have been conducted in accordance with GMP Regulations except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

(f) There have been no drug-related serious adverse events reported or observed in connection with the Company’s monoclonal antibody TREM2 agonist known as VGL101 or Iluzanebart (“VGL101”) in any VGL101 clinical trial or research or development study conducted by or on behalf of Company (“VGL101 Program”), including the multicenter, open-label trial with identifier NCT05677659, titled “A Study of VGL101 in Patients with Adult-Onset Leukoencephalopathy with Axonal Spheroids and Pigmented Glia”.

(g) Neither the Company, nor any of its Affiliates, is in breach, in any material respect, of any Company Contract related to the VGL101 Program.

Section 2.13 Certain Business Practices. Within the previous five (5) years, neither the Company, any Subsidiary of the Company, any director or officer of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any Collaboration Partner or any employee, representative, agent, consultant, or any other person (in each case, acting for or on behalf of the Company or a Subsidiary of the Company) has violated any provision of any Anti-Corruption Laws or any rules or regulations promulgated thereunder, applicable anti-money laundering laws and any rules or regulations promulgated thereunder or any applicable Legal Requirement of similar effect, or has, in violation of Anti-Corruption Laws: (a) directly or indirectly paid, offered or promised to make or offer any contribution, gift, entertainment or other expense, (b) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind to or for the benefit of any foreign or domestic government official or employee, or to any foreign or domestic political party, any candidate thereof or any campaign, (c) paid, offered or promised to make or offer any bribe, payoff, influence payment, kickback, rebate, or other similar payment of any nature, (d) established or maintained any fund of corporate monies or other properties, (e) created or caused the creation of any false or inaccurate books and records of the Company or any of its Subsidiaries related to any of the foregoing, or (f) taken or caused to be taken any other action in connection with the business of the Company, except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have established and maintains policies and procedures designed to reasonably promote compliance with Anti-Corruption Laws. Within the previous five (5) years, neither the Company, any Subsidiary of the Company, any director or officer of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any employee, representative, agent, consultant, or any other person (in each case, acting for or on behalf of the Company, a Subsidiary of the Company) has done any unlawful business, directly or indirectly, with or in the Crimea Region of Ukraine, Cuba, Iran, Syria, or North Korea, or the government of Venezuela or with any other Person with whom business or any other dealing is restricted or prohibited for a U.S. entity by U.S. economic sanctions, U.S. export controls, or other U.S. trade controls.

Section 2.14 Governmental Authorizations. The Company and each of its Subsidiaries hold all Governmental Authorizations necessary to enable the Company and each such Subsidiary to conduct its business in the manner in which its businesses is currently being conducted, except where failure to hold such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. The Governmental Authorizations held by the Company and its Subsidiaries are, in all material respects, valid and in full force and effect. The Company and each of its Subsidiaries are, and since January 10, 2022 has been, in compliance with the terms and requirements of such Governmental Authorizations, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries have not received any written notice or other written communication from any Governmental Body threatening to revoke, restrict or suspend any Governmental Authorization, where such revocation, restriction or suspension would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

Section 2.15 Tax Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of the income and other Tax Returns required to be filed by the Company or any of its Subsidiaries with any Governmental Body have been filed on or before the applicable due date (taking into account any validly obtained extensions of such due date), and all such Tax Returns are true, accurate and complete in all respects, (ii) all Taxes of the Company or any of its Subsidiaries due and payable (whether or not shown as due and owing on such Tax Returns) have been timely paid by the Company or any of its Subsidiaries, as applicable, and (iii) the Company and each of its Subsidiaries has withheld and paid over to the appropriate Governmental Body (or is holding for payment not yet due) all Taxes required to have been withheld and paid by it.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no claim or deficiency for any Tax has been asserted or assessed by a taxing authority in writing against the Company or any of its Subsidiaries and there are no disputes, audits, examinations, investigations or Legal Proceedings pending or threatened in writing regarding any Taxes or Tax Returns of the Company or any of its Subsidiaries or the assets of the Company and its Subsidiaries in each case which has not been paid, settled or withdrawn or is not being contested in good faith and in accordance with applicable Legal Requirements and which has been disclosed to Parent and Merger Sub; (ii) there is not in force any waiver or agreement for any extension of time for the assessment, payment or collection of any Tax by the Company or any of its Subsidiaries; (iii) there are no Encumbrances for Taxes (other than Permitted Encumbrances) upon any of the assets of the Company or any of its Subsidiaries, and (iv) no written claim has been made by any Governmental Body in a jurisdiction in which the Company or any of its Subsidiaries, as applicable, does not file Tax Returns that it is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(c) Neither the Company nor any of its Subsidiaries is a party to any material Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements made in the ordinary course of business, the primary subject matter of which is not Tax). Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any material liability for the Taxes of another Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement), as a transferee or successor, or otherwise by operation of Legal Requirements.

(d) Within the past two (2) years, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(e) Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state or local law).

(f) The Company has not been, and will not be, a United States real property holding company within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) The Company is not subject to and has no liability pursuant to Section 965 of the Code.

(h) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of: (i) pursuant to Section 481 of the Code (or any corresponding or similar provisions of state, local or non-U.S. income Tax Legal Requirements) a change in method of accounting made prior to the Closing Date, (ii) a closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Legal Requirements) executed on or prior to the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) a prepaid amount received prior to the Closing Date.

(i) Neither the Company nor any of its Subsidiaries has deferred any Taxes under Section 2302 of the CARES Act, claimed any Tax credit under Section 2301 of the CARES Act or otherwise taken any action to elect or avail itself of any provision of the CARES Act relating to Taxes, in each case, which Taxes remain unpaid.

Section 2.16 Employee Matters; Benefit Plans.

(a) Section 2.16(a) of the Company Disclosure Schedule sets forth an accurate and complete list of the names or employee identification numbers of all employees of the Company or any of its Subsidiaries as of the date of this Agreement, including such employees’ (i) title or position, (ii) start date, (iii) service reference date (if different from the start date), (iv) work location (city and state), (v) part-time vs. full-time status, (vi) exempt vs. non-exempt classification, (vii) current annualized base salary or wage rate, (viii) current target cash incentive compensation, (ix) most recent annual bonus received, (x) amount of accrued but unused vacation, (xi) sick leave entitlement and accrual, (xii) an indication of whether or not such employee is on leave of absence (and, if on leave, anticipated return date, if known) and (xiii) green card application status or other relevant immigration application status (if applicable).

(b) Section 2.16(b) of the Company Disclosure Schedule sets forth an accurate and complete list of the names of all independent contractors of the Company or any of its Subsidiaries and all “leased employees” (as such term is defined in Section 414(n) of the Code) of the Company or any of its Subsidiaries as of the date of this Agreement, including (i) job position or function, (ii) work location (city and state), (iii) hourly pay rate or other compensatory arrangement, (iv) hire date, (v) regular hours per work week, (vi) term of engagement and (vii) the total amount paid by the Company and its Subsidiaries to such Person in calendar year 2024.

(c) Subject to applicable Legal Requirements, the employment of each of the Company’s employees is terminable by the Company at will. Since January 10, 2022, the Company has not, at any time, been a party to or subject to, has no duty to bargain for, nor is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization or work council representing any of its employees and there are no labor organizations representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of the Company. Since January 10, 2022, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, material labor dispute, union organizing activity or, to the knowledge of the Company, any threat thereof, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and, to the knowledge of the Company, no Person has threatened in writing to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, material labor dispute, union organizing activity or any similar activity or dispute. There are no unfair labor practice complaints pending or, to the knowledge of the Company, threatened in writing against the Company before any Governmental Body, except for such actions, events and claims that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Since January 10, 2022, there has not been any allegation of sexual harassment, sexual misconduct or other unlawful harassment or discrimination against any Company Associate, or any material Legal Proceeding against the Company or any of its Subsidiaries involving allegations of sexual harassment, sexual misconduct or other unlawful harassment or discrimination. Since January 10, 2022, the Company has not entered into any settlement agreements related to allegations of sexual harassment, sexual misconduct or other unlawful harassment or discrimination by any Company Associate.

(e) Since January 10, 2022, there is no material Legal Proceeding pending or, to the knowledge of the Company, threatened in writing relating to the employment or engagement of any Company Associate, including relating to any Employee Plan. Since January 10, 2022, the Company has complied with all applicable Legal

Requirements related to labor and employment, reporting to the IRS and all other Governmental Bodies, and the paying and withholding of Taxes, all contractual commitments and Legal Requirements relating to labor management, employment practices, payment of wages and hours of work, recording of hours, working during rest days, pay slips, sick leave, annual leave, leaves of absence, plant closing notification, prior notice, termination of employment, privacy rights, labor dispute, workplace safety and health, continuation coverage under group health plans, workers’ compensation, social benefits contributions, severance pay, engaging employees through services providers, collective bargaining, extension orders, work authorization, retaliation, immigration, discrimination, sexual harassment, civil rights and affirmative action matters, except any lack of compliance which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Section 2.16(f) of the Company Disclosure Schedule sets forth an accurate and complete list of each material Employee Plan other than any offer letter that is (x) terminable “at will” (or following a notice period not greater than the period imposed by applicable Legal Requirements) without any contractual obligation on the part of the Company or any Subsidiary of the Company to make any severance, termination, change in control, or similar payment and (y) does not materially deviate from the Company’s standard form of offer letter as provided or made available to Parent prior to the date of this Agreement. The Company has either delivered or made available to Parent or Parent’s Representatives prior to the execution of this Agreement with respect to each material Employee Plan (excluding for this purpose all employment agreements, offer letters, and consulting agreements that do not materially deviate from the Company’s standard form as provided or made available to Parent prior to the date of this Agreement) accurate and complete copies of the following, as relevant: (i) all plan documents and material amendments thereto (and, with respect to any unwritten material Employee Plan, a written summary of the material terms of such Employee Plan), and all related trust, insurance, annuity or other funding documents; (ii) any currently effective determination letter or opinion letter received from the IRS with respect to each Employee Plan intended to qualify under Section 401 of the Code; (iii) the most recent annual financial statements and actuarial or other valuation reports prepared with respect thereto, and the most recent Form 5500 and all schedules thereto; (iv) the most recent summary plan descriptions and any material modifications thereto; (v) the most recent nondiscrimination tests required to be performed under the Code; and (vi) any material non-routine, written communications with any Governmental Body regarding any Employee Plan.

(g) Neither the Company nor any of its ERISA Affiliates has during the past six (6) years sponsored, maintained, contributed to, or been required to maintain or contribute to, or has any actual or contingent liability under (i) a plan subject to Section 302 or Title IV of ERISA or Code Section 412 or 430, including any “single employer” defined benefit plan or any “multiemployer plan” each as defined in Section 4001 of ERISA, (ii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(h) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) from the IRS, as to its qualified status under the Code, and nothing has occurred that would reasonably be expected to adversely affect the qualification of such Employee Plan. Each of the Employee Plans is now and has been established, maintained, funded, administered and operated in compliance in all material respects with its terms and all applicable Legal Requirements, including ERISA and the Code, and to the knowledge of the Company, nothing has occurred and no condition exists with respect to any Employee Plan that would reasonably be expected to result in a material Tax, penalty or other liability or obligation of the Company, including with respect to Code Sections 4980B, 4980D or 4980H.

(i) Except to the extent required under Section 601 et seq. of ERISA or 4980B of the Code (or any other similar state or local Legal Requirement), neither the Company nor any Employee Plan provides for, has any present or future obligation to provide, or has any current or contingent liability in respect of, any post-employment or retirement health, medical or welfare benefits to or make any payment to, or with respect to, any Company Associate pursuant to any retiree medical benefit plan or other retiree welfare plan or Employee Plan.

(j) Since January 10, 2022, all individuals who perform or have performed services for the Company have been properly classified under applicable Legal Requirements as (i) employees or independent contractors and (ii) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the Fair Labor Standards Act of 1938 and applicable state laws), and no such individual has been improperly included or excluded from any Employee Plan, except for non-compliance or exclusions which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and the Company has not received notice of any pending or, to the knowledge of the Company, threatened inquiry or audit from any Governmental Body concerning any such classifications.

(k) The Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(l) No Employee Plan is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code).

(m) Except as provided in Section 1.8(a) and Section 5.5, neither the execution by the Company of this Agreement nor the consummation of the Transactions (either alone or in combination with other events or circumstances, including any termination of employment on or following the Closing) will (i) result in any payment or benefit becoming due to any Company Associate or under any Employee Plan, (ii) increase any amount of compensation or benefits otherwise payable to any Company Associate under any Employee Plan, (iii) result in the acceleration of the time of payment, funding or vesting, or trigger any payment or funding, of any compensation or benefits to any Company Associate or trigger any other obligation under any Employee Plan, (iv) result in any breach or violation of or default under or limit the right to modify, amend or terminate any Employee Plan (except any limitations imposed by applicable Legal Requirements, if any), or (v) result in the payment of any amount that could, individually or in combination with any other payment or benefit, constitute an “excess parachute payment” within the meaning of Section 280G of the Code or result in the payment of an excise Tax by any Person under Section 4999 of the Code.

(n) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to any Employee Plan, (i) no Legal Proceeding (other than routine claims for benefits in the ordinary course) are pending, or, to the knowledge of the Company, threatened against any Employee Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Plan with respect to the operation thereof, and (ii) to the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such Legal Proceeding.

Section 2.17 Environmental Matters. Except for those matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and each of its Subsidiaries are, and since January 10, 2022 have been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of its business; (b) there is no investigation, suit, claim, action or Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or, to the Company’s knowledge, the Leased Real Property; (c) neither the Company nor any of its Subsidiaries has received any written notice, report or other information of or entered into any legally binding agreement, Order or settlement involving uncompleted, outstanding or unresolved violations, liabilities or requirements on the part of the Company or any of its Subsidiaries relating to or arising under Environmental Laws; (d) to the knowledge of the Company: (i) no Person has been exposed to any Hazardous Materials at a property or facility of the Company or any of its Subsidiaries at levels in excess of applicable permissible exposure levels; and (ii) there are and have been no Hazardous Materials present or Released on, at, under or from any property or facility, including the Leased Real Property, in a manner and concentration that would reasonably be expected to result in any claim against or liability of the Company or any of its Subsidiaries under any Environmental Law; and (e) neither the Company nor any of its Subsidiaries has assumed, undertaken, or otherwise become subject to any liability of another Person relating to Environmental Laws other than any indemnities in Material Contracts or leases for real property.

Section 2.18 Insurance. The Company has delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. The Company and its Subsidiaries maintain insurance coverage in such amounts and covering such risks as are in accordance in all material respects with normal industry practice for companies of similar size and stage of development. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, all such insurance policies are in full force and effect (except for any expiration thereof in accordance with its terms), all premiums due thereon have been paid in full, are valid and enforceable, no notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder. There is no claim pending under any of the Company’s or any of its Subsidiaries’ insurance policies as to which coverage has been questioned, denied or disputed by the underwrites of such policies, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

Section 2.19 Legal Proceedings; Orders.

(a) There is no Legal Proceeding pending (or, to the knowledge of the Company, threatened) against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual’s capacity as such, other than any Legal Proceedings that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(b) There is no Order to which the Company or any of its Subsidiaries is subject that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(c) To the Company’s knowledge, no investigation or review by any Governmental Body with respect to the Company is pending or is being threatened, other than any investigations or reviews that that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

Section 2.20 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to enter into and deliver and to perform its obligations under this Agreement and the CVR Agreement and (subject, with respect to the Merger, to the receipt of the Company Stockholder Approval) to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and, assuming the representations and warranties set forth in Section 3.8 are true and correct, the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company (subject, with respect to the Merger, to the receipt of the Company Stockholder Approval). The Company Board (at a meeting duly called and held, at which all directors of the Company were present and voting in favor) has unanimously approved the Company Board Recommendation, which resolutions constituting the Company Board Recommendation, subject to Section 5.1, have not been subsequently withdrawn or modified in a manner adverse to Parent. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies ((i) and (ii), the “Enforceability Exceptions”). The only vote of holders of any class or series of shares of capital stock of the Company necessary to adopt this Agreement and approve the Merger is the adoption of this Agreement and approval of the Merger by the holders of a majority of the Shares issued and outstanding and entitled to vote thereon at the Stockholders Meeting (the “Company Stockholder Approval”). No other vote of the holders of shares of capital stock of any class or series of the Company is necessary to authorize or adopt this Agreement and to consummate the Transactions.

Section 2.21 Section 203 of the DGCL. Assuming the accuracy of the representations and warranties set forth in Section 3.8, the Company Board has taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL shall be inapplicable to the execution, delivery and performance of this Agreement, the CVR Agreement and the Voting and Support Agreement and to the consummation of the Merger and the other Transactions. To the knowledge of the Company, no other Takeover Law applies or will apply to this Agreement, the CVR Agreement and the Voting and Support Agreement or to the consummation of the Merger and the other Transactions.

Section 2.22 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the DGCL, the HSR Act, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and the rules and regulations of the SEC and Nasdaq, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions will not: (a) cause a violation of any of the provisions of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries; (b) cause a violation by the Company of any Legal Requirement or Order applicable to the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is subject; (c) conflict with, result in breach by the Company or any of its Subsidiaries of, constitute a default (with or without notice or lapse of time), give rise to a right of termination, modification or acceleration, or require any Consent under, any Company Contract or result in the loss of a material benefit under any such Company Contract; or (d) result in the creation of any Encumbrance (other than any Permitted Encumbrance) on any properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (b), (c) and (d), for such violations that do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as may be required by the Exchange Act, the DGCL, the HSR Act, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and the rules and regulations of the SEC and Nasdaq, the Company and its Subsidiaries are not required to give notice to, make any filing with, or obtain any Consent from any Person at any time prior to the Closing in connection with the execution, delivery and performance of this Agreement, or the consummation by the Company of the Merger or the other Transactions, except those filings, notifications, approvals, notices or Consents the failure of which to make, obtain or receive has not had, and would not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.23 Opinions of Financial Advisors. The Company Board (in such capacity) has received the oral opinion of Centerview Partners LLC (“Centerview”), to be confirmed by delivery of a written opinion, that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion as set forth therein, the Merger Consideration to be paid to the holders of Shares (other than (i) any Shares held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company’s treasury), (ii) any Shares held by Parent or any direct or indirect wholly owned Subsidiary of Parent, (iii) any Dissenting Shares, and any Shares held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair from a financial point of view to such holders. The Company shall provide a copy of such written opinion to Parent solely for informational purposes only promptly following receipt thereof by the Company.

Section 2.24 Financial Advisors. Except for (i) Centerview and (ii) as otherwise set forth in Section 2.24 of the Company Disclosure Schedule, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. Section 2.24 of the Company Disclosure Schedule sets forth a true and complete list of all third party advisor fees and commissions payable by the Company or any of its Subsidiaries in connection with this Agreement, the Merger or the other Transactions. The Company has made available to Parent a true and complete copy of any engagement letter or other Contract pursuant to which fees or commissions will be triggered in connection with the execution of this Agreement or the consummation of the Transactions between the Company or any of its Subsidiaries, on the one hand, and each of Centerview, Goodwin Procter LLP and any other third party advisor as set forth in Section 2.24 of the Company Disclosure Schedule, on the other hand, in each case relating to this Agreement, the Merger or the other Transactions.

Section 2.25 Other Regulatory Matters. The Company is not a “TID U.S. Business” as that term is defined in 31 C.F.R. Section 800.248.

Section 2.26 Acknowledgement by the Company. The Company is not relying and the Company has not relied on any representations or warranties by Parent or Merger Sub whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article IV or in the certificate delivered pursuant to Section 6.3(c). Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

Section 3.1 Due Organization. Parent is a société anonyme validly existing and in good standing (to the extent the concept of “good standing” is applicable) under the applicable laws of Republic of France and Merger Sub is a corporation duly organized, validly existing and in good standing under the applicable laws of Delaware, and each of Parent and Merger Sub has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 3.2 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and those incidental to its formation. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub.

Section 3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub have the company power and authority to execute and deliver and perform their obligations under this Agreement (and in the case of Parent, the CVR Agreement) and (subject, with respect to the Merger, to the adoption of this Agreement by the sole stockholder of the Merger Sub) to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement (and in the case of Parent, the CVR Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and their respective boards of directors (subject, with respect to the Merger, to the adoption of this Agreement by the sole stockholder of the Merger Sub). This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, is enforceable against them in accordance with its terms, subject to the Enforceability Exceptions. Upon Parent’s execution and delivery of the CVR Agreement, and assuming due authorization, execution and delivery by Rights Agent of the CVR Agreement, the CVR Agreement shall constitute the legal, valid and binding obligation of Parent, and be enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.4 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the HSR Act, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and the rules and regulations of the SEC and Nasdaq, the execution, delivery and performance of this Agreement by Parent and Merger Sub, the execution, delivery and performance of the CVR Agreement by Parent and the consummation by Parent and Merger Sub of the Transactions, will not: (a) cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of Parent or Merger Sub; (b) cause a violation by Parent or Merger Sub of any Legal Requirement or Order applicable to Parent or Merger Sub, or to which they are subject; or (c) conflict with, result in a breach by Parent or Merger Sub of, constitute a default on the part of Parent or Merger Sub under, or require any Consent under, any Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as may be required by the Exchange Act, state takeover laws, the DGCL or the HSR Act, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and the rules and regulations of the SEC and Nasdaq, neither Parent nor Merger Sub is required to make any filing with or give any notice to, or to obtain any Consent from, any Person at or prior to the Closing in connection with the execution, delivery and performance of this Agreement or the CVR Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger or the other Transactions, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No vote of Parent’s stockholders is necessary to approve this Agreement, the CVR Agreement or any of the Transactions.

Section 3.5 Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the time that the Proxy Statement or such supplement or amendment thereto is filed with the SEC, mailed, distributed or disseminated to the Company’s stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For clarity, the representations and warranties in this Section 3.5 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement or any amendment or supplement thereto based upon information supplied by the Company or any of its Representatives on behalf of the Company specifically for inclusion or incorporation by reference therein.

Section 3.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Parent, threatened against Parent or Merger Sub, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 3.7 Funds. Parent has, and will at the Closing have, cash resources in immediately available funds and in an amount sufficient to consummate the Transactions.

Section 3.8 Ownership of Company Stock. Except for 537,634 shares of Series A Preferred Stock held by Parent or its Affiliates, as of the date of this Agreement, neither Parent nor any of Parent’s Affiliates directly or indirectly owns any shares of the Company’s capital stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of the Company’s capital stock. As of the date hereof, neither Parent nor Merger Sub is an “interested stockholder” of the Company (as defined in Section 203(c) of the DGCL) subject to the restrictions on “business combinations” (as defined in Section 203(c) of the DGCL) under Section 203 of the DGCL.

Section 3.9 Acknowledgement by Parent and Merger Sub.

(a) Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article II, as qualified by the Company Disclosure Schedule, or in the certificate delivered pursuant to Section 6.2(d). Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.

(b) In connection with the due diligence investigation of the Company by Parent and Merger Sub and their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, Parent and Merger Sub and their respective Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against the Company, or any of its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other person with respect thereto unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement or the certificate delivered pursuant to Section 6.2(d). Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement or the certificate delivered pursuant to Section 6.2(d).

Section 3.10 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses shall be paid by Parent.

ARTICLE IV

CERTAIN COVENANTS OF THE COMPANY

Section 4.1 Access to Information.

(a) During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause its Representatives to: provide Parent and Parent’s Representatives with reasonable access, during normal business hours of the Company, to the Company’s Representatives, personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company and provide copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, in each case, to the extent reasonably requested by Parent and its Representatives for reasonable business purposes; provided, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company or create material risk of damage or destruction to any material assets or property. Any such access shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include invasive testing.

(b) Nothing herein shall require the Company to disclose or provide access to any information that could be detrimental to the Company’s business or operations or if such disclosure could, in its reasonable discretion after discussion with outside counsel (i) jeopardize any attorney-client or other legal privilege (so long as the Company has reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) contravene any applicable Legal Requirement or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or its Subsidiaries area party) (so long as the Company uses its commercially reasonable efforts to communicate the applicable information to Parent in a way that would not contravene any Legal Requirement or binding agreement, as applicable); provided, further, that information shall be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent, to the extent the Company determines doing so may be reasonably required for the purpose of complying with applicable Antitrust Laws. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement.

(c) All requests for information made pursuant to this Section 4.1 shall be directed to the Persons listed on Section 4.1(c) of the Company Disclosure Schedule.

Section 4.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period, except (x) as required or otherwise expressly contemplated under this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, or (z) as set forth in Section 4.2 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses in all material respects in the ordinary course and in compliance in all material respects with all applicable Legal Requirements, (ii) use commercially reasonable efforts to preserve intact in all material respects the material components of the Company’s and each such Subsidiary’s current business organization, including keeping available the services of current officers and key employees and (iii) use commercially reasonable efforts to maintain its relations and goodwill with all material suppliers, material customers, Governmental Bodies and other material business partners, provided, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 4.2(b) shall be deemed a breach of this Section 4.2(a) unless such action would constitute a breach of such other provision.

(b) During the Pre-Closing Period, except (x) as required or otherwise contemplated under this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, or (z) as set forth in Section 4.2 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall:

(i) (A) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Company Common Stock) or (B) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Share), or any rights, warrants or options to acquire any shares of its capital stock, other than in connection with withholding to satisfy the exercise price of any Company Options and/or Tax obligations with respect to Company Equity Awards, in each case, outstanding as of the date of this Agreement pursuant to the terms of any such Company Equity Award (as in effect on the date of this Agreement);

(ii) split, exchange, combine, subdivide or reclassify any shares of its capital stock (including the Shares) or other equity interests;

(iii) sell, issue, grant, deliver, pledge, transfer, encumber or authorize the issuance, sale, delivery, pledge, transfer, encumbrance or grant by the Company or any of its Subsidiaries of (A) any capital stock, equity interest or other security of the Company or any of its Subsidiaries, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security of the Company or any of its Subsidiaries or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Company or any of its Subsidiaries (except on the exercise of Company Options or settlement of Company RSUs, in each case, outstanding as of the date of this Agreement or pursuant to purchase rights under the ESPP, in each case, in accordance with the terms of such Company Options, Company RSUs and the ESPP as in effect on the date of this Agreement);

(iv) except as otherwise required by any Employee Plan as in effect on the date of this Agreement, (A) establish, adopt, terminate or amend any Employee Plan or collective bargaining agreement or other labor union contract, or any plan, program, policy, practice, agreement or other arrangement that would be an Employee Plan if it had been in existence on the date of this Agreement, other than offer letters entered into with newly hired Company Associates as permitted pursuant to Section 4.2(b)(v)(A) in the ordinary course of business consistent with past practice on the Company’s standard form of offer letter as provided or made available to Parent prior to the date of this Agreement for any Company Associate with an annual base salary or base wage rate of less than $175,000 that are terminable “at will” (or following a notice period not greater than the period imposed by applicable Legal Requirements) without any contractual obligation on the part of the Company or any Subsidiary of the Company to make any severance, termination, change in control, or similar payment, except that such offer letters shall not grant, or promise to grant, Company Equity Awards or any other equity interests or securities in the Company or any of its Subsidiaries, (B) amend or waive any of its rights under any provision of any Employee Plan, (C) take any action to accelerate the vesting, funding or payment of, any compensation or benefit under, any provision of any Employee Plan, (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Plan (or any plan, program, policy, practice, agreement or other arrangement that would be an Employee Plan if it had been in existence on the date of this Agreement), (E) grant any loan to, increase the compensation or other benefits of, or pay any bonus to, any Company Associate, other than increases to annual base salaries or base wage rates in the ordinary course of business consistent with past practice for any Company Associate with an annual base salary or base wage rate that is less than $175,000, (F) grant or pay (or otherwise increase) any change in control, retention, severance, termination or similar pay to any Company Associate, or (G) take any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), or require notice to employees, or trigger any other obligations or liabilities, under the WARN Act or any similar state, local or foreign law;

(v) (A) terminate (other than for cause, as determined by the Company in the ordinary course of business) or layoff (or give notice of any such actions to) any Company Associate, other than in the ordinary course of business with respect to any Company Associate with an annual base salary or base wage rate that is less than $175,000, (B) hire or make an offer to hire any employee, other than an employee hired in the ordinary course of business with an annual base salary or base wage rate that is less than $175,000 in a research and development role consistent with the Company’s 2025 hiring plan as set forth in Section 4.2(b)(v) of the Company Disclosure Schedule or (C) engage any individual independent contractor or enter into a consulting agreement, other than the engagement of an individual independent contractor on an at-will basis or pursuant to a consulting agreement that is terminable at will or upon no more than thirty (30) days’ notice with no liability (other than any liability for fees owed for services rendered prior to the date of such termination);

(vi) alter, amend, modify or repeal or permit the adoption of any alteration, amendment, modification or repeal of its or any of its Subsidiaries’ certificate of incorporation or bylaws or equivalent organizational documents or any provision thereof;

(vii) form any Subsidiary, acquire any equity interest in any other Entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;

(viii) make or authorize any capital expenditure other than any capital expenditure that (A) is provided for in the Company’s capital expense budget either delivered or made available to Parent or Parent’s

Representatives prior to the date of this Agreement, which expenditures shall be in accordance with the categories set forth in such budget; or (B) when added to all other capital expenditures made on behalf of the Company since the date of this Agreement but not provided for in the Company’s capital expense budget either delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement, does not exceed $250,000 individually or $1,000,000 in the aggregate during any fiscal quarter;

(ix) acquire, lease, license, sublicense, pledge, sell or otherwise dispose of, divest or spin-off, cancel, abandon, waive, relinquish or fail to renew, permit to lapse (other than any Intellectual Property Right expiring at the end of its statutory term for which an extension or renewal cannot be obtained), fail to diligently prosecute or use reasonable best efforts to enforce, transfer, assign, guarantee, exchange or swap, mortgage or otherwise encumber (including pursuant to a sale-leaseback transaction or securitization) or subject to any material Encumbrance (other than Permitted Encumbrances) any material right or other material asset or property, including any material Company IP or other material Intellectual Property Rights (except, in the case of any of the foregoing (A) in the ordinary course of business, (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful for the conduct of the business of the Company and (C) as provided for in Section 4.2(b)(viii));

(x) make any submissions or filings, or submit any other material correspondence, to the U.S. Patent and Trademark Office or any non-U.S. equivalent related to any Patent included in the Company Registered Owned IP or Company Registered Licensed IP for which the Company has responsibility for prosecution and maintenance activities, in each case, without providing Parent an opportunity to review and comment on such submissions, filings or other correspondence and using good faith efforts to incorporate Parent’s reasonable comments that are received in a timely fashion;

(xi) make any written claims to any Governmental Body or third party alleging that a third party has been, is, or would be infringing, misappropriating, or otherwise violating any Company IP, including sending any letter or other written communication asserting such infringement, misappropriation or violation or threatening litigation, or offering that such third party obtain a license to any Company IP, in each case, without cooperating with Parent and providing Parent a reasonable opportunity to review and comment on such written communication, and giving good faith consideration to incorporate any of Parent’s reasonable and prompt comments;

(xii) receive, collect, compile, use, store, process, share, safeguard, secure (technically, physically or administratively), dispose of, destroy, disclose, or transfer (including cross-border) any Personal Information (or fail to do any of the foregoing, as applicable) in violation in any material respect of any (i) applicable Privacy Laws, (ii) privacy policies or notices of the Company or any of its Subsidiaries, or (iii) contractual obligations of the Company or any of its Subsidiaries with respect to any Personal Information;

(xiii) (A) lend money or make capital contributions or advances to, or material investments in, any Person (other than between the Company and its wholly owned Subsidiaries), or (B) incur or guarantee any Indebtedness (except for advances to employees and consultants for travel and other business related expenses in the ordinary course of business);

(xiv) (A) amend or modify in any material respect, waive any rights under, terminate, replace or release, settle or compromise any material claim, liability or obligation under any Material Contract, other than (1) renewals in the ordinary course of business or (2) amendments that are not adverse to the Company or its Subsidiaries or (B) enter into any Material Contract, other than Material Contracts described in Section 2.9(a)(ii) or Section 2.9(a)(x) entered into in the ordinary course of business so long as the subject matter of such Contracts is not otherwise restricted by other subsections of this Section 4.2(b); but also provided that this Section 4.2(b)(xiv) shall not restrict any action that is expressly permitted by any other clause of this Section 4.2(b); provided, further, that, notwithstanding the foregoing, in no event shall the Company or any of its Subsidiaries be permitted to enter into or renew (other than automatic renewals that do not require any action of the parties thereto) any Material Contract (including a Material Contract described in Section 2.9(a)(ii) or Section 2.9(a)(x)) containing terms described in Section 2.9(a)(i), (viii), (xii), (xiv), (xix) and (xx);

(xv) commence any Legal Proceeding, except with respect to: (A) routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided, that the Company consults with Parent and considers in good faith the views and comments of Parent with respect to any such Legal Proceeding prior to commencement thereof); or (C) in connection with a breach of this Agreement or any other agreements contemplated hereby;

(xvi) settle, release, waive or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than any Legal Proceeding relating to a breach of this Agreement or any other agreements contemplated hereby or pursuant to a settlement that does not relate to any of the Transactions and (A) that results solely in a monetary obligation involving only the payment of monies by the Company of not more than $250,000 in the aggregate; (B) that results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company and the payment of monies by the Company that together with any settlement made under clause (A) are not more than $250,000 in the aggregate (not funded by an indemnity obligation or through insurance policies); or (C) that results solely in a monetary obligation involving payment by the Company of an amount not greater than the amount specifically reserved in accordance with GAAP with respect to such Legal Proceedings or claim on the Balance Sheet;

(xvii) purchase or otherwise acquire any real property;

(xviii) make any material changes in financial accounting methods, principles or practices, except as required (A) by GAAP, (B) by Regulation S-X under the Securities Act, or (C) by any Governmental Body or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

(xix) enter into any collective bargaining agreement or other agreement with any labor organization (except to the extent required by applicable Legal Requirements);

(xx) adopt or implement any stockholder rights plan or similar arrangement;

(xxi) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

(xxii) enter into any new material line of business (it being understood that commencement of preclinical or clinical studies in compliance with Section 4.2(b)(xxiii) shall not be deemed to constitute a new line of business) or enter into any Contract that materially limits or otherwise materially restricts the Company or its Affiliates (including following the Effective Time, Parent and its Affiliates (other than, in the case of Parent and its Affiliates, due to the operation of Parent’s or its Affiliates’ own Contracts)) following the Closing, from engaging or competing in any line of business or in any geographic area or otherwise imposes material restrictions on the Company’s assets, operations or business;

(xxiii) (A) commence any clinical study of which Parent has not been informed prior to the date of this Agreement, (B) unless mandated by any regulatory authority or Governmental Body, discontinue, terminate or suspend any ongoing clinical study or (C) except as required by applicable Legal Requirement, as determined in good faith by the Company, discontinue, terminate or suspend any ongoing IND-enabling preclinical study, in each case with respect to clauses (A) through (C), without first consulting with Parent in good faith;

(xxiv) (A) make, change or rescind any material Tax election; (B) settle or compromise any material Tax claim, audit, assessment or dispute; (C) change (or request to change) any material method of accounting for Tax purposes; (D) file any material amended Tax Return; (E) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any such extension that arises solely as a result of an extension of time to file a Tax

Return obtained in the ordinary course of business); (F) surrender any claim for a material refund of Taxes; or (G) enter into any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Legal Requirements) with any Governmental Body;

(xxv) incur, create, assume or otherwise become liable or responsible for any advisor fee or commission in connection with this Agreement, the Merger or other Transactions (including with respect to any analysis undertaken in connection with Sections 280G and 4999 of the Code) to any Person not listed on Section 2.24 of the Company Disclosure Schedule or in excess of the amounts set forth on Section 2.24 of the Company Disclosure Schedule; or

(xxvi) authorize any of, or agree or commit to take, any of the actions described in clauses (i) through (xxv) of this Section 4.2(b).

Nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations.

Section 4.3 No Solicitation.

(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions (other than standstill provisions) that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and (ii) does not prohibit the Company from providing any information to Parent in accordance with Section 4.3 or otherwise prohibit the Company from complying with its obligations under this Agreement.

(b) The Company and its Representatives shall immediately cease any direct or indirect solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, and, except as permitted by this Section 4.3, the Company shall not, and shall cause its Affiliates and its and their respective directors and officers not to, and shall direct its other Representatives not to, (i) continue any direct or indirect solicitation, knowing encouragement, knowing facilitation (including by way of providing non-public information), discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, (ii) directly or indirectly (A) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (iii) waive or release any Person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contract, unless, in the case of this clause (iii), the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements or (iv) resolve to do, or agree or announce an intention to do, any of the foregoing under the preceding clause (i) through (iii). As soon as reasonably practicable after the execution of this Agreement (any in any event within twenty-four (24) hours), the Company shall (1) deliver a written notice to each Person that entered into a confidentiality agreement in anticipation of potentially making an Acquisition Proposal within the last 180 days requesting the prompt return or destruction of all confidential information previously furnished to any Person and (2) discontinue any electronic or physical data room access granted to any such Person.

(c) If at any time on or after the date of this Agreement and prior to the receipt of the Company Stockholder Approval the Company or any of its Representatives receives a written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed on or after the date of this Agreement and did not result from a breach in any material respect of this Section 4.3 or Section 5.1, (x) the Company and its Representatives may contact such person or group of Persons solely to clarify the terms and conditions thereof or inform such Person or group of Persons of the terms of this Section 4.3 and (y) if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that (i) such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer and (ii) the failure to take any such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Legal Requirements, then the Company and its Representatives may (A) furnish, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company to the Person or group of Persons who has made such Acquisition Proposal; provided, that the Company shall substantially concurrently provide to Parent any non-public information concerning the Company that is provided to any such Person given such access which was not previously provided to Parent or its Representatives and (B) engage in or otherwise participate in discussions or negotiations with respect to such Acquisition Proposal with the Person or group of Persons making such Acquisition Proposal.

(d) The Company shall (i) promptly (and in any event within 24 hours) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, are received by the Company or any of its Representatives, including the identity of the Person or group of Persons making such Acquisition Proposal, (ii) promptly (and in any event within thirty-six (36) hours) provide Parent with unredacted copies of (1) any Acquisition Proposal and any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto and (2) all other documents proposing any financial or other material terms of such Acquisition Proposal, (iii) keep Parent reasonably informed of any material developments regarding any Acquisition Proposal on a prompt basis (and in any event within thirty-six (36) hours) and (iv) upon the request of Parent, reasonably inform Parent of the status of such Acquisition Proposal.

(e) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements or (iii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, that any such action that would otherwise constitute a Company Adverse Change Recommendation shall be made only in accordance with Section 5.1(b) (it being understood and agreed that any such communication that expressly reaffirms the Company Board Recommendation shall be deemed not to be a Company Adverse Change Recommendation).

(f) The Company agrees that in the event any Representative of the Company (acting on behalf of the Company) takes any action that, if taken by the Company, would constitute a breach of this Section 4.3, the Company shall be deemed to be in breach of this Section 4.3.

ARTICLE V

ADDITIONAL COVENANTS OF THE PARTIES

Section 5.1 Company Board Recommendation.

(a) The Company hereby represents, as of the date of this Agreement, that the Company Board, at a meeting duly called and held, has unanimously made the Company Board Recommendation. Subject in each case to Section 5.1(b), during the Pre-Closing Period, neither the Company Board nor any committee thereof shall (i) (A) fail to make, withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to fail to make, withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation or (B) approve, recommend or declare advisable, or publicly propose to approve, recommend, endorse or declare advisable, any Acquisition Proposal, (ii) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company’s stockholders (any action described in clause (i) or (ii) being referred to as a “Company Adverse Change Recommendation”), (iii) publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer or (iv) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any letter of intent, agreement in principle, acquisition agreement or other Contract (other than an Acceptable Confidentiality Agreement) with respect to any Acquisition Proposal requiring, or reasonably expected to require or cause, the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Transactions.

(b) At any time prior to the receipt of the Company Stockholder Approval:

(i) if the Company has received a written Acquisition Proposal (which Acquisition Proposal did not result from a breach in any material respect of Section 4.3) from any Person that has not been withdrawn, (A) the Company Board may make a Company Adverse Change Recommendation or (B) the Company may terminate this Agreement to enter into a Specified Agreement with respect to such Superior Offer, in the case of each of clause (A) and (B), if and only if: (1) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that such Acquisition Proposal is a Superior Offer, and the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements; (2) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(e) at least four (4) business days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation); and (3) (x) the Company shall have provided to Parent a summary of the material terms and conditions of the Acquisition Proposal and provided to Parent the latest draft of any documentation with respect to such Acquisition Proposal, (y) the Company shall have given Parent the four (4) business days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer and shall have made its Representatives reasonably available to negotiate in good faith with Parent (to the extent Parent desires to negotiate) with respect to such proposed revisions or other proposal, if any, and (z) after considering the results of any such negotiations and giving effect to any proposals made in writing by Parent, after consultation with outside legal counsel and financial advisors, the Company Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(e) would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) shall not be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1 to the extent that any such communication expressly reaffirms the Company Board Recommendation. The provisions of this Section 5.1(b)(i) shall also apply to any material amendment to any Acquisition Proposal (it being understood that any change to the financial terms or form of consideration (or material terms relating to conditionality, termination and termination fees, regulatory efforts or financing) of such proposal shall be deemed a material amendment), which shall require a new Determination Notice, except that the references to four (4) business days shall be deemed to be two (2) business days, during which time the Company and its Representatives shall again comply with clause (3) above; and

(ii) other than in connection with an Acquisition Proposal, the Company Board may make a Company Adverse Change Recommendation in response to a Change in Circumstance, if and only if: (A) a Change in Circumstance has occurred, (B) the Company Board determines in good faith, after consultation with the

Company’s outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements; (C) the Company shall have given Parent a Determination Notice at least four (4) business days prior to making any such Company Adverse Change Recommendation; and (D) (1) the Company shall have specified the Change in Circumstance in reasonable detail, (2) the Company shall have given Parent the four (4) business days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal, and shall have made its Representatives reasonably available to negotiate in good faith with Parent (to the extent Parent desires to do so) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to any proposals made in writing by Parent, after consultation with outside legal counsel, the Company Board shall have determined, in good faith, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstance would be inconsistent with the fiduciary duties of the Company Board under applicable Legal Requirements. The provisions of this Section 5.1(b)(ii) shall also apply to any material change to the facts and circumstances relating to such Change in Circumstance, which shall require a new Determination Notice, except that the references to four (4) business days shall be deemed to be two (2) business days, during which time the Company and its Representatives shall again comply with clause (3) above.

Section 5.2 Filings, Consents and Approvals.

(a) Subject to the terms and conditions set forth in this Agreement and subject to Section 5.2(b), each of the Parties shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Antitrust Laws to consummate and make effective the Transactions as soon as reasonably practicable, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Body in connection with any Antitrust Law, (ii) the defending or contesting of any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or any of the other Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed, (iii) the obtaining of all necessary consents, authorizations, approvals or waivers from third parties and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions.

(b) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall (and Parent’s obligations to use reasonable best efforts shall not) require, or be construed to require, Parent or any of its Affiliates to (and the Company and its Subsidiaries shall not, unless otherwise directed in writing by Parent, in which case the Company and its Subsidiaries shall) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets, or the imposition of any limitation or regulation on the ability to freely conduct the business of, (i) the Company or any of its Subsidiaries, except as would not reasonably be expected to be material to the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole (it being acknowledged and agreed that any sale, divestiture, license or other disposition or holding separate of the Company Product designated as VG-3927 shall be considered material to the Company and its Subsidiaries) or (ii) Parent, Merger Sub or any of their respective Affiliates (any of the foregoing, a “Burdensome Condition”). Prior to Closing, Parent shall not, and shall cause its Affiliates not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or equity interests of, or by any other manner, any Person or business or division thereof, or otherwise acquire or agree to acquire any pharmaceutical product or compound that binds to TREM2, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation would reasonably be expected to (x) materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Body that constitute a condition to Closing under Section 6.1(c) or (y) materially increase the risk of any Governmental Body entering an Order prohibiting the consummation of the Merger. Nothing in this Agreement shall require the Company or any of its Subsidiaries to take, or agree to take, any of the actions that would constitute a Burdensome Condition that is not conditioned on the Closing.

(c) Subject to the terms and conditions of this Agreement, each of the Parties hereto shall (and shall cause their respective Affiliates, if applicable, to) (i) as promptly as reasonably practicable and advisable, but in no event later than fifteen (15) business days after the date hereof (unless Parent and the Company agree to a later date), make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the Transactions and (ii) cooperate with each other in determining whether, and promptly preparing and making, any other filings or notifications or other consents required to be made with, or obtained from, any other Governmental Bodies in connection with the Transactions.

(d) Without limiting the generality of anything contained in this Section 5.2, each Party hereto shall use its reasonable best efforts to (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions, (iii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly inform the other Parties of any material communication to or from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (v) on request, promptly furnish to the other Party a copy of such communications, subject to a confidentiality agreement limiting disclosure to outside counsel and consultants retained by such counsel, and subject to redaction or withholding of documents as necessary (A) to comply with contractual arrangements, (B) to remove references to valuation of the Company and (C) to protect confidential and competitively sensitive information, (vi) to the extent reasonably practicable, consult in advance and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vii) except as may be prohibited by any Governmental Body and to the extent practicable, permit authorized Representatives of the other Parties to be present at each meeting and telephone or video conference relating to such request, inquiry, investigation, action or Legal Proceeding. Each Party shall supply as promptly as practicable and advisable such information, documentation, other material or testimony that may be reasonably requested by any Governmental Body, including any “second request” under the HSR Act, received by any Party or any of their respective Subsidiaries from any Governmental Body in connection with such applications or filings for the Transactions. Merger Sub shall pay all filing fees under the HSR Act and for any filings under foreign Antitrust Laws.

(e) Parent shall determine and have the principal authority to devise and implement the strategy for obtaining any necessary antitrust or competition clearances and shall take the lead in joint meetings with any Governmental Body in connection with obtaining any necessary antitrust or competition clearances; provided, that Parent and the Company shall consult in advance with each other and in good faith take each other’s views into account prior to (i) taking any material substantive position in any written submissions or, to the extent practicable, discussions with Governmental Bodies, including under the HSR Act or (ii) pulling and refiling any filing made under the HSR Act. Notwithstanding the foregoing, neither Parent nor the Company shall commit to or agree with any Governmental Body to not consummate the Merger for any period of time, or to stay or toll any applicable waiting period under the HSR Act or other applicable Antitrust Law, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed).

(f) Subject to Section 5.2(d) and (e), the Company shall consult with Parent prior to taking any material substantive position with respect to the filings under the HSR Act or required by any other Governmental Body.

Section 5.3 Proxy Statement. The Company shall, as soon as practicable, and in any event within fifteen (15) business days after the date of this Agreement, prepare and file with the SEC the Proxy Statement in preliminary form, which shall, subject to Section 5.1(b), include the Company Board Recommendation. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review the Proxy Statement and any amendment or supplement thereto before the Proxy Statement or such amendment or supplement is filed with the SEC, and the Company shall give due consideration to any reasonable additions, deletions or changes suggested thereto by Parent and Merger Sub or their counsel. The Company will notify Parent promptly (and in any case no later than twenty-four (24) hours) of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall use reasonable best efforts to respond as promptly as practicable to comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Stockholders Meeting as promptly as practicable after the date of this Agreement, and in no event more than three (3) business days following the earlier of (a) confirmation from the SEC, orally or in writing, that it will not review, or that it has completed its review of, the Proxy Statement or (b) expiration of the ten (10)-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act if the SEC has not informed the Company during such period that it intends to review the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review any such responses to any comments by the SEC and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel. Parent shall reasonably assist and cooperate with the Company in connection with any of the actions contemplated by this Section 5.3, including the preparation, filing and distribution of the Proxy Statement and the resolution of any comments in respect thereof received from the SEC. If at any time prior to the Stockholders Meeting any information relating to any Party hereto or any of its Affiliates should be discovered by the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the Company and to the extent required by applicable Legal Requirement or the SEC or its staff, disseminated to the Company’s stockholders.

Section 5.4 Stockholders Meeting. Subject to the other provisions of this Agreement, the Company shall take all actions necessary in accordance with the DGCL and the Company’s certificate of incorporation and bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Stockholders Meeting”) as promptly as practicable, including by conducting “broker searches” and providing notifications to the stock exchange in a timely manner that does not delay the Stockholders Meeting. Without limiting the foregoing, without Parent’s prior written consent, the date of the Stockholders Meeting shall not be scheduled for a date that is more than thirty-five (35) days following the initial mailing of the definitive Proxy Statement. Without the prior written consent of Parent, the adoption of this Agreement and the approval of the Merger shall be the only matter (other than matters of procedure, including adjournment or postponement thereof, and matters required by Legal Requirements to be voted on by the stockholders of the Company in connection with the adoption of this Agreement and the approval of the Merger) that the Company shall propose to be acted on by Company’s stockholders at the Stockholders Meeting. Unless there has been a Company Adverse Change Recommendation in accordance with Section 5.1(b), the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval (it being understood that no Company Adverse Change Recommendation shall relieve the Company of its obligations to establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting in accordance with this Section 5.4). The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the mailing of the definitive Proxy Statement. The Company shall not adjourn or postpone the Stockholders Meeting without the prior written consent of Parent, provided that the Company shall postpone or adjourn the Stockholders Meeting (a) if required to allow additional solicitation of votes in order to obtain the Company Stockholder Approval or if there are holders of an insufficient number of Shares present or represented by proxy at the Stockholders Meeting to constitute a quorum at the Stockholders Meeting (provided that, without the prior written consent of Parent, all such postponements and adjournments under this clause (a) may not be individually to a date that is later than ten (10) business days following the originally scheduled date of the Stockholders Meeting or any prior adjournment thereof and cumulatively to a date that is later than the earlier of (i) forty-five (45) days following the originally scheduled date of the Stockholders Meeting and (ii) the date that is three (3) business days prior to the End Date); or (b) if the Company is required to postpone or adjourn the Stockholders Meeting by a specific Order or a specific request from the SEC or its staff (provided that, without the prior written consent of Parent, each such postponement or adjournment under this clause (b) may be for no more than the amount of time specified in such Order or request). In no event shall the record date of the Stockholders Meeting be changed without Parent’s prior written consent.

Section 5.5 Company Equity Awards.

(a) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof) that may be necessary (under the Company Equity Plans and award agreements pursuant to which Company Equity Awards are outstanding or otherwise) to (i) accelerate the vesting and exercisability (as applicable) of each unvested Company Equity Award then outstanding so that each such Company Equity Award shall be fully vested and exercisable (as applicable) effective as of immediately prior to, and contingent upon, the Effective Time in accordance with Section 1.8, (ii) terminate each Company Equity Plan (except as otherwise agreed by Parent) effective as of and contingent upon the Effective Time, (iii) following the vesting acceleration described in clause (i) above, cause, as of the Effective Time, each unexpired and unexercised Company Option and each unexpired Company RSU then outstanding as of immediately prior to the Effective Time (and each plan, if any, under which any Company Equity Award may be granted except, with respect to any such plan, as otherwise agreed by Parent) to be cancelled, terminated and extinguished, subject, if applicable, to payment pursuant to Section 1.8, and (iv) ensure that on or after the Effective Time no further Company Equity Awards or other rights with respect to Shares shall be outstanding under the Company Equity Plans.

(b) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company shall take all necessary actions, including obtaining any necessary determinations or resolutions of the Company Board (or a committee thereof), as may be necessary or required under the ESPP and applicable Legal Requirements, to (i) ensure that no offering period under the ESPP will be authorized or commenced on or after the date of this Agreement; and (ii) ensure that no further rights are granted under the ESPP after the Effective Time. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Transactions), the Company shall terminate the ESPP.

Section 5.6 Employee Benefits. For a period of one (1) year following the Effective Time, Parent shall provide, or cause to be provided, to each employee of the Company who is employed by the Company as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any Affiliate thereof) during such one (1)-year period (each, a “Continuing Employee”) a base salary (or base wages, as the case may be) and a target annual cash incentive compensation opportunity that are, for each component, no less favorable than the base salary (or base wages, as the case may be) and target annual cash incentive compensation opportunity provided to such Continuing Employee immediately prior to the Effective Time, and broad-based employee benefits (excluding equity and equity-based awards (including with respect to the ESPP), severance (which is covered by Section 5.6(a)), defined benefit pension benefits, retiree medical benefits and nonqualified deferred compensation, retention, transaction and change in control plans, programs, perquisites and arrangements) that are substantially comparable in the aggregate to the benefits (excluding equity and equity-based awards (including with respect to the ESPP), severance (which is covered by Section 5.6(a)), defined benefit pension benefits, retiree medical benefits and nonqualified deferred compensation, retention, transaction and change in control plans, programs, perquisites and arrangements) provided to such Continuing Employee immediately prior to the Effective Time. Without limiting the foregoing:

(a) For a period of one (1) year following the Effective Time, Parent shall provide, or cause to be provided, to each Continuing Employee who suffers a termination of employment under circumstances that would have given the Continuing Employee a right to severance payments and benefits under any Employee Plan set forth on Section 5.6(a) of the Company Disclosure Schedule and in effect immediately prior to the Closing Date with severance payments and benefits no less favorable than those that would have been provided to such Continuing Employee under such applicable Employee Plan.

(b) Each Continuing Employee shall be given service credit for purposes of (i) eligibility to participate and eligibility for vesting (excluding Parent’s Post-65 Retiree Medical benefits that were eliminated for new hires as of January 1, 2020, and any Parent subsidies such as retiree medical benefits), and (ii) only under Parent’s and/or Surviving Corporation’s vacation, sick and/or PTO policies, levels of benefits, in each case under Parent’s and/or the Surviving Corporation’s employee benefit plans and arrangements to the extent such Continuing Employee is eligible to participate in such plans and arrangements and coverage under such plans and arrangements replaces coverage under a comparable Employee Plan in which such Continuing Employee participates immediately prior to the Closing Date, with respect to his or her length of service with the Company (and its predecessors) prior to the Closing Date; provided, that the foregoing shall not result in the duplication of benefits under any such employee benefit plans and arrangements or under any defined benefit pension plan.

(c) Parent shall (i) use reasonable best efforts to waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees, to the extent that such conditions, exclusions and waiting periods would not apply under a similar Employee Plan in which such employees participated immediately prior to the Effective Time and (ii) use reasonable best efforts to ensure that any health or welfare benefit plan of Parent and/or the Surviving Corporation shall, for purposes of deductibles, co-payments and out-of-pocket maximums and allowances, credit Continuing Employees for amounts paid prior to the Effective Time for the calendar year in which the Effective Time occurs to the same extent that such amounts paid were recognized immediately prior to the Effective Time under the corresponding Employee Plan, in each case, to the extent that Parent receives the information reasonably necessary to implement such actions.

(d) Effective as of no later than the day immediately preceding the Closing Date, if requested by Parent in writing at least ten (10) business days prior to the Closing Date, the Company shall cause the Vigil Neuroscience, Inc. 401(k) Plan (the “401(k) Plan”) to be terminated. If Parent provides such written notice to the Company, the Company shall provide Parent with evidence that the 401(k) Plan has been terminated (effective as of no later than the day immediately preceding the Closing Date), and the Company shall have taken all steps necessary to terminate the 401(k) Plan as Parent may reasonably require. To the extent that the 401(k) Plan is terminated pursuant to Parent’s request, Continuing Employees shall be eligible to participate in a 401(k) plan maintained by Parent or the Surviving Corporation as soon as reasonably practicable following the Closing Date, and Parent or the Surviving Corporation shall use reasonable best efforts to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including any outstanding loans, to such 401(k) plan maintained by Parent or the Surviving Corporation with respect to each such Continuing Employee.

(e) Prior to making any material written or broad-based oral communications to any current or former directors, employees or other natural person service providers of the Company or any of its Subsidiaries pertaining to compensation or benefit matters described in this Agreement or to compensation or benefits that will be provided by Parent, the Surviving Corporation or any Subsidiary or affiliate thereof following the Closing, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith; provided that the Company shall not be required to share any such communication if such communication merely refers such persons to the terms of this Agreement.

(f) The provisions of this Section 5.6 are solely for the benefit of the Parties to this Agreement, and no provision of this Section 5.6 (i) is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit or compensation plan, program agreement or arrangement (including any Employee Plan) for purposes of ERISA or otherwise, (ii) prohibits Parent, the Surviving Corporation or any Subsidiary or affiliate thereof from amending or terminating any employee benefit or compensation plan, program agreement or arrangement (including any Employee Plan) in accordance with its terms or (iii) confers on any Person, including any current or former director, employee or other individual service provider or any other individual associated therewith or participant in any employee benefit or compensation plan, program agreement or arrangement (including any Employee Plan) any third-party beneficiary rights under this Agreement or the right to enforce the provisions hereof. Nothing in this Agreement shall confer upon any director, employee or other individual service provider of the Company or any of its Subsidiaries any right to continue in the employ or service of the Company, Surviving Corporation, Parent or any Subsidiary or Affiliate thereof, or shall interfere with or restrict in any way the rights of the Company, Surviving Corporation, Parent or any Subsidiary or Affiliate thereof to discharge or terminate the services of any director, employee or other individual service provider of the Company or any of its Subsidiaries at any time for any reason whatsoever, with or without cause.

Section 5.7 Indemnification of Officers and Directors.

(a) All rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of those Persons who are directors or officers of the Company as of the date of this Agreement or have been directors or officers of the Company in the past (the “Indemnified Persons”) for their acts and omissions occurring at or prior to the Effective Time, as provided in the certificate of incorporation and bylaws of the Company (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons in the forms made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement, shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons, and shall be observed by the Surviving Corporation and its Subsidiaries, and Parent shall cause the Surviving Corporation and its Subsidiaries to so observe, to the fullest extent available under Delaware or other applicable Legal Requirements from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, and any claim made pursuant to such rights within such six (6)-year period shall continue to be subject to this Section 5.7(a) and the rights provided under this Section 5.7(a) until disposition of such claim.

(b) From the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless each Indemnified Person in his or her capacity as a current or former officer or director of the Company against all losses, claims, damages, liabilities, fees, expenses, amounts paid in settlement, judgments or fines incurred by such Indemnified Person as an officer or director of the Company in connection with any pending or threatened Legal Proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer of the Company at or prior to the Effective Time, or arising out of or pertaining to such Indemnified Person’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan) and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the Transactions. Any claim made pursuant to this Section 5.7(b) within such six (6)-year period shall continue to be subject to this Section 5.7(b) and the rights provided under this Section 5.7(b) until disposition of such claim. Without limiting the foregoing, from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, also, to the fullest extent permitted under applicable Legal Requirements, advance reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 5.7(b), subject to the execution by such Indemnified Persons of written undertakings in favor of Parent and the Surviving Corporation to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 5.7(b). Such undertaking shall be unsecured, made without reference to the Indemnified Person’s ability to repay such advances or ultimate entitlement to indemnification and no other form of indemnification shall be required. Without otherwise limiting the Indemnified Persons’ rights with regards to counsel, following the Effective Time, the Indemnified Persons shall be entitled to continue to retain Goodwin Procter LLP, or such other counsel selected by the Indemnified Persons. If Parent or the Surviving Corporation fails to comply with their obligations in this Section 5.7(b) and an Indemnified Person commences a suit which results in a determination that the Company or the Surviving Corporation failed to comply with such obligation, the Company and the Surviving Corporation shall pay such Indemnified Person his or her costs and expenses (including reasonable fees and expenses of legal counsel) in connection with such suit, together with interest thereon at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).

(c) From the Effective Time until the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain, in effect, the existing directors’ and officers’ liability insurance coverage maintained by the Company as of the date of this Agreement (an accurate summary of which has been made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement) for the benefit of the Indemnified Persons who are currently covered by such existing coverage with respect to their acts and omissions occurring at or prior to the Effective Time, on terms with respect to coverage, deductibles and amounts no less favorable than the existing coverage. At or prior to the Effective Time, the Company shall purchase a six (6)-year “tail” policy for the existing coverage effective as of the Effective Time, and once such tail policy has been obtained, it shall be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to this Section 5.7(c); provided, that in no event shall the Parent or the Surviving Corporation, or the Company, as the case may be, be required to expend in respect of such coverage in excess of 300 % of the annual premium most recently paid by the Company with respect to such current coverage, it being understood that if the amount payable for such insurance coverage exceeds 300% of the annual premium most recently paid by the Company with respect to such current policy, Parent shall be obligated to cause the Surviving Corporation, or the Company, as the case may be, obtain tail coverage with the greatest coverage available for a cost equal to such amount. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain the tail policy in full force and effect for its full term, and continue to honor the obligations thereunder.

(d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 5.7.

(e) The provisions of this Section 5.7 shall survive the consummation of the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their successors, assigns and heirs and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.7 may not be amended, altered or repealed in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.

Section 5.8 Securityholder Litigation. The Company shall promptly notify Parent of any litigation against the Company and/or its directors or officers relating to the Transactions. The Company shall control any Legal Proceeding brought by stockholders of the Company against the Company and/or its directors and/or officers relating to the Transactions; provided, that the Company shall give Parent the right to participate in, and review and comment on all material filings or responses to be made by the Company in connection with, such litigation, and the right to consult on any settlement or mooting disclosure with respect to such litigation, and the Company shall in good faith take such comments into account. No such settlement or mooting disclosure shall be offered or agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent any such settlement is fully covered by the Company’s insurance policies (other than any applicable deductible), but only if such settlement would not result in the imposition of any restriction on the business or operations of the Company. Without otherwise limiting the Indemnified Persons’ rights with regard to the right to counsel as described in Section 5.7 following the Effective Time, the Indemnified Persons shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Persons prior to the Effective Time to defend any Securityholder Litigation relating to the Company.

Section 5.9 Additional Agreements. Without limitation or contravention of the provisions of Section 5.2 or Section 5.8, and subject to the terms and conditions of this Agreement, Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions (it being understood that any undertakings relating to Antitrust Laws are exclusively dealt with in Section 5.2). Without limiting the generality of the foregoing and subject to the terms and conditions of this Agreement, each Party to this Agreement shall (a) make all filings (if any) and give all notices (if any) required to be made and given by such Party in connection with the Merger and the other Transactions pursuant to any applicable Legal Requirements or Material Contract set forth on Section 5.9(a) of the Company Disclosure Schedule, (b) use commercially reasonable efforts to obtain each Consent (if any) required to be obtained pursuant to any applicable Legal Requirement or Material Contract set forth on Section 5.9(a) of the Company Disclosure Schedule by such Party in connection with the Transactions (provided, that notwithstanding anything to the contrary set forth in this Agreement, no Party shall have any obligation to make any payment or incur any liability to obtain any such Consents contemplated by this Section 5.9, and, except as expressly set forth in Article VI, the failure to receive any such Consent shall not be taken into account with respect to whether any condition to the consummation of the Merger set forth in Article VI shall have been satisfied). The Company shall deliver to Parent as promptly as reasonably practicable a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period. This Section 5.9 shall not apply to approval under Antitrust Laws, which are the subject of Section 5.2, or to any litigation against the Company and/or its directors or officers relating to the Transactions, which shall be the subject of Section 5.8. In furtherance of the foregoing, the Company shall, during the Pre-Closing Period, take the actions set forth in Section 5.9 of the Company Disclosure Schedule.

Section 5.10 Disclosure. The initial press releases relating to this Agreement issued by each of the Company and Parent shall be in the form reviewed and approved by the other, and thereafter Parent and the Company shall consult with each other before issuing any further press release(s) or otherwise making any public statement or making any announcement to Company Associates (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release, public statement or announcement to Company Associates without the other Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other Party); (b) a Party may, without the prior consent of the other Party hereto but subject to giving advance notice to the other Party, issue any such press release or make any such public announcement or statement as may be required by any Legal Requirement; and (c) the Company need not consult with Parent in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 4.3(e) or with respect to any Acquisition Proposal or Company Adverse Change Recommendation, and neither Party shall be required by this Section 5.10 to consult with or seek consent from the other Party relating to any dispute between the Parties relating to this Agreement.

Section 5.11 Takeover Laws; Advice of Changes.

(a) If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent and the Company and the members of their respective Boards of Directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.

(b) The Company shall give notice to Parent as promptly as reasonably practicable after (and shall subsequently keep Parent informed on a reasonably current basis of any developments related to such notice) its becoming aware of (i) the receipt of any material notice from any Person alleging that the Consent of such Person is or may be required in connection with any of the Transactions, (ii) that any Legal Proceeding has been commenced or threatened in writing relating to or involving the Company or any of its Subsidiaries that relates to the consummation of the Transactions, (iii) any breach by the Company of its representations, warranties or covenants hereunder, (iv) the occurrence or existence of any other fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Article VI not being able to be satisfied prior to the End Date; provided that the delivery of any notice pursuant to this Section 5.11(b) shall not cure any breach of any representation, warranty or covenant requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party hereunder.

(c) Parent shall give notice to the Company as promptly as reasonably practicable after (and shall subsequently keep the Company informed on a reasonably current basis of any developments related to such notice) its becoming aware of (i) the receipt of any material notice from any Person alleging that the Consent of such Person is or may be required in connection with any of the Transactions, (ii) that any Legal Proceeding has been commenced or threatened in writing relating to or involving the Parent or any of its Subsidiaries that relates to the consummation of the Transactions or (iii) the occurrence or existence of any fact, event or circumstance that (A) has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (B) is reasonably likely to result in any of the conditions set forth in Article VI not being able to be satisfied prior to the End Date.

Section 5.12 Section 16 Matters. The Company, and the Company Board, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares, Company Equity Awards and Company Warrants in the Transactions by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13 Merger Sub Stockholder Consent. Immediately following the execution of this Agreement, Parent shall deliver or cause to be delivered a written consent of the sole stockholder of Merger Sub adopting this Agreement.

Section 5.14 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

ARTICLE VI

CONDITIONS PRECEDENT TO THE MERGER

Section 6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Parties to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under Legal Requirements, by the Party entitled to the benefit of such condition), as of the Effective Time, of each of the following conditions (it being understood that any condition relating to the absence of a Burdensome Condition shall be solely to the benefit of Parent and Merger Sub and may be asserted only by, or waived only by, Parent in its sole discretion):

(a) The Company Stockholder Approval shall have been duly obtained at the Stockholders Meeting (or any adjournment or postponement thereof).

(b) There shall not have been issued by any court of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger or which imposes a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept), nor shall any Legal Requirement have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Body which directly or indirectly prohibits, or makes illegal, the consummation of the Merger or which imposes a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept).

(c) (i) Any waiting period (or any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated without the imposition of a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept) and there shall not be in effect any voluntary agreement between Parent and the Company, on the one hand, and the FTC or the DOJ, on the other hand, pursuant to which Parent and the Company have agreed not to consummate the Merger and (ii) the approvals, clearances, consents or expiration of waiting or notification periods set forth on Section 6.1(c) of the Company Disclosure Schedule shall have been obtained as described in Section 6.1(c) of the Company Disclosure Schedule, in each case, without the imposition of a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept).

Section 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver, if permissible under Legal Requirements, by Parent and Merger Sub) as of the Effective Time of each of the following conditions:

(a) (i) the representations and warranties of the Company set forth in Section 2.1 (Due Organization; Subsidiaries, Etc.), Section 2.3 (Capitalization) (other than Section 2.3(a) and the first sentence of Section 2.3(c)), Section 2.20 (Authority; Binding Nature of Agreement), Section 2.23 (Opinions of Financial Advisor), Section 2.24 (Financial Advisors) and Section 2.25 (Other Regulatory Matters) (A) that are not qualified by the words “materially” or “material” or any qualifications based on the term “Material Adverse Effect” shall have been accurate in all material respects on and as of the date of this Agreement and shall be accurate in all material respects on and as of the Closing Date as if made on and as of such date and (B) that are qualified by the words “materially” or “material” or any qualifications based on the term “Material Adverse Effect” shall have been accurate in all respects on and as of the date of this Agreement and shall be accurate in all respects on and as of the Closing Date as if made on and as of such date (it being understood, in each case, that the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause (i)) only as of such date); (ii) the representations and warranties of the Company set forth in Section 2.5(a) (Absence of Changes) shall have been accurate in all respects on and as of the date of this Agreement and shall be accurate in all respects on and as of the Closing Date as if made on and as of such date (in each case with respect to the time period covered therein); (iii) the representations and warranties of the Company set forth in Section 2.3(a) and the first sentence of Section 2.3(c) (Capitalization) shall have been accurate in all respects on and as of the date of this Agreement and shall be accurate in all respects on and as of the Closing Date as if made on and as of such date, other than de minimis inaccuracies (it being understood that the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable de minimis standard as set forth in this clause (ii)) only as of such date); and (iv) the representations and warranties of the Company set forth in this Agreement (other than those referred to in the foregoing clauses (i), (ii) and (iii)) shall have been accurate in all respects on and as of the date of this Agreement and shall be accurate in all respects on and as of the Closing Date as if made on and as of such date, other than inaccuracies that, individually or in the aggregate, do not constitute, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) the words “materially” or “material” or qualifications based on the term “Material Adverse Effect” contained in such representations and warranties shall be disregarded (except in the case of the standard for what constitutes a defined term hereunder and the use of such defined term herein) and (B) the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause (iii)) only as of such date).

(b) The Company shall have complied with, or performed, in all material respects all of the Company’s covenants and agreements it is required to comply with or perform at or prior to the Closing.

(c) After the date of this Agreement, there shall not have occurred a Material Adverse Effect that is continuing.

(d) Parent and Merger Sub shall have received a certificate executed on behalf of the Company by an executive officer of the Company confirming that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been duly satisfied.

(e) There shall not be any Legal Proceeding pending brought by a Governmental Body under any Antitrust Law challenging the Merger or seeking the outcome described in Section 6.1(b).

(f) (i) The Amgen Consent shall be in full force and effect, and no amendment, termination, breach, recission or repudiation by Amgen or the Company under or relating to the Amgen Consent shall have occurred and (ii) (A) the Exclusive License Agreement, dated July 9, 2020 (including the related Letter Agreement, dated June 29, 2021) by and between the Company and Amgen shall have been validly terminated solely with respect to the MAB Program (it being understood that such termination shall be effective immediately prior to the Closing), (B) in the event of an Amgen Wind-Down Election, the Wind-Down Activities shall have been completed (other than to the extent such Wind-Down Activities are, by their nature, automatically effective upon the Closing; provided that such Wind-Down Activities occur at the Closing) and (C) whether or not an Amgen Wind-Down Election has occurred, the transfer to Amgen of all Regulatory Filings pursuant to the terms of the Amgen Consent shall have occurred (other than to the extent such transfer is, by its nature, automatically effective upon the Closing; provided that such transfer occurs at the Closing), in each case, as provided in and in accordance with the Amgen Consent.

Section 6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be further subject to the satisfaction (or waiver, if permissible under Legal Requirements, by the Company) as of the Effective Time of each of the following conditions:

(a) (i) The representations and warranties of Parent and Merger Sub set forth in Section 3.1 (Due Organization) and Section 3.3 (Authority; Binding Nature of Agreement) shall have been accurate in all material respects on and as of the date of this Agreement and shall be accurate on and as of the Closing Date as if made on and as of such date (it being understood, in each case, that the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause (i)) only as of such date) and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than Section 3.1 and Section 3.3) shall have been accurate on and as of the date of this Agreement and shall be accurate on and as of the Closing Date as if made as of such date, other than inaccuracies that do not constitute, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect
(it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) the words “materially” or “material” or qualifications based on the term “Parent Material Adverse Effect” contained in such representations and warranties shall be disregarded and (B) the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause (ii)) only as of such date).

(b) Each of Parent and Merger Sub shall have complied with, or performed, in all material respects all of their respective covenants and agreements that each of them is required to comply with or perform at or prior to the Closing.

(c) The Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent confirming that the conditions set forth in Section 6.3(a) and (b) have been duly satisfied.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding receipt of the Company Stockholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if a court of competent jurisdiction shall have issued any Order or a Governmental Body shall have promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger any Legal Requirement, in each case permanently preventing the consummation of the Merger, or making the consummation of the Merger illegal, or imposing a Burdensome Condition (other than a Burdensome Condition that Parent, in its sole discretion, has determined to accept) and such Order or Legal Requirement shall have become final and nonappealable; provided, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if such Order or Legal Requirement is primarily attributable to a to a material breach by such Party of any representation, warranty, covenant or obligation hereunder;

(c) by Parent, if, whether or not permitted to do so: (i) the Company Board shall have failed to include the Company Board Recommendation in the Proxy Statement when mailed, or shall have effected a Company Adverse Change Recommendation; (ii) the Company Board shall have failed to publicly reaffirm its recommendation of this Agreement within ten (10) business days after Parent so requests in writing (provided, that Parent may only make such request once every thirty (30) days); or (iii) in the case of a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Company Board fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer within ten (10) business days of the commencement of such tender offer or exchange offer or at any time recommends acceptance of such tender offer or exchange offer;

(d) by either Parent or the Company if the Effective Time shall not have occurred on or prior 11:59 p.m. Eastern Time on November 21, 2025 (such date and time, the “End Date”); provided that if on the End Date one or more Specified Regulatory Condition remains unsatisfied and has not been waived, but all other conditions set forth in Article VI shall have been satisfied or, to the extent permitted by applicable Legal Requirement, waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), then the End Date shall be automatically extended to 11:59 p.m. Eastern Time on February 21, 2026 (and all references to the End Date herein shall be as so extended); provided, further, that if, as of such date one or more Specified Regulatory Conditions remains unsatisfied and has not been waived, but all other conditions set forth in Article VI shall have been satisfied or, to the extent permitted by applicable Legal Requirement, waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which is then capable of being satisfied), then the End Date shall be automatically further extended to 11:59 p.m. Eastern Time on May 21, 2026 (and all references to the End Date herein shall be as so extended); provided, further, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure of the Effective Time to occur prior to the End Date is primarily attributable to a material breach by such Party of any representation, warranty, covenant or obligation hereunder;

(e) by the Company, at any time prior to the receipt of the Company Stockholder Approval, in order to accept a Superior Offer and concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Offer (a “Specified Agreement”); provided, that the Company has complied in all material respects with the requirements of Section 4.3 and Section 5.1(b)(i) with respect to such Superior Offer and, concurrently with such termination, pays the fee specified in Section 7.3(b)(i);

(f) by Parent, if an inaccuracy in or breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that the condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and cannot be cured by the Company by the End Date, or if capable of being cured, shall not have been cured within thirty (30) days of the date Parent gives the Company notice of such breach or failure to perform; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder;

(g) by the Company, if an inaccuracy in or breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Merger Sub shall have occurred, in each case if such breach or failure has prevented or would reasonably be expected to prevent Parent or Merger Sub from consummating the Transactions and such breach or failure cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or if capable of being cured, shall not have been cured within thirty (30) days of the date the Company gives Parent notice of such breach or failure to perform; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder;

(h) by either Parent or the Company, if the Company shall have failed to obtain the Company Stockholder Approval at the Stockholders Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of this Agreement and the approval of the Merger; or

(i) by Parent, if the Effective Time shall not have occurred on or prior to 11:59 p.m. Eastern Time on September 15, 2025 and the condition to Closing set forth in Section 6.2(f) remains unsatisfied and has not been waived by Parent.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates following any such termination; provided, that (a) this Section 7.2, Section 7.3 and Article VIII (solely with respect to the foregoing Sections of this Agreement referred to in clause (a)) shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) subject to Section 7.3, the termination of this Agreement shall not relieve any Party from any liability for intentional fraud or Willful Breach (including, in the case by Parent or Merger Sub, damages, to the extent proven, based on the consideration payable to the equityholders of the Company pursuant to this Agreement). Nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 8.5(b) in lieu of terminating this Agreement pursuant to Section 7.1.

Section 7.3 Expenses; Termination Fee.

(a) Except as set forth in this Section 7.3 and in the last sentence of Section 5.2(b), all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 7.1(e);

(ii) this Agreement is terminated by Parent pursuant to Section 7.1(c); or

(iii) (A) this Agreement is terminated pursuant to Section 7.1(d) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso to Section 7.1(d)), Section 7.1(f) or Section 7.1(h), (B) any Person shall have publicly disclosed a bona fide Acquisition Proposal after the date hereof and shall not have publicly withdrawn such Acquisition Proposal prior to (1) in the case of this Agreement being subsequently terminated pursuant to Section 7.1(d), the date that is two (2) business days prior to the End Date, (2) in the case of this Agreement being subsequently terminated pursuant to Section 7.1(f), the time of the breach or failure to perform giving rise to such termination or (3) in the case of this Agreement being subsequently terminated pursuant to Section 7.1(h), the date that is at least ten (10) days before the date on which the Stockholders Meeting is held, at which a vote is taken on the adoption of this Agreement and the approval of the Merger and (C) within twelve (12) months of such termination the Company shall have consummated an Acquisition Proposal or entered into a definitive agreement with respect to an Acquisition Proposal (provided, that for purposes of this clause (C) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”);

then, in any such event under clause (i), (ii), or (iii) of this Section 7.3(b), the Company shall pay to Parent or its designee the Termination Fee by wire transfer of same day funds (x) in the case of Section 7.3(b)(i), on the date that the Specified Agreement is executed (or if the Specified Agreement is executed on a day that is not a business day, the next business day), (y) in the case of Section 7.3(b)(ii), within two (2) business days after such termination or (z) in the case of Section 7.3(b)(iii), within two (2) business days after the earlier of consummating or entering into the definitive agreement with respect to the Acquisition Proposal referred to in Section 7.3(b)(iii)(C); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one (1) occasion. As used herein, “Termination Fee” means a cash amount equal to $22,246,157. In the event that Parent or its designee shall receive full payment of the Termination Fee pursuant to this Section 7.3(b), the receipt of the Termination Fee (in the circumstances in which it is due and payable), together with any amounts that may be payable to Parent pursuant to Section 7.3(f), shall not constitute a penalty but rather shall be deemed to be liquidated damages in a reasonable amount to compensate Parent for any and all losses or damages suffered or incurred by Parent, Merger Sub and the Parent Related Parties in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination; provided, that nothing herein shall relieve the Company from liability for (or limit the damages to which Parent and Merger Sub may be entitled in the case of) intentional fraud or Willful Breach of this Agreement. Any Termination Fee paid to Parent pursuant to this Section 7.3(b) shall be offset against any award for damages given in any final and non-appealable judgment of a court of competent jurisdiction to Parent pursuant to any claim based upon intentional fraud or Willful Breach.

(c) Except in the case of intentional fraud or Willful Breach, in the event of any termination of this Agreement described in Section 7.3(b), Parent’s right to receive payment from the Company of the Termination Fee pursuant to Section 7.3(b) and any payments pursuant to Section 7.3(f) shall be the sole and exclusive remedy of the Parent Related Parties against the Company Related Parties for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and, upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, and none of the Parent Related Parties shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of the Company Related Parties arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided that nothing herein shall limit Parent’s and Merger Sub’s right to seek specific performance to cause the Company to consummate the Transactions in accordance with Section 8.5(b), but in no event shall Parent and Merger Sub be entitled to both specific performance and the payment of the Termination Fee; provided further that this Section 7.3(c) shall be without prejudice to any rights and remedies of Parent and Merger Sub under any Voting and Support Agreement.

(d) In the event that (i) this Agreement is terminated pursuant to (A) Section 7.1(b) solely as a result of an Order that arises under the HSR Act or (B) Section 7.1(d) and (ii) at the time of termination, (A) one or more Specified Regulatory Condition remains unsatisfied and has not been waived and (B) all of the other conditions set forth on Section 6.1 and Section 6.2 are satisfied or have been waived (other than conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied), then Parent shall pay to the Company or its designee the Reverse Termination Fee by wire transfer of same day funds within two (2) business days after such termination; it being understood that in no event shall Parent be required to pay the Reverse Termination Fee on more than one (1) occasion. As used herein, “Reverse Termination Fee” shall mean a cash amount equal to $31,144,620. In the event that the Company or its designee shall receive full payment of the Reverse Termination Fee pursuant to this Section 7.3(d), the receipt of the Reverse Termination Fee (in the circumstances in which it is due and payable), together with any amounts that may be payable to the Company pursuant to Section 7.3(f), shall not constitute a penalty but rather shall be deemed to be liquidated damages in a reasonable amount to compensate the Company for any and all losses or damages suffered or incurred by the Company or the Company Related Parties in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination; provided, that nothing herein shall relieve Parent from liability for (or limit the damages to which the Company may be entitled in the case of) intentional fraud or Willful Breach of this Agreement. The Reverse Termination Fee, to the extent paid to the Company pursuant to this Section 7.3(d), shall be offset against any award for damages given in any final and non-appealable judgment of a court of competent jurisdiction to the Company pursuant to any claim based upon intentional fraud or Willful Breach.

(e) Except in the case of intentional fraud or Willful Breach, in the event of any termination of this Agreement described in Section 7.3(d), the Company’s right to receive payment from Parent of the Reverse Termination Fee pursuant to Section 7.3(d) and any payments pursuant to Section 7.3(f) shall be the sole and exclusive monetary remedy of the Company Related Parties against the Parent Related Parties for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and, upon payment of such amount(s), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, and none of the Company Related Parties shall be entitled to bring or maintain any claim, action or proceeding against Parent or any of the Parent Related Parties arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided that nothing herein shall limit the Company’s right to seek specific performance to cause Parent and Merger Sub to consummate the Transactions in accordance with Section 8.5(b), but in no event shall the Company be entitled to both specific performance and the payment of the Reverse Termination Fee.

(f) The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company or Parent, as applicable, fails to timely pay any amount due pursuant to this Section 7.3, and, in order to obtain the payment, the other Party commences a Legal Proceeding which results in a judgment against the Company or Parent, respectively, the Party against whom such judgment is awarded shall pay the other Party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Amendment. Prior to the Effective Time, this Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, under the DGCL, requires further approval by the Company’s stockholders without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 8.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 8.3 No Survival of Representations and Warranties. None of the representations and warranties or covenants contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Merger, except for those covenants that by their terms survive the Effective Time, this Article VIII and the any applicable defined terms in Exhibit A shall survive the Effective Time.

Section 8.4 Entire Agreement; Counterparts. This Agreement and the other agreements, exhibits, annexes and schedules referred to herein (including the Company Disclosure Schedule, the CVR Agreement and the Voting and Support Agreement) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof; provided, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, that if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by DocuSign, PDF or similar means shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 8.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware. Subject to Section 8.5(c), in any action or proceeding arising out of or relating to this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the state and federal courts in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 8.5(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto); and (ii) each of the Parties irrevocably consents to service of process by any means (including email) permitted under Section 8.8 to such Party’s respective email and address set forth in Section 8.8 (provided that nothing in this Section 8.5(a) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Legal Requirements) The Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other non-monetary equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 7.3 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement; and (B) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific performance except if Parent has been paid the Termination Fee or the Company has been paid the Reverse Termination Fee, as applicable, and (iii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Except if the Termination Fee or the Reverse Termination Fee, as applicable, has been paid pursuant to Section 7.3, each of the Parties hereto agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and permitted assigns; provided, that neither this Agreement nor any of the rights hereunder may be assigned without the prior written consent of the other Parties hereto, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, further, that Parent or Merger Sub may assign this Agreement to any of their Affiliates (provided, that (a) such assignment shall not impede or delay the consummation of the Transactions or otherwise impede the rights of the stockholders of the Company under this Agreement and (b) no such assignment or pledge permitted pursuant to this Section 8.6 shall relieve Parent of its obligations hereunder).

Section 8.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (a) if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration, (ii) the right of the holders of Company Options to receive the Option Closing Amount and CVRs, as applicable pursuant to Section 1.8, (iii) the right of the holders of Company RSUs to receive the RSU Closing Amount and CVRs, as applicable pursuant to Section 1.8, and (iv) the right of the holders of Company Warrants to receive the consideration payable therefor pursuant to Section 1.9 and (b) the provisions set forth in Section 5.7.

Section 8.8 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon confirmed delivery if being sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided, no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission; provided, that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties hereto):

if to Parent or Merger Sub (or following the Effective Time, the Surviving Corporation):

Roy Papatheodorou

Executive Vice President, General Counsel, Head of Legal, Ethics & Business Integrity

Sanofi

46, avenue de la Grande Armée, 75017

Paris, France

with a copy to (which shall not constitute notice):

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attention: Jenny Hochenberg; Zheng Zhou

Email: [***]; [***]

if to the Company (prior to the Effective Time):

Vigil Neuroscience, Inc.

100 Forge Road, Suite 700

Watertown, Massachusetts 02472

Attention: Ivana Magovčević-Liebisch

Email: [***]

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Kingsley L. Taft; Jacqueline Mercier; Tevia K. Pollard

Email: [***]; [***]; [***]

Section 8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 8.10 Obligation of Parent. Parent shall ensure that Merger Sub (and, following the Effective Time, the Surviving Corporation) duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub or the Surviving Corporation, as applicable, under this Agreement, and Parent shall be jointly and severally liable with Merger Sub or the Surviving Corporation, as applicable, for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

Section 8.11 Transfer Taxes. Except as expressly provided in Section 1.6(b), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent and Merger Sub when due.

Section 8.12 Company Disclosure Schedule. The disclosures set forth in any particular section or subsection of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties or covenants of the Company that are set forth in the corresponding section or subsection of this Agreement; and (b) any other representations and warranties of the Company that are set forth in this Agreement, but in the case of this clause (b), only to the extent the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties is readily apparent on the face of such disclosure. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Material Adverse Effect, and no reference to, or disclosure of, any item or other matter in the Company Disclosure Schedule shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material. For the avoidance of doubt, the Company Disclosure Schedule shall not be deemed to be part of this Agreement for any purpose of the DGCL but shall have the effects provided in this Agreement.

Section 8.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement.

(e) The phrases “made available” and “delivered,” when used in reference to anything made available to Parent, Merger Sub or any of their respective Representatives prior to the execution of this Agreement, shall be deemed to include only (i) uploading, prior to the date of this Agreement, anything in the virtual data room made available to Parent in connection with the Transactions, and (ii) publicly having made available, prior to the date of this Agreement, anything in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.

(f) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(g) Any references to (i) any Contract (including this Agreement) are to the Contract as amended, modified, supplemented, restated or replaced from time to time (in the case of Contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Body include any successor to that Governmental Body; and (iii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Legal Requirement or other law include any successor to such section.

(h) References to “since” a particular date shall be construed to include such specified date and to mean “from and including” such date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

SANOFI

By:	/s/ Roy Papatheodorou
Name: Roy Papatheodorou
Title: Executive Vice President and General
Counsel

[Signature Page to Merger Agreement]

VESPER ACQUISITION SUB INC.

By:	/s/ Michael J. Tolpa
Name: Michael J. Tolpa
Title: President

[Signature Page to Merger Agreement]

VIGIL NEUROSCIENCE, INC.

By:	/s/ Ivana Magovčević-Liebisch, Ph.D., J.D.
Name: Ivana Magovčević-Liebisch, Ph.D., J.D.
Title: President and Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Acquisition Proposal” means any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition or license of assets of the Company equal to 20% or more of the Company’s assets or to which 20% or more of the Company’s revenues or earnings are attributable, (b) issuance or acquisition of 20% or more of the outstanding Shares, (c) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Shares or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Shares, in each case other than the Transactions.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Agreement” means the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Amgen Consent” means that certain letter agreement, dated as of May 21, 2025, by and between Amgen Inc. (“Amgen”) and the Company.

“Amgen Wind-Down Election” means if Amgen has elected, or is deemed to have elected, the Wind-Down Option pursuant to and as defined in the Amgen Consent.

“Anti-Corruption Laws” means, as applicable, the Foreign Corrupt Practices Act of 1977; the Anti-Kickback Act of 1986; the UK Bribery Act of 2010; and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, state antitrust laws, and all other applicable Legal Requirements and regulations (including non-U.S. laws and regulations) issued by a Governmental Body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly.

“Book-Entry Shares” means non-certificated Shares represented by book-entry.

“business day” means a day except a Saturday, a Sunday or other day on which banks in the City of New York, NY, USA or Paris, France are authorized or required by Legal Requirements to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Change in Circumstance” means any positive event, development or change in circumstances that materially affects the business, assets or operations of the Company (other than any event, occurrence, fact or change primarily resulting from a breach of this Agreement by the Company) and that was neither known to the Company Board nor reasonably foreseeable as of or prior to the date of this Agreement, which event, occurrence, fact or change becomes known to the Company Board prior to the receipt of the Company Stockholder Approval other than (a) any change, in and of itself, in the Company Common Stock price (provided that the underlying reasons for such changes may constitute a Change in Circumstance), (b) any Acquisition Proposal, (c) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided that the underlying reasons for such events may constitute a Change in Circumstances), or (d) the Company’s preclinical or clinical studies, the results of or data derived from such studies or any announcements of or in connection such studies.

“Code” means the Internal Revenue Code of 1986.

“Collaboration Partner” means any Person, other than the Company or any of its Subsidiaries, that has performed or is performing any material research, development, manufacturing or other services or activities on behalf of the Company or any of its Subsidiaries with respect to any Company Products, in each case, to the extent acting in such capacity.

“Company Associate” means each current or former officer or other employee, or individual who is a current or former independent contractor, consultant or director, of or to the Company.

“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company Contract” means any Contract to which the Company or any of its Subsidiaries is a party.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of this Agreement and that has been delivered by the Company to Parent on the date of this Agreement.

“Company Equity Award” means all Company Options and Company RSUs.

“Company Equity Plans” means the Company’s 2021 Stock Option and Incentive Plan and the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended.

“Company IP” means all Intellectual Property Rights (a) that are owned or purported to be owned, in whole or in part, by the Company or its Subsidiaries (“Company Owned IP”) or (b) that are exclusively or co-exclusively licensed by any of the Company or its Subsidiaries from any third party (“Company Licensed IP”).

“Company Lease” means any Company Contract pursuant to which the Company or any of its Subsidiaries leases, subleases or sub-subleases Leased Real Property from another Person.

“Company Options” means each option to purchase Shares granted under a Company Equity Plan or otherwise.

“Company Preferred Stock” means the preferred stock, $0.0001 par value per share, of the Company.

“Company Registered IP” means all Company Registered Owned IP and Company Registered Licensed IP.

“Company Registered Licensed IP” means all Company Licensed IP that constitutes Registered IP.

“Company Registered Owned IP” means all Company Owned IP that constitutes Registered IP.

“Company Related Parties” means the Company and its Affiliates and any of their respective former, current or future officers, directors, managers, partners, stockholders or members.

“Company RSU” means each restricted stock unit award with respect to Shares granted under a Company Equity Plan or otherwise.

“Company Warrants” means the pre-funded warrants to purchase up to an aggregate of 2,980,889 shares of the Company Common Stock issued to certain accredited investors in connection with the Securities Purchase Agreement, dated as of August 12, 2022, by and among the Company and the other parties therein.

“Confidentiality Agreement” means that certain amended and restated confidentiality agreement between the Company and Parent, dated October 11, 2024 and amended on April 8, 2025.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (except, in each case, ordinary course of business purchase orders).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or variants thereof or related or associated epidemics, pandemic or disease outbreaks.

“CVR” means a contingent value right, issued pursuant to and in accordance with the CVR Agreement, representing the right to receive the contingent payments set forth in the CVR Agreement, net to the holder in cash and without interest, upon the terms and subject to the conditions of the CVR Agreement.

“CVR Agreement” means the Contingent Value Rights Agreement to be entered into between Parent and Rights Agent, in the form attached hereto as Exhibit C, with such changes thereto as the Rights Agent may reasonably request to which each of Parent and the Company consent in writing (such consent not to be unreasonably withheld, delayed or conditioned).

“DGCL” means the Delaware General Corporation Law.

“DOJ” means the U.S. Department of Justice.

“Employee Plan” means any written or unwritten compensation, employment, individual consulting, advisory or other service provider, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock, performance-based restricted stock, profits interest, “phantom equity,” or equity or equity-based compensation, severance pay, termination pay, death and disability benefits, hospitalization, sickness, medical, dental, life retiree medical or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, stock bonus, pension or retirement, supplemental retirement, employee stock ownership, change of control, transaction bonus, retention, relocation, repatriation or expatriation, fringe benefit or other compensatory or health or welfare benefit plan, policy, program, agreement or arrangement and each other “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) (whether or not subject to ERISA), or arrangement sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company or any ERISA Affiliate (including any plan, policy, program, agreement or arrangement that is sponsored by a PEO), for the benefit of any Company Associate, or with respect to which the Company has or could have any direct or indirect present or future liability (excluding workers’ compensation, unemployment compensation and other government programs or arrangements).

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or other similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with the Company as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code.

“ESPP” means the Company’s 2021 Employee Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934.

“FTC” means the U.S. Federal Trade Commission.

“Fully Converted Share Count” means (i) the total number of Shares issued and outstanding immediately prior to the Effective Time plus (ii) the total number of Shares issuable upon the conversion in full (without regard to any conversion limitations) of any Preferred Shares issued and outstanding immediately prior to the Effective Time.

“GMP Regulations” means the applicable Legal Requirements for current Good Manufacturing Practices promulgated by the FDA under the FDCA, the European Medicines Agency or under the European Union guide to Good Manufacturing Practice for medical products and any other applicable Governmental Body in each jurisdiction where the Company or a third party acting on its behalf is undertaking a clinical trial or any manufacturing activities as of or prior to the Effective Time.

“Good Clinical Practices” means the applicable standards for clinical trials for pharmaceuticals (including all applicable requirements relating to protection of human subjects), as set forth in the FDCA and applicable regulations promulgated thereunder (including, for example, 21 C.F.R. Parts 50, 54, and 56), and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by any Governmental Body in any other countries, including applicable regulations or guidelines from the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use, in which the Company (a) has conducted or is currently conducting clinical trials of the Company Products or (b) currently intends to sell the Company Products after receipt of Regulatory Authorization, in each case, to the extent such standards are not less stringent than in the United States.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal.

“Hazardous Materials” means any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means (a) any indebtedness for borrowed money (including the issuance of any debt security) to any Person (other than the Company or any of its Subsidiaries), (b) any obligations evidenced by notes, bonds, debentures or similar Contracts to any Person, (c) any obligations in respect of letters of credit and bankers’ acceptances (other than letters of credit used as security for leases) or (d) any guaranty of any such obligations described in clauses (a) through (c) of any Person (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).

“Intellectual Property Rights” means all past, present, and future rights, title, and interest in or relating to intellectual property, whether protected, created, or arising under the Legal Requirements of any jurisdiction in the world, including: (a) copyrights, copyrightable works, original works of authorship fixed in any tangible medium of expression to the extent protectable by applicable copyright Legal Requirement, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), pictorial and graphic works that are so protectable, database and design rights, whether or not registered or published, including all data collections, “moral” rights, mask works and copyright registrations and applications in any of the foregoing and corresponding rights in works of authorship (collectively, “Copyrights”); (b) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, Internet domain names, URLs, and similar rights, and other source or business identifiers and other general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”); (c) rights associated with trade secrets, know how, inventions (including conceptions and/or reductions to practice), invention disclosures, methods, processes, protocols, specifications, techniques, technology, discoveries and improvements, proprietary rights, formulae, confidential and proprietary information, technical information, designs, drawings, procedures, models, formulations, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data, including with respect to regulatory filings relating to investigational or approved medicines, proprietary modules in regulatory filings and the like, in each case which are not available in the public domain and have actual or potential commercial value that is derived, in whole or in part, from such secrecy (collectively, “Know-How”); (d) all patents, industrial property rights, patent applications, provisional patent applications and similar instruments (including any and all substitutions, revisions, divisions, continuations, continuations-in-part, reissues, renewals, re-examinations and extensions and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor)) (collectively, “Patents”); (e) other proprietary rights in intellectual property of every kind and nature throughout the world; (f) rights of privacy and publicity; and (g) all rights to prosecute and perfect any of the foregoing through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to any of the foregoing.

“IRS” means the Internal Revenue Service.

“knowledge” with respect to an Entity means with respect to any matter in question the actual knowledge of such Entity’s executive officers after reasonable inquiry of their direct reports who would reasonably be expected to have knowledge of the subject matter at hand.

“Legal Proceeding” means any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq).

“Material Adverse Effect” means an event, change, occurrence, circumstance, development or effect (each, a “Change”) that, individually or in the aggregate, either (a) has had or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) would prevent or materially delay the consummation by the Company of the Merger; provided, that in the case of clause (a) of this definition, none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect: (i) any change in the market price or trading volume of the Company’s stock (provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred, or would be reasonably be expected to occur, to the extent not otherwise excluded by another exception herein); (ii) any Change resulting from the execution, announcement, pendency or consummation of the Transactions (other than for purposes of any representation or warranty contained in Section 2.22 and the condition set forth in Section 6.2(a)(iii) solely as such condition relates to Section 2.22, but subject to disclosures in Section 2.22 of the Company Disclosure Schedule); (iii) any Change generally affecting the industries in which the Company or any of its Subsidiaries operate or the economy generally or other general business, financial or market conditions, including due to the issuance of any executive orders by the President of the United States; (iv) any Change arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency; (v) any Change arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity, pandemic or epidemic (including COVID-19) or other outbreaks of diseases or quarantine restrictions, or any other similar event; (vi) the failure of the Company to meet internal or analysts’ expectations or projections or the results of operations of the Company (provided that the underlying causes of any such failure may be considered in determining whether a Material Adverse Effect has occurred, or would be reasonably be expected to occur, to the extent not otherwise excluded by another exception herein); (vii) any adverse effect arising directly from or otherwise directly relating to any action taken by the Company at the written direction of Parent or any action specifically required by the terms of this Agreement to be taken by the Company, or the failure of the Company to take any action that the Company is specifically prohibited by the terms of this Agreement from taking to the extent Parent unreasonably fails to give its consent thereto after a written request therefor pursuant to Section 4.2; (viii) any Change to the extent resulting or arising from Parent’s or Merger Sub’s breach of this Agreement; (ix) any Change arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP); (x) any regulatory, clinical or manufacturing events, occurrences, circumstances, changes, effects or developments relating to any Company Product or with respect to any product of Parent or any of its Subsidiaries or any competitor of the Company (including, for the avoidance of doubt, with respect to any pre-clinical or clinical studies, tests or results or announcements thereof, any increased incidence or severity of any previously identified side effects, adverse effects, adverse events or safety observations or reports of new side effects, adverse events or safety observations), in each case to the extent not resulting from fraud or willful misconduct by (or fraud or willful misconduct undertaken at the direction of) the Company or any of its Subsidiaries; or (xi) regulatory, legislative or political conditions in the United States or any other country or region in the world, or changes therein; provided that any Change referred to in the foregoing clauses (iii), (iv), (v), (ix), and (xi) may be taken into account in determining whether there has been, or would be reasonably expected to be, a Material Adverse Effect to the extent such Change disproportionately affects the Company and its Subsidiaries relative to other participants in the industries in which they operate.

“Maximum Amount” means $10.00 per Share.

“Milestone” has the meaning given to such term in the CVR Agreement.

“Milestone Payment Amount” has the meaning given to such term in the CVR Agreement.

“Nasdaq” means The Nasdaq Global Select Market.

“Order” means any order, judgment, writ, award, decision, decree, injunction or ruling of any Governmental Body (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Legal Requirements.

“ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s and its Subsidiaries’ business, consistent with past practice.

“Parent Material Adverse Effect” means an event, change, occurrence or development that would prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions.

“Parent Related Parties” means Parent and its Affiliates and any of their respective former, current or future officers, directors, managers, partners, stockholders or members.

“Parties” means Parent, Merger Sub and the Company.

“Permitted Encumbrance” means (a) any Encumbrance that arises out of Taxes either (i) not delinquent or (ii) the validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in the consolidated financial statements of the Company to the extent required by GAAP, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business), (c) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, excluding any In-bound License or Out-bound License, (d) any Encumbrances for which appropriate reserves have been established in the consolidated financial statements of the Company, (e) any non-exclusive licenses of Intellectual Property Rights granted to service providers in the ordinary course of business and (f) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report.

“Person” means any individual, Entity or Governmental Body.

“Personal Information” means all information in any form or media that identifies, could be used to identify or is otherwise related to an individual person (including any current, prospective, or former customer, end user or employee), in addition to any definition for “personal information” or any similar term provided by applicable Legal Requirement or by the Company or any of its Subsidiaries in any of its privacy policies, notices or contracts (e.g., “personal data,” “personally identifiable information” or “PII”).

“Privacy Laws” means any and all applicable Legal Requirements and self-regulatory guidelines legally binding on the Company and its Subsidiaries (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure or transfer (including cross-border) of any Personal Information, including, in each case, as applicable, the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), HIPAA, EU General Data Protection Regulation (GDPR), any and all applicable Legal Requirements relating to breach notification or marketing in connection with any Personal Information, and any applicable laws relating to the use of biometric identifiers.

“Registered IP” means all Intellectual Property Rights that are registered or issued under the authority of any Governmental Body, including all Patents, registered Copyrights, registered mask works, registered Trademarks, registered Internet domain names, and all applications for the registration of any of the foregoing.

“Regulatory Filings” has the meaning given to such term in the Amgen Consent.

“Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

“Representatives” means officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.

“Rights Agent” has the meaning given to such term in the CVR Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Securityholder Litigation” means any Legal Proceeding (including any class action or derivative litigation) commenced or threatened after the date of this Agreement against a Party or any of its Subsidiaries or Affiliates or directors or managers or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating directly or indirectly to the Merger or any other Transaction (including any such Legal Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any other Transaction constituted a breach of the fiduciary duties of any member of the Company board of directors or any officer of the Company).

“Shares” means shares of Company Common Stock.

“Specified Regulatory Conditions” means each of the conditions set forth in Section 6.1(b), Section 6.1(c) and Section 6.2(e) (in case of Section 6.1(b), as such condition relates to an Order arising under the HSR Act).

“Subsidiary” means, with respect to a Person, any other Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership or financial interests are, (b) an amount of voting securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are, (c) a general partner interest is, or (d) a managing member interest is, directly or indirectly owned or controlled, beneficially or of record, by such Person or by one or more of its respective Subsidiaries.

“Superior Offer” means a bona fide written Acquisition Proposal that the Company Board determines, in its good faith judgment, after consultation with its outside legal counsel and its financial advisor(s), is reasonably likely to be consummated in accordance with its terms and, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board deems relevant, if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by this Agreement (including after giving effect to proposals, if any, made by Parent pursuant to Section 5.1(b)(i)); provided, that for purposes of the definition of “Superior Offer”, the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%.”

“Surviving Corporation Stock” means common stock, $0.0001 par value per share, of the Surviving Corporation.

“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.

“Tax” means any tax of any kind whatsoever (including any income tax, franchise tax, license tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, premium tax, windfall profits tax, withholding tax, social security tax or payroll tax), including any interest, penalty or addition thereto, in each case imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, claim for refund, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax.

“Transactions” means (a) the execution and delivery of this Agreement, the CVR Agreement and the Voting and Support Agreement and (b) all of the transactions contemplated thereby, including the Merger.

“Underwater Option Milestone Payment” has the meaning given to such term in the CVR Agreement.

“Wind-Down Activities” means the activities set forth in Section 6.2(f) of the Company Disclosure Schedule.

“Wind-Down Option” has the meaning given to such term in the Amgen Consent.

“Willful Breach” means a material breach of any covenant or agreement set forth in this Agreement prior to the date of termination that is a consequence of an act, or failure to act, undertaken by the breaching Party with the knowledge that the taking of such act, or failure to act, would result in such breach.

In addition, the following terms shall have the meanings specified in the indicated Section of this Agreement:

Term	Section
401(k) Plan	Section 5.6(d)
Acceptable Confidentiality Agreement	Section 4.3(a)
Balance Sheet	Section 2.6
Burdensome Condition	Section 5.2(b)
Centerview	Section 2.23
Certificates	Section 1.6(b)
Closing	Section 1.3(a)

Closing Amount	Section 1.5(a)(iii)
Closing Date	Section 1.3(a)
Company	Preamble
Company Adverse Change Recommendation	Section 5.1(a)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Equity Award Grant Date	Section 2.3(d)
Company Products	Section 2.12(a)
Company SEC Documents	Section 2.4(a)
Company Stockholder Approval	Section 2.20
Company Systems	Section 2.8(i)
Continuing Employee	Section 5.6
Determination Notice	Section 5.1(b)
Dissenting Shares	Section 1.7
Effective Time	Section 1.3(b)
End Date	Section 7.1(d)
Enforceability Exceptions	Section 2.20
FDA	Section 2.12(a)
FDCA	Section 2.12(d)
GAAP	Section 2.4(b)
HIPAA	Section 2.12(d)
In-bound License	Section 3.8(e)
Indemnified Persons	Section 5.7(a)
Leased Real Property	Section 2.7(b)
Material Contract	Section 2.9(a)
Merger	Recitals
Merger Consideration	Section 1.5(a)
Merger Sub	Preamble
Option Closing Amount	Section 1.8(a)(ii)
Option CVR Consideration	Section 1.8(a)(ii)
Out-bound License	Section 3.8(e)
Parent	Preamble
Paying Agent	Section 1.6(a)
Payment Fund	Section 1.6(a)
PEO	Section 2.9(a)(xxii)
Pre-Closing Period	Section 4.1(a)
Preferred Share	Section 2.3(a)
Proxy Statement	Section 2.4(g)
Reference Date	Section 2.3(a)
Regulatory Authorizations	Section 2.12(a)
Reverse Termination Fee	Section 7.3(d)
RSU Closing Amount	Section 1.8(b)(ii)
Series A Preferred Stock	Section 2.3(a)
Specified Agreement	Section 7.1(e)
Stockholders Meeting	Section 5.4
Surviving Corporation	Recitals
Termination Fee	Section 7.3(b)(iii)
VGL101	Section 2.12(f)
VGL101 Program	Section 2.12(f)
Voting and Support Agreement	Recitals
WARN Act	Section 4.2(b)(iv)
Warrant Shares	Section 1.9(a)

EXHIBIT B

CERTIFICATE OF INCORPORATION

[Attached.]

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

VIGIL NEUROSCIENCE, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST: The name of the corporation is: Vigil Neuroscience, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is: 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any and all lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”), as from time to time amended.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000), all of which shares shall be common stock each having a par value of $0.0001. The Corporation may issue fractions of a share of common stock.

FIFTH: In addition to the powers and authority herein before or by statute expressly conferred upon them, the board of directors of the Corporation (the “Board of Directors”) is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained in this Certificate of Incorporation, the bylaws of the Corporation may be adopted, amended or repealed by the Board of Directors, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

SEVENTH: To the fullest extent permitted by the DGCL, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXHIBIT C

CVR AGREEMENT

[Attached.]

Annex B

FORM OF VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of [●], 2025, by and between Sanofi, a French société anonyme (“Parent”), and the undersigned stockholder (the “Stockholder”) of Vigil Neuroscience, Inc., a Delaware corporation (the “Company”), listed on Schedule A hereto.

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Parent, Vesper Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Merger Agreement”) that provides, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware;

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares set forth opposite the Stockholder’s name on Schedule A hereto (all such Shares, together with any additional Shares that are issued to or otherwise directly or indirectly acquired or beneficially owned by the Stockholder, from and after the date hereof until the Expiration Time, collectively, the “Subject Shares” and such additional shares, the “After-Acquired Shares”); provided that “Subject Shares” shall not include Shares beneficially owned in the form of Company Warrants or Company Options, but only to the extent such Company Warrants or Company Options remain unexercised;

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of the warrants and options, as applicable, set forth opposite the Stockholder’s name on Schedule A hereto (all such warrants and options, together with the Subject Shares and any additional warrants, options, convertible securities or other rights to acquire Shares of which the Stockholder may become the record or beneficial owner from and after the date hereof until the Expiration Time, the “Subject Securities”); and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, the Stockholder (solely in the Stockholder’s capacity as a stockholder of the Company) has agreed to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01 All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

Section 1.02 “Adverse Amendment” means an amendment or modification after the date hereof to the Merger Agreement in the form as it exists as of the time of the execution of the Merger Agreement in a manner that decreases the amount or changes the form of consideration to be paid to the holders of Shares in the Merger or otherwise amends or modifies the Merger Agreement in a manner materially adverse to the rights of any Stockholder (in its capacity as such) under the Merger Agreement (it being acknowledged and agreed that no increase in the amount of consideration payable to holders of Shares in the Merger shall be adverse to any Stockholder).

Section 1.03 “Expiration Time” means the earliest to occur of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof, (b) the Effective Time, (c) with respect to the Stockholder, the delivery of written notice of termination by the Stockholder to Parent following an Adverse Amendment made without the consent of the Stockholder or (d) with respect to the Stockholder, mutual written agreement of the Stockholder and Parent to terminate this Agreement.

Section 1.04 “Transfer” means any direct or indirect transfer, sale, assignment, pledge, encumbrance, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Securities (or any interest in or right to such Subject Securities), whether by merger, consolidation, statutory conversion, statutory domestication, statutory transfer, share exchange, business combination transaction, by operation of law or otherwise, including (i) any swap, derivative or other similar transaction that hedges or transfers the economic consequences of ownership of the applicable portion of the Subject Securities or (ii) any transfer of voting rights of any portion of the Subject Shares, including by depositing any Subject Shares into a voting trust or entering into a voting agreement or arrangement (other than this Agreement) or granting any proxy or power of attorney (other than any grant of proxy or voting instructions in a manner entirely consistent with Article III) with respect to any Subject Shares.

Section 1.05 Shares underlying Company Warrants and Company Options shall not be deemed to constitute Subject Shares until the Company Warrants or Company Options have been exercised in accordance with their terms, at which time any Shares issued upon the exercise of such Company Warrants or Company Options shall become “After-Acquired Shares” and “Subject Shares” for all purposes of this Agreement and shall be subject to, among other things, the requirements of Section 3.01.

ARTICLE II

TRANSFER RESTRICTIONS

Section 2.01 The Stockholder agrees that from the date hereof until the Expiration Time, the Stockholder shall not Transfer (or cause, permit or commit to the Transfer of) any of the Subject Securities, or enter into any Contract, option, put, call or other agreement, arrangement or understanding with respect to the Transfer, except (a) transferring Subject Securities to (i) the Stockholder’s Affiliates, (ii) to any family member (including a trust for such family member’s benefit) of the Stockholder or (iii) pursuant to any trust or will of the Stockholder or by the laws of intestate succession, provided that, as a condition to such Transfer, the recipient agrees in writing to be bound by this Agreement by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent, (b) transferring Subject Securities to any custodian or nominee solely for the purpose of holding such Subject Securities for the account of the Stockholder, or (c) with Parent’s prior written consent and in Parent’s sole discretion (such exceptions set forth in sections (a) through (c), referred to as “Permitted Transfers”). Any Transfer (other than a Permitted Transfer), or purported Transfer (other than a Permitted Transfer), of Subject Securities in breach or violation of this Agreement shall be void and of no force or effect. Upon the execution and delivery of a joinder agreement pursuant to clause (i) above by a Transferee, such Transferee shall be deemed to be a party hereto as a Stockholder as if such Transferee’s signature appeared on the signature pages of this Agreement.

Section 2.02 If any involuntary Transfer of any of such Subject Securities shall occur, the Transferee shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

AGREEMENT TO VOTE SUBJECT SHARES

Section 3.01 From the date hereof until the Expiration Time, at every meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, and on every action or approval by consent of the stockholders of the Company in lieu of a meeting, the Stockholder (in the Stockholder’s capacity as such) agrees to appear and be present at each such meeting (in person or by proxy) or otherwise cause all of the Stockholder’s Subject Shares to be counted as present thereat for purpose of determining a quorum, and, unconditionally and irrevocably, to vote, or to direct the holder of record on any applicable record date to vote (or, in the case of an action by consent of stockholders in lieu of a meeting, to deliver a consent (or cause a consent to be delivered)) in respect of all Subject Shares that are then-owned by the Stockholder and entitled to vote:

(a) in favor of (i) the adoption of the Merger Agreement, the Merger and the approval of all agreements related to the Merger and any actions related thereto; (ii) without limitation of the preceding clause (i), the approval of any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held and (iii) each of the transactions contemplated by the Merger Agreement;

(b) against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement;

(c) against any of the following actions (other than those actions that relate to the approval of the Merger or any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, statutory conversion, statutory domestication, statutory transfer, share exchange, business combination, sale of assets, reorganization or recapitalization of or involving the Company or any of its subsidiaries, (B) any sale, lease, exchange, transfer or other disposition of a material amount of the assets of the Company or any of its subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries, (D) any material change in the capitalization of the Company or any of its subsidiaries, or the corporate structure of the Company or any of its subsidiaries or any amendment, modification, supplement or other change in the Company’s organizational documents, (E) any Acquisition Proposal or (F) any other action, proposal, transaction or agreement that would reasonably be expected to materially prevent, nullify, impede, interfere with, delay, postpone, frustrate, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement;

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement; and

(e) in favor of any other matter necessary or appropriate to the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

Section 3.02 The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies or grants of power of attorney that it has heretofore granted with respect to the Subject Shares.

Section 3.03 The Stockholder shall not enter into any agreement, arrangement or understanding with any Person to vote, provide consent or give instructions in any manner inconsistent with the terms of this Article III.

ARTICLE IV

NO SOLICITATION

From the date hereof until the Expiration Time, the Stockholder shall, and shall direct its Representatives to, cease any direct or indirect solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, and the Stockholder shall not and shall direct such Representatives not to, take any action that the Company would then be prohibited from taking under Section 4.3 of the Merger Agreement as if the Stockholder were the Company. Notwithstanding anything to the contrary provided in this Agreement, the Stockholder and any of its Representatives shall not be prohibited from participating in any discussions or negotiations with respect to a possible voting and support, voting or similar agreement in connection with an Acquisition Proposal in the event that the Company is permitted to take the actions set forth in Section 4.3(c) of the Merger Agreement with respect to such Acquisition Proposal.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

The Stockholder hereby represents and warrants to Parent as follows:

Section 5.01 Power; Organization; Binding Agreement. The Stockholder has full power and authority (or capacity, in the case of Stockholders that are natural persons) to execute and deliver and perform the Stockholder’s obligations under this Agreement and to consummate the transactions contemplated hereby. In the case of a Stockholder that is not a natural person, the Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction) and the execution and delivery of this Agreement and the Stockholder’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Stockholder and no other corporate or similar proceedings on the part of the Stockholder are necessary to authorize the execution and delivery of this Agreement or for the Stockholder to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.02 No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) conflict with, result in a breach by the Stockholder of, constitute a default (with or without notice or lapse of time, or both) on the part of the Stockholder under, or require any Consent under, or give rise to a right of termination, cancellation, first offer, first refusal, modification, or acceleration of any obligation or loss of any benefit under, any Contract, including any voting agreement or voting trust, (ii) cause a violation by the Stockholder of any Legal Requirement or Order applicable to the Stockholder, or to which they are subject, or (iii) cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of the Stockholder, in the case of Stockholders that are not natural persons, except, in the case of the preceding clauses (i) and (ii), as would not prevent or materially delay the Stockholder from performing the Stockholder’s obligations under this Agreement.

Section 5.03 Ownership of Shares. The Stockholder (i) is the sole owner of the Subject Shares and the Subject Securities set forth on Schedule A to this Agreement, all of which are free and clear of any Encumbrances (except any lien arising under securities laws or arising hereunder) and (ii) except as set forth on Schedule A to this Agreement, does not own (beneficially, of record or otherwise), any other Shares or other securities, interests, warrants, options or other rights to purchase or subscribe for or otherwise acquire any Shares and has no interest in or voting rights with respect to any securities of the Company.

Section 5.04 Voting Power. The Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and arising under the terms of this Agreement. Except for this Agreement, the Stockholder has not (i) entered into any voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares, (ii) deposited any of the Subject Shares in any voting trust or (iii) granted any proxy, consent or power of attorney, voting instructions or authorities with respect to any of the Subject Shares in any manner inconsistent with the terms of Article III.

Section 5.05 No Finder’s Fees. No broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses in connection therewith in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her or its capacity as such.

Section 5.06 Reliance by Parent. The Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement and the CVR Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

Section 5.07 Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no Legal Proceeding pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder or any of the Stockholder’s properties or assets (including any Subject Securities of the Stockholder) that would reasonably be expected to prevent or materially delay or impair the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder.

ARTICLE VI

DISCLOSURES

Section 6.01 The Stockholder shall permit and hereby authorizes the Company and Parent to disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company and Parent, as applicable, reasonably determines to be necessary in connection with the Merger and any transactions related the Merger, in each case including the Stockholder’s identity and ownership of Subject Securities, the existence of this Agreement, and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent or the Company reasonably determines is required to be disclosed by law, and the Stockholder acknowledges that Parent may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body. The Stockholder agrees to promptly give Parent any information it may reasonably request for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Notwithstanding the foregoing, Parent shall, and shall cause the Company to, provide the Stockholder with advance notice and an opportunity to review any such publication, and will implement any reasonable comments made by the Stockholder.

Section 6.02 No Stockholder shall make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent and the Company (such consent not to be unreasonably withheld), except as may be required by Legal Requirement (provided that, other than in the case of an amendment to a Schedule 13D or 13G that discloses this Agreement, reasonable notice of any such disclosure will be provided to Parent).

ARTICLE VII

NO OWNERSHIP INTEREST

Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder. The parties hereto acknowledge and agree that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in Section 13(d)(3) of the Exchange Act).

ARTICLE VIII

FURTHER ASSURANCES

Subject to the terms and conditions of this Agreement, upon the reasonable request of the Company, the Stockholder shall execute and deliver, or cause to be executed and delivered, all further documents and instruments and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill the Stockholder’s obligations under this Agreement.

ARTICLE IX

STOP TRANSFER INSTRUCTIONS

At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities of the Stockholder (and that this Agreement places limits on the voting and transfer of such Subject Securities). The Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Securities on the books of the Company in violation of this Agreement.

ARTICLE X

TERMINATION

This Agreement, and all rights and obligations of the parties hereunder, shall terminate and shall have no further force or effect as of the Expiration Time; provided that, in the event the Expiration Time shall have occurred with respect to a Stockholder as a result of the delivery by the Stockholder of written notice of termination to Parent following an Adverse Amendment made without the consent of the Stockholder, this Agreement and the rights and obligations of the parties hereunder shall terminate and shall have no further force or effect solely with respect to the Stockholder. Notwithstanding the foregoing, nothing set forth in this Article XI or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any intentional fraud or Willful Breach of this Agreement prior to such termination, provided that in no event shall the Stockholder’s liability for monetary damages exceed the value of the aggregate consideration to which it would be entitled pursuant to the Merger Agreement. This Article X and Article I, Article XI and Article XII shall survive any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Certain Adjustments. In the event of any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock”, “Shares” and “Subject Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 11.02 Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance; provided that the definition of “Expiration Time” and Article VI of this Agreement may not be amended, waived or modified in a manner adverse to the Company without the prior written consent of the Company.

Section 11.03 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 11.04 No Third Party Beneficiaries. Other than the Company, solely for the purposes of the proviso to Section 13.03, this Agreement is not intended to confer and does not confer upon any Person other than the parties hereto any rights, benefits or remedies hereunder.

Section 11.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.

Section 11.06 Notices. Any notice or other communication required or permitted to be delivered to any party hereto under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon confirmed delivery if being sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided, no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission; provided, that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party hereto):

(i) if to Parent, at the address set forth in Section 8.8 of the Merger Agreement (with a copy, which shall not constitute notice, to the party to receive a copy pursuant to Section 8.8 of the Merger Agreement at the address set forth therein) and (ii) if to the Stockholder, at the address set forth on Schedule A hereto.

Section 11.07 Miscellaneous. The provisions set forth in Section 8.2 (Waiver), Section 8.5 (Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies) and Section 8.9 (Severability) of the Merger Agreement shall apply to this Agreement, mutatis mutandis. The rules of interpretation set forth in Section 8.13 (Construction) of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

Section 11.08 Entire Agreement. This Agreement, together with Schedule A and the other documents and certificates contemplated hereby, contains the entire understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

Section 11.09 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses, whether or not the Merger is consummated.

ARTICLE XII

NO EXERCISE OF RIGHTS

The Stockholder forever irrevocably and unconditionally waives, and agrees not to exercise or assert, any appraisal rights, dissenters’ rights or any similar rights, including pursuant to Section 262 of the DGCL, in respect of such Subject Shares that the Stockholder may have or that may arise in connection with the Merger.

ARTICLE XIII

NO LIMITATION

The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in the Stockholder’s capacity as a director, officer or employee of the Company, as applicable. Nothing in this Agreement shall be construed to prohibit any Stockholder or any of its Representatives who is an officer or member of the board of directors of the Company from taking any action (or omitting to take any action) in his or her capacity as an officer or member of the board of directors of the Company or from taking any action with respect to any Acquisition Proposal solely in his or her capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

SANOFI

By:
Name:
Title:

STOCKHOLDER

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Schedule A

Subject Shares

Shares of Class Common Stock
[●]

Subject Securities

Options
[●]

Annex C

Centerview Partners LLC 31 West 52nd Street New York, NY 10019 May 21, 2025

The Board of Directors

Vigil Neuroscience, Inc.

100 Forge Road, Suite 700

Watertown, MA 02472

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Vigil Neuroscience, Inc., a Delaware corporation (the “Company”), of the Consideration (as defined below) proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Sanofi, a French société anonyme (“Parent”), Vesper Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become an indirect wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Shares then held by the Company or any wholly-owned subsidiary of the Company (or held in the Company’s treasury), (ii) Shares then held by Parent or any wholly owned subsidiary of Parent, and (iii) Dissenting Shares (as defined in the Agreement) (the shares referred to in clauses (i), (ii) and (iii), together with any Shares held by any affiliate of the Company or Parent, “Excluded Shares”)) will be converted into the right to receive (a) an amount in cash equal to $8.00, without interest (the “Closing Amount”), and (b) one contractual contingent value right (the “CVR”) issued pursuant to and in accordance with the Contingent Value Rights Agreement in substantially the form attached to the Agreement (the “CVR Agreement”), representing the right to receive $2.00, without interest, upon achievement, if any, of the Milestone (as such term is defined in the CVR Agreement) in accordance with the terms and conditions of the CVR Agreement (the Closing Amount, taken together (and not separately) with the CVR, collectively, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, Centerview’s UK affiliate, Centerview Partners UK LLP (“Centerview UK”), has provided, and is currently

31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019

PHONE: (212) 380-2650 FAX: (212) 380-2651 WWW.CENTERVIEWPARTNERS.COM

NEW YORK • LONDON • PARIS • SAN FRANCISCO • MENLO PARK

The Board of Directors

Vigil Neuroscience, Inc.

May 21, 2025

providing, financial advisory services unrelated to the Company to Parent, in connection with certain strategic matters including the sale of its autoimmune drug, Enjaymo, to Recordati in 2024, and Centerview UK has received compensation from Parent for certain of such services. We may provide financial advisory and other services to or with respect to the Company, Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) an execution version of the Agreement and a final form of the CVR Agreement attached thereto; (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2024, December 31, 2023, and December 31, 2022; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections and probabilities of success relating to the Company and the probability of realizing the Milestone under the CVR Agreement prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data and conducted such financial studies and analyses and took into account such information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement and the final executed CVR Agreement will not differ in any respect material to our analysis or this opinion from the execution version of the Agreement and the final form of CVR Agreement attached thereto reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and the CVR Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the

The Board of Directors

Vigil Neuroscience, Inc.

May 21, 2025

Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement, the CVR Agreement, or the Transaction, including, without limitation, the structure or form of the Transaction, the form or terms of the CVR with respect to transferability, illiquidity or otherwise, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the Amgen Consent (as defined in the Agreement) and all transactions, arrangements and actions contemplated thereby, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement, or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION, DATED JUNE 16, 2025

VIGIL NEUROSCIENCE, INC. 100 FORGE ROAD, SUITE 700 WATERTOWN, MA 02472

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VIGL2025SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76330-TBD           KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIGIL NEUROSCIENCE, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.  Adoption of the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among Sanofi, a French société anonyme (“Parent”), Vesper Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Vigil Neuroscience, Inc. (the "Company"), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent.

		☐	☐	☐

2.  Approval to adjourn the special meeting of stockholders of the Company (the "Special Meeting"), from time to time, if necessary or appropriate, to solicit additional votes for the approval of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

		☐	☐	☐

Note: The proxies are authorized to vote on such other business as may properly come before meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION, DATED JUNE 16, 2025

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of

Stockholders to be Held on [TBD], 2025:

The Notice of Meeting and Proxy Statement are available at www.proxyvote.com.

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V76331-TBD

VIGIL NEUROSCIENCE, INC.

Special Meeting of Stockholders

[TBD], 2025 [TBD] a.m. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Ivana Magovčević-Liebisch Ph.D., J.D. and Michael Cohen, J.D., or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIGIL NEUROSCIENCE, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] a.m. Eastern Time on [TBD], 2025, virtually at www.virtualshareholdermeeting.com/VIGL2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side